Exhibit 4.1

INDYMAC MBS, INC.
Depositor

INDYMAC BANK, F.S.B.
Seller and Servicer

DEUTSCHE BANK NATIONAL TRUST COMPANY
Trustee and Supplemental Interest Trustee

________________________________________

POOLING AND SERVICING AGREEMENT
Dated as of June 1, 2007
________________________________________

INDYMAC IMSC MORTGAGE LOAN TRUST
2007-HOA1

MORTGAGE PASS-THROUGH CERTIFICATES
Series 2007-HOA1

-i-

(Continued)

-ii-

(Continued)

-iii-

(Continued)

SCHEDULES
Schedule I:	Mortgage Loan Schedule	S-I-1
Schedule II:	Representations and Warranties of the Seller/Servicer	S-II-1
Schedule III:	Representations and Warranties as to the Mortgage Loans	S-III-1
Schedule IV:	Form of Monthly Report	S-IV-1

EXHIBITS
Exhibit A:	Form of Senior Certificate (other than Notional Amount Certificates)	A-1
Exhibit B:	Form of Subordinated Certificate	B-1
Exhibit C:	Form of Class A-R Certificate	C-1
Exhibit D:	Form of Notional Amount Certificates	D-1
Exhibit E	Form of Reverse of Certificates	E-1
Exhibit F-1:	Form of Class C-X Certificate	F-1-1
Exhibit F-2:	Form of Class L Certificates	F-2-1
Exhibit G-1:	Form of Initial Certification of Trustee	G-1-1
Exhibit G-2:	[Reserved]	G-2-1
Exhibit G-3:	Form of Delay Delivery Certification	G-3-1
Exhibit G-4:	[Reserved]	G-4-1
Exhibit H-1:	Form of Final Certification of Trustee	H-1-1
Exhibit H-2:	[Reserved]	H-2-1
Exhibit I:	Form of Transfer Affidavit	I-1
Exhibit J:	Form of Transferor Certificate	J-1
Exhibit K:	Form of Investment Letter (Non-Rule 144A)	K-1
Exhibit L:	Form of Rule 144A Letter	L-1
Exhibit M:	Form of Request for Release (for Trustee)	M-1
Exhibit N:	Request for Release of Documents	N-1
Exhibit O-1:	Form of Certification to Be Provided By The Depositor With Form 10-K	O-1
Exhibit O-2:	Trustee’s Officer’s Certificate	O-1-2
Exhibit P-1:	Form of Swap Contract	P-1-1
Exhibit P-2:	Form of Corridor Contract	P-2-1
Exhibit P-1:	Form of Cap Contract	P-3-1
Exhibit Q	Form 10-D, Form 8-K and Form 10-K Reporting Responsibility	Q-1
Exhibit R	Form of Performance Certification (Trustee)	R-1
Exhibit S	Form of Servicing Criteria to be Addressed in Assessment of Compliance Statement	S-1
Exhibit T	Form of List of Item 1119 Parties	T-1
Exhibit U	Form of Sarbanes-Oxley Certification	U-1
Exhibit V	Form of Policy	V-1

-iv-

THIS POOLING AND SERVICING AGREEMENT, dated as of June 1, 2007, among INDYMAC MBS, INC., a Delaware corporation, as depositor (the “Depositor”), IndyMac Bank, F.S.B. (“IndyMac”), a federal savings bank, as seller (in that capacity, the “Seller”) and as servicer (in that capacity, the “Servicer”), and Deutsche Bank National Trust Company, a national banking association, as trustee (the “Trustee”) and as supplemental interest trustee (in that capacity, the “Supplemental Interest Trustee”).

W i t n e s s e t h  T h a t

In consideration of the mutual agreements set forth in this Agreement, the parties agree as follows:

PRELIMINARY STATEMENT

The Depositor is the owner of the Trust Fund that is hereby conveyed to the Trustee in return for the Certificates.  As provided in this Agreement, the Trustee shall elect that the Trust Fund (exclusive of the Swap Contract, the Corridor Contract, the Cap Contract, the Derivative Reserve Funds, the Carryover Shortfall Reserve Fund, any amounts in respect of waived Prepayment Charges paid by the Servicer to the Class AXPP Certificates pursuant to Section 3.21(b) and any amounts in respect of Late Payment Fees paid by the Servicer to the Class L Certificates pursuant to Section 3.22(b)) be treated for federal income tax purposes as comprising three real estate mortgage investment conduits (each, a “REMIC” or, in the alternative, “REMIC 1,” “REMIC 2” and the “Master REMIC”).  Each Certificate, other than the Class A-R, Class C-X and Class L Certificates, will represent ownership of one or more regular interests in the Master REMIC for purposes of the REMIC Provisions.  The Class A-R Certificates represent ownership of the classes of residual interests in each REMIC described herein.  The Master REMIC will hold as assets the several classes of uncertificated REMIC 2 Interests (other than the Class R-2 Interest).  REMIC 2 will hold as assets the several classes of uncertificated REMIC 1 Interests (other than the Class R-1 Interest).  REMIC 1 will hold as assets all property of the Trust Fund other than the Swap Contract, the Corridor Contract, the Cap Contract, the Derivative Reserve Funds and the Carryover Shortfall Reserve Fund.  Each REMIC 2 Interest (other than the Class R-2 Interest) is hereby designated as a regular interest in REMIC 2.  Each REMIC 1 Interest (other than the Class R-1 Interest) is hereby designated as a regular interest in REMIC 1.  The latest possible maturity date of all REMIC regular interests created in this Agreement shall be the Latest Possible Maturity Date.  All amounts in respect of waived Prepayment Charges paid by the Servicer to the Class AXPP Certificates pursuant to Section 3.21(b) will be treated as paid directly by the Servicer to the Class AXPP Certificates and not as paid by or through any REMIC created under this Agreement.

REMIC 1

The REMIC 1 Interests will have the Initial Principal Balances and Pass-Through Rates as set forth in the following table:

REMIC 1 Interests	Initial Principal Balance(1)	Pass-Through Rate
Class 1-A	(1)	(2)
Class 1-B	(1)	(3)
Class 1-Support	(1), (4)	(4)
Class R-1	(5)	(5)
__________________

(1)
There will be one “A” REMIC 1 Interest and one “B” REMIC 1 Interest for each Distribution Date upon which the notional balance of the Swap Contract is exceeded by the notional principal balance of the Swap Contract for the immediately preceding Distribution Date, each of which will have a numeric designation equal to the ordinal number of such immediately preceding Distribution Date (e.g. 1-1A, 1-2A, 1-3A, … 1-1B, 1-2B, 1-3B, …).  Each “A” REMIC 2 Interest and one “B” REMIC 2 Interest will have an initial principal balance equal to the product of: (i) 50% and (ii) the excess of (a) the notional balance of the Swap Contract for the Distribution Date whose ordinal number (e.g., first, second, third) equals the cardinal number (e.g. -1, -2, -3) of the designated Class, over (b) the notional balance of the Swap Contract for the subsequent Distribution Date.  Scheduled principal, prepayments and Realized Losses will be allocated first, to the Class 1-Support Interest and second, among the other Classes designated “1-”, first, sequentially to the Class having the lowest cardinal number following such designation, in each case until reduced to zero, and second, among each class having the same cardinal number pro rata between each such class.

(2)
Prior to the Distribution Date in July 2012, a rate equal to the product of: (i) 2 and (ii) the excess of (a) the Weighted Average Adjusted Net Mortgage Rate of the Mortgage Loans over (b) the Fixed Rate (as defined in the Swap Contract).  On and after the Distribution Date in July 2012 a rate equal to the Weighted Average Adjusted Net Mortgage Rate of the Mortgage Loans.

(3)
Prior to the Distribution Date in July 2012, a rate equal to the lesser of (i) twice the Fixed Rate (as defined in the Swap Contract) and (ii) twice the Weighted Average Adjusted Net Mortgage Rate of the Mortgage Loans.  On and after the Distribution Date in July 2012, a rate equal to the Weighted Average Adjusted Net Mortgage Rate of the Mortgage Loans.

(4)
On each Distribution Date, following the allocation of Principal Amounts and Realized Losses, the principal balance in respect of the Class 1-Support Interest will equal the excess, if any, of the principal balance of the Mortgage Loans over the principal balance in respect of the remaining REMIC 1 Interests.  On each Distribution Date, the Class 1-Support Interests will be allocated all Prepayment Charges in respect of the Mortgage Loans.

(5)	The Class R-1 Interest is the sole class of residual interest in REMIC 1. It has no principal balance and pays no principal or interest.

REMIC 2

The REMIC 2 Interests will have the Initial Principal Balances and Pass-Through Rates as set forth in the following table:

REMIC 2 Interests	Principal Balances	Pass-Through Rate	Corresponding Certificate Classes
Class 2-A-1-1	(1)	(2)	Class A-1-1
Class 2-A-1-2	(1)	(2)	Class A-1-2
Class 2-A-2-1	(1)	(2)	Class A-2-1
Class 2-A-2-2	(1)	(2)	Class A-2-2
Class 2-A-2-3	(1)	(2)	Class A-2-3
Class 2-A-2-3	(1)	(2)	Class A-2-4
Class 2-A-3	(1)	(2)	Class A-3
Class 2-B-1	(1)	(2)	Class B-1
Class 2-B-2	(1)	(2)	Class B-2
Class 2-B-3	(1)	(2)	Class B-3
Class 2-B-4	(1)	(2)	Class B-4
Class 2-B-5	(1)	(2)	Class B-5
Class 2-B-6	(1)	(2)	Class B-6
Class 2-B-7	(1)	(2)	Class B-7
Class 2-B-8	(1)	(2)	Class B-8
Class 2-B-9	(1)	(2)	Class B-9
Class 2-B-10	(1)	(2)	Class B-10
Class 2-B-11	(1)	(2)	Class B-11
Class 2-B-12	(1)	(2)	Class B-12
Class 2-Accrual	(1)	(2)	N/A
Class 2-Swap IO	(1)	(3)	N/A
Class R-2	(4)	(4)	N/A
_____________________
(1)
On each Distribution Date, Principal Amounts and Realized Losses will be allocated to the REMIC 2 Interests in such a manner that, following such allocations: (i) the principal balances of the REMIC 2 Interests (other than the Class 2-Accrual, Class 2-Swap IO and Class R-2 Interests) will equal 50% of the Certificate Balance of their Corresponding Certificates for such Distribution Date, (ii) the Class 2-Accrual Interest will have a principal balance equal to 50% of the aggregate principal balance of the Mortgage Loans plus 50% of the Overcollateralized Amount.  For purposes of clauses (i) and (ii) in the immediately preceding sentence, the principal balances of the Corresponding Certificates will be adjusted as if any excess of LIBOR plus the related Pass-Through Margin subject to a cap equal to the REMIC Cap over the Available Funds Rate for such Class of Certificates and any Distribution Date, attributable to the allocation of Net Deferred Interest to such Class, were treated as Deferred Interest that is added to the Certificate Balances of such Certificates.

(2)
The Pass-Through Rate will equal the weighted average of the Pass-Through Rates of the REMIC 1 Interests treating each “B” interest as capped at a rate equal to the product of (i) 2 and (ii) the least of (a) LIBOR, (b) the Fixed Rate (as defined in the Swap Contract) and (c) the Weighted Average Adjusted Net Mortgage Rate on each Distribution Date whose cardinal number preceding such designation (e.g., -1, -2, -3) is not exceeded by the ordinal number of the Distribution Date following the Closing Date (e.g., first, second, third) for such Distribution Date (the “REMIC Cap”).  On each Distribution Date, the Class 2-Accrual Interests will be allocated all Prepayment Charges in respect of the Mortgage Loans.

(3)
For each Distribution Date, the REMIC 2-Swap IO shall be entitled to receive from each “B” interest whose cardinal number preceding such designation (e.g., -1, -2, -3) is not exceeded by the ordinal number of the Distribution Date following the Closing Date (e.g., first, second, third) for such Distribution Date the interest accruing on such Interest in excess of an amount of interest accruing on such Interest’s balance at a rate equal to the product of: (i) 2 and (ii) the excess of the lesser of (a) the Fixed Rate (as defined in the Swap Contract) and (b) the Weighted Average Adjusted Net Mortgage Rate over LIBOR.

(4)	The Class R-2 Interest is the sole class of residual interest in REMIC 2. It has no principal balance and pays no principal or interest.

The Master REMIC

The following table sets forth the Class Designation, Initial Class Certificate Balance, Pass-Through Rate, Minimum Denominations and Integral Multiples in excess thereof in respect of the Certificates, each of which (other than the Class A-R and the Class L Certificates) is hereby designated a regular interest in the Master REMIC, in which such Classes shall be issuable (except that one Certificate of each Class of Certificates may be issued in a different amount):

Class Designation	Initial Class Certificate Balance	Pass-Through Rate	Initial Pass-Through Rate	Minimum Denomination	Integral Multiples in Excess of Minimum
Class A-1-1	$168,288,000.00	Floating (1)	5.500000%	$25,000	$1,000
Class A-1-2	$70,119,000.00	Floating (1)	5.500000%	$25,000	$1,000
Class A-2-1	$36,083,000.00	Floating (1)	5.410000%	$25,000	$1,000
Class A-2-2	$32,955,000.00	Floating (1)	5.500000%	$25,000	$1,000
Class A-2-3	$22,671,000.00	Floating (1)	5.600000%	$25,000	$1,000
Class A-2-4	$10,465,000.00	Floating (1)	5.630000%	$25,000	$1,000
Class A-3	$60,102,000.00	Floating (1)	5.500000%	$25,000	$1,000
Class A-R	$100	Variable (2)	6.569138%	$100	N/A
Class AXPP	Notional(3)	Variable(4)	1.721192%	$25,000(5)	$1,000(5)
Class B-1	$7,601,000.00	Floating (1)	5.770000%	$100,000	$1,000
Class B-2	$6,081,000.00	Floating (1)	5.870000%	$100,000	$1,000
Class B-3	$1,737,000.00	Floating (1)	6.170000%	$100,000	$1,000
Class B-4	$2,606,000.00	Floating (1)	6.320000%	$100,000	$1,000
Class B-5	$1,738,000.00	Floating (1)	6.570000%	$100,000	$1,000
Class B-6	$1,303,000.00	Floating (1)	6.820000%	$100,000	$1,000
Class B-7	$1,303,000.00	Floating (1)	7.320000%	$100,000	$1,000
Class B-8	$1,303,000.00	Floating (1)	7.320000%	$100,000	$1,000
Class B-9	$1,303,000.00	Floating (1)	7.320000%	$100,000	$1,000
Class B-10	$2,823,000.00	Variable(2)	6.569138%	$100,000	$1,000
Class B-11	$3,475,000.00	Variable(2)	6.569138%	$100,000	$1,000
Class B-12	$2,388,676.46	Variable(2)	6.569138%	$100,000	$1,000
Class C-X	N/A	(6)	N/A	N/A	N/A
Class L	N/A	N/A(7)	N/A(7)	(7)	(7)

(1)           The Pass-Through Rate for the LIBOR Certificates for the Interest Accrual Period for any Distribution Date will be a per annum rate equal to the lesser of (i) LIBOR plus the applicable Pass-Through Margin and (ii) the related Net WAC Cap for that Distribution Date.  Solely for federal income tax purposes: (i) the pass through rate in respect of each Class of Certificates for (a) the first Distribution Date will equal the fixed rate produced by the sum of LIBOR and the applicable Pass-Through Margin for such Distribution Date and (b) for each Distribution Date other than the first Distribution Date will be the Pass-Through Rate for such Class substituting the “REMIC Cap” in place of the “Available Funds Rate” (the “REMIC Pass-Through Rate”), (ii) the Certificate Balances of each Class of Certificates will be adjusted as if any excess of REMIC Pass-Through Rate over the related Available Funds Rate for such Class of Certificates and any Distribution Date, attributable to the allocation of Net Deferred Interest to such Class, were treated as Deferred Interest that is added to the Certificate Balances of such Certificates, (iii) all monies received by the Senior and Subordinated Certificates in excess of the REMIC Cap (“Tax Carryover Shortfall Amounts”) will be treated as a paid pursuant to a limited recourse interest rate cap contract as provided in Section 8.11, and (iv) any Net Rate Carryover paid to a Class of LIBOR Certificates on any Distribution Dates on which one or more Classes of LIBOR Certificates have not received interest accruals up to their REMIC Pass-Through Rate will be treated as paid pursuant to a limited recourse interest rate cap agreement entered into with such Class or Classes that have not received interest accruals up to their REMIC Pass Through Rate as provided in Section 8.11..

(2)           The Pass-Through Rate for this Class of Certificates for the Interest Accrual Period for any Distribution Date will be a per annum rate equal to the related Net WAC Cap.

(3)           The Class AXPP Certificates will be Notional Amount Certificates and will bear interest on the Notional Amount of the IO Component.  The Class AXPP Certificates will also consist of a PO Component with a Component Principal Balance initially equal to zero, that will not bear interest.  For federal income tax purposes only, the Class AXPP Certificate will be treated as described in the second paragraph of note (4), below.  The Class AXPP Certificates will be entitled to 100% of any Prepayment Charges collected on the Mortgage Loans.

(4)           The Pass-Through Rate for the IO Component of the Class AXPP Certificates for the Interest Accrual Period for any Distribution Date will be equal to the excess, if any, of (i) the weighted average Net WAC Cap (adjusting the Net WAC Cap relating to the LIBOR Certificates to reflect a 30-day month convention and treating the PO Component as having a Net WAC Cap equal to that of the Class B-10 Certificates for this purpose) for that Distribution Date over (ii) the weighted average Pass-Through Rate on the Certificates (adjusting the Pass-Through Rate relating to the LIBOR Certificates to reflect a 30-day month convention and treating the PO Component as having a Pass-Through Rate of zero for this purpose) for that Distribution Date.

For federal income tax purposes only, the Class AXPP Certificates will be entitled to a specified portion of the interest on the 2-A, 2-B and 2-Accrual REMIC 2 Interests equal to the excess of the Weighted Average Adjusted Net Mortgage Rate over the product of two and the weighted average interest rate of the 2-A, 2-B and 2-Accrual REMIC 1 Interests with each Interest (other than the 2-Accrual Interest) subject to a cap equal to the Pass-Through Rate of the corresponding Certificate Class and the 2-Accrual Interest subject to a cap of 0.00%.  This specified portion shall be sufficient to entitle the Class AXPP Certificate to all interest accrued on the 2-A, 2-B and 2-Accrual REMIC 2 Interests less the interest accrued on the Class A and Class B Certificates (other than the Class AXPP Certificates) and for any Distribution Date (except for amounts reducing the balance of the PO Component) is payable from current interest on the Mortgage Loans.

(5)           Minimum denomination is based on the Notional Amount of such Class.

(6)           For federal income tax purposes, the Trustee will treat the excess payments in respect of the Cap Contract and the Corridor Contract as beneficially owned by the Holders of the Class C-X Certificates and shall treat such portion of the Trust Fund as an interest in a “trust” within the meaning of Treasury Regulations section 301.7701-4(a) (the “Grantor Trust”).

(7)           The Class L Certificates will not evidence an interest in any REMIC and will not be entitled to any interest but will be entitled to 100% of the Late Payment Fees collected.  For federal income tax purposes, the Trustee will treat the Late Payment Fees as beneficially owned by the Holders of the Class L Certificates and shall treat such portion of the Trust Fund as an interest in a “trust” within the meaning of Treasury Regulations section 301.7701-4(a) (the “Grantor Trust”).  The Class L Certificates shall be issued as a single certificate.

The foregoing REMIC structure is intended to cause all of the cash from the Mortgage Loans to flow through to the Master REMIC as cash flow on a REMIC regular interest, without creating any shortfall—actual or potential (other than for credit losses) to any REMIC regular interest.

For any purpose for which the Pass-Through Rates (other than in the Master REMIC) are calculated, the interest rate on the Mortgage Loans shall be appropriately adjusted to account for the difference between the monthly day count convention of the Mortgage Loans and the monthly day count convention of the regular interests issued by each of the REMICs.  For purposes of calculating the Pass-Through Rates for each of the interests issued by each REMIC (other than the Master REMIC) created hereunder such rates shall be adjusted to equal a monthly day count convention based on a 30 day month for each Due Period and a 360-day year so that the Mortgage Loans and all regular interests will be using the same monthly day count convention.

Set forth below are designations of Classes and Components of Certificates to the categories used in this Agreement:

Accretion Directed Certificates	None.

Accrual Certificates	None.

Book-Entry Certificates	All Classes of Certificates other than the Physical Certificates.

COFI Certificates	None.

Components	IO and PO Components.

Component Certificates	Class AXPP Certificates.

Delay Certificates	Class A-R, Class B-10, Class B-11 and Class B-12 Certificates.

ERISA-Restricted Certificates
The Class A-1-2 and Class A-3 Certificates, the Subordinated Certificates, the Residual Certificates and the Private Certificates; and Certificates of any Class that does not or no longer has a rating of at least AA- or its equivalent from at least one Rating Agency.

LIBOR Certificates	The Offered Certificates (other than the Class AXPP and Class A-R Certificates).

Non-Delay Certificates	LIBOR Certificates.

Notional Amount Certificates	Class AXPP Certificates.

Notional Amount Components	IO Component.

Offered Certificates	All Classes of Certificates other than the Private Certificates.

Physical Certificates	Class A-R Certificates and Private Certificates.

Planned Principal Classes	None.

Principal Only Certificates	None.

Principal Only Components	PO Component.

Private Certificates	Class B-10, Class B-11, Class B-12, Class L and Class C-X Certificates.

Rating Agencies	Moody’s and S&P.

Regular Certificates	All Classes of Certificates other than the Class A-R Certificates.

Residual Certificates	Class A-R Certificates.

Retained Certificates	Class L Certificates.

Senior Certificates	Class A-1-1, Class A-1-2, Class A-2-1, Class A-2-2, Class A-2-3, Class A-2-4, Class A-3, Class AXPP and Class A-R Certificates.

Subordinated Certificates	Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class B-7, Class B-8, Class B-9, Class B-10, Class B-11 and Class B-12 Certificates.

Targeted Principal Classes	None.

Targeted Principal Component	None.

With respect to any of the foregoing designations as to which the corresponding reference is “None,” all defined terms and provisions in this Agreement relating solely to such designations shall be of no force or effect, and any calculations in this Agreement incorporating references to such designations shall be interpreted without reference to such designations and amounts.  Defined terms and provisions in this Agreement relating to statistical rating agencies not designated above as Rating Agencies shall be of no force or effect.

ARTICLE ONE

DEFINITIONS

Section 1.01.                                Definitions.

Unless the context requires a different meaning, capitalized terms are used in this Agreement as defined below.

Accretion Directed Certificates:  As specified in the Preliminary Statement.

Accretion Direction Rule:  Not applicable.

Accrual Amount:  Not applicable.

Accrual Certificates:  As specified in the Preliminary Statement.

Accrual Termination Date:  Not applicable.

Additional Designated Information:  As defined in Section 11.02.

Adjusted Cap Rate:  The Class AXPP Adjusted Cap Rate, the Senior Adjusted Cap Rate or the Subordinated Adjusted Cap Rate, as applicable.

Adjusted Mortgage Rate:  As to each Mortgage Loan and at any time, the per annum rate equal to the Mortgage Rate less the Servicing Fee Rate.

Adjusted Net Mortgage Rate:  As to each Mortgage Loan and any Distribution Date, the per annum rate equal to the Mortgage Rate of that Mortgage Loan (as of the Due Date in the month preceding the month in which such Distribution Date occurs) less the Expense Fee Rate for that Mortgage Loan.

Adjustment Date:  A date specified in each Mortgage Note as a date on which the Mortgage Rate on the related Mortgage Loan is subject to adjustment.

Advance:  The payment required to be made by the Servicer with respect to any Distribution Date pursuant to Section 4.01, the amount of any such payment being equal to the aggregate of payments of principal and interest (net of the Servicing Fee) on the Mortgage Loans that were due during the related Due Period and not received as of the close of business on the related Determination Date, together with an amount equivalent to interest on each REO Property, net of any net income from such REO Property, less the aggregate amount of any such delinquent payments that the Servicer has determined would constitute a Nonrecoverable Advance if advanced.

Advance Notice:  As defined in Section 4.01(b).

Advance Deficiency:  As defined in Section 4.01(b).

Affiliate:  With respect to any Person, any other Person controlling, controlled or under common control with such Person.  For purposes of this definition, “control” means the power to direct the management and policies of a Person, directly or indirectly, whether through ownership of voting securities, by contract, or otherwise and “controlling” and “controlled” shall have meanings correlative to the foregoing.  Affiliates also include any entities consolidated with the requirements of generally accepted accounting principles.

Agreement:  This Pooling and Servicing Agreement and all amendments and supplements.

Amount Held for Future Distribution:  As to any Distribution Date, the aggregate amount held in the Certificate Account at the close of business on the related Determination Date on account of (i) Principal Prepayments received after the last day of the related Prepayment Period and Liquidation Proceeds and Subsequent Recoveries received in the month of such Distribution Date and (ii) all Scheduled Payments due after the related Due Date.

Applicable Credit Support Percentage:  As defined in Section 4.02(e).

Appraised Value:  With respect to any Mortgage Loan, the Appraised Value of the related Mortgaged Property shall be:  (i) with respect to a Mortgage Loan other than a Refinance Loan, the lesser of (a) the value of the Mortgaged Property based upon the appraisal made at the time of the origination of such Mortgage Loan and (b) the sales price of the Mortgaged Property at the time of the origination of such Mortgage Loan; and (ii) with respect to a Refinance Loan, the value of the Mortgaged Property based upon the appraisal made at the time of the origination of such Refinance Loan.

Available Funds:  As to any Distribution Date, the sum of (a) the aggregate amount held in the Certificate Account at the close of business on the related Determination Date, including any Subsequent Recoveries net of the Amount Held for Future Distribution, net of Prepayment Charges and Late Payment Fees and net of amounts permitted to be withdrawn from the Certificate Account pursuant to clauses (i) - (viii), inclusive, of Section 3.09(a) and amounts permitted to be withdrawn from the Distribution Account pursuant to clauses (i) - (ii), inclusive, of Section 3.09(b), (b) the amount of the Advance, (c) in connection with Defective Mortgage Loans, the aggregate of the Purchase Prices and Substitution Adjustment Amounts deposited on the related Distribution Account Deposit Date, and (d) any amount deposited on the related Distribution Account Deposit Date pursuant to Section 3.10.  The Holders of the Class AXPP Certificates will be entitled to all Prepayment Charges received on the Mortgage Loans and the Holders of the Class L Certificates will be entitled to all Late Payment Fees and such amounts will not be available for distribution to the Holders of any other Class of Certificates.

Bankruptcy Code:  The United States Bankruptcy Reform Act of 1978, as amended.

Bankruptcy Coverage Termination Date:  Not applicable.

Bankruptcy Loss:  Not applicable.

Bankruptcy Loss Coverage Amount:  Not applicable.

Blanket Mortgage:  The mortgage or mortgages encumbering a Cooperative Property.

Book-Entry Certificates:  As specified in the Preliminary Statement.

Business Day:  Any day other than (i) a Saturday or a Sunday, or (ii) a day on which the Certificate Insurer or banking institutions in the City of New York, New York, the State of California or the city in which the Corporate Trust Office of the Trustee is located (excluding the city in which the Certificate Registrar is located) are authorized or obligated by law or executive order to be closed.

Cap Contract:  The interest rate cap agreement between the Supplemental Interest Trust and the Cap Counterparty related to the LIBOR Certificates and the Class C-X Certificates, a form of which is attached to this Agreement as Exhibit P-3.

Cap Contract Reserve Fund:  The separate Eligible Account created and maintained by the Supplemental Interest Trustee pursuant to Section 3.06(l) with a depository institution in the name of the Supplemental Interest Trustee for the benefit of the Holders of the LIBOR Certificates and Class C-X Certificates and designated “IndyMac Bank, F.S.B., in trust for the registered Holders of IndyMac IMSC Mortgage Loan Trust 2007-HOA1, Mortgage Pass-Through Certificates, Series 2007-HOA1.”

Cap Contract Termination Date:  The Distribution Date in February 2027.

Cap Counterparty: The Bank of New York.

Carryover Shortfall Amount:  For each Class of LIBOR Certificates and any Distribution Date, the sum of:

(i)           the excess, if any, of the amount of interest which such Class would have been entitled to receive on such Distribution Date pursuant to clause (i) of the definition of Class Optimal Interest Distribution Amount (prior to any reductions pursuant to Section 4.02(d) and any reduction due to the allocation of Net Deferred Interest) had the Pass-Through Rate for such Class not been limited to the Net WAC Cap, over the actual amount of interest which such Class is entitled to receive on such Distribution Date pursuant to clause (i) of the definition of Class Optimal Interest Distribution Amount (prior to any reductions pursuant to Section 4.02(d) and any reduction due to the allocation of Net Deferred Interest) for such Distribution Date;

(ii)           any excess described in clause (i) above remaining unpaid from prior Distribution Dates; and

(iii)           interest for the applicable Interest Accrual Period on the amount described in clause (ii) above based on the Pass-Through Rate for the applicable Class of Certificates, determined without regard to the applicable Net WAC Cap.

Carryover Shortfall Reserve Fund:  The separate Eligible Account created and maintained by the Trustee pursuant to Section 4.07 with a depository institution in the name of the Trustee for the benefit of the LIBOR Certificates and the Class AXPP Certificates and designated “Deutsche Bank National Trust Company, in trust for the registered holders of IndyMac IMSC Mortgage Loan Trust 2007-HOA1, Mortgage Pass-Through Certificates, Series 2007-HOA1.”

Certificate:  Any one of the certificates issued by the Trust Fund and executed by the Trustee in substantially the forms attached as exhibits.

Certificate Account:  The separate Eligible Account or Accounts created and maintained by the Servicer pursuant to Section 3.06(d) with a depository institution in the name of the Servicer for the benefit of the Trustee on behalf of Certificateholders and the Certificate Insurer and designated “IndyMac Bank, F.S.B., in trust for the registered holders of IndyMac IMSC Mortgage Loan Trust 2007-HOA1, Mortgage Pass-Through Certificates, Series 2007-HOA1.”

Certificate Balance:  With respect to any Certificate (other than the Class AXPP Certificates) at any date, the maximum dollar amount of principal to which the Holder thereof is then entitled under this Agreement, such amount being equal to the Denomination thereof (A) plus any increases in the Certificate Balance of such Certificate pursuant to Section 4.02 due to the receipt of Subsequent Recoveries, (B) minus the sum of (i) all distributions of principal previously made with respect thereto and (ii) all Realized Losses allocated to that Certificate and, in the case of any Subordinated Certificates, all other reductions in Certificate Balance previously allocated to that Certificate pursuant to Section 4.05 and (C) in the case of any Class of Accrual Certificates, plus the Accrual Amount added to the Class Certificate Balance of such Class prior to such date, plus the amount of Net Deferred Interest allocated to such Class of Certificates pursuant to Section 4.04 prior to the date of determination.  With respect to the Class AXPP Certificates at any date, the Component Principal Balance of the PO Component as reduced by the sum of (x) all amounts actually distributed in respect of principal of such Component on all prior Distribution Dates and (y) all Realized Losses allocated to such Component prior to the date of determination, plus any increases in the Component Principal Balance of such Component pursuant to Section 4.02 due to the receipt of Subsequent Recoveries, plus the amount of Net Deferred Interest allocated to the IO Component prior to the date of determination as set forth in Section 4.04.

Certificate Group:  Not applicable.

Certificate Insurer:  Financial Security Assurance Inc., a financial guaranty insurance company incorporated under the laws of the State of New York.

Certificate Insurer Default:  The failure of the Certificate Insurer to make a payment under the Policy, which failure remains uncured for two Business Days.

Certificate Owner:  With respect to a Book-Entry Certificate, the Person who is the beneficial owner of the Book-Entry Certificate.  For the purposes of this Agreement, in order for a Certificate Owner to enforce any of its rights under this Agreement, it shall first have to provide evidence of its beneficial ownership interest in a Certificate that is reasonably satisfactory to the Trustee, the Depositor and/or the Servicer, as applicable.

Certificateholder or Holder:  The person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purpose of giving any consent pursuant to this Agreement, any Certificate registered in the name of the Depositor or any affiliate of the Depositor is not Outstanding and the Percentage Interest evidenced thereby shall not be taken into account in determining whether the requisite amount of Percentage Interests necessary to effect a consent has been obtained, except that if the Depositor or its affiliates own 100% of the Percentage Interests evidenced by a Class of Certificates, the Certificates shall be Outstanding for purposes of any provision of this Agreement requiring the consent of the Holders of Certificates of a particular Class as a condition to the taking of any action.  The Trustee is entitled to rely conclusively on a certification of the Depositor or any affiliate of the Depositor in determining which Certificates are registered in the name of an affiliate of the Depositor.

Certificate Register:  The register maintained pursuant to Section 5.02.

Certificate Registrar:  Deutsche Bank National Trust Company and its successors and, if a successor certificate registrar is appointed under this Agreement, the successor.

Certification Party:  As defined in Section 11.05.

Certifying Person:  As defined in Section 11.05.

Class:  All Certificates bearing the same class designation as set forth in the Preliminary Statement.

Class A-1-2 Policy Premium Rate:  For each Distribution Date, 0.06% per annum.

Class A-2-3 Policy Premium Rate:  For each Distribution Date, 0.09% per annum.

Class A-3 Policy Premium Rate:  For each Distribution Date, 0.09% per annum.

Class AXPP Adjusted Cap Rate:  For the IO Component for any Distribution Date, the excess, if any, of (i) the weighted average Net WAC Cap (adjusting the Net WAC Cap relating to the LIBOR Certificates to reflect a 30-day month convention and treating the PO Component as having a Net WAC Cap equal to that of the Class B-10 Certificates for this purpose) minus (1) the product of (a) the Net Deferred Interest for the Mortgage Loans for such Distribution Date, and (b) 12, divided by (2) the aggregate Stated Principal Balance of the Mortgage Loans as of the Due Date in the prior month (after giving effect to Principal Prepayments in the Prepayment Period related to such prior Due Date) over (ii) the product of (1) the weighted average rate at which interest would have accrued on the interest-bearing Classes of Certificates (other than the Class AXPP Certificates) had the Pass Through Rates (x) for each Class of LIBOR Certificates been limited by the applicable Adjusted Cap Rate (adjusted to reflect a 30-day month convention) rather than the applicable Net WAC Cap, and (y) for the Class B-10, Class B-11 and Class B-12 Certificates been equal to the Subordinated Adjusted Cap Rate, and (2) a fraction, the numerator of which is the aggregate Class Certificate Balance of the interest-bearing Classes of Certificates (other than the Class AXPP Certificates) immediately prior to such Distribution Date and the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans as of the Due Date in the prior month (after giving effect to Principal Prepayments in the Prepayment Period related to that prior Due Date).

Class Certificate Balance: For any Class (other than the Class AXPP Certificates) as of any date of determination, the aggregate of the Certificate Balances of all Certificates of the Class as of that date.  For the Class AXPP Certificates, as of any date of determination, the Component Principal Balance of the PO Component.

Class Interest Shortfall:  As to any Distribution Date and interest-bearing Class or Component, the amount by which the amount described in clause (i) of the definition of Class Optimal Interest Distribution Amount for such Class or Component exceeds the amount of interest actually distributed on such Class or Component on such Distribution Date pursuant to such clause (i).

Class Optimal Interest Distribution Amount:  With respect to any Distribution Date and interest-bearing Class or Component, the sum of (i) interest accrued during the related Interest Accrual Period at the Pass-Through Rate for such Class or Component, on the related Class Certificate Balance or Notional Amount, as applicable, immediately prior to such Distribution Date, subject to reduction pursuant to Section 4.02(d) and (ii) reduced by any Net Deferred Interest on the Mortgage Loans allocated to such Class or Component of Certificates, as described in Section 4.04 and (ii) any Class Unpaid Interest Amounts for such Class or Component.

Class Subordination Percentage:  With respect to any Distribution Date and each Class of Subordinated Certificates, the fraction (expressed as a percentage) the numerator of which is the Class Certificate Balance of such Class of Subordinated Certificates immediately prior to such Distribution Date and the denominator of which is the aggregate Class Certificate Balance of all Classes of Certificates immediately prior to such Distribution Date.

Class Unpaid Interest Amounts:  As to any Distribution Date and Class or Component of interest-bearing Certificates, the amount by which the aggregate Class Interest Shortfalls for such Class or Component on prior Distribution Dates exceeds the amount distributed on such Class or Component on prior Distribution Dates pursuant to clause (ii) of the definition of Class Optimal Interest Distribution Amount.

Closing Date:  June 29, 2007.

CMT Index:  Not applicable.

Code:  The Internal Revenue Code of 1986, including any successor or amendatory provisions.

COFI:  Not applicable.

COFI Certificates:  Not applicable.

Commission:  The United States Securities and Exchange Commission.

Commitment Letter: The letter agreement dated June 29, 2007, among the Depositor, the Seller and Servicer, and the Certificate Insurer.

Compensating Interest:  For any Distribution Date, the lesser of (x) 0.125% multiplied by one-twelfth multiplied by the aggregate Stated Principal Balance of the Mortgage Loans as of the first day of the prior month and (y) the aggregate Prepayment Interest Shortfall for such Distribution Date.

Component:  As specified in the Preliminary Statement.

Component Certificates:  As specified in the Preliminary Statement.

Component Principal Balance: For the PO Component as of any date of determination, an amount equal to (i) the aggregate Net Deferred Interest allocated to the IO Component prior to the date of determination pursuant to Section 4.04 minus (ii) all amounts actually distributed as principal of such PO Component and all Realized Losses applied in reduction of principal of such PO Component prior to such date of determination, plus, any increases in the Component Principal Balance of the PO Component pursuant to Section 4.02 due to the receipt of Subsequent Recoveries.

Co-op Shares:  Shares issued by a Cooperative Corporation.

Cooperative Corporation:  The entity that holds title (fee or an acceptable leasehold estate) to the real property and improvements constituting the Cooperative Property and that governs the Cooperative Property, which Cooperative Corporation must qualify as a Cooperative Housing Corporation under section 216 of the Code.

Cooperative Loan:  Any Mortgage Loan secured by Co-op Shares and a Proprietary Lease.

Cooperative Property:  The real property and improvements owned by the Cooperative Corporation, including the allocation of individual dwelling units to the holders of the Co-op Shares of the Cooperative Corporation.

Cooperative Unit:  A single family dwelling located in a Cooperative Property.

Corporate Trust Office:  The designated office of the Trustee in the State of California at which at any particular time its corporate trust business with respect to this Agreement is administered, which office at the date of the execution of this Agreement is located at 1761 East St. Andrew Place, Santa Ana, California 92705, Attn:  Mortgage Administration-IN07MH (IndyMac MBS, Inc., IndyMac IMSC Mortgage Loan Trust 2007-HOA1, Mortgage Pass-Through Certificates, Series 2007-HOA1), and which is the address to which notices to and correspondence with the Trustee should be directed.  With respect to the Certificate Registrar, the designated office for presentment and surrender of Certificates for registration transfer, exchange or final payment thereof which at the date of execution of this Agreement, is located at DB Services Tennessee, 648 Grassmere Park Road, Nashville, Tennessee, 37211-3658, Attention: Transfer Unit.

Corridor Contract:  The interest rate corridor agreement between the Supplemental Interest Trust and the Corridor Counterparty related to the LIBOR Certificates and the Class C-X Certificates, a form of which is attached to this Agreement as Exhibit P-2.

Corridor Contract Reserve Fund:  The separate Eligible Account or Accounts created and maintained by the Supplemental Interest Trustee pursuant to Section 3.06(k) with a depository institution in the name of the Supplemental Interest Trustee for the benefit of the Holders of the LIBOR Certificates and Class C-X Certificates and designated “IndyMac Bank, F.S.B., in trust for the registered Holders of IndyMac IMSC Mortgage Loan Trust 2007-HOA1, Mortgage Pass-Through Certificates, Series 2007-HOA1.”

Corridor Contract Termination Date:  The Distribution Date in May 2012.

Corridor Counterparty:  The Bank of New York.

Credit Support Collateral Account:  The separate Eligible Account or Accounts created and maintained by the Supplemental Interest Trustee pursuant to Section 3.06(h) with a depository institution in the name of the Supplemental Interest Trustee for the benefit of the Holders of the LIBOR Certificates and the Class AXPP Certificates and designated “IndyMac Bank, F.S.B., in trust for the registered Holders of IndyMac IMSC Mortgage Loan Trust 2007-HOA1, Mortgage Pass-Through Certificates, Series 2007-HOA1.”

Cross-over Situation:  Not applicable.

Cut-off Date:  June 1, 2007.

Cut-off Date Pool Principal Balance:  $434,344,776.46.

Cut-off Date Principal Balance:  As to any Mortgage Loan, its Stated Principal Balance as of the close of business on the Cut-off Date.

Debt Service Reduction:  For any Mortgage Loan, a reduction by a court of competent jurisdiction in a proceeding under the Bankruptcy Code in the Scheduled Payment for the Mortgage Loan that became final and non-appealable, except a reduction resulting from a Deficient Valuation or a reduction that results in a permanent forgiveness of principal.

Defective Mortgage Loan:  Any Mortgage Loan that is required to be repurchased pursuant to Section 2.02 or 2.03.

Deferred Interest:  With respect to each Mortgage Loan and each related Due Date, the excess, if any, of the amount of interest accrued on such Mortgage Loan from the preceding Due Date to such Due Date over the monthly payment received for such Due Date.

Deficient Valuation:  For any Mortgage Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then outstanding indebtedness under the Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any Scheduled Payment that results in a permanent forgiveness of principal, which valuation or reduction results from an order of the court that is final and non-appealable in a proceeding under the Bankruptcy Code.

Definitive Certificates:  Any Certificate evidenced by a Physical Certificate and any Certificate issued in lieu of a Book-Entry Certificate pursuant to Section 5.02(e).

Delay Certificates:  As specified in the Preliminary Statement.

Delay Delivery Certification:  A certification substantially in the form of Exhibit G-3.

Delay Delivery Mortgage Loans:  The Mortgage Loans identified on the Mortgage Loan Schedule for which all or a portion of a related Mortgage File is not delivered to the Trustee by the Closing Date.  The Depositor shall deliver the Mortgage Files to the Trustee:

(A)           for at least 70% of the Mortgage Loans, not later than the Closing Date and

(B)           for the remaining 30% of the Mortgage Loans, not later than five Business Days following the Closing Date.

To the extent that the Seller is in possession of any Mortgage File for any Delay Delivery Mortgage Loan, until delivery of the Mortgage File to the Trustee as provided in Section 2.01, the Seller shall hold the files as Servicer, as agent and in trust for the Trustee.

Deleted Mortgage Loan:  As defined in Section 2.03(c).

Delinquent:  A Mortgage Loan is “Delinquent” if any monthly payment due on a Due Date is not made by the close of business on the day immediately preceding the next scheduled Due Date for such Mortgage Loan.  A Mortgage Loan is “30 days Delinquent” if such monthly payment has not been received by the close of business on the last day of the month in which such monthly payment was due.  The determination of whether a Mortgage Loan is “60 days Delinquent”, “90 days Delinquent”, etc.  shall be made in a like manner.

Denomination:  For each Certificate, the amount on the face of the Certificate as the “Initial Certificate Balance of this Certificate” or the “Initial Notional Amount of this Certificate” or, if neither of the foregoing, the Percentage Interest appearing on the face of the Certificate.

Depositor:  IndyMac MBS, Inc., a Delaware corporation, or its successor in interest.

Depository:  The initial Depository shall be The Depository Trust Company, the nominee of which is CEDE & Co., as the registered Holder of the Book-Entry Certificates.  The Depository shall at all times be a “clearing corporation” as defined in Section 8-102(a)(5) of the UCC.

Depository Participant:  A broker, dealer, bank, or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

Derivative Reserve Fund:  Any of the Swap Reserve Fund, Corridor Contract Reserve Fund or Cap Contract Reserve Fund, as the context may require.

Determination Date:  As to any Distribution Date, the 15th day of each month or if that day is not a Business Day, the next Business Day.

Distribution Account:  The separate Eligible Account created and maintained by the Trustee pursuant to Section 3.06(e) in the name of the Trustee for the benefit of the Certificateholders and the Certificate Insurer and designated “Deutsche Bank National Trust Company in trust for registered holders of IndyMac IMSC Mortgage Loan Trust 2007-HOA1, Mortgage Pass-Through Certificates, Series 2007-HOA1.” Funds in the Distribution Account shall be held in trust for the Certificateholders and the Certificate Insurer for the uses and purposes set forth in this Agreement.

Distribution Account Deposit Date:  As to any Distribution Date, 12:30 P.M. Pacific time on the Business Day preceding the Distribution Date.

Distribution Date:  The 25th day of each calendar month after the initial issuance of the Certificates, or if that day is not a Business Day, the next Business Day, commencing in July 2007.

Due Date:  For any Mortgage Loan and Distribution Date, the first day of the month in which such Distribution Date occurs.

Due Period:  For any Distribution Date, the period commencing on the second day of the month preceding the month in which the Distribution Date occurs and ending on the first day of the month in which the Distribution Date occurs.

EDGAR:  The Commission’s Electronic Data Gathering, Analysis and Retrieval system.

Eligible Account:  Any of

(i)           an account or accounts maintained with a federal or state chartered depository institution or trust company the short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the debt obligations of either such holding company or the depository institution or trust company, whichever are rated higher) have (x) if Moody’s is a Rating Agency at the time amounts are held on deposit therein, the highest short-term ratings of Moody's (which shall be Prime-1), (y) if Fitch is a Rating Agency at the time any amounts are held on deposit therein, the highest short-term rating of Fitch (which shall be F1 for funds held for less than 30 days, and F1+ for funds held for longer than 30 days and less than 365 days) and (z) if S&P is a Rating Agency at the time any amounts are held on deposit therein, a short-term rating of at least A-2, for funds held no longer than 30 days, and, if funds will be held longer than 30 days and less than 365 days, a short-term rating of at least A-1+,

(ii)           if either of Moody’s or Fitch is a Rating Agency, an account or accounts in a depository institution or trust company in which such accounts are insured by the FDIC (to the limits established by the FDIC) and the uninsured deposits in which accounts are otherwise secured such that, as evidenced by an Opinion of Counsel delivered to the Trustee and to each Rating Agency, the Certificateholders have a claim with respect to the funds in such account or a perfected first priority security interest against any collateral (which shall be limited to Permitted Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution or trust company in which such account is maintained (it being understood that any account permitted by this clause (ii) shall not be an Eligible Account in connection with a rating provided by S&P of any Class of Certificates),

(iii)           a trust account or accounts maintained with (a) the trust department of a federal or state chartered depository institution or (b) a trust company, acting in its fiduciary capacity, or

(iii)           any other account acceptable to each Rating Agency.

Eligible Accounts may bear interest, and may include, if otherwise qualified under this definition, accounts maintained with the Trustee.

ERISA:  The Employee Retirement Income Security Act of 1974, as amended.

ERISA-Qualifying Underwriting:  A best efforts or firm commitment underwriting or private placement that meets the requirements of the Underwriter’s Exemption.

ERISA-Restricted Certificate:  As specified in the Preliminary Statement.

Escrow Account:  The Eligible Account or Accounts established and maintained pursuant to Section 3.07(a).

Event of Default:  As defined in Section 7.01.

Excess Loss:  Not applicable.

Excess Proceeds:  For any Liquidated Mortgage Loan, the excess of

(a)           all Liquidation Proceeds from the Mortgage Loan received in the calendar month in which the Mortgage Loan became a Liquidated Mortgage Loan plus any Subsequent Recoveries with respect to such Mortgage Loan, net of any amounts previously reimbursed to the Servicer as Nonrecoverable Advances with respect to the Mortgage Loan pursuant to Section 3.09(a)(iii), over

(b)           the sum of (i) the unpaid principal balance of the Liquidated Mortgage Loan as of the Due Date in the month in which the Mortgage Loan became a Liquidated Mortgage Loan plus (ii) accrued interest at the Mortgage Rate from the Due Date for which interest was last paid or advanced (and not reimbursed) to Certificateholders up to the Due Date applicable to the Distribution Date following the calendar month during which the liquidation occurred.

Exchange Act:  The Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

Exchange Act Reports:  Any reports on Form 10-D, Form 8-K and Form 10-K required to be filed by the Depositor with respect to the Trust Fund under the Exchange Act.

Expense Fee Rate:  As to each Mortgage Loan, the sum of (a) the Servicing Fee Rate and (b) the Trustee Fee Rate.

FDIC:  The Federal Deposit Insurance Corporation, or any successor thereto.

FHLMC:  The Federal Home Loan Mortgage Corporation, a corporate instrumentality of the United States created and existing under Title III of the Emergency Home Finance Act of 1970, as amended, or any successor thereto.

Fiscal Agent:  As defined in the Policy.

Fitch:  Fitch, Inc., or any successor thereto.  If Fitch is designated as a Rating Agency in the Preliminary Statement, for purposes of Section 10.05(b) the address for notices to Fitch shall be Fitch, Inc., One State Street Plaza, New York, NY 10004, Attention:  MBS Monitoring - IndyMac 2007-HOA1, or any other address Fitch furnishes to the Depositor and the Servicer.

FNMA:  The Federal National Mortgage Association, a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, or any successor thereto.

Form 10-D Disclosure Item:  With respect to any Person, any material litigation or governmental proceedings pending against such Person, or against any of the Trust Fund, the Depositor, the Trustee or the Servicer, if such Person has actual knowledge thereof.

Form 10-K Disclosure Item:  With respect to any Person, (a) Form 10-D Disclosure Item, and (b) any affiliations or relationships between such Person and any Item 1119 Party.

Fraud Loan:  Not applicable.

Fraud Losses:  Not applicable.

Fraud Loss Coverage Amount:  Not applicable.

Fraud Loss Coverage Termination Date:  Not applicable.

Fully Amortizing Monthly Payment:  With respect to any Mortgage Loan, the payment that if made by a Mortgagor would fully amortize the Mortgage Loan over the initial term of 30 or 40 years, as applicable.

Grantor Trust:  As specified in the Preliminary Statement.

Gross Margin:  With respect to each Mortgage Loan, the fixed percentage set forth in the related Mortgage Note that is added to the Mortgage Index on each Adjustment Date in accordance with the terms of the related Mortgage Note used to determine the Mortgage Rate for such Mortgage Loan.

Hard Prepayment Charges: As to a Mortgage Loan, any charge payable by a Mortgagor in connection with certain partial Principal Prepayments and all Principal Prepayments in Full made within the related Prepayment Charge Period, the Hard Prepayment Charges with respect to each applicable Mortgage Loan so held by the Trust Fund being identified in the Mortgage Loan Schedule.

Hedged Certificates:  The LIBOR Certificates and the Class AXPP and Class C-X Certificates.

Indirect Participant:  A broker, dealer, bank, or other financial institution or other Person that clears through or maintains a custodial relationship with a Depository Participant.

Initial Bankruptcy Loss Coverage Amount:  Not applicable.

Initial LIBOR Rate:  5.32% per annum.

Insolvency Proceeding:  As defined in Section 4.10(f).

Insurance Policy:  For any Mortgage Loan included in the Trust Fund, any insurance policy, including all riders and endorsements thereto in effect, including any replacement policy or policies for any Insurance Policies.

Insured Certificates:  The Class A-1-2, Class A-2-3 and Class A-3 Certificates.

Insurance Proceeds:  Proceeds paid by an insurer pursuant to any Insurance Policy, in each case other than any amount included in such Insurance Proceeds in respect of Insured Expenses.

Insured Expenses:  Expenses covered by an Insurance Policy or any other insurance policy with respect to the Mortgage Loans.

Interest Accrual Period:  With respect to each Class of Delay Certificates and any Distribution Date, the calendar month prior to the month of such Distribution Date.  The Delay Certificates will accrue interest on the basis of a 360-day year consisting of twelve 30-day months.  With respect to each Class of Non-Delay Certificates and any Distribution Date, the period commencing on the immediately preceding Distribution Date (or, in the case of the first Distribution Date, the Closing Date) and ending on the day immediately preceding that Distribution Date.  Each Class of Non-Delay Certificates will accrue interest on the basis of a 360-day year and the actual number of days elapsed during the related Interest Accrual Period.

Interest Determination Date:  With respect to (a) any Interest Accrual Period for a Class of LIBOR Certificates and (b) any Interest Accrual Period for the COFI Certificates for which the applicable Index is LIBOR, the second Business Day prior to the first day of such Interest Accrual Period.

Interest Only Monthly Payment:  With respect to any Mortgage Loan, the payment of only interest made by the Mortgagor.

Interest Rate:  With respect to each REMIC 1 Interest, REMIC 2 Interest or Master REMIC Interest, the applicable rate set forth or calculated in the manner described in the Preliminary Statement.

Interest Settlement Rate:  As defined in Section 4.08.

IO Component:  The interest-only component of the Class AXPP Certificates.

Item 1119 Party:  The Depositor, the Seller, the Servicer, the Trustee, the Supplemental Interest Trustee, the Corridor Counterparty, the Swap Counterparty, the Certificate Insurer and any other material transaction party, as identified in Exhibit T, as updated pursuant to Section 11.04.

Late Payment Fee:  As to a Mortgage Loan, any fees assessable by the related mortgagee in connection with the late payment of a Scheduled Payment due after the Cut-off Date.

Late Payment Rate:  For any Distribution Date, the lesser of (i) the greater of (a) the rate of interest, as it is publicly announced by Citibank, N.A. at its principal office in New York, New York as its prime rate (any change in such prime rate of interest to be effective on the date such change is announced by Citibank, N.A.) plus 2% per annum and (b) the then applicable highest rate of interest on the Class A-1-2, Class A-2-3 and Class A-3 Certificates, as the case may be, and (ii) as determined by the Certificate Insurer, the maximum rate permissible under applicable usury or similar laws limiting interest rates. The Late Payment Rate shall be computed on the basis of the actual number of days elapsed over a year of 360 days.

Latest Possible Maturity Date:  The Distribution Date, calculated on the Closing Date, following the third anniversary of the later of: (i) the scheduled maturity date of the Mortgage Loan having the latest scheduled maturity date as of the Cut-off Date, and (ii) the latest possible maturity of any Substitute Mortgage Loan that may be substituted for any Mortgage Loan pursuant to this Agreement..

Lender PMI Loans:  Mortgage Loans with respect to which the lender rather than the borrower acquired the primary mortgage guaranty insurance and charged the related borrower an interest premium.

LIBOR:  The London interbank offered rate for one month United States dollar deposits calculated in the manner described in Section 4.08.

LIBOR Certificates:  As specified in the Preliminary Statement.

LIBOR Determination Date:  For any Interest Accrual Period, the second London Business Day prior to the commencement of such Interest Accrual Period.

Limited Exchange Act Reporting Obligations:  The obligations of the Servicer under Section 3.17(b), Section 6.02 and Section 6.04 with respect to notice and information to be provided to the Depositor and Article 11 (except Section 11.07(a)(i) and (ii)).

Liquidated Mortgage Loan:  For any Distribution Date, a defaulted Mortgage Loan (including any REO Property) that was liquidated in the calendar month preceding the month of the Distribution Date and as to which the Servicer has certified (in accordance with this Agreement) that it has received all amounts it expects to receive in connection with the liquidation of the Mortgage Loan, including the final disposition of an REO Property.

Liquidation Proceeds:  Amounts, including Insurance Proceeds regardless of when received, received in connection with the partial or complete liquidation of defaulted Mortgage Loans, whether through trustee’s sale, foreclosure sale, or otherwise or amounts received in connection with any condemnation or partial release of a Mortgaged Property, and any other proceeds received in connection with an REO Property, less the sum of related unreimbursed Servicing Fees, Servicing Advances, and Advances.

Loan-to-Value Ratio:  For any Mortgage Loan and as of any date of determination, is the fraction whose numerator is the original principal balance of the related Mortgage Loan at that date of determination and whose denominator is the Appraised Value of the related Mortgaged Property.

London Business Day:  Any day on which dealings in deposits of United States dollars are transacted in the London interbank market.

Lost Mortgage Note:  Any Mortgage Note the original of which was permanently lost or destroyed and has not been replaced.

Maintenance:  For any Cooperative Unit, the rent paid by the Mortgagor to the Cooperative Corporation pursuant to the Proprietary Lease.

Maximum Mortgage Rate:  For each Mortgage Loan, the percentage set forth in the related Mortgage Note as the lifetime maximum Mortgage Rate to which such Mortgage Rate may be adjusted.

MERS:  Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

MERS Mortgage Loan:  Any Mortgage Loan registered with MERS on the MERS® System.

MERS® System:  The system of recording transfers of mortgages electronically maintained by MERS.

MIN:  The mortgage identification number for any MERS Mortgage Loan.

Minimum Monthly Payment:  For any Mortgage Loan, the product of (x) the related Payment Limit and (y) the related Fully Amortizing Monthly Payment.

Minimum Mortgage Rate:  For each Mortgage Loan, the percentage set forth in the related Mortgage Note as the lifetime minimum Mortgage Rate to which such Mortgage Rate may be adjusted.

MOM Loan:  Any Mortgage Loan as to which MERS is acting as mortgagee, solely as nominee for the originator of such Mortgage Loan and its successors and assigns.

Monthly Statement:  The statement delivered to the Certificateholders and the Certificate Insurer pursuant to Section 4.06.

Moody’s:  Moody’s Investors Service, Inc., or any successor thereto.  If Moody’s is designated as a Rating Agency in the Preliminary Statement, for purposes of Section 10.05(b) the address for notices to Moody’s shall be Moody’s Investors Service, Inc., 99 Church Street, New York, New York 10007, Attention:  Residential Loan Monitoring Group, or any other address that Moody’s furnishes to the Depositor and the Servicer.

Mortgage:  The mortgage, deed of trust, or other instrument creating a first lien on an estate in fee simple or leasehold interest in real property securing a Mortgage Note.

Mortgage File:  The mortgage documents listed in Section 2.01 pertaining to a particular Mortgage Loan and any additional documents delivered to the Trustee to be added to the Mortgage File pursuant to this Agreement.

Mortgage Index:  One-Year LIBOR Index, MTA Index or Six-Month LIBOR Index, as applicable.

Mortgage Loans:  Such of the mortgage loans transferred and assigned to the Trustee pursuant to this Agreement, as from time to time are held as a part of the Trust Fund (including any REO Property), the Mortgage Loans so held being identified on the Mortgage Loan Schedule, notwithstanding foreclosure or other acquisition of title of the related Mortgaged Property.

Mortgage Loan Schedule:  As of any date, the list set forth in Schedule I of Mortgage Loans included in the Trust Fund on that date.  The Mortgage Loan Schedule shall be prepared by the Seller and shall set forth the following information with respect to each Mortgage Loan:

(i)	the loan number;

(ii)	the street address of the Mortgaged Property, including the zip code;

(iii)	the maturity date;

(iv)	the original principal balance;

(v)	the Cut-off Date Principal Balance;

(vi)	the first payment date of the Mortgage Loan;

(vii)	the Scheduled Payment in effect as of the Cut-off Date;

(viii)	the Gross Margin in effect as of the Cut-off Date;

(ix)	the Maximum Mortgage Rate in effect as of the Cut-off Date;

(x)	the Payment Adjustment Date in effect as of the Cut-off Date;

(xi)	a code indicating the Mortgage Index and when it is determined;

(xii)	the Loan-to-Value Ratio at origination;

(xiii)	a code indicating whether the residential dwelling at the time of origination was represented to be owner-occupied;

(xiv)
a code indicating whether the residential dwelling is either (a) a detached single family dwelling, (b) a dwelling in a PUD, (c) a condominium unit, (d) a two- to four-unit residential property, or (e) a Cooperative Unit;

(xv)	the Mortgage Rate in effect as of the Cut-off Date;

(xvi)	the purpose for the Mortgage Loan;

(xvii)	the type of documentation program pursuant to which the Mortgage Loan was originated;

(xviii)	a code indicating whether the Mortgage Loan is a borrower-paid mortgage insurance loan;

(xix)	the Servicing Fee Rate;

(xx)	a code indicating whether the Mortgage Loan is a Lender PMI Loan;

(xxi)	the coverage amount of any mortgage insurance;

(xxii)	with respect to the Lender PMI Loans, the interest premium charged by the lender;

(xxiii)	a code indicating whether the Mortgage Loan is a Delay Delivery Mortgage Loan;

(xxiv)	the Minimum Mortgage Rate in effect as of the Cut-off Date;

(xxv)	a code indicating whether the Mortgage Loan is a MERS Mortgage Loan; and

(xxvi)	the type of Prepayment Charges and the length of time during which Prepayment Charges will be imposed on a Mortgage Loan.

The schedule shall also set forth the total of the amounts described under (v) above for all of the Mortgage Loans.

Mortgage Note:  The original executed note or other evidence of the indebtedness of a Mortgagor under a Mortgage Loan.

Mortgage Rate:  The annual rate of interest borne by a Mortgage Note from time to time (net of the interest premium for any Lender PMI Loan).

Mortgaged Property:  The underlying property securing a Mortgage Loan, which, with respect to a Cooperative Loan, is the related Co-op Shares and Proprietary Lease.

Mortgagor:  The obligors on a Mortgage Note.

MTA Index:  The twelve-month average of the monthly yields on U.S. Treasury Securities adjusted to a constant maturity of one year as published by the Federal Reserve Board in Statistical Release H.15.

National Cost of Funds Index:  The National Monthly Median Cost of Funds Ratio to SAIF-Insured Institutions published by the OTS.

Net Deferred Interest:  With respect to each Distribution Date, the excess, if any, of the aggregate amount of Deferred Interest that accrued on the Mortgage Loans from the preceding Due Date to the Due Date in the month of such Distribution Date, over the Principal Payment Amount for that Distribution Date.

Net Interest Shortfall:  With respect to any Distribution Date, an amount equal to any Net Prepayment Interest Shortfalls for that Distribution Date and the amount of interest that would otherwise have been received with respect to any Mortgage Loan that was the subject of a Relief Act Reduction.

Net Prepayment Interest Shortfall:  As to any Distribution Date, the amount, if any, by which the aggregate of the Prepayment Interest Shortfalls exceeds the Compensating Interest for such Distribution Date.

Net Prepayments: As to any Distribution Date, the amount equal to the excess, if any, of the (i) Principal Prepayment Amount over (ii) the aggregate amount of Deferred Interest accrued on the Mortgage Loans from the preceding Due Date to the Due Date related to that Distribution Date.

Net Swap Payment:  With respect to the Swap Contract, any Distribution Date and payment from the Supplemental Interest Trust to the Swap Counterparty, the excess, if any, of the “Fixed Amounts” (as defined in the Swap Contract) with respect to such Distribution Date over the “Floating Amounts” (as defined in the Swap Contract) with respect to such Distribution Date.  With respect to the Swap Contract, any Distribution Date and payment by the Swap Counterparty to the Supplemental Interest Trust, the excess, if any, of the “Floating Amounts” with respect to such Distribution Date over the “Fixed Amounts” with respect to such Distribution Date.

Net WAC Cap:  For any Distribution Date and

(a)           any Class of LIBOR Certificates (other than the Class A-1-2, Class A-2-3 and Class A-3 Certificates), the product of

(1) the Weighted Average Adjusted Net Mortgage Rate for that Distribution Date minus an amount expressed as a per annum rate equal to the product of (a) the sum of (x) any Net Swap Payment owed to the Swap Counterparty and (y) any Swap Termination Payment (other than any Swap Termination Payment resulting from a Swap Counterparty Trigger Event) payable to the Swap Counterparty, divided by the aggregate Class Certificate Balance of the LIBOR Certificates immediately prior to such Distribution Date, and (b) 12, and

(2) a fraction, the numerator of which is 30, and the denominator of which is the actual number of days that elapsed in the related Interest Accrual Period,

(b)           the Class A-1-2, Class A-2-3 and Class A-3 Certificates, the product of

(1) the Weighted Average Adjusted Net Mortgage Rate for that Distribution Date minus the sum of (A) an amount expressed as a per annum rate equal to the product of (a) the sum of (x) any Net Swap Payment owed to the Swap Counterparty and (y) any Swap Termination Payment (other than any Swap Termination Payment resulting from a Swap Counterparty Trigger Event) payable to the Swap Counterparty, divided by the aggregate Class Certificate Balance of the LIBOR Certificates immediately prior to such Distribution Date, and (b) 12 and (B) the related Policy Premium Rate for that Distribution Date,

(2) a fraction, the numerator of which is 30, and the denominator of which is the actual number of days that elapsed in the related Interest Accrual Period, and

(c)           the Class A-R, Class B-10, Class B-11 and Class B-12 Certificates, the Weighted Average Adjusted Net Mortgage Rate for that Distribution Date.

Non-Delay Certificates:  As specified in the Preliminary Statement.

Nonrecoverable Advance:  Any portion of an Advance previously made or proposed to be made by the Servicer, that, in the good faith judgment of the Servicer, will not be ultimately recoverable by the Servicer from the related Mortgagor, related Liquidation Proceeds or otherwise.

Notice of Final Distribution:  The notice to be provided pursuant to Section 9.02 to the effect that final distribution on any of the Certificates shall be made only upon presentation and surrender thereof.

Notional Amount:  With respect to the IO Component and the Interest Accrual Period for any Distribution Date, the aggregate of the Stated Principal Balances of the Mortgage Loans as of the Due Date in the prior month after giving effect to Principal Prepayments in the Prepayment Period related to that prior Due Date.

Notional Amount Certificates:  As specified in the Preliminary Statement.

Notional Amount Components:  As specified in the Preliminary Statement.

Offered Certificates:  As specified in the Preliminary Statement.

Officer’s Certificate:  A certificate (i) signed by the Chairman of the Board, the Vice Chairman of the Board, the President, a Managing Director, a Vice President (however denominated), an Assistant Vice President, the Treasurer, the Secretary, or one of the Assistant Treasurers or Assistant Secretaries of the Depositor or the Servicer, or (ii) if provided for in this Agreement, signed by a Servicing Officer, as the case may be, and delivered to the Depositor and the Trustee as required by this Agreement or (iii) in the case of any other Person, signed by an authorized officer of such Person.
One-Year LIBOR Index:  The average of the London interbank offered rates for one-year U.S. dollar deposits in the London market, generally as set forth in either The Wall Street Journal or some other source generally accepted in the residential mortgage loan origination business and specified in the related Mortgage Note, or, if such rate ceases to be published in The Wall Street Journal or becomes unavailable for any reason, then based upon a new index selected by the servicer, based on comparable information, in each case, as most recently announced as of either 15 days prior to, or the first Business Day of the month immediately preceding the month of, such Adjustment Date.

Opinion of Counsel:  For the interpretation or application of the REMIC Provisions, a written opinion of counsel who (i) is in fact independent of the Depositor and the Servicer, (ii) does not have any direct financial interest in the Depositor or the Servicer or in any affiliate of either, and (iii) is not connected with the Depositor or the Servicer as an officer, employee, promoter, underwriter, trustee, partner, director, or person performing similar functions.  Otherwise, a written opinion of counsel who may be counsel for the Depositor or the Servicer, including in-house counsel, reasonably acceptable to the Trustee.

Optional Termination Date:  As defined in Section 9.01.

Original Applicable Credit Support Percentage:  With respect to each of the following Classes of Subordinated Certificates, the corresponding percentage described below:

Class B-1	7.75%
Class B-2	6.00%
Class B-3	4.60%
Class B-4	4.20%
Class B-5	3.60%
Class B-6	3.20%
Class B-7	2.90%
Class B-8	2.60%
Class B-9	2.30%
Class B-10	2.00%
Class B-11	1.35%
Class B-12	0.55%

Original Mortgage Loan:  The Mortgage Loan refinanced in connection with the origination of a Refinance Loan.

OTS:  The Office of Thrift Supervision.

Outside Reference Date:  Not applicable.

Outstanding:  For the Certificates as of any date of determination, all Certificates theretofore executed and authenticated under this Agreement except:

(i)	Certificates theretofore canceled by the Trustee or delivered to the Trustee for cancellation; and

(ii)	Certificates in exchange for which or in lieu of which other Certificates have been executed and delivered by the Trustee pursuant to this Agreement;

provided, however, that Certificates which have been paid with proceeds of the Policy shall continue to remain Outstanding for purposes of this Agreement until the Certificate Insurer has been paid as subrogee or the Certificate Insurer has been reimbursed, as evidenced by a written notice from the Certificate Insurer delivered to the Trustee, and the Certificate Insurer shall be deemed to be the Holder thereof to the extent of any payments thereon made by the Certificate Insurer; provided further, that in determining whether the Holders of the requisite Outstanding amount of the Certificates have given any request, demand, authorization, direction, notice, consent or waiver hereunder or under any Transaction Document, Certificates owned by the Depositor, the Trustee, the Seller, the Servicer, or any Affiliate of any of the foregoing Persons shall be disregarded and deemed not to be Outstanding.

Outstanding Mortgage Loan:  As of any Due Date, a Mortgage Loan with a Stated Principal Balance greater than zero that was not the subject of a Principal Prepayment in Full before the Due Date or during the related Prepayment Period and that did not become a Liquidated Mortgage Loan before the Due Date.

Ownership Interest:  As to any Residual Certificate, any ownership interest in the Certificate including any interest in the Certificate as its Holder and any other interest therein, whether direct or indirect, legal or beneficial.

Pass-Through Margin:  With respect to the Interest Accrual Period for any Distribution Date and Class of LIBOR Certificates, the per annum rate indicated in the following table:

Class of LIBOR Certificates	Pass-Through Margin
	(1)	(2)
Class A-1-1	0.180%	0.360%
Class A-1-2	0.180%	0.360%
Class A-2-1	0.090%	0.180%
Class A-2-2	0.180%	0.360%
Class A-2-3	0.280%	0.560%
Class A-2-4	0.310%	0.620%
Class A-3	0.180%	0.360%
Class B-1	0.450%	0.675%
Class B-2	0.550%	0.825%
Class B-3	0.850%	1.275%
Class B-4	1.000%	1.500%
Class B-5	1.250%	1.875%
Class B-6	1.500%	2.250%
Class B-7, Class B-8 and Class B-9	2.000%	3.000%

__________________
(1)	For the Interest Accrual Period related to any Distribution Date occurring on or prior to the first possible Optional Termination Date.

(2)	For the Interest Accrual Period related to any Distribution Date occurring after the first possible Optional Termination Date.

Pass-Through Rate:  For each interest-bearing Class or Component of Certificates, the per annum rate set forth or calculated in the manner described in the Preliminary Statement.

Payment Adjustment Date:  A date specified in each Mortgage Note as a date on which the Scheduled Payment for the related Mortgage Loan is subject to adjustment.

Payment Cap:  For each Mortgage Loan, the percentage limit set forth in the related Mortgage Note concerning the maximum permitted increase in a Scheduled Payment on any Payment Adjustment Date other than in connection with a recast of the Scheduled Payment.

Payment Limit: For each Mortgage Loan, the percentage set forth in the related Mortgage Note.

Percentage Interest:  As to any Certificate, the percentage interest evidenced thereby in distributions required to be made on the related Class, the percentage interest being set forth on its face or equal to the percentage obtained by dividing the Denomination of the Certificate by the aggregate of the Denominations of all Certificates of the same Class.

Performance Certification:  As defined in Section 11.05.

Permitted Investments:  At any time, any of the following:

(i)           obligations of the United States or any agency thereof backed by the full faith and credit of the United States;

(ii)           general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of each Rating Agency, or any lower rating that will not result in the downgrading, qualification or withdrawal of the ratings then assigned to the Certificates (without regard to the Policy) by the Rating Agencies, as evidenced by a signed writing delivered by each Rating Agency;

(iii)           commercial or finance company paper that is then receiving the highest commercial or finance company paper rating of each Rating Agency, or any lower rating that will not result in the downgrading, qualification or withdrawal of the ratings then assigned to the Certificates (without regard to the Policy) by the Rating Agencies , as evidenced by a signed writing delivered by each Rating Agency;

(iv)           certificates of deposit, demand or time deposits, or bankers’ acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal or state banking authorities, provided that the commercial paper or long-term unsecured debt obligations of the depository institution or trust company (or in the case of the principal depository institution in a holding company system, the commercial paper or long-term unsecured debt obligations of the holding company, but only if Moody’s is not a Rating Agency) are then rated one of the two highest long-term and the highest short-term ratings of each Rating Agency for the securities, or any lower rating that will not result in the downgrading, qualification or withdrawal of the ratings then assigned to the Certificates (without regard to the Policy) by the Rating Agencies, as evidenced by a signed writing delivered by each Rating Agency;

(v)           demand or time deposits or certificates of deposit issued by any bank or trust company or savings institution to the extent that the deposits are fully insured by the FDIC;

(vi)           guaranteed reinvestment agreements issued by any bank, insurance company, or other corporation acceptable to the Rating Agencies at the time of the issuance of the agreements, as evidenced by a signed writing delivered by each Rating Agency;

(vii)           repurchase obligations with respect to any security described in clauses (i) and (ii) above, in either case entered into with a depository institution or trust company (acting as principal) described in clause (iv) above; provided that such repurchase obligation would be accounted for as a financing arrangement under generally accepted accounting principles;

(viii)           securities (other than stripped bonds, stripped coupons, or instruments sold at a purchase price in excess of 115% of their face amount) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state thereof that, at the time of the investment, have one of the two highest ratings of each Rating Agency (except if the Rating Agency is Moody’s the rating shall be the highest commercial paper rating of Moody’s for the securities), or any lower rating that will not result in the downgrading, qualification or withdrawal of the ratings then assigned to the Certificates (without regard to the Policy) by the Rating Agencies, as evidenced by a signed writing delivered by each Rating Agency and that have a maturity date occurring no more than 365 days from their date of issuance;

(ix)           units of a taxable money-market portfolio having the highest rating assigned by each Rating Agency (except (i) if Fitch is a Rating Agency and has not rated the portfolio, the highest rating assigned by Moody’s and (ii) if S&P is a Rating Agency, “AAAm” or “AAAM-G” by S&P) and restricted to obligations issued or guaranteed by the United States of America or entities whose obligations are backed by the full faith and credit of the United States of America and repurchase agreements collateralized by such obligations; and

(x)           any other investments bearing interest or sold at a discount acceptable to each Rating Agency that will not result in the downgrading, qualification or withdrawal of the ratings then assigned to the Certificates (without regard to the Policy) by the Rating Agencies, as evidenced by a signed writing delivered by each Rating Agency.

No Permitted Investment may (i) evidence the right to receive interest-only payments with respect to the obligations underlying the instrument, (ii) be sold or disposed of before its maturity or (iii) be any obligation of the Seller or any of its Affiliates.  Any Permitted Investment shall be relatively risk free and no options or voting rights shall be exercised with respect to any Permitted Investment.  Any Permitted Investment shall be sold or disposed in accordance with Financial Accounting Standard 140, paragraph 35c(6) in effect as of the Closing Date.

Permitted Transferee:  Any person other than

(i)           the United States, any State or political subdivision thereof, or any agency or instrumentality of any of the foregoing,

(ii)           a foreign government, International Organization, or any agency or instrumentality of either of the foregoing,

(iii)           an organization (except certain farmers’ cooperatives described in section 521 of the Code) that is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by section 511 of the Code on unrelated business taxable income) on any excess inclusions (as defined in section 860E(c)(1) of the Code) with respect to any Residual Certificate,

(iv)           a rural electric and telephone cooperatives described in section 1381(a)(2)(C) of the Code,

(v)           an “electing large partnership” as defined in section 775 of the Code,

(vi)           a Person that is not a U.S. Person, and

(vii)           any other Person so designated by the Depositor based on an Opinion of Counsel that the Transfer of an Ownership Interest in a Residual Certificate to the Person may cause any REMIC to fail to qualify as a REMIC at any time that the Certificates are outstanding.

Person:  Any individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, unincorporated organization, or government, or any agency or political subdivision thereof.

Physical Certificates:  As specified in the Preliminary Statement.

Plan:  An “employee benefit plan” as defined in section 3(3) of ERISA that is subject to Title I of ERISA, a “plan” as defined in section 4975 of the Code that is subject to section 4975 of the Code, or any Person investing on behalf of or with plan assets (as defined in 29 CFR §2510.3-101 or otherwise under ERISA) of such an employee benefit plan or plan.

Planned Balance:  With respect to the Planned Principal Classes in the aggregate and any Distribution Date appearing in the aggregate Principal Balance Schedule, the amount appearing opposite such Distribution Date for such Planned Principal Classes.

Planned Principal Classes:  As specified in the Preliminary Statement.

PO Component:  The principal-only component of the Class AXPP Certificates.

Policy:  The irrevocable Financial Guaranty Insurance Policy, No. 51852-N, including any endorsements thereto, issued by the Certificate Insurer with respect to the Class A-1-2, Class A-2-3 and Class A-3 Certificates, a copy of which is attached hereto as Exhibit V.

Policy Draw Amount:  With respect to any Distribution Date and a Class of Insured Certificates, the sum, without duplication, of (i) the amount, if any, by which the amount available to be paid as interest to such Class of Insured Certificates, pursuant to the priority of payments set forth in this Agreement, is less than the related Class Optimal Interest Distribution Amount (provided however that the Policy will not cover interest accrued at a rate higher than the Adjusted Cap Rate or the Net WAC Cap) for the related Interest Accrual Period and the amount of any Realized Losses allocated to the applicable Class of Insured Certificates for such Distribution Date and (ii) without duplication of amounts included in clause (i) above, to the extent unpaid on the Distribution Date occurring in July 2037, the remaining Class Certificate Balance of such Class of Insured Certificates, after giving effect to all payments of principal of the Certificates on such Distribution Date.

Policy Payments Account:  The separate Eligible Account created and maintained by the Trustee pursuant to Section 4.10(c) in the name of the Trustee for the benefit of the Class A-1-2, Class A-2-3 and Class A-3 Certificateholders and designated “Deutsche Bank National Trust Company, in trust for registered holders of IndyMac MBS, Inc., IndyMac IMSC Mortgage Loan Trust 2007-HOA1, Class A-1-2, Class A-2-3 and Class A-3”.  Funds in the Policy Payments Account shall be held in trust for the Class A-1-2, Class A-2-3 and Class A-3 Certificateholders for the uses and purposes set forth in this Agreement.

Policy Premium Rate:  The Class A-1-2 Policy Premium Rate, the Class A-2-3 Policy Premium Rate or the Class A-3 Policy Premium Rate, as the context may require.

Pool Principal Balance:  The aggregate Stated Principal Balances of the Mortgage Loans.

Preference Claim:  As defined in Section 4.10(f).

Prepayment Charge:  As to any Mortgage Loan, a Hard Prepayment Charge or Soft Prepayment Charge, as set forth in the Mortgage Loan Schedule.

Prepayment Charge Period:  As to any Mortgage Loan, the period of time during which a Prepayment Charge may be imposed.

Prepayment Interest Excess:  As to any Principal Prepayment received by the Servicer on a Mortgage Loan from the first day through the fifteenth day of any calendar month other than the month of the Cut-off Date, all amounts paid by the related Mortgagor in respect of interest on such Principal Prepayment.  All Prepayment Interest Excess shall be retained by the Servicer as additional servicing compensation.

Prepayment Interest Shortfall:  As to any Distribution Date, Mortgage Loan and Principal Prepayment received on or after the sixteenth day of the month preceding the month of such Distribution Date (or, in the case of the first Distribution Date, on or after the Cut-off Date) and on or before the last day of the month preceding the month of such Distribution Date, the amount, if any, by which one month’s interest at the related Mortgage Rate, net of the Servicing Fee Rate, on such Principal Prepayment exceeds the amount of interest paid in connection with such Principal Prepayment.

Prepayment Period:  As to any Distribution Date and related Due Date, the period from and including the 16th day of the month immediately prior to the month of such Distribution Date (or, in the case of the first Distribution Date, from the Cut-off Date) and to and including the 15th day of the month of such Distribution Date.

Prepayment Shift Percentage:  Not applicable.

Primary Insurance Policy:  Each policy of primary mortgage guaranty insurance or any replacement policy therefor with respect to any Mortgage Loan.

Principal Amount:  As to any Distribution Date, the sum of (a) the excess, if any, of all monthly payments of principal due on each Mortgage Loan on the related Due Date over the excess, if any, of Deferred Interest for that Due Date over the Net Prepayments for that Distribution Date, (b) the principal portion of the Purchase Price of each Mortgage Loan that was repurchased by the Seller pursuant to this Agreement as of such Distribution Date, excluding any Mortgage Loan that was repurchased due to a modification of the Mortgage Rate, (c) the Substitution Adjustment Amount in connection with any Deleted Mortgage Loan received with respect to such Distribution Date, (d) any Insurance Proceeds or Liquidation Proceeds allocable to recoveries of principal of Mortgage Loans that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of such Distribution Date, (e) with respect to each Mortgage Loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of such Distribution Date, the amount of Liquidation Proceeds allocable to principal received with respect to such Mortgage Loan, (f) all Net Prepayments, if any, for that Distribution Date and (g) any Subsequent Recoveries with respect to the Mortgage Loans received during the calendar month preceding the month of such Distribution Date.

Principal Balance Schedules:  Not applicable.

Principal Only Certificates:  As specified in the Preliminary Statement.

Principal Only Component:  As specified in the Preliminary Statement.

Principal Payment Amount:  As to any Distribution Date, an amount equal to the sum of all principal payments (including voluntary Principal Prepayments on the Mortgage Loans received during the related Prepayment Period).

Principal Prepayment:  Any payment of principal by a Mortgagor on a Mortgage Loan (including the principal portion of the Purchase Price of any Mortgage Loan purchased pursuant to Section 3.12) that is received in advance of its scheduled Due Date and is not accompanied by an amount representing scheduled interest due on any date in any month after the month of prepayment.  The Servicer shall apply partial Principal Prepayments in accordance with the related Mortgage Note.

Principal Prepayment Amount:  As to any Distribution Date, an amount equal to the sum of all voluntary Principal Prepayments on the Mortgage Loans received during the related Prepayment Period.

Principal Prepayment in Full:  Any Principal Prepayment made by a Mortgagor of the entire principal balance of a Mortgage Loan.

Private Certificates:  As specified in the Preliminary Statement.

Proprietary Lease:  For any Cooperative Unit, a lease or occupancy agreement between a Cooperative Corporation and a holder of related Co-op Shares.

Pro Rata Share:  As to any Distribution Date and any Class of Subordinated Certificates, the portion of the Subordinated Principal Distribution Amount allocable to such Class, equal to the product of the Subordinated Principal Distribution Amount on such Distribution Date and a fraction, the numerator of which is the related Class Certificate Balance thereof and the denominator of which is the aggregate of the Class Certificate Balances of the Subordinated Certificates, in each case immediately prior to such Distribution Date.

Prospectus Supplement:  The prospectus supplement dated June 29, 2007, relating to the Offered Certificates.

PUD:  Planned Unit Development.

Purchase Price:  For any Mortgage Loan required to be purchased by the Seller pursuant to Section 2.02 or 2.03 or purchased by the Servicer pursuant to Section 3.12, the sum of

(i)           100% of the unpaid principal balance of the Mortgage Loan on the date of the purchase,

(ii)           accrued and unpaid interest on the Mortgage Loan at the applicable Mortgage Rate (or at the applicable Adjusted Mortgage Rate if (x) the purchaser is the Servicer or (y) if the purchaser is the Seller and the Seller is the Servicer) from the date through which interest was last paid by the Mortgagor to the Due Date in the month in which the Purchase Price is to be distributed to Certificateholders, net of any unreimbursed Advances made by the Servicer on the Mortgage Loan, and

(iii)           any costs and damages incurred by the Trust Fund in connection with any violation by the Mortgage Loan of any predatory or abusive lending law.

If the Mortgage Loan is purchased pursuant to Section 3.12, the interest component of the Purchase Price shall be computed (i) on the basis of the applicable Adjusted Mortgage Rate before giving effect to the related modification and (ii) from the date to which interest was last paid to the date on which the Mortgage Loan is assigned to the Servicer pursuant to Section 3.12.

Qualified Insurer:  A mortgage guaranty insurance company duly qualified as such under the laws of the state of its principal place of business and each state having jurisdiction over the insurer in connection with the insurance policy issued by the insurer, duly authorized and licensed in such states to transact a mortgage guaranty insurance business in such states and to write the insurance provided by the insurance policy issued by it, approved as a FNMA- or FHLMC-approved mortgage insurer or having a claims paying ability rating of at least “AA” or equivalent rating by a nationally recognized statistical rating organization.  Any replacement insurer with respect to a Mortgage Loan must have at least as high a claims paying ability rating as the insurer it replaces had on the Closing Date.

Rating Agency:  Each of the Rating Agencies specified in the Preliminary Statement.  If any of them or a successor is no longer in existence, “Rating Agency” shall be the nationally recognized statistical rating organization, or other comparable Person, identified as a “Rating Agency” in the Underwriter’s Exemption and designated by the Depositor, notice of which designation shall be given to the Trustee.  References to a given rating or rating category of a Rating Agency means the rating category without giving effect to any modifiers.

Realized Loss:  With respect to each Liquidated Mortgage Loan, an amount (not less than zero or more than the Stated Principal Balance of the Mortgage Loan) as of the date of such liquidation, equal to (i) the Stated Principal Balance of the Liquidated Mortgage Loan as of the date of such liquidation, plus (ii) interest at the Adjusted Net Mortgage Rate from the Due Date as to which interest was last paid or advanced (and not reimbursed) to Certificateholders up to the Due Date in the month in which Liquidation Proceeds are required to be distributed on the Stated Principal Balance of such Liquidated Mortgage Loan from time to time, minus (iii) the Liquidation Proceeds, if any, received during the month in which such liquidation occurred, to the extent applied as recoveries of interest at the Adjusted Net Mortgage Rate and to principal of the Liquidated Mortgage Loan.  With respect to each Mortgage Loan that has become the subject of a Deficient Valuation, if the principal amount due under the related Mortgage Note has been reduced, the difference between the principal balance of the Mortgage Loan outstanding immediately prior to such Deficient Valuation and the principal balance of the Mortgage Loan as reduced by the Deficient Valuation.  With respect to each Mortgage Loan which has become the subject of a Debt Service Reduction and any Distribution Date, the amount, if any, by which the principal portion of the related Scheduled Payment has been reduced.

To the extent the Servicer receives Subsequent Recoveries with respect to any Mortgage Loan, the amount of the Realized Loss with respect to that Mortgage Loan will be reduced by such Subsequent Recoveries.

Recognition Agreement:  For any Cooperative Loan, an agreement between the Cooperative Corporation and the originator of the Mortgage Loan that establishes the rights of the originator in the Cooperative Property.

Record Date:  With respect to any Distribution Date and any Definitive Certificate and the Delay Certificates, the close of business on the last Business Day of the month preceding the month of that Distribution Date.  With respect to any Distribution Date and the LIBOR Certificates as long as they are Book-Entry Certificates, the Business Day immediately prior to such Distribution Date.

Reference Bank:  As defined in Section 4.08.

Refinance Loan:  Any Mortgage Loan the proceeds of which are used to refinance an Original Mortgage Loan.

Regular Certificates:  As specified in the Preliminary Statement.

Regulation AB:  Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

Reimbursement Amount:  As to any Distribution Date, (i) all “Scheduled Payments” (as defined in the Policy) paid by the Certificate Insurer, but for which the Certificate Insurer has not been reimbursed prior to such Distribution Date pursuant to Section 4.02, plus (ii) interest accrued on such “Scheduled Payments” (as defined in the Policy) not previously repaid, calculated at the Late Payment Rate from the date such “Scheduled Payments” (as defined in the Policy) were made.

Relief Act:  The Servicemembers Civil Relief Act.

Relief Act Reductions:  With respect to any Distribution Date and any Mortgage Loan as to which there has been a reduction in the amount of interest collectible thereon for the most recently ended calendar month as a result of the application of the Relief Act or any similar state or local laws, the amount, if any, by which (i) interest collectible on such Mortgage Loan for the most recently ended calendar month is less than (ii) interest accrued thereon for such month pursuant to the Mortgage Note.

REMIC:  A “real estate mortgage investment conduit” within the meaning of section 860D of the Code.

REMIC Provisions:  Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations promulgated thereunder, as the foregoing may be in effect from time to time as well as provisions of applicable state laws.

REO Property:  A Mortgaged Property acquired by the Trust Fund through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan.

Reportable Event:  Any event required to be reported on Form 8-K, and in any event, the following:

(a)           entry into a definitive agreement related to the Trust Fund, the Certificates or the Mortgage Loans, or an amendment to a Transaction Document, even if the Depositor is not a party to such agreement (e.g., a servicing agreement with a servicer contemplated by Item 1108(a)(3) of Regulation AB);

(b)           termination of a Transaction Document (other than by expiration of the agreement on its stated termination date or as a result of all parties completing their obligations under such agreement), even if the Depositor is not a party to such agreement (e.g., a servicing agreement with a servicer contemplated by Item 1108(a)(3) of Regulation AB);

(c)           with respect to the Servicer only, if the Servicer becomes aware of any bankruptcy or receivership with respect to the Seller, the Depositor, the Servicer, the Trustee, the Supplemental Interest Trustee, the Corridor Counterparty, the Swap Counterparty, the Certificate Insurer, any enhancement or support provider contemplated by Items 1114(b) or 1115 of Regulation AB, or any other material party contemplated by Item 1101(d)(1) of Regulation AB;

(d)           with respect to the Trustee, the Servicer and the Depositor only, the occurrence of an early amortization, performance trigger or other event, including an Event of Default under this Agreement;

(e)           any amendment to this Agreement;

(f)           the resignation, removal, replacement, substitution of the Servicer or the Trustee;

(g)           with respect to the Servicer only, if the Servicer becomes aware that (i) any material enhancement or support specified in Item 1114(a)(1) through (3) of Regulation AB or Item 1115 of Regulation AB that was previously applicable regarding one or more Classes of the Certificates has terminated other than by expiration of the contract on its stated termination date or as a result of all parties completing their obligations under such agreement; (ii) any material enhancement specified in Item 1114(a)(1) through (3) of Regulation AB or Item 1115 of Regulation AB has been added with respect to one or more Classes of the Certificates; or (iii) any existing material enhancement or support specified in Item 1114(a)(1) through (3) of Regulation AB or Item 1115 of Regulation AB with respect to one or more Classes of the Certificates has been materially amended or modified; and

(h)           with respect to the Trustee, the Servicer and the Depositor only, a required distribution to Holders of the Certificates is not made as of the required Distribution Date under this Agreement.

Reporting Date:  As to any Distribution Date, the 18th day of each month or if that day is not a Business Day the next Business Day.

Reporting Subcontractor:  With respect to the Servicer or the Trustee, any Subcontractor determined by such Person pursuant to Section 11.08(b) to be “participating in the servicing function” within the meaning of Item 1122 of Regulation AB.  References to a Reporting Subcontractor shall refer only to the Subcontractor of such Person and shall not refer to Subcontractors generally.

Request for Release:  The Request for Release submitted by the Servicer to the Trustee, substantially in the form of Exhibits M and N, as appropriate.

Required Insurance Policy:  For any Mortgage Loan, any insurance policy that is required to be maintained from time to time under this Agreement.

Required Reserve Fund Deposit:  For any Distribution Date, the lesser of (i) the amount calculated pursuant to clause (i) of the definition of Class Optimal Interest Distribution Amount for the IO Component for such Distribution Date (after reductions due to such IO Component’s share of any Net Deferred Interest and after any reduction due to Net Interest Shortfalls on such Distribution Date) and (ii) the amount, if any, required to bring the balance on deposit in the Carryover Shortfall Reserve Fund up to an amount equal to the greater of (a) the aggregate remaining Carryover Shortfall Amount for such Distribution Date with respect to the LIBOR Certificates (after distributing amounts in the Derivative Reserve Funds to the LIBOR Certificates) and (b) $1,000.

Residual Certificates:  As specified in the Preliminary Statement.

Responsible Officer:  When used with respect to the Trustee, any Managing Director, any Director, Vice President, any Assistant Vice President, any Associate, any Assistant Secretary, any Trust Officer, or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers who at such time shall be officers to whom, with respect to a particular matter, the matter is referred because of the officer’s knowledge of and familiarity with the particular subject and who has direct responsibility for the administration of this Agreement.

Restricted Classes:  As defined in Section 4.02(e).

Reuters Page LIBOR01:  The display page designated as the “LIBOR01” page on Reuters (or such other page as may replace that page on that service for the purpose of displaying London inter-bank offered rates or prices of major banks).

SAIF:  The Savings Association Insurance Fund, or any successor thereto.

Sarbanes-Oxley Certification:  As defined in Section 11.05.

S&P:  Standard & Poor’s, a division of The McGraw-Hill Companies, Inc.  If S&P is designated as a Rating Agency in the Preliminary Statement, for purposes of Section 10.05(b) the address for notices to S&P shall be Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., 55 Water Street, New York, New York 10041, Attention:  Mortgage Surveillance Monitoring, or any other address that S&P furnishes to the Depositor and the Servicer.

Scheduled Balance:  Not applicable.

Scheduled Classes:  As specified in the Preliminary Statement.

Scheduled Payment:  The Minimum Monthly Payment on a Mortgage Loan due on any Due Date allocable to principal and/or interest on such Mortgage Loan which, unless otherwise specified herein, shall give effect to any related Debt Service Reduction and any Deficient Valuation that affects the amount of the monthly payment due on such Mortgage Loan; provided, that if a Mortgage Loan has hit its Payment Cap, the Scheduled Payment on that Mortgage Loan will be the Interest Only Monthly Payment.

Securities Act:  The Securities Act of 1933, as amended.

Security Agreement:  For any Cooperative Loan, the agreement between the owner of the related Co-op Shares and the originator of the related Mortgage Note that defines the security interest in the Co-op Shares and the related Proprietary Lease.

Seller:  IndyMac Bank, F.S.B., a federal savings bank, and its successors and assigns, in its capacity as seller of the Mortgage Loans to the Depositor.

Senior Adjusted Cap Rate:  For any Class of Senior Certificates (other than the Class AXPP Certificates) and any Distribution Date, the related Net WAC Cap for that Distribution Date, minus (A) (1) the product of (a) the Net Deferred Interest for such Distribution Date, and (b) 12, divided by (2) the aggregate Stated Principal Balance of the Mortgage Loans as of the Due Date in the prior month (after giving effect to Principal Prepayments in the Prepayment Period related to such prior Due Date), as calculated for the related Interest Accrual Period, and in the case of the LIBOR Certificates, multiplied by 30 and divided by the actual number of days in the applicable Interest Accrual Period.

Senior Certificate Group:  As specified in the Preliminary Statement.

Senior Certificates:  As specified in the Preliminary Statement.

Senior Credit Support Depletion Date:  The date on which the aggregate Class Certificate Balance of the Subordinated Certificates has been reduced to zero.

Senior Percentage:  As to any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the aggregate Class Certificate Balance of the Senior Certificates immediately before the Distribution Date and the denominator of which is the aggregate Class Certificate Balance of the Certificates immediately prior to that Distribution Date.

Senior Prepayment Percentage:  As to any Distribution Date during the seven years beginning on the first Distribution Date, 100%.  The Senior Prepayment Percentage for any Distribution Date occurring on or after the seventh anniversary of the first Distribution Date will, except as provided in this Agreement, be as follows: for any Distribution Date in the first year thereafter, the Senior Percentage plus 70% of the Subordinated Percentage for such Distribution Date; for any Distribution Date in the second year thereafter, the Senior Percentage plus 60% of the Subordinated Percentage for such Distribution Date; for any Distribution Date in the third year thereafter, the Senior Percentage plus 40% of the Subordinated Percentage for such Distribution Date; for any Distribution Date in the fourth year thereafter, the Senior Percentage plus 20% of the Subordinated Percentage for such Distribution Date; and for any Distribution Date thereafter, the Senior Percentage for such Distribution Date (unless on any Distribution Date the Senior Percentage exceeds the initial Senior Percentage in which case the Senior Prepayment Percentage for such Distribution Date will once again equal 100%).  Notwithstanding the foregoing, no decrease in the Senior Prepayment Percentage will occur unless both Senior Step Down Conditions are satisfied with respect to the Mortgage Loans.  Notwithstanding the foregoing, if (x) on or before the Distribution Date in June 2010, the Subordinated Percentage is at least 200% of the Subordinated Percentage as of the Closing Date, the delinquency test set forth in clause (i) of the definition of Senior Step Down Conditions is satisfied and cumulative Realized Losses do not exceed 20% of the Original Subordinated Principal Balance, the Senior Prepayment Percentage will equal the Senior Percentage for that Distribution Date plus 50% of the Subordinated Percentage for that Distribution Date and (y) after the Distribution Date in June 2010, the Subordinated Percentage is at least 200% of the Subordinated Percentage as of the Closing Date, the delinquency test set forth in clause (i) of the definition of Senior Step Down Conditions is satisfied and cumulative Realized Losses do not exceed 30% of the Original Subordinate Principal Balance, the Senior Prepayment Percentage will equal the Senior Percentage for that Distribution Date.

Senior Principal Distribution Amount:  As to any Distribution Date, the sum of (i) the Senior Percentage of all amounts described in clauses (a) through (d) of the definition of Principal Amount for that such Distribution Date, (ii) with respect to any Mortgage Loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of such Distribution Date, the lesser of (x) the Senior Percentage of the Stated Principal Balance of such Mortgage Loan and (y) the Senior Prepayment Percentage of the amount of the Liquidation Proceeds allocable to principal received on the Mortgage Loan, and (iii) the Senior Prepayment Percentage of the amounts described in clauses (f) and (g) of the definition of Principal Amount for such Distribution Date.

Senior Step Down Conditions:  As to any Distribution Date: (i) the outstanding principal balance of all the Mortgage Loans 60 days or more Delinquent (averaged over the preceding six month period) (including any Mortgage Loans subject to foreclosure proceedings, REO Property (regardless of whether that Mortgage Loan is 60 days or more Delinquent) and Mortgage Loans the mortgagers of which are in bankruptcy), as a percentage of the aggregate Class Certificate Balance of the Subordinated Certificates, does not equal or exceed 50%, and (ii) cumulative Realized Losses do not exceed: (a) commencing with the Distribution Date on the seventh anniversary of the first Distribution Date, 30% of the Original Subordinated Principal Balance, (b) commencing with the Distribution Date on the eighth anniversary of the first Distribution Date, 35% of the Original Subordinated Principal Balance, (c) commencing with the Distribution Date on the ninth anniversary of the first Distribution Date, 40% of the Original Subordinated Principal Balance, (d) commencing with the Distribution Date on the tenth anniversary of the first Distribution Date, 45% of the Original Subordinated Principal Balance, and (e) commencing with the Distribution Date on the eleventh anniversary of the first Distribution Date and thereafter, 50% of the Original Subordinated Principal Balance.

Servicer:  IndyMac Bank, F.S.B., a federal savings bank, and its successors and assigns, in its capacity as servicer under this Agreement.

Servicer Advance Date:  As to any Distribution Date, 12:30 P.M.  Pacific time on the Business Day preceding the Distribution Date.

Servicing Advances:  All customary, reasonable, and necessary “out of pocket” costs and expenses incurred in the performance by the Servicer of its servicing obligations, including the cost of

(a)           the preservation, restoration, and protection of a Mortgaged Property,

(b)           expenses reimbursable to the Servicer pursuant to Section 3.12 and any enforcement or judicial proceedings, including foreclosures,

(c)           the maintenance and liquidation of any REO Property,

(d)           compliance with the obligations under Section 3.10, and

(e)           reasonable compensation to the Servicer or its affiliates for acting as broker in connection with the sale of foreclosed Mortgaged Properties and for performing certain default management and other similar services (including appraisal services) in connection with the servicing of defaulted Mortgage Loans.  For purposes of this clause (e), only costs and expenses incurred in connection with the performance of activities generally considered to be outside the scope of customary servicing or master servicing duties shall be treated as Servicing Advances.

Servicing Criteria:  The “servicing criteria” set forth in Item 1122(d) of Regulation AB.

Servicing Fee:  As to each Mortgage Loan and any Distribution Date, one month’s interest at the applicable Servicing Fee Rate on the Stated Principal Balance of the Mortgage Loan as of the Due Date in the month preceding the month of such Distribution Date (after giving effect to Principal Prepayments in the Prepayment Period related to that prior Due Date), or, whenever a payment of interest accompanies a Principal Prepayment in Full made by the Mortgagor, interest at the Servicing Fee Rate on the Stated Principal Balance of the Mortgage Loan for the period covered by the payment of interest, subject to reduction as provided in Section 3.15.

Servicing Fee Rate:  For each Mortgage Loan,  0.375% per annum.

Servicing Officer:  Any officer of the Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name and facsimile signature appear on a list of servicing officers furnished to the Trustee by the Servicer on the Closing Date pursuant to this Agreement, as the list may from time to time be amended.

Servicing Standard:  That degree of skill and care exercised by the Servicer with respect to mortgage loans comparable to the Mortgage Loans serviced by the Servicer for itself or others.

Shift Percentage:  Not applicable.

Six-Month LIBOR Index:  The average of the London interbank offered rates for six month U.S. dollar deposits in the London market, generally as set forth in either The Wall Street Journal or some other source generally accepted in the residential mortgage loan origination business and specified in the related Mortgage Note or, if such rate ceases to be published in The Wall Street Journal or becomes unavailable for any reason, then based upon a new index selected by the Servicer, based on comparable information, in each case, as most recently announced as of either 45 days prior to, or the first Business Day of the month immediately preceding the month of, such Adjustment Date.

Soft Prepayment Charge:  As to a Mortgage Loan, any charge payable by a Mortgagor in connection with certain partial Principal Prepayments and all Principal Prepayments in Full made within the related Prepayment Charge Period other than as a result of selling the Mortgaged Property, the Soft Prepayment Charges with respect to each applicable Mortgage Loan so held by the Trust Fund being identified in the Mortgage Loan Schedule.

Special Hazard Coverage Termination Date:  Not applicable.

Special Hazard Loss:  Not applicable.

Special Hazard Loss Coverage Amount:  Not applicable.

Special Hazard Mortgage Loan:  Not applicable.

Startup Day:  The Closing Date.

Stated Principal Balance:  As to any Mortgage Loan and Due Date, the unpaid principal balance of such Mortgage Loan as of such Due Date, as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any moratorium or similar waiver or grace period) after giving effect to the sum of:  (i) the payment of principal due on such Due Date and irrespective of any delinquency in payment by the related Mortgagor and (ii) any Liquidation Proceeds allocable to principal received in the prior calendar month and any Principal Prepayments received through the last day of the related Prepayment Period, in each case, with respect to such Mortgage Loan and increased by any Deferred Interest added to the principal balance of that Mortgage Loan on or prior to such Due Date.

Subordinated Adjusted Cap Rate:  For any Class of Subordinated Certificates for any Distribution Date, the related Net WAC Cap for that Distribution Date minus (A) the product of (1) the Net Deferred Interest for such Distribution Date, and (2) 12, divided by (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the Due Date in the prior month (after giving effect to Principal Prepayments in the Prepayment Period related to such prior Due Date) ), as calculated for the related Interest Accrual Period, and in the case of the LIBOR Certificates, multiplied by 30 and divided by the actual number of days in the applicable Interest Accrual Period.

Subcontractor:  Any vendor, subcontractor or other Person that is not responsible for the overall servicing (as “servicing” is commonly understood by participants in the mortgage-backed securities market) of Mortgage Loans but performs one or more discrete functions identified in Item 1122(d) of Regulation AB with respect to the Mortgage Loans under the direction or authority of the Servicer or the Trustee, as the case may be.

Subordinated Certificates:  As specified in the Preliminary Statement.

Subordinated Percentage:  As to any Distribution Date, 100% minus the Senior Percentage for such Distribution Date.

Subordinated Prepayment Percentage:  For any Distribution Date, 100% minus the Senior Prepayment Percentage for such Distribution Date.

Subordinated Principal Distribution Amount:  As to any Distribution Date and the Subordinated Certificates, the sum of the following: (i) the Subordinated Percentage of all amounts described in clauses (a) through (d) of the definition of Principal Amount with respect to such Distribution Date, (ii) with respect to any Mortgage Loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of such Distribution Date, the amount of Liquidation Proceeds allocable to principal received with respect thereto remaining after application thereof pursuant to clause (ii) of the definition of Senior Principal Distribution Amount, up to the Subordinated Percentage of the Stated Principal Balance of such Mortgage Loan, and (iii) the Subordinated Prepayment Percentage of the amounts described in clauses (f) and (g) of the definition of Principal Amount with respect to such Distribution Date.

Subsequent Recoveries:  As to any Distribution Date, with respect to a Liquidated Mortgage Loan that resulted in a Realized Loss in a prior calendar month, unexpected amounts received by the Servicer (net of any related expenses permitted to be reimbursed pursuant to Section 3.09) specifically related to such Liquidated Mortgage Loan.

Substitute Mortgage Loan:  A Mortgage Loan substituted by the Seller for a Deleted Mortgage Loan that must, on the date of substitution, as confirmed in a Request for Release, substantially in the form of Exhibit M,

(i)           have a Stated Principal Balance, after deduction of the principal portion of the Scheduled Payment due in the month of substitution, not in excess of, and not more than 10% less than, the Stated Principal Balance of the Deleted Mortgage Loan (unless the amount of any shortfall is deposited by the Seller in the Certificate Account and held for distribution to the Certificateholders on the related Distribution Date);

(ii)           have a Mortgage Rate no lower than and not more than 1% per annum higher than the Deleted Mortgage Loan;

(iii)           have a Maximum Mortgage Rate not more than 1% per annum higher than and not lower than the Maximum Mortgage Rate of the Deleted Mortgage Loan,

(iv)           have the same Mortgage Index and interval between Adjustment Dates as the Deleted Mortgage Loan and a Gross Margin not more than 1% per annum higher than, and not lower than that of the Deleted Mortgage Loan;  provided that Substitute Mortgage Loans with remaining terms to maturity greater than that of the Deleted Mortgage Loan may not exceed 5% of the Cut-off Date Pool Principal Balance.

(v)           have the same negative amortization limit, payment adjustment intervals and recast provisions as that of the Deleted Mortgage Loan;

(vi)           have a Loan-to-Value Ratio no higher than that of the Deleted Mortgage Loan;

(vii)           have a remaining term to maturity no greater than one year more than (and not more than one year less than) that of the Deleted Mortgage Loan, provided that the aggregate stated principal balance of such Substitute Mortgage Loans with a remaining term to maturity greater than that of the Deleted Mortgage Loan may not exceed 5% of the Cut-off Date Pool Principal Balance;

(viii)           not be a Cooperative Loan unless the Deleted Mortgage Loan was a Cooperative Loan; and

(ix)           comply with each representation and warranty in Section 2.03.

Substitution Adjustment Amount:  As defined in Section 2.03.

Supplemental Interest Trust:  The trust fund established pursuant to Section 4.09.

Supplemental Interest Trustee:  Deutsche Bank National Trust Company, not in its individual capacity, but solely in its capacity as trustee for the benefit of the Holders of the Hedged Certificates and the Certificate Insurer under this Agreement, and any successor thereto, and any corporation or national banking association resulting from or surviving any consolidation or merger to which it or its successors may be a party and any successor trustee as may from time to time be serving as successor trustee under this Agreement.

Suspension Notification:  Notification to the Commission of the suspension of the Trust Fund’s obligation to file reports pursuant to Section 15(d) of the Exchange Act.

Swap Contract:  With respect to the LIBOR Certificates, the interest rate swap transaction evidenced by the related Confirmation, a form of which is attached to this Agreement as Exhibit P-1.

Swap Contract Termination Date:  The Distribution Date in June 2012.

Swap Counterparty:  The Bank of New York.

Swap Counterparty Trigger Event:  Either (i) an “Event of Default” under the Swap Contract with respect to which the Swap Counterparty is the sole ‘Defaulting Party” (as defined in the Swap Contract) or (ii) a “Termination Event” (other than an Illegality or a Tax Event, as such terms are defined in the Swap Contract) or “Additional Termination Event” under the Swap Contract with respect to which the Swap Counterparty is the sole “Affected Party” (as defined in the Swap Contract).

Swap Report:  The report to be delivered by the Determination Date prior to each Distribution Date by the Swap Counterparty to the Supplemental Interest Trustee containing the amount of any Net Swap Payment payable by the Supplemental Interest Trust or the Swap Counterparty to the other party, as the case may be, with respect to the Swap Contract for that Distribution Date.

Swap Reserve Fund:  The separate Eligible Account or Accounts created and maintained by the Supplemental Interest Trustee pursuant to Section 3.06(g) with a depository institution in the name of the Supplemental Interest Trustee for the benefit of the Supplemental Interest Trustee on behalf of the Holders of the LIBOR Certificates and Class AXPP Certificates and the Certificate Insurer and designated “IndyMac Bank, F.S.B., in trust for the registered Holders of IndyMac IMSC Mortgage Loan Trust 2007-HOA1, Mortgage Pass-Through Certificates, Series 2007-HOA1.”

Swap Termination Payment :  The payment payable to either party under a Swap Contract due to an early termination of such Swap Contract.

Targeted Balance:  Not applicable.

Targeted Principal Classes:  As specified in the Preliminary Statement.

Transaction Documents:  This Agreement, the Swap Contract, the Corridor Contract, the Cap Contract, the Policy, the Commitment Letter and any other document or agreement entered into in connection with the Trust Fund, the Certificates or the Mortgage Loans.

Transfer:  Any direct or indirect transfer or sale of any Ownership Interest in a Residual Certificate.

Trust Fund:  The corpus of the trust created under this Agreement consisting of

(i)           the Mortgage Loans and all interest and principal received on them after the Cut-off Date, other than amounts due on the Mortgage Loans by the Cut-off Date;

(ii)           the Certificate Account, the Distribution Account, the Carryover Shortfall Reserve Fund and all amounts deposited therein pursuant to this Agreement (including amounts received from the Depositor on the Closing Date that will be deposited by the Servicer in the Certificate Account pursuant to Section 2.01);

(iii)           property that secured a Mortgage Loan and has been acquired by foreclosure, deed-in-lieu of foreclosure, or otherwise;

(iv)           the right to collect any amounts under any mortgage insurance policies covering any Mortgage Loan and any collections received under any mortgage insurance policies covering any Mortgage Loan; and

(v)           all proceeds of the conversion, voluntary or involuntary, of any of the foregoing.

Trustee:  Deutsche Bank National Trust Company and its successors and, if a successor trustee is appointed under this Agreement, the successor.

Trustee Fee:  The fee payable to the Trustee on each Distribution Date for its services as Trustee hereunder, in an amount equal to one-twelfth of the Trustee Fee Rate multiplied by the aggregate Stated Principal Balance of the Mortgage Loans as of the Due Date in the month preceding the month of such Distribution Date (after giving effect to Principal Prepayments in the Prepayment Period related to that prior Due Date).

Trustee Fee Rate:  0.0075% per annum.

The terms “United States,” “State,” and “International Organization” have the meanings in section 7701 of the Code or successor provisions.  A corporation will not be treated as an instrumentality of the United States or of any State or political subdivision thereof for these purposes if all of its activities are subject to tax and, with the exception of the Federal Home Loan Mortgage Corporation, a majority of its board of directors is not selected by such government unit.

UCC:  The Uniform Commercial Code for the State of New York.

Underwriter’s Exemption:  Prohibited Transaction Exemption 2007-5, 72 Fed.  Reg.  13130 (2007) (or any successor thereto), or any substantially similar administrative exemption granted by the U.S. Department of Labor.

United States Person or U.S. Person:

(i)           A citizen or resident of the United States;

(ii)           a corporation (or entity treated as a corporation for tax purposes) created or organized in the United States or under the laws of the United States or of any state thereof, including, for this purpose, the District of Columbia;

(iii)           a partnership (or entity treated as a partnership for tax purposes) organized in the United States or under the laws of the United States or of any state thereof, including, for this purpose, the District of Columbia (unless provided otherwise by future Treasury regulations);

(iv)           an estate whose income is includible in gross income for United States income tax purposes regardless of its source; or

(v)           a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have authority to control all substantial decisions of the trust.  Notwithstanding the last clause of the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as U.S. Persons before that date, may elect to continue to be U.S. Persons.

U.S.A. Patriot Act:  The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001.

Voting Rights:  The portion of the voting rights of all of the Certificates that is allocated to any Certificate.  As of any date of determination, (a) 1% of all Voting Rights shall be allocated to the Holders of each of the Class AXPP, Class C-X and Class A-R Certificates and (b) the remaining Voting Rights shall be allocated among the remaining Classes of Certificates in proportion to their respective Class Certificate Balances.  Voting Rights allocated to a Class of Certificates shall be further allocated among the Certificateholders of such Class based on Percentage Interest.

Weighted Average Adjusted Net Mortgage Rate:  For any Distribution Date, the average of the Adjusted Net Mortgage Rate of each Mortgage Loan, weighted on the basis of its Stated Principal Balance as of the Due Date in the prior month (after giving effect to Principal Prepayments in the Prepayment Period related to such prior Due Date).

Section 1.02.                                Rules of Construction.

Except as otherwise expressly provided in this Agreement or unless the context clearly requires otherwise

(a)           References to designated articles, sections, subsections, exhibits, and other subdivisions of this Agreement, such as “Section 6.12 (a),” refer to the designated article, section, subsection, exhibit, or other subdivision of this Agreement as a whole and to all subdivisions of the designated article, section, subsection, exhibit, or other subdivision.  The words “herein,” “hereof,” “hereto,” “hereunder,” and other words of similar import refer to this Agreement as a whole and not to any particular article, section, exhibit, or other subdivision of this Agreement.

(b)           Any term that relates to a document or a statute, rule, or regulation includes any amendments, modifications, supplements, or any other changes that may have occurred since the document, statute, rule, or regulation came into being, including changes that occur after the date of this Agreement.

(c)           Any party may execute any of the requirements under this Agreement either directly or through others, and the right to cause something to be done rather than doing it directly shall be implicit in every requirement under this Agreement.  Unless a provision is restricted as to time or limited as to frequency, all provisions under this Agreement are implicitly available and things may happen from time to time.

(d)           The term “including” and all its variations mean “including but not limited to.” Except when used in conjunction with the word “either,” the word “or” is always used inclusively (for example, the phrase “A or B” means “A or B or both,” not “either A or B but not both”).

(e)           A reference to “a [thing]” or “any [of a thing]” does not imply the existence or occurrence of the thing referred to even though not followed by “if any,” and “any [of a thing]” is any of it.  A reference to the plural of anything as to which there could be either one or more than one does not imply the existence of more than one (for instance, the phrase “the obligors on a note” means “the obligor or obligors on a note”).  “Until [something occurs]” does not imply that it must occur, and will not be modified by the word “unless.” The word “due” and the word “payable” are each used in the sense that the stated time for payment has passed.  The word “accrued” is used in its accounting sense, i.e., an amount paid is no longer accrued.  In the calculation of amounts of things, differences and sums may generally result in negative numbers, but when the calculation of the excess of one thing over another results in zero or a negative number, the calculation is disregarded and an “excess” does not exist.  Portions of things may be expressed as fractions or percentages interchangeably.

(f)           All accounting terms used in an accounting context and not otherwise defined, and accounting terms partly defined in this Agreement, to the extent not completely defined, shall be construed in accordance with generally accepted accounting principles.  To the extent that the definitions of accounting terms in this Agreement are inconsistent with their meanings under generally accepted accounting principles, the definitions contained in this Agreement shall control.  Capitalized terms used in this Agreement without definition that are defined in the Uniform Commercial Code are used in this Agreement as defined in the Uniform Commercial Code.

(g)           In the computation of a period of time from a specified date to a later specified date or an open-ended period, the words “from” and “beginning” mean “from and including,” the word “after” means “from but excluding,” the words “to” and “until” mean “to but excluding,” and the word “through” means “to and including.” Likewise, in setting deadlines or other periods, “by” means “by.” The words “preceding,” “following,” and words of similar import, mean immediately preceding or following.  References to a month or a year refer to calendar months and calendar years.

(h)           Any reference to the enforceability of any agreement against a party means that it is enforceable, subject as to enforcement against the party, to applicable bankruptcy, insolvency, reorganization, and other similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

ARTICLE TWO

CONVEYANCE OF MORTGAGE LOANS; REPRESENTATIONS AND WARRANTIES

Section 2.01.                                Conveyance of Mortgage Loans.

(a)           The Seller, concurrently with the execution and delivery of this Agreement, hereby transfers to the Depositor, without recourse, all the interest of the Seller in each Mortgage Loan, including all interest and principal received or receivable by the Seller on each Mortgage Loan after the Cut-off Date and all interest and principal payments on each Mortgage Loan received before the Cut-off Date for installments of interest and principal due after the Cut-off Date but not including payments of principal and interest due by the Cut-off Date. By the Closing Date, the Seller shall deliver to the Depositor or, at the Depositor’s direction, to the Trustee or other designee of the Depositor, the Mortgage File for each Mortgage Loan listed in the Mortgage Loan Schedule (except that, in the case of Mortgage Loans that are Delay Delivery Mortgage Loans, such delivery may take place within five Business Days of the Closing Date) as of the Closing Date.  The delivery of the Mortgage Files shall be made against payment by the Depositor of the purchase price, previously agreed to by the Seller and Depositor, for the Mortgage Loans.  With respect to any Mortgage Loan that does not have a first payment date on or before the Due Date in the month of the first Distribution Date, the Seller shall deposit into the Distribution Account on the first Distribution Account Deposit Date an amount equal to one month’s interest at the related Adjusted Mortgage Rate on the Cut-off Date Principal Balance of such Mortgage Loan.  On the Closing Date the Depositor shall also deposit or shall cause to be deposited $3,000 into the Carryover Shortfall Reserve Fund.

(b)           The Depositor, concurrently with the execution and delivery of this Agreement, hereby (i) transfers to the Trustee for the benefit of the Certificateholders and the Certificate Insurer, without recourse, all the interest of the Depositor in the Trust Fund, together with the Depositor’s right to require the Seller to cure any breach of a representation or warranty made in this Agreement by the Seller or to repurchase or substitute for any affected Mortgage Loan in accordance with this Agreement and (ii) hereby causes the Certificate Insurer to deliver the Policy to the Trustee.  The Depositor hereby directs the Supplemental Interest Trustee to execute each of the Swap Contract, the Corridor Contract and the Cap Contract.

(c)           In connection with the transfer and assignment of each Mortgage Loan, the Depositor has delivered (or, in the case of the Delay Delivery Mortgage Loans, will deliver to the Trustee within the time periods specified in the definition of Delay Delivery Mortgage Loans), for the benefit of the Certificateholders and the Certificate Insurer the following documents or instruments with respect to each Mortgage Loan so assigned:

(i)           The original Mortgage Note, endorsed by manual or facsimile signature in blank in the following form:  “Pay to the order of _______________ ______________without recourse,” with all intervening endorsements showing a complete chain of endorsement from the originator to the Person endorsing the Mortgage Note (each endorsement being sufficient to transfer all interest of the party so endorsing, as noteholder or assignee thereof, in that Mortgage Note) or a lost note affidavit for any Lost Mortgage Note from the Seller stating that the original Mortgage Note was lost or destroyed, together with a copy of the Mortgage Note.

(ii)           Except as provided below and for each Mortgage Loan that is not a MERS Mortgage Loan, the original recorded Mortgage or a copy of such Mortgage certified by the Seller as being a true and complete copy of the Mortgage (or, in the case of a Mortgage for which the related Mortgaged Property is located in the Commonwealth of Puerto Rico, a true copy of the Mortgage certified as such by the applicable notary) and in the case of each MERS Mortgage Loan, the original Mortgage, noting the presence of the MIN of the Mortgage Loans and either language indicating that the Mortgage Loan is a MOM Loan if the Mortgage Loan is a MOM Loan or if the Mortgage Loan was not a MOM Loan at origination, the original Mortgage and the assignment thereof to MERS, with evidence of recording indicated thereon, or a copy of the Mortgage certified by the public recording office in which such Mortgage has been recorded.

(iii)           In the case of a Mortgage Loan that is not a MERS Mortgage Loan, a duly executed assignment of the Mortgage (which may be included in a blanket assignment or assignments), together with, except as provided below, all interim recorded assignments of the mortgage (each assignment, when duly and validly completed, to be in recordable form and sufficient to effect the assignment of and transfer to its assignee of the Mortgage to which the assignment relates).  If the related Mortgage has not been returned from the applicable public recording office, the assignment of the Mortgage may exclude the information to be provided by the recording office.  The assignment of Mortgage need not be delivered in the case of a Mortgage for which the related Mortgage Property is located in the Commonwealth of Puerto Rico.

(iv)           The original or copies of each assumption, modification, written assurance, or substitution agreement.

(v)           Except as provided below, the original or duplicate original lender’s title policy and all its riders.

(vi)           The originals of the following documents for each Cooperative Loan:

(A)           the Co-op Shares, together with a stock power in blank;

(B)           the executed Security Agreement;

(C)           the executed Proprietary Lease;

(D)           the executed Recognition Agreement;

(E)           the executed UCC-1 financing statement that has been filed in all places required to perfect the Seller’s interest in the Co-op Shares and the Proprietary Lease with evidence of recording on it; and

(F)           executed UCC-3 financing statements or other appropriate UCC financing statements required by state law, evidencing a complete and unbroken line from the mortgagee to the Trustee with evidence of recording thereon (or in a form suitable for recordation).

In addition, in connection with the assignment of any MERS Mortgage Loan, the Seller agrees that it will cause, at the Seller’s expense, the MERS® System to indicate that the Mortgage Loans sold by the Seller to the Depositor have been assigned by the Seller to the Trustee in accordance with this Agreement for the benefit of the Certificateholders and the Certificate Insurer by including (or deleting, in the case of Mortgage Loans that are repurchased in accordance with this Agreement) in such computer files the information required by the MERS® System to identify the series of the Certificates issued in connection with such Mortgage Loans.  The Seller further agrees that it will not, and will not permit the Servicer to, and the Servicer agrees that it will not, alter the information referenced in this paragraph with respect to any Mortgage Loan sold by the Seller to the Depositor during the term of this Agreement unless and until such Mortgage Loan is repurchased in accordance with the terms of this Agreement.

In the event that in connection with any Mortgage Loan that is not a MERS Mortgage Loan the Depositor cannot deliver (a) the original recorded Mortgage, (b) all interim recorded assignments or (c) the lender’s title policy (together with all riders thereto) satisfying the requirements of clause (ii), (iii) or (v) above, respectively, concurrently with the execution and delivery of this Agreement because such document or documents have not been returned from the applicable public recording office in the case of clause (ii) or (iii) above, or because the title policy has not been delivered to either the Servicer or the Depositor by the applicable title insurer in the case of clause (v) above, then the Depositor shall promptly deliver to the Trustee, in the case of clause (ii) or (iii) above, the original Mortgage or the interim assignment, as the case may be, with evidence of recording indicated on when it is received from the public recording office, or a copy of it, certified, if appropriate, by the relevant recording office and in the case of clause (v) above, the original or a copy of a written commitment or interim binder or preliminary report of title issued by the title insurance or escrow company, with the original or duplicate copy thereof to be delivered to the Trustee upon receipt thereof.  The delivery of the original Mortgage Loan and each interim assignment or a copy of them, certified, if appropriate, by the relevant recording office, shall not be made later than one year following the Closing Date, or, in the case of clause (v) above, later than 120 days following the Closing Date.  If the Depositor is unable to deliver each Mortgage by that date and each interim assignment because any documents have not been returned by the appropriate recording office, or, in the case of each interim assignment, because the related Mortgage has not been returned by the appropriate recording office, the Depositor shall deliver the documents to the Trustee as promptly as possible upon their receipt and, in any event, within 720 days following the Closing Date.

The Depositor shall forward to the Trustee (a) from time to time additional original documents evidencing an assumption or modification of a Mortgage Loan and (b) any other documents required to be delivered by the Depositor or the Servicer to the Trustee.  If the original Mortgage is not delivered and in connection with the payment in full of the related Mortgage Loan the public recording office requires the presentation of a “lost instruments affidavit and indemnity” or any equivalent document, because only a copy of the Mortgage can be delivered with the instrument of satisfaction or reconveyance, the Servicer shall execute and deliver the required document to the public recording office.  If a public recording office retains the original recorded Mortgage or if a Mortgage is lost after recordation in a public recording office, the Seller shall deliver to the Trustee a copy of the Mortgage certified by the public recording office to be a true and complete copy of the original recorded Mortgage.

As promptly as practicable after any transfer of a Mortgage Loan under this Agreement, and in any event within thirty days after the transfer, the Trustee shall (i) affix the Trustee’s name to each assignment of Mortgage, as its assignee, and (ii) cause to be delivered for recording in the appropriate public office for real property records the assignments of the Mortgages to the Trustee, except that, if the Trustee has not received the information required to deliver any assignment of a Mortgage for recording, the Trustee shall deliver it as soon as practicable after receipt of the needed information and in any event within thirty days.

If any Mortgage Loans have been prepaid in full as of the Closing Date, the Depositor, in lieu of delivering the above documents to the Trustee, will deposit in the Certificate Account the portion of the prepayment that is required to be deposited in the Certificate Account pursuant to Section 3.06.

Notwithstanding anything to the contrary in this Agreement, within five Business Days after the Closing Date, the Seller shall either

(x)           deliver to the Trustee the Mortgage File as required pursuant to this Section 2.01 for each Delay Delivery Mortgage Loan or

(y)           (A) repurchase the Delay Delivery Mortgage Loan or (B) substitute the Substitute Mortgage Loan for a Delay Delivery Mortgage Loan, which repurchase or substitution shall be accomplished in the manner and subject to the conditions in Section 2.03 (treating each such Delay Delivery Mortgage Loan as a Deleted Mortgage Loan for purposes of such Section 2.03);

provided, however, that if the Seller fails to deliver a Mortgage File for any Delay Delivery Mortgage Loan within the period specified herein, the Seller shall use its best reasonable efforts to effect a substitution, rather than a repurchase of, such Deleted Mortgage Loan and provided further that the cure period provided for in Section 2.02 or in Section 2.03 shall not apply to the initial delivery of the Mortgage File for such Delay Delivery Mortgage Loan, but rather the Seller shall have five (5) Business Days to cure such failure to deliver.  At the end of such period, the Trustee shall send a Delay Delivery Certification for the Delay Delivery Mortgage Loans delivered during such period in accordance with the provisions of Section 2.02.

(d)           Notwithstanding the foregoing, however, for administrative convenience and facilitation of servicing and to reduce closing costs, the assignments of Mortgage shall not be required to be submitted for recording (except with respect to any Mortgage Loan located in Maryland) unless such failure to record would, as certified to the Trustee in writing by the Servicer, result in a withdrawal or a downgrading by any Rating Agency of the rating on any Class of Certificates (without regard to the Policy); provided, however, that each assignment of Mortgage shall be submitted for recording by the Seller (at the direction of the Servicer) in the manner described above, at no expense to the Trust Fund or the Trustee, upon the earliest to occur of: (i) reasonable direction by the Holders of Certificates entitled to at least 25% of the Voting Rights, (ii) the occurrence of a bankruptcy, insolvency or foreclosure relating to the Seller, (iii) the occurrence of a servicing transfer as described in Section 7.02 hereof and (iv) if the Seller is not the Servicer and with respect to any one assignment or Mortgage, the occurrence of a bankruptcy, insolvency or foreclosure relating to the Mortgagor under the related Mortgage.  Notwithstanding the foregoing, if the Servicer is unable to pay the cost of recording the assignments of Mortgage, such expense shall be paid by the Trustee and shall be reimbursable out of the Distribution Account.

(e)           The Seller agrees to treat the transfer of the Mortgage Loans to the Depositor as a sale for all tax, accounting, and regulatory purposes.

(f)           No Mortgage Loan shall be included in the Trust Fund that is (i) a “High-Cost Home Loan” as defined in the New Jersey Ownership Act effective November 27, 2003, (ii) a “High-Cost Home Loan” as defined in the New Mexico Home Loan Protection Act effective January 1, 2004, (iii) a “High-Cost Home Loan” as defined in the Massachusetts Predatory Home Loan Practices Act or (iv) a “High-Cost Home Loan” as defined by the Indiana High Cost Home Loan Law effective January 1, 2005.

Section 2.02.                                Acceptance by the Trustee of the Mortgage Loans.

The Trustee acknowledges receipt of the documents identified in the Initial Certification in the form of Exhibit G-1, and declares that it holds and will hold such documents and the other documents delivered to it constituting the Mortgage Files for the Mortgage Loans, and that it holds or will hold such other assets as are included in the Trust Fund, in trust for the exclusive use and benefit of all present and future Certificateholders and the Certificate Insurer.

The Trustee acknowledges that it will maintain possession of the related Mortgage Notes in the State of California, unless otherwise permitted by the Rating Agencies and the Certificate Insurer.  The Trustee agrees to execute and deliver on the Closing Date to the Depositor, the Servicer, the Seller and the Certificate Insurer an Initial Certification in the form of Exhibit G-1.  Based on its review and examination, and only as to the documents identified in such Initial Certification, the Trustee acknowledges that such documents appear regular on their face and relate to such Mortgage Loans.  The Trustee shall be under no duty or obligation to inspect, review or examine said documents, instruments, certificates or other papers to determine that the same are genuine, enforceable or appropriate for the represented purpose or that they have actually been recorded in the real estate records or that they are other than what they purport to be on their face.

By the thirtieth day after the Closing Date (or if that day is not a Business Day, the succeeding Business Day), the Trustee shall deliver to the Depositor, the Servicer, the Seller and the Certificate Insurer, a Delay Delivery Certification with respect to the Mortgage Loans substantially in the form of Exhibit G-3, with any applicable exceptions noted thereon.

By the ninetieth day after the Closing Date (or if that day is not a Business Day, the succeeding Business Day), the Trustee shall deliver to the Depositor, the Servicer, the Seller and the Certificate Insurer, a Final Certification with respect to the Mortgage Loans in the form of Exhibit H-1, with any applicable exceptions noted thereon.

If, in the course of its review, the Trustee finds any document constituting a part of a Mortgage File that does not meet the requirements of Section 2.01, the Trustee shall list such as an exception in the Final Certification.  The Trustee shall not make any determination as to whether (i) any endorsement is sufficient to transfer all interest of the party so endorsing, as noteholder or assignee thereof, in that Mortgage Note or (ii) any assignment is in recordable form or is sufficient to effect the assignment of and transfer to the assignee thereof under the mortgage to which the assignment relates.  The Seller shall promptly correct any defect that materially and adversely affects the interests of the Certificateholders or the Certificate Insurer within 90 days from the date it was so notified of the defect and, if the Seller does not correct the defect within that period, the Seller shall either (a) substitute for the related Mortgage Loan a Substitute Mortgage Loan, which substitution shall be accomplished in the pursuant Section 2.03, or (b) purchase the Mortgage Loan at its Purchase Price from the Trustee within 90 days from the date the Seller was notified of the defect in writing.

If a substitution or purchase of a Mortgage Loan pursuant to this provision is required because of a delay in delivery of any documents by the appropriate recording office, or there is a dispute between either the Servicer or the Seller and the Trustee over the location or status of the recorded document, then the substitution or purchase shall occur within 720 days from the Closing Date.  In no other case may a substitution or purchase occur more than 540 days from the Closing Date.  No substitution is permitted to be made in any calendar month after the Determination Date for the month.

The Purchase Price for any Mortgage Loan shall be deposited by the Seller in the Certificate Account by the Distribution Account Deposit Date for the Distribution Date in the month following the month of repurchase and, upon receipt of the deposit and certification with respect thereto in the form of Exhibit N, the Trustee shall release the related Mortgage File to the Seller and shall execute and deliver at the Seller’s request any instruments of transfer or assignment prepared by the Seller, in each case without recourse, necessary to vest in the Seller, or a designee, the Trustee’s interest in any Mortgage Loan released pursuant hereto.

If pursuant to the foregoing provisions the Seller repurchases a Mortgage Loan that is a MERS Mortgage Loan, the Servicer shall either (i) cause MERS to execute and deliver an assignment of the Mortgage in recordable form to transfer the Mortgage from MERS to the Seller and shall cause such Mortgage to be removed from registration on the MERS® System in accordance with MERS’ rules and regulations or (ii) cause MERS to designate on the MERS® System the Seller as the beneficial holder of such Mortgage Loan.

The Trustee shall retain possession and custody of each Mortgage File in accordance with and subject to the terms and conditions set forth herein.  The Servicer shall promptly deliver to the Trustee, upon the execution or receipt thereof, the originals of any other documents or instruments constituting the Mortgage File that come into the possession of the Servicer from time to time.

The obligation of the Seller to substitute for or to purchase any Mortgage Loan that does not meet the requirements of Section 2.01 shall constitute the sole remedy respecting the defect available to the Trustee, the Depositor, and any Certificateholder against the Seller.

Section 2.03.                                Representations, Warranties, and Covenants of the Seller and the Servicer.

(a)           IndyMac, in its capacities as Seller and Servicer, makes the representations and warranties in Schedule II, and by this reference incorporated in this Agreement, to the Depositor, the Trustee and the Certificate Insurer, as of the Closing Date.

(b)           The Seller, in its capacity as Seller, makes the representations and warranties in Schedule III, and by this reference incorporated in this Agreement, to the Depositor, the Trustee and the Certificate Insurer, as of the Closing Date, or if so specified in Schedule III, as of the Cut-off Date.

(c)           Upon discovery by any of the parties hereto of a breach of a representation or warranty made pursuant to Section 2.03(b) that materially and adversely affects the interests of the Certificateholders or the Certificate Insurer in any Mortgage Loan, the party discovering such breach shall give prompt notice thereof to the other parties and the Certificate Insurer.  Any breach of representations and warranties under clauses (28) and (39) of Schedule III shall be deemed to materially and adversely affect the interests of the Certificateholders in the affected Mortgage Loans.  The Seller covenants that within 90 days of the earlier of its discovery or its receipt of written notice from any party of a breach of any representation or warranty made pursuant to Section 2.03(b) which materially and adversely affects the interests of the Certificateholders or the Certificate Insurer in any Mortgage Loan, it shall cure such breach in all material respects, and if such breach is not so cured, shall, (i) if the 90-day period expires before the second anniversary of the Closing Date, remove the Mortgage Loan (a “Deleted Mortgage Loan”) from the Trust Fund and substitute in its place a Substitute Mortgage Loan, in accordance with this Section 2.03; or (ii) repurchase the affected Mortgage Loan or Mortgage Loans from the Trustee at the Purchase Price in the manner set forth below.  Any substitution pursuant to (i) above shall not be effected before the delivery to the Trustee of the Opinion of Counsel, if required by Section 2.05 and a Request for Release substantially in the form of Exhibit N, and the Mortgage File for any Substitute Mortgage Loan.  The Seller shall promptly reimburse the Servicer and the Trustee for any expenses reasonably incurred by the Servicer or the Trustee in respect of enforcing the remedies for the breach.

With respect to any Substitute Mortgage Loan or Loans, the Seller shall deliver to the Trustee for the benefit of the Certificateholders and the Certificate Insurer the Mortgage Note, the Mortgage, the related assignment of the Mortgage, and such other documents and agreements as are required by Section 2.01, with the Mortgage Note endorsed and the Mortgage assigned as required by Section 2.01.  No substitution is permitted to be made in any calendar month after the Determination Date for such month.  Scheduled Payments due with respect to Substitute Mortgage Loans in the month of substitution shall not be part of the Trust Fund and will be retained by the Seller on the next succeeding Distribution Date.  For the month of substitution, distributions to Certificateholders will include the monthly payment due on any Deleted Mortgage Loan for such month and thereafter the Seller shall be entitled to retain all amounts received in respect of such Deleted Mortgage Loan.

The Servicer shall amend the Mortgage Loan Schedule for the benefit of the Certificateholders and the Certificate Insurer to reflect the removal of the Deleted Mortgage Loan and the substitution of the Substitute Mortgage Loans and the Servicer shall deliver the amended Mortgage Loan Schedule to the Trustee.  Upon the substitution, the Substitute Mortgage Loans shall be subject to this Agreement in all respects, and the Seller shall be deemed to have made with respect to the Substitute Mortgage Loans, as of the date of substitution, the representations and warranties made pursuant to Section 2.03(b) with respect to the Mortgage Loan.  Upon any substitution and the deposit to the Certificate Account of the amount required to be deposited therein in connection with the substitution as described in the following paragraph, the Trustee shall release the Mortgage File held for the benefit of the Certificateholders and the Certificate Insurer relating to the Deleted Mortgage Loan to the Seller and shall execute and deliver at the Seller’s direction such instruments of transfer or assignment prepared by the Seller, in each case without recourse, as shall be necessary to vest title in the Seller, or its designee, the Trustee’s interest in any Deleted Mortgage Loan substituted for pursuant to this Section 2.03.

For any month in which the Seller substitutes one or more Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the Servicer will determine the amount (if any) by which the aggregate principal balance of all such Substitute Mortgage Loans as of the date of substitution is less than the aggregate Stated Principal Balance of all such Deleted Mortgage Loans (after application of the scheduled principal portion of the monthly payments due in the month of substitution).  The amount of such shortage (the “Substitution Adjustment Amount”) plus, if the Seller is not the Servicer, an amount equal to the aggregate of any unreimbursed Advances and Servicer Advances with respect to such Deleted Mortgage Loans shall be deposited into the Certificate Account by the Seller by the Distribution Account Deposit Date for the Distribution Date in the month succeeding the calendar month during which the related Mortgage Loan became required to be purchased or replaced hereunder.  If the Seller repurchases a Mortgage Loan, the Purchase Price therefor shall be deposited in the Certificate Account pursuant to Section 3.06 by the Distribution Account Deposit Date for the Distribution Date in the month following the month during which the Seller became obligated hereunder to repurchase or replace the Mortgage Loan and upon such deposit of the Purchase Price and receipt of a Request for Release in the form of Exhibit N, the Trustee shall release the related Mortgage File held for the benefit of the Certificateholders and the Certificate Insurer to such Person, and the Trustee shall execute and deliver at such Person’s direction such instruments of transfer or assignment prepared by such Person, in each case without recourse, as shall be necessary to transfer title from the Trustee.  The obligation under this Agreement of any Person to cure, repurchase, or replace any Mortgage Loan as to which a breach has occurred and is continuing shall constitute the sole remedy against the Person respecting the breach available to Certificateholders, the Depositor, or the Trustee on their behalf.

The representations and warranties made pursuant to this Section 2.03 shall survive delivery of the respective Mortgage Files to the Trustee for the benefit of the Certificateholders and the Certificate Insurer.

The Seller assigns to the Depositor and the Depositor assigns to the Trustee all rights the Seller might have under contracts with third parties relating to early payment defaults on the Mortgage Loans (“EPD Rights”) and the Servicer assumes any related duties as part of its servicing obligations.  Consistent with the Servicing Standard, the Servicer shall attempt to enforce the EPD rights.  If the Servicer’s enforcement of the EPD Rights obligates the Servicer to sell a Mortgage Loan to a third party, the Servicer shall repurchase the Mortgage Loan at the Purchase Price and sell the Mortgage Loan to the third party, provided however, in no case shall the Servicer be obligated to repurchase a Mortgage Loan on account of EPD Rights unless and until the Servicer shall have previously received repurchase payment from a third party.  The Servicer shall deposit into the Certificate Account all amounts received in connection with the enforcement of EPD Rights, not exceeding the Purchase Price, with respect to any Mortgage Loan.  Any amounts received by the Servicer with respect a Mortgage Loan in excess of the Purchase Price shall be retained by the Servicer as additional servicing compensation. The Trustee, upon receipt of certification from the Servicer of the deposit of the Purchase Price in connection with a repurchase of a Mortgage Loan and a Request for File Release from the Servicer, shall release or cause to be released to the purchaser of such Mortgage Loan the related Mortgage File and shall execute and deliver such instruments of transfer or assignment prepared by the purchaser of such Mortgage Loan, in each case without recourse, as shall be necessary to vest in the purchaser of such Mortgage Loan any Mortgage Loan released pursuant hereto and the purchaser of such Mortgage Loan shall succeed to all the Trustee’s right, title and interest in and to such Mortgage Loan and all security and documents related thereto.  Such assignment shall be an assignment outright and not for security.  The purchaser of such Mortgage Loan shall thereupon own such Mortgage Loan, and all security and documents, free of any further obligation to the Trustee or the Certificateholders with respect thereto.

Section 2.04.                                Representations and Warranties of the Depositor as to the Mortgage Loans.

The Depositor represents and warrants to the Trustee and the Certificate Insurer with respect to each Mortgage Loan as of the date of this Agreement or such other date set forth in this Agreement that as of the Closing Date, and following the transfer of the Mortgage Loans to it by the Seller, the Depositor had good, marketable and indefeasible title to the Mortgage Loans and the Mortgage Notes were subject to no offsets, defenses, or counterclaims.

The representations and warranties in this Section 2.04 shall survive delivery of the Mortgage Files to the Trustee.  Upon discovery by the Depositor, the Certificate Insurer or the Trustee of any breach of any of the representations and warranties in this Section that materially and adversely affects the interest of the Certificateholders or the Certificate Insurer, the party discovering the breach shall give prompt written notice to the others and to each Rating Agency.

Section 2.05.                                Delivery of Opinion of Counsel in Connection with Substitutions.

(a)           Notwithstanding any contrary provision of this Agreement, no substitution pursuant to Section 2.02 or 2.03 shall be made more than 90 days after the Closing Date unless the Seller delivers to the Trustee an Opinion of Counsel, which Opinion of Counsel shall not be at the expense of either the Trustee or the Trust Fund, addressed to the Trustee, to the effect that such substitution will not (i) result in the imposition of the tax on “prohibited transactions” on the Trust Fund or contributions after the Startup Date, as defined in sections 860F(a)(2) and 860G(d) of the Code, respectively or (ii) cause any REMIC created under this Agreement to fail to qualify as a REMIC at any time that any Certificates are outstanding.

(b)           Upon discovery by the Certificate Insurer, the Depositor, the Seller, the Servicer or the Trustee that any Mortgage Loan does not constitute a “qualified mortgage” within the meaning of section 860G(a)(3) of the Code, the party discovering such fact shall promptly (and in any event within five Business Days of discovery) give written notice thereof to the other parties and the Certificate Insurer.  In connection therewith, the Trustee shall require the Seller, at the Seller’s option, to either (i) substitute, if the conditions in Section 2.03(c) with respect to substitutions are satisfied, a Substitute Mortgage Loan for the affected Mortgage Loan, or (ii) repurchase the affected Mortgage Loan within 90 days of such discovery in the same manner as it would a Mortgage Loan for a breach of representation or warranty made pursuant to Section 2.03.  The Trustee shall reconvey to the Seller the Mortgage Loan to be released pursuant hereto in the same manner, and on the same terms and conditions, as it would a Mortgage Loan repurchased for breach of a representation or warranty contained in Section 2.03.

Section 2.06.                                Execution and Delivery of Certificates.

The Trustee acknowledges the transfer and assignment to it of the Trust Fund and, concurrently with such transfer and assignment, has executed and delivered to or upon the order of the Depositor, the Certificates in authorized denominations evidencing directly or indirectly the entire ownership of the Trust Fund.  The Trustee agrees to hold the Trust Fund and exercise the rights referred to above for the benefit of all present and future Holders of the Certificates and the Certificate Insurer.

Section 2.07.                                REMIC Matters.

The Preliminary Statement sets forth the designations and “latest possible maturity date” for federal income tax purposes of all interests created under this Agreement.  The “Startup Day” for purposes of the REMIC Provisions shall be the Closing Date.  Each REMIC’s fiscal year shall be the calendar year.

ARTICLE THREE

ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

Section 3.01.                                Servicer to Service Mortgage Loans.

For and on behalf of the Certificateholders and the Certificate Insurer, the Servicer shall service and administer the Mortgage Loans in accordance with this Agreement and the Servicing Standard.

The Servicer shall not make or permit any modification, waiver, or amendment of any term of any Mortgage Loan that would cause any REMIC created under this Agreement to fail to qualify as a REMIC or result in the imposition of any tax under section 860F(a) or section 860G(d) of the Code.

Without limiting the generality of the foregoing, the Servicer, in its own name or in the name of the Depositor and the Trustee, is hereby authorized and empowered by the Depositor and the Trustee, when the Servicer believes it appropriate in its reasonable judgment, to execute and deliver, on behalf of the Trustee, the Depositor, the Certificateholders, or any of them, any instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Mortgage Loans, and with respect to the Mortgaged Properties held for the benefit of the Certificateholders.  The Servicer shall prepare and deliver to the Depositor or the Trustee any documents requiring execution and delivery by either or both of them appropriate to enable the Servicer to service and administer the Mortgage Loans to the extent that the Servicer is not permitted to execute and deliver such documents pursuant to the preceding sentence.  Upon receipt of the documents, the Depositor or the Trustee shall execute the documents and deliver them to the Servicer.

The Servicer further is authorized and empowered by the Trustee, on behalf of the Certificateholders and the Trustee, in its own name, when the Servicer believes it appropriate in its best judgment to register any Mortgage Loan on the MERS® System, or cause the removal from the registration of any Mortgage Loan on the MERS® System, to execute and deliver, on behalf of the Trustee and the Certificateholders or any of them, any and all instruments of assignment and other comparable instruments with respect to such assignment or re-recording of a Mortgage in the name of MERS, solely as nominee for the Trustee and its successors and assigns.

In accordance with and to the extent of the Servicing Standard, the Servicer shall advance funds necessary to effect the payment of taxes and assessments on the Mortgaged Properties, which advances shall be reimbursable in the first instance from related collections from the Mortgagors pursuant to Section 3.07, and further as provided in Section 3.09.  The costs incurred by the Servicer in effecting the timely payments of taxes and assessments on the Mortgaged Properties and related insurance premiums shall not, for the purpose of calculating monthly distributions to the Certificateholders, be added to the Stated Principal Balances of the related Mortgage Loans, notwithstanding that the Mortgage Loans so permit.

Nothing in this Agreement to the contrary shall limit the Servicer from undertaking any legal action that it may deem appropriate with respect to the Mortgage Loans including, without limitation, any rights or causes of action arising out of the origination of the Mortgage Loans.

Section 3.02.                                [Reserved].

Section 3.03.                                Rights of the Depositor, the Trustee and the Certificate Insurer in Respect of the Servicer.

The Depositor may, but is not obligated to, enforce the obligations of the Servicer under this Agreement and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Servicer under this Agreement and in connection with any such defaulted obligation to exercise the related rights of the Servicer under this Agreement; provided that the Servicer shall not be relieved of any of its obligations under this Agreement by virtue of such performance by the Depositor or its designee.  None of the Trustee, the Depositor or the Certificate Insurer shall have any responsibility or liability for any action or failure to act by the Servicer nor shall the Trustee, the Depositor or the Certificate Insurer be obligated to supervise the performance of the Servicer under this Agreement or otherwise.

Section 3.04.                                [Reserved].

Section 3.05.                                Trustee to Act as Servicer.

If the Servicer for any reason is no longer the Servicer under this Agreement (including because of the occurrence or existence of an Event of Default), the Trustee or its successor shall assume all of the rights and obligations of the Servicer under this Agreement arising thereafter (except that the Trustee shall not be

(i)           liable for losses of the Servicer pursuant to Section 3.10 or any acts or omissions of the predecessor Servicer hereunder,

(ii)           obligated to make Advances if it is prohibited from doing so by applicable law,

(iii)           obligated to effectuate repurchases or substitutions of Mortgage Loans hereunder, including repurchases or substitutions pursuant to Section 2.02 or 2.03,

(iv)           responsible for expenses of the Servicer pursuant to Section 2.03, or

(v)           deemed to have made any representations and warranties of the Servicer hereunder).  Any assumption shall be subject to Section 7.02.

Notwithstanding anything else in this Agreement to the contrary, in no event shall the Trustee be liable for any servicing fee or for any differential in the amount of the Servicing Fee paid under this Agreement and the amount necessary to induce any successor Servicer to act as successor Servicer under this Agreement and the transactions provided for in this Agreement.

Section 3.06.                                Collection of Mortgage Loan Payments; Certificate Account; Distribution Account; Swap Reserve Fund; Credit Support Collateral Account.

(a)           In accordance with and to the extent of the Servicing Standard, the Servicer shall make reasonable efforts in accordance with the customary and usual standards of practice of prudent mortgage servicers to collect all payments called for under the Mortgage Loans to the extent the procedures are consistent with this Agreement and any related Required Insurance Policy.  Consistent with the foregoing, the Servicer may in its discretion (i) subject to Section 3.22, waive any Late Payment Fee or, subject to Section 3.21, any Prepayment Charge in connection with the prepayment of a Mortgage Loan and (ii) extend the due dates for payments due on a Delinquent Mortgage Loan for a period not greater than 125 days.  In connection with a seriously delinquent or defaulted Mortgage Loan, the Servicer may, consistent with the Servicing Standard, waive, modify or vary any term of that Mortgage Loan (including modifications  that change the Mortgage Rate, forgive the payment of principal or interest or extend the final maturity date of that Mortgage Loan ), accept payment from the related Mortgagor of an amount less than the Stated Principal Balance in final satisfaction of that Mortgage Loan, or consent to the postponement of strict compliance with any such term or otherwise grant indulgence to any Mortgagor if in the Servicer’s determination such waiver, modification, postponement or indulgence is not materially adverse to the interests of the Certificateholders or the Certificate Insurer (taking into account any estimated loss that might result absent such action) and is expected to minimize the loss on such Mortgage Loan; provided, however, the Servicer shall not initiate new lending to such Mortgagor through the Trust and cannot, except as provided in the immediately succeeding sentence, extend the maturity of any Mortgage Loan past the date on which the final payment is due on the latest maturing Mortgage Loan as of the Cut-off Date.  With respect to no more than 5% of the Mortgage Loans (measured by aggregate Cut-off Date Principal Balance of the Mortgage Loans), the Servicer may extend the maturity of a Mortgage Loan past the date on which the final payment is due on the latest maturing Mortgage Loan as of the Cut-off Date, but in no event more than one year past such date. In the event of any such arrangement, the Servicer shall make Advances on the related Mortgage Loan in accordance with Section 4.01 during the scheduled period in accordance with the amortization schedule of the Mortgage Loan without modification thereof because of the arrangements.  The Servicer shall not be required to institute or join in litigation with respect to collection of any payment (whether under a Mortgage, Mortgage Note, or otherwise or against any public or governmental authority with respect to a taking or condemnation) if it reasonably believes that enforcing the provision of the Mortgage or other instrument pursuant to which the payment is required is prohibited by applicable law.  The Servicer shall not have the discretion to sell any Delinquent or defaulted Mortgage Loan.

(b)           [reserved].

(c)           [reserved].

(d)           The Servicer shall establish and maintain a Certificate Account into which the Servicer shall deposit within two Business Days of receipt or as otherwise specified in this Agreement, the following payments and collections received by it in respect of Mortgage Loans after the Cut-off Date (other than in respect of principal and interest due on the Mortgage Loans by the Cut-off Date) and the following amounts required to be deposited hereunder:

(i)           all payments on account of principal on the Mortgage Loans, including Principal Prepayments;

(ii)           all payments on account of interest on the Mortgage Loans, net of the Prepayment Interest Excess and the Servicing Fee;

(iii)           all Insurance Proceeds, Subsequent Recoveries and Liquidation Proceeds, other than proceeds to be applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with the Servicer’s normal servicing procedures;

(iv)           any amount required to be deposited by the Servicer pursuant to Section 3.06(f) in connection with any losses on Permitted Investments;

(v)           any amounts required to be deposited by the Servicer pursuant to Sections 3.10 and 3.12;

(vi)           all Purchase Prices from the Servicer or Seller and all Substitution Adjustment Amounts;

(vii)           all Advances made by the Servicer pursuant to Section 4.01;

(viii)           any other amounts required to be deposited under this Agreement;

(ix)           all Late Payment Fees collected by the Servicer; and

(x)           all Prepayment Charges collected and amounts payable by the Servicer for the waiver of such amounts.

In addition, with respect to any Mortgage Loan that is subject to a buydown agreement, on each Due Date for the Mortgage Loan, in addition to the monthly payment remitted by the Mortgagor, the Servicer shall cause funds to be deposited into the Certificate Account in an amount required to cause an amount of interest to be paid with respect to the Mortgage Loan equal to the amount of interest that has accrued on the Mortgage Loan from the preceding Due Date at the Mortgage Rate net of the Servicing Fee Rate on that date.

The foregoing requirements for remittance by the Servicer to the Certificate Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of assumption fees, if collected, need not be remitted by the Servicer.  If the Servicer remits any amount not required to be remitted, it may at any time withdraw that amount from the Certificate Account, any provision in this Agreement to the contrary notwithstanding.  The withdrawal or direction may be accomplished by delivering written notice of it to the Trustee or any other institution maintaining the Certificate Account that describes the amounts deposited in error in the Certificate Account.  The Servicer shall maintain adequate records with respect to all withdrawals made pursuant to this Section 3.06.  All funds deposited in the Certificate Account shall be held in trust for the Certificateholders and the Certificate Insurer until withdrawn in accordance with Section 3.09.

(e)           The Trustee shall establish and maintain the Distribution Account on behalf of the Certificateholders and the Certificate Insurer.  The Trustee shall, promptly upon receipt, deposit in the Distribution Account and retain in the Distribution Account the following:

(i)           the aggregate amount remitted by the Servicer to the Trustee pursuant to Section 3.09(a);

(ii)           any amount deposited by the Servicer pursuant to Section 3.06(f) in connection with any losses on Permitted Investments; and

(iii)           any other amounts deposited under this Agreement that are required to be deposited in the Distribution Account.

If the Servicer remits any amount not required to be remitted, it may at any time direct the Trustee in writing to withdraw that amount from the Distribution Account, any provision in this Agreement to the contrary notwithstanding.  The direction may be accomplished by delivering an Officer’s Certificate to the Trustee that describes the amounts deposited in error in the Distribution Account.  All funds deposited in the Distribution Account shall be held by the Trustee in trust for the Certificateholders and the Certificate Insurer until disbursed in accordance with this Agreement or withdrawn in accordance with Section 3.09.  In no event shall the Trustee incur liability for withdrawals from the Distribution Account at the direction of the Servicer.

(f)           Each institution at which the Certificate Account is maintained shall invest the funds in such account as directed in writing by the Servicer in Permitted Investments, which shall mature not later than the second Business Day preceding the related Distribution Account Deposit Date (except that if the Permitted Investment is an obligation of the institution that maintains the account, then the Permitted Investment shall mature not later than the Business Day preceding the Distribution Account Deposit Date) and which shall not be sold or disposed of before its maturity.  The funds in the Distribution Account shall remain uninvested.  All such Permitted Investments shall be made in the name of the Trustee, for the benefit of the Certificateholders and the Certificate Insurer.  All income realized from any such investment of funds on deposit in the Certificate Account shall be for the benefit of the Servicer as servicing compensation and shall be remitted to it monthly as provided in this Agreement.  The amount of any realized losses on Permitted Investments in the Certificate Account shall promptly be deposited by the Servicer in the Certificate Account.  The Trustee shall not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Certificate Account and made in accordance with this Section 3.06.

(g)           (i) On the Closing Date, the Supplemental Interest Trustee shall establish and maintain in its name, in trust for the benefit of the Holders of the Offered Certificates and the Certificate Insurer, the “Swap Reserve Fund.”  The Swap Reserve Fund shall be an Eligible Account, and funds on deposit in the account shall be held separate and apart from, and shall not be commingled with, any other moneys, including without limitation, other moneys held by the Trustee pursuant to this Agreement.

(ii) The Supplemental Interest Trustee shall deposit in the Swap Reserve Fund all amounts received from the Swap Counterparty for any Distribution Date, including a deposit of $389,000 from funds received from the Swap Counterparty on the Closing Date for application on the first Distribution Date in connection with Section 3.06(g)(iii) below.  If the Supplemental Interest Trustee shall also deposit into the Swap Reserve Fund any amount not required to be deposited in that account, it may at any time withdraw such amount from the Swap Reserve Fund, any provision in this Agreement to the contrary notwithstanding.  Funds in the Swap Reserve Fund shall be held uninvested.

(iii) Funds on deposit in the Swap Reserve Fund shall be distributed in the amounts and in the order described under Section 4.02(g)(i).

(iv) On each Distribution Date, the Trustee shall make the deposits to the Swap Reserve Fund pursuant to Section 4.02(a).

(h)           (i) Upon the execution of an ISDA Credit Support Annex, the Supplemental Interest Trustee shall establish and maintain in its name, in trust for the benefit of the Holders of the LIBOR Certificates, the Class AXPP and the Class C-X Certificates, as applicable, the “Credit Support Collateral Account.”  The Credit Support Collateral Account shall be an Eligible Account, and funds on deposit in the account shall be held separate and apart from, and shall not be commingled with, any other moneys, including other moneys held by the Supplemental Interest Trustee pursuant to this Agreement.

(ii) The Supplemental Interest Trustee shall deposit in the Credit Support Collateral Account any collateral (whether in the form of cash, securities or any other eligible investments) pledged by the Swap Counterparty, the Cap Counterparty or the Corridor Counterparty under the related ISDA Credit Support Annex.  If the Supplemental Interest Trustee shall also deposit into the Credit Support Collateral Account any amount not required to be deposited in that account, it may at any time withdraw such amount from the Credit Support Collateral Account, any provision in this Agreement to the contrary notwithstanding.  Funds in the Credit Support Collateral Account shall be invested in permitted investments as defined in the related ISDA Credit Support Annex.  In the absence of written instructions, funds on deposit in the Credit Support Collateral Account shall remain uninvested.

(iii) Funds on deposit in the Credit Support Collateral Account shall be applied in accordance with the terms of the related ISDA Credit Support Annex.

(i)           The Servicer shall give notice to the Trustee, the Seller, each Rating Agency, the Certificate Insurer and the Depositor of any proposed change of the location of the Certificate Account not later than 30 days and not more than 45 days prior to any change of this Agreement.  The Trustee shall give notice to the Servicer, the Seller, each Rating Agency and the Depositor of any proposed change of the location of the Distribution Account or any Derivative Reserve Fund not later than 30 days and not more than 45 days prior to any change of this Agreement.

(j)           Upon a downgrade in the rating of an institution at which an Eligible Account is held below the required ratings set forth in the definition of Eligible Account, within 30 days of such downgrade, such account will be transferred to an account meeting the requirements of the definition of Eligible Account; provided, however, that this transfer requirement may be waived by the applicable Rating Agency.

(k)           (i) On the Closing Date, the Supplemental Interest Trustee shall establish and maintain in its name, in trust for the benefit of the Holders of the LIBOR Certificates and the Class C-X Certificates, the “Corridor Contract Reserve Fund.”  The Corridor Contract Reserve Fund shall be an Eligible Account, and funds on deposit in the account shall be held separate and apart from, and shall not be commingled with, any other moneys, including without limitation, other moneys held by the Trustee pursuant to this Agreement.

(ii)           The Supplemental Interest Trustee shall deposit in the Corridor Contract Reserve Fund all amounts received from the Corridor Counterparty for any Distribution Date.  If the Supplemental Interest Trustee shall also deposit into the Corridor Contract Reserve Fund any amount not required to be deposited in that account, it may at any time withdraw such amount from the Corridor Contract Reserve Fund, any provision in this Agreement to the contrary notwithstanding.  Funds in the Corridor Contract Reserve Fund shall be held uninvested.

(iii)           Funds on deposit in the Corridor Contract Reserve Fund shall be distributed in the amounts and in the order described under Section 4.02(g)(ii).

(l)           (i) On the Closing Date, the Supplemental Interest Trustee shall establish and maintain in its name, in trust for the benefit of the Holders of the LIBOR Certificates and the Class C-X Certificates, the “Cap Contract Reserve Fund.”  The Cap Contract Reserve Fund shall be an Eligible Account, and funds on deposit in the account shall be held separate and apart from, and shall not be commingled with, any other moneys, including without limitation, other moneys held by the Trustee pursuant to this Agreement.

(ii)           The Supplemental Interest Trustee shall deposit in the Cap Contract Reserve Fund all amounts received from the Cap Counterparty for any Distribution Date.  If the Supplemental Interest Trustee shall also deposit into the Cap Contract Reserve Fund any amount not required to be deposited in that account, it may at any time withdraw such amount from the Cap Contract Reserve Fund, any provision in this Agreement to the contrary notwithstanding.  Funds in the Cap Contract Reserve Fund shall be held uninvested.

(iii)           Funds on deposit in the Cap Contract Reserve Fund shall be distributed in the amounts and in the order described under Section 4.02(g)(iii).

Section 3.07.                                Collection of Taxes, Assessments and Similar Items; Escrow Accounts.

(a)           To the extent required by the related Mortgage Note and not violative of current law, the Servicer shall establish and maintain one or more accounts (each, an “Escrow Account”) and deposit and retain therein all collections from the Mortgagors (or advances) for the payment of taxes, assessments, hazard insurance premiums or comparable items for the account of the Mortgagors.  Nothing herein shall require the Servicer to compel a Mortgagor to establish an Escrow Account in violation of applicable law.

(b)           Withdrawals of amounts so collected from the Escrow Accounts may be made only to effect timely payment of taxes, assessments, hazard insurance premiums, condominium or PUD association dues, or comparable items, to reimburse (without duplication) the Servicer out of related collections for any payments made pursuant to Section 3.01 (with respect to taxes and assessments and insurance premiums) and Section 3.10 (with respect to hazard insurance), to refund to any Mortgagors any sums determined to be overages, to pay interest, if required by law or the related Mortgage or Mortgage Note, to Mortgagors on balances in the Escrow Account or to clear and terminate the Escrow Account at the termination of this Agreement in accordance with Section 9.01.  The Escrow Accounts shall not be a part of the Trust Fund.

(c)           The Servicer shall advance any payments referred to in Section 3.07(a) that are not timely paid by the Mortgagors or advanced by the Servicer on the date when the tax, premium or other cost for which such payment is intended is due, but the Servicer shall be required so to advance only to the extent that such advances, in the good faith judgment of the Servicer, will be recoverable by the Servicer out of Insurance Proceeds, Liquidation Proceeds or otherwise.

Section 3.08.                                Access to Certain Documentation and Information Regarding the Mortgage Loans.

The Servicer shall afford the Depositor, the Certificate Insurer and the Trustee reasonable access to all records and documentation regarding the Mortgage Loans and all accounts, insurance information and other matters relating to this Agreement, such access being afforded without charge, but only upon reasonable request and during normal business hours at the office designated by the Servicer.

Upon reasonable advance notice in writing, the Servicer will provide to each Certificateholder or Certificate Owner that is a savings and loan association, bank, or insurance company certain reports and reasonable access to information and documentation regarding the Mortgage Loans sufficient to permit the Certificateholder or Certificate Owner to comply with applicable regulations of the OTS or other regulatory authorities with respect to investment in the Certificates.  The Servicer shall be entitled to be reimbursed by each such Certificateholder or Certificate Owner for actual expenses incurred by the Servicer in providing the reports and access.

Section 3.09.                                Permitted Withdrawals from the Certificate Account, the Distribution Account and the Derivative Reserve Funds.

(a)           The Servicer may (and, in the case of clause (ix) below, shall) from time to time make withdrawals from the Certificate Account for the following purposes:

(i)           to pay to the Servicer (to the extent not previously retained) the servicing compensation to which it is entitled pursuant to Section 3.15, and to pay to the Servicer, as additional servicing compensation, earnings on or investment income with respect to funds in or credited to the Certificate Account;

(ii)           to reimburse the Servicer or successor Servicer for the unreimbursed Advances made by it, such right of reimbursement pursuant to this subclause (ii) being limited to amounts received on the Mortgage Loans in respect of which the Advance was made;

(iii)           to reimburse the Servicer or successor Servicer for any Nonrecoverable Advance previously made by it;

(iv)           to reimburse the Servicer for Insured Expenses from the related Insurance Proceeds;

(v)           to reimburse the Servicer for (a) unreimbursed Servicing Advances, the Servicer’s right to reimbursement pursuant to this clause (a) with respect to any Mortgage Loan being limited to amounts received on the Mortgage Loans that represent late recoveries of the payments for which the advances were made pursuant to Section 3.01 or Section 3.07, (b) unreimbursed Servicing Advances made in respect of a Mortgage Loan for which such Servicing Advances are no recoverable from the Mortgagor and (c) for unpaid Servicing Fees as provided in Section 3.12;

(vi)           to pay to the purchaser, with respect to each Mortgage Loan or property acquired in respect of such Mortgage Loan that has been purchased pursuant to Section 2.02, 2.03, or 3.12, all amounts received thereon after the date of such purchase;

(vii)           to reimburse the Seller, the Servicer, or the Depositor for expenses incurred by any of them and reimbursable pursuant to Section 6.03;

(viii)           to withdraw any amount deposited in the Certificate Account and not required to be deposited in the Certificate Account;

(ix)           by the Distribution Account Deposit Date, to withdraw the Available Funds and the Trustee Fee for the Distribution Date, to the extent on deposit and (2) the Prepayment Charges on deposit and amounts paid pursuant to Sections 3.21 and 3.22, and remit such amount to the Trustee for deposit in the Distribution Account; and

(x)           to clear and terminate the Certificate Account upon termination of this Agreement pursuant to Section 9.01.

The Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, to justify any withdrawal from the Certificate Account pursuant to subclauses (i), (ii), (iv), (v) and (vi).  Before making any withdrawal from the Certificate Account pursuant to subclause (iii), the Servicer shall deliver to the Trustee an Officer’s Certificate of a Servicing Officer indicating the amount of any previous Advance determined by the Servicer to be a Nonrecoverable Advance and identifying the related Mortgage Loans and their respective portions of the Nonrecoverable Advance.

In addition to the amounts remitted to the Trustee by the Servicer from the Certificate Account, by the Distribution Account Deposit Date, the Servicer shall remit all Late Payment Fees assessable and not waived pursuant to Section 3.22(a) to the Trustee for deposit in the Distribution Account.

(b)           The Trustee shall withdraw funds from the Distribution Account for distributions to Certificateholders and the Certificate Insurer in the manner specified in this Agreement (and to withhold from the amounts so withdrawn the amount of any taxes that it is authorized to withhold pursuant to the third paragraph of Section 8.11).  In addition, the Trustee may from time to time make withdrawals from the Distribution Account for the following purposes:

(i)           to pay to itself the Trustee Fee for the related Distribution Date;

(ii)           to withdraw and return to the Servicer any amount deposited in the Distribution Account and not required to be deposited therein; and

(iii)           to clear and terminate the Distribution Account upon termination of the Agreement pursuant to Section 9.01.

(c)           On each Distribution Date, the Supplemental Interest Trustee shall make withdrawals from the Swap Reserve Fund in the manner specified in Section 3.06 (and to withhold from the amounts so withdrawn the amount of any taxes that it is authorized to retain pursuant to the third paragraph of Section 8.11).  In addition, the Supplemental Interest Trustee may from time to time make withdrawals from the Swap Reserve Fund for the following purposes:

(i)           to withdraw any amount deposited in the Swap Reserve Fund and not required to be deposited therein; and

(i)           to clear and terminate the Swap Reserve Fund upon the earliest of (x) the reduction of the aggregate Class Certificate Balance of the LIBOR Certificates and the Class AXPP Certificates to zero, (y) the Swap Contract Termination Date and (z) the termination of this Agreement pursuant to Section 9.01.

(d)           On each Distribution Date, the Supplemental Interest Trustee shall make withdrawals from the Corridor Contract Reserve Fund in the manner specified in Section 3.06 (and to withhold from the amounts so withdrawn the amount of any taxes that it is authorized to retain pursuant to the third paragraph of Section 8.11).  In addition, the Supplemental Interest Trustee may from time to time make withdrawals from the Corridor Contract Reserve Fund for the following purposes:

(ii)           to withdraw any amount deposited in the Corridor Contract Reserve Fund and not required to be deposited therein; and

(i)           to clear and terminate the Corridor Contract Reserve Fund upon the earliest of (x) the reduction of the aggregate Class Certificate Balance of the LIBOR Certificates and the Class C-X Certificates to zero, (y) the Corridor Contract Termination Date and (z) the termination of this Agreement pursuant to Section 9.01.

(e)           On each Distribution Date, the Supplemental Interest Trustee shall make withdrawals from the Cap Contract Reserve Fund in the manner specified in Section 3.06 (and to withhold from the amounts so withdrawn the amount of any taxes that it is authorized to retain pursuant to the third paragraph of Section 8.11).  In addition, the Supplemental Interest Trustee may from time to time make withdrawals from the Cap Contract Reserve Fund for the following purposes:

(iii)           to withdraw any amount deposited in the Cap Contract Reserve Fund and not required to be deposited therein; and

(i)           to clear and terminate the Cap Contract Reserve Fund upon the earliest of (x) the reduction of the aggregate Class Certificate Balance of the LIBOR Certificates and the Class C-X Certificates to zero, (y) the Cap Contract Termination Date and (z) the termination of this Agreement pursuant to Section 9.01.

Section 3.10.                                Maintenance of Hazard Insurance; Maintenance of Primary Insurance Policies.

(a)           The Servicer shall maintain, for each Mortgage Loan, hazard insurance with extended coverage in an amount that is at least equal to the lesser of

(i)           the maximum insurable value of the improvements securing the Mortgage Loan and

(ii)           the greater of (y) the outstanding principal balance of the Mortgage Loan and (z) an amount such that the proceeds of the policy are sufficient to prevent the Mortgagor or the mortgagee from becoming a co-insurer.

Each policy of standard hazard insurance shall contain, or have an accompanying endorsement that contains, a standard mortgagee clause.  Any amounts collected under the policies (other than the amounts to be applied to the restoration or repair of the related Mortgaged Property or amounts released to the Mortgagor in accordance with the Servicer’s normal servicing procedures) shall be deposited in the Certificate Account.  Any cost incurred in maintaining any insurance shall not, for the purpose of calculating monthly distributions to the Certificateholders or remittances to the Trustee for their benefit, be added to the principal balance of the Mortgage Loan, notwithstanding that the Mortgage Loan so permits.  Such costs shall be recoverable by the Servicer out of late payments (other than Late Payment Fees) by the related Mortgagor or out of Liquidation Proceeds to the extent permitted by Section 3.09.  No earthquake or other additional insurance is to be required of any Mortgagor or maintained on property acquired in respect of a Mortgage other than pursuant to any applicable laws and regulations in force that require additional insurance.  If the Mortgaged Property is located at the time of origination of the Mortgage Loan in a federally designated special flood hazard area and the area is participating in the national flood insurance program, the Servicer shall maintain flood insurance for the Mortgage Loan.  The flood insurance shall be in an amount equal to the least of (i) the original principal balance of the related Mortgage Loan, (ii) the replacement value of the improvements that are part of the Mortgaged Property, and (iii) the maximum amount of flood insurance available for the related Mortgaged Property under the national flood insurance program.

If the Servicer obtains and maintains a blanket policy insuring against hazard losses on all of the Mortgage Loans, it shall have satisfied its obligations in the first sentence of this Section 3.10.  The policy may contain a deductible clause on terms substantially equivalent to those commercially available and maintained by comparable servicers.  If the policy contains a deductible clause and a policy complying with the first sentence of this Section 3.10 has not been maintained on the related Mortgaged Property, and if a loss that would have been covered by the required policy occurs, the Servicer shall deposit in the Certificate Account, without any right of reimbursement, the amount not otherwise payable under the blanket policy because of the deductible clause.  In connection with its activities as Servicer of the Mortgage Loans, the Servicer agrees to present, on behalf of itself, the Depositor, and the Trustee for the benefit of the Certificateholders and the Certificate Insurer, claims under any blanket policy.

(b)           The Servicer shall not take any action that would result in non-coverage under any applicable Primary Insurance Policy of any loss that, but for the actions of the Servicer, would have been covered thereunder.  The Servicer shall not cancel or refuse to renew any Primary Insurance Policy that is in effect at the date of the initial issuance of the Certificates and is required to be kept in force hereunder unless the replacement Primary Insurance Policy for the canceled or non-renewed policy is maintained with a Qualified Insurer.  The Servicer need not maintain any Primary Insurance Policy if maintaining the Primary Insurance Policy is prohibited by applicable law.  The Servicer agrees, to the extent permitted by applicable law, to effect the timely payment of the premiums on each Primary Insurance Policy, and any costs not otherwise recoverable shall be recoverable by the Servicer from the related liquidation proceeds.

In connection with its activities as Servicer of the Mortgage Loans, the Servicer agrees to present, on behalf of itself, the Trustee, the Certificateholders and the Certificate Insurer, claims to the insurer under any Primary Insurance Policies and, in this regard, to take any reasonable action in accordance with the Servicing Standard necessary to permit recovery under any Primary Insurance Policies respecting defaulted Mortgage Loans.  Any amounts collected by the Servicer under any Primary Insurance Policies shall be deposited in the Certificate Account.

Section 3.11.                                Enforcement of Due-On-Sale Clauses; Assumption Agreements.

(a)           Except as otherwise provided in this Section 3.11, when any property subject to a Mortgage has been conveyed by the Mortgagor, the Servicer shall to the extent that it has knowledge of the conveyance and in accordance with the Servicing Standard, enforce any due-on-sale clause contained in any Mortgage Note or Mortgage, to the extent permitted under applicable law and governmental regulations, but only to the extent that enforcement will not adversely affect or jeopardize coverage under any Required Insurance Policy.  Notwithstanding the foregoing, the Servicer is not required to exercise these rights with respect to a Mortgage Loan if the Person to whom the related Mortgaged Property has been conveyed or is proposed to be conveyed satisfies the conditions contained in the Mortgage Note and Mortgage related thereto and the consent of the mortgagee under the Mortgage Note or Mortgage is not otherwise so required under the Mortgage Note or Mortgage as a condition to the transfer.

If (i) the Servicer is prohibited by law from enforcing any due-on-sale clause, (ii) coverage under any Required Insurance Policy would be adversely affected, (iii) the Mortgage Note does not include a due-on-sale clause, or (iv) nonenforcement is otherwise permitted hereunder, the Servicer is authorized, subject to Section 3.11(b), to take or enter into an assumption and modification agreement from or with the person to whom the property has been or is about to be conveyed, pursuant to which the person becomes liable under the Mortgage Note and, unless prohibited by applicable state law, the Mortgagor remains liable thereon.  The Mortgage Loan must continue to be covered (if so covered before the Servicer enters into the agreement) by the applicable Required Insurance Policies.

The Servicer, subject to Section 3.11(b), is also authorized with the prior approval of the insurers under any Required Insurance Policies to enter into a substitution of liability agreement with the Person, pursuant to which the original Mortgagor is released from liability and the Person is substituted as Mortgagor and becomes liable under the Mortgage Note.  Notwithstanding the foregoing, the Servicer shall not be deemed to be in default under this Section 3.11 because of any transfer or assumption that the Servicer reasonably believes it is restricted by law from preventing, for any reason whatsoever.

(b)           Subject to the Servicer’s duty to enforce any due-on-sale clause to the extent set forth in Section 3.11(a), in any case in which a Mortgaged Property has been conveyed to a Person by a Mortgagor, and the Person is to enter into an assumption agreement or modification agreement or supplement to the Mortgage Note or Mortgage that requires the signature of the Trustee, or if an instrument of release signed by the Trustee is required releasing the Mortgagor from liability on the Mortgage Loan, the Servicer shall prepare and deliver to the Trustee for signature and shall direct the Trustee, in writing, to execute the assumption agreement with the Person to whom the Mortgaged Property is to be conveyed, and the modification agreement or supplement to the Mortgage Note or Mortgage or other instruments appropriate to carry out the terms of the Mortgage Note or Mortgage or otherwise to comply with any applicable laws regarding assumptions or the transfer of the Mortgaged Property to the Person.  In connection with any such assumption, no material term of the Mortgage Note may be changed.

In addition, the substitute Mortgagor and the Mortgaged Property must be acceptable to the Servicer in accordance with its underwriting standards as then in effect.  Together with each substitution, assumption, or other agreement or instrument delivered to the Trustee for execution by it, the Servicer shall deliver an Officer’s Certificate signed by a Servicing Officer stating that the requirements of this subsection have been met in connection with such Officer’s Certificate.  The Servicer shall notify the Trustee that any substitution or assumption agreement has been completed by forwarding to the Trustee the original of the substitution or assumption agreement, which in the case of the original shall be added to the related Mortgage File and shall, for all purposes, be considered a part of the Mortgage File to the same extent as all other documents and instruments constituting a part of the Mortgage File.  The Servicer will retain any fee collected by it for entering into an assumption or substitution of liability agreement as additional servicing compensation.

Section 3.12.                                Realization Upon Defaulted Mortgage Loans.

The Servicer shall use reasonable efforts in accordance with the Servicing Standard to foreclose on or otherwise comparably convert the ownership of assets securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments.  In connection with the foreclosure or other conversion, the Servicer shall follow the Servicing Standard and shall follow the requirements of the insurer under any Required Insurance Policy.  The Servicer shall not be required to expend its own funds in connection with any foreclosure or towards the restoration of any property unless it determines (i) that the restoration or foreclosure will increase the proceeds of liquidation of the Mortgage Loan after reimbursement to itself of restoration expenses and (ii) that restoration expenses will be recoverable to it through Liquidation Proceeds (respecting which it shall have priority for purposes of withdrawals from the Certificate Account).  The Servicer shall be responsible for all other costs and expenses incurred by it in any foreclosure proceedings.  The Servicer is entitled to reimbursement of such costs and expenses from the liquidation proceeds with respect to the related Mortgaged Property, as provided in the definition of Liquidation Proceeds.  If the Servicer has knowledge that a Mortgaged Property that the Servicer is contemplating acquiring in foreclosure or by deed in lieu of foreclosure is located within a one mile radius of any site listed in the Expenditure Plan for the Hazardous Substance Clean Up Bond Act of 1984 or other site with environmental or hazardous waste risks known to the Servicer, the Servicer will, before acquiring the Mortgaged Property, consider the risks and only take action in accordance with its established environmental review procedures.

With respect to any REO Property, the deed or certificate of sale shall be taken in the name of the Trustee for the benefit of the Certificateholders and the Certificate Insurer, or its nominee, on behalf of the Certificateholders and the Certificate Insurer.  The Trustee’s name shall be placed on the title to the REO Property solely as the Trustee hereunder and not in its individual capacity.  The Servicer shall ensure that the title to the REO Property references the Pooling and Servicing Agreement and the Trustee’s capacity hereunder.  Pursuant to its efforts to sell the REO Property, the Servicer shall either itself or through an agent selected by the Servicer protect and conserve the REO Property in accordance with the Servicing Standard.

The Servicer shall perform the tax reporting and withholding required by sections 1445 and 6050J of the Code with respect to foreclosures and abandonments, the tax reporting required by section 6050H of the Code with respect to the receipt of mortgage interest from individuals and, if required by section 6050P of the Code with respect to the cancellation of indebtedness by certain financial entities, by preparing any required tax and information returns, in the form required.

If the Trust Fund acquires any Mortgaged Property as aforesaid or otherwise in connection with a default or imminent default on a Mortgage Loan, the REO Property shall only be held temporarily, shall be actively marketed for sale, and the Servicer shall dispose of the Mortgaged Property as soon as practicable, and in any case before the end of the third calendar year following the calendar year in which the Trust Fund acquires the property.  Notwithstanding any other provision of this Agreement, no Mortgaged Property acquired by the Trust Fund shall be rented (or allowed to continue to be rented) or otherwise used for the production of income by or on behalf of the Trust Fund.

The decision of the Servicer to foreclose on a defaulted Mortgage Loan shall be subject to a determination by the Servicer that the proceeds of the foreclosure would exceed the costs and expenses of bringing a foreclosure proceeding.  The proceeds received from the maintenance of any REO Properties, net of reimbursement to the Servicer for costs incurred (including any property or other taxes) in connection with maintenance of the REO Properties and net of unreimbursed Servicing Fees, Advances, and Servicing Advances, shall be applied to the payment of principal of and interest on the related defaulted Mortgage Loans (with interest accruing as though the Mortgage Loans were still current and adjustments, if applicable, to the Mortgage Rate were being made in accordance with the Mortgage Note) and all such proceeds shall be deemed, for all purposes in this Agreement, to be payments on account of principal and interest on the related Mortgage Notes and shall be deposited into the Certificate Account.  To the extent the net proceeds received during any calendar month exceeds the amount attributable to amortizing principal and accrued interest at the related Mortgage Rate on the related Mortgage Loan for the calendar month, the excess shall be considered to be a partial prepayment of principal of the related Mortgage Loan.

The proceeds from any liquidation of a Mortgage Loan, as well as any proceeds from an REO Property, will be applied in the following order of priority:  first, to reimburse the Servicer for any related unreimbursed Servicing Advances or Servicing Fees or for any related unreimbursed Advances, as applicable; second, to reimburse the Servicer, as applicable, and to reimburse the Certificate Account for any Nonrecoverable Advances (or portions thereof) that were previously withdrawn by the Servicer pursuant to Section 3.09(a)(iii) that related to the Mortgage Loan; third, to accrued and unpaid interest (to the extent no Advance has been made for such amount or any such Advance has been reimbursed) on the Mortgage Loan or related REO Property, at the Adjusted Net Mortgage Rate to the Due Date occurring in the month in which such amounts are required to be distributed; and fourth, as a recovery of principal of the Mortgage Loan.  The Servicer will retain any Excess Proceeds from the liquidation of a Liquidated Mortgage Loan as additional servicing compensation pursuant to Section 3.15.

The Servicer may agree to a modification of any Mortgage Loan at the request of the related Mortgagor if (i) the modification is in lieu of a refinancing and (ii) the Servicer purchases that Mortgage Loan from the Trust Fund as described below.  Upon the agreement of the Servicer to modify a Mortgage Loan in accordance with the preceding sentence, the Servicer shall purchase that Mortgage Loan and all interest of the Trustee in that Mortgage Loan shall automatically be deemed transferred and assigned to the Servicer and all benefits and burdens of ownership thereof, including the right to accrued interest thereon from the date of purchase and the risk of default thereon, shall pass to the Servicer.  The Servicer shall promptly deliver to the Trustee a certification of a Servicing Officer to the effect that all requirements of this paragraph have been satisfied with respect to a Mortgage Loan to be repurchased pursuant to this paragraph.

The Servicer shall deposit the Purchase Price for any Mortgage Loan repurchased pursuant to Section 3.12 in the Certificate Account pursuant to Section 3.06 within one Business Day after the purchase of the Mortgage Loan.  Upon receipt by the Trustee of written notification of any such deposit signed by a Servicing Officer, the Trustee shall release to the Servicer the related Mortgage File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in the Servicer any Mortgage Loan previously transferred and assigned pursuant hereto.  The Servicer covenants and agrees to indemnify the Trust Fund against any liability for any “prohibited transaction” taxes and any related interest, additions, and penalties imposed on the Trust Fund established hereunder as a result of any modification of a Mortgage Loan effected pursuant to this Section, or any purchase of a Mortgage Loan by the Servicer in connection with a modification (but such obligation shall not prevent the Servicer or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Servicer from withholding payment of such tax, if permitted by law, pending the outcome of such proceedings).  The Servicer shall have no right of reimbursement for any amount paid pursuant to the foregoing indemnification, except to the extent that the amount of any tax, interest, and penalties, together with interest thereon, is refunded to the Trust Fund.

Section 3.13.                                Trustee to Cooperate; Release of Mortgage Files.

Upon the payment in full of any Mortgage Loan, or the receipt by the Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Servicer will immediately notify the Trustee by delivering a Request for Release substantially in the form of Exhibit N.  Upon receipt of the request, the Trustee shall promptly release the related Mortgage File to the Servicer, and the Trustee shall at the Servicer’s direction execute and deliver to the Servicer the request for reconveyance, deed of reconveyance, or release or satisfaction of mortgage or such instrument releasing the lien of the Mortgage in each case provided by the Servicer, together with the Mortgage Note with written evidence of cancellation thereon.  The Servicer is authorized to cause the removal from the registration on the MERS System of such Mortgage and to execute and deliver, on behalf of the Trustee and the Certificateholders or any of them, any and all instruments of satisfaction or cancellation or of partial or full release.  Expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the related Mortgagor.

From time to time and as shall be appropriate for the servicing or foreclosure of any Mortgage Loan, including for such purpose collection under any policy of flood insurance, any fidelity bond or errors or omissions policy, or for the purposes of effecting a partial release of any Mortgaged Property from the lien of the Mortgage or the making of any corrections to the Mortgage Note or the Mortgage or any of the other documents included in the Mortgage File, the Trustee shall, upon delivery to the Trustee of a Request for Release in the form of Exhibit M signed by a Servicing Officer, release the Mortgage File to the Servicer or its designee.  Subject to the further limitations set forth below, the Servicer shall cause the Mortgage File or documents so released to be returned to the Trustee when the need therefor by the Servicer no longer exists, unless the Mortgage Loan is liquidated and the proceeds thereof are deposited in the Certificate Account, in which case the Servicer shall deliver to the Trustee a Request for Release in the form of Exhibit N, signed by a Servicing Officer.

If the Servicer at any time seeks to initiate a foreclosure proceeding in respect of any Mortgaged Property as authorized by this Agreement, the Servicer shall deliver to the Trustee, for signature, as appropriate, any court pleadings, requests for trustee’s sale, or other documents necessary to effectuate such foreclosure or any legal action brought to obtain judgment against the Mortgagor on the Mortgage Note or the Mortgage or to obtain a deficiency judgment or to enforce any other remedies or rights provided by the Mortgage Note or the Mortgage or otherwise available at law or in equity.

Section 3.14.                                Documents, Records and Funds in Possession of the Servicer to be Held for the Trustee.

The Servicer shall account fully to the Trustee for any funds it receives or otherwise collects as Liquidation Proceeds or Insurance Proceeds in respect of any Mortgage Loan.  All Mortgage Files and funds collected or held by, or under the control of, the Servicer in respect of any Mortgage Loans, whether from the collection of principal and interest payments or from Liquidation Proceeds, including any funds on deposit in the Certificate Account, shall be held by the Servicer for and on behalf of the Trustee and shall be and remain the sole and exclusive property of the Trustee, subject to the applicable provisions of this Agreement.  The Servicer also agrees that it shall not create, incur or subject any Mortgage File or any funds that are deposited in the Certificate Account, the Distribution Account, or any Escrow Account, or any funds that otherwise are or may become due or payable to the Trustee for the benefit of the Certificateholders and the Certificate Insurer, to any claim, lien, security interest, judgment, levy, writ of attachment, or other encumbrance, or assert by legal action or otherwise any claim or right of setoff against any Mortgage File or any funds collected on, or in connection with, a Mortgage Loan, except, however, that the Servicer shall be entitled to set off against and deduct from any such funds any amounts that are properly due and payable to the Servicer under this Agreement.

Section 3.15.                                Servicing Compensation.

The Servicer may retain or withdraw from the Certificate Account the Servicing Fee for each Mortgage Loan for the related Distribution Date.  Notwithstanding the foregoing, the Servicing Fee payable to the Servicer shall be reduced by the lesser of the aggregate of the Prepayment Interest Shortfalls with respect to the Distribution Date and the aggregate Compensating Interest for the Distribution Date.

Additional servicing compensation in the form of Excess Proceeds, Prepayment Interest Excess, assumption fees and all income net of any losses realized from Permitted Investments shall be retained by the Servicer to the extent not required to be deposited in the Certificate Account pursuant to Section 3.06.  The Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder (including the payment of any premiums for hazard insurance, and any Primary Insurance Policy and maintenance of the other forms of insurance coverage required by this Agreement) and shall not be entitled to reimbursement therefor except as specifically provided in this Agreement.

Section 3.16.                                Access to Certain Documentation.

The Servicer shall provide to the OTS and the FDIC and to comparable regulatory authorities supervising Holders of Certificates and Certificate Owners and the examiners and supervisory agents of the OTS, the FDIC, and such other authorities, access to the documentation regarding the Mortgage Loans required by applicable regulations of the OTS and the FDIC.  Access shall be afforded without charge, but only upon reasonable prior written request and during normal business hours at the offices designated by the Servicer.  Nothing in this Section 3.16 shall limit the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Mortgagors and the failure of the Servicer to provide access as provided in this Section 3.16 as a result of such obligation shall not constitute a breach of this Section 3.16.

Section 3.17.                                Annual Statement as to Compliance.

(a)           By March 15 of each year, commencing with 2008, the Servicer shall deliver to the Trustee via electronic mail (DBSEC.Notifications@db.com) and the Depositor and the Certificate Insurer an Officer’s Certificate signed by two Servicing Officers stating, as to each signer thereof, that (i) a review of the activities of the Servicer during the preceding calendar year (or applicable portion thereof) and of the performance of the Servicer under this Agreement has been made under such officer’s supervision, and (ii) to the best of such officer’s knowledge, based on the review, the Servicer has fulfilled all its obligations under this Agreement, in all material respects throughout the year (or applicable portion thereof), or, if there has been a failure to fulfill any obligation in any material respect, specifying each failure known to the officer and the nature and status thereof.

(b)           [Reserved].

(c)           The Trustee shall forward a copy of each such statement to each Rating Agency.  Copies of such statement shall be provided by the Trustee to any Certificateholder or Certificate Owner upon request at the Servicer’s expense, provided such statement is delivered by the Servicer to the Trustee.

Section 3.18.                                Errors and Omissions Insurance; Fidelity Bonds.

The Servicer shall obtain and maintain in force (a) policies of insurance covering errors and omissions in the performance of its obligations as Servicer hereunder and (b) a fidelity bond covering its officers, employees, and agents.  Each policy and bond shall, together, comply with the requirements from time to time of FNMA or FHLMC for persons performing servicing for mortgage loans purchased by FNMA or FHLMC.  If any policy or bond ceases to be in effect, the Servicer shall obtain a comparable replacement policy or bond from an insurer or issuer meeting the above requirements as of the date of the replacement.

Section 3.19.                                The Swap Contract, the Corridor Contract and the Cap Contract.

(a)           The Supplemental Interest Trustee shall (i) be subject to a standard of care and (ii) be entitled to all of the rights, privileges, immunities and indemnities identical to that of the Trustee under Article Eight of this Agreement.

(b)           The Depositor shall cause the Supplemental Interest Trustee to enter into the Swap Contract.  The Supplemental Interest Trustee’s rights to receive certain proceeds of the Swap Contract shall not be an asset of the Trust Fund or of any REMIC.  The Supplemental Interest Trustee shall deposit any amounts received from time to time from the Swap Counterparty into the Swap Reserve Fund.

Upon the Supplemental Interest Trustee obtaining actual knowledge of the rating of the Swap Counterparty falling below the Approved Rating Thresholds (as defined in the Swap Contract) (provided, however, that the Supplemental Interest Trustee shall have no obligation to conduct an independent investigation or inquiry in relation thereto), the Depositor shall instruct the Supplemental Interest Trustee in writing to execute an ISDA Credit Support Annex with the Swap Counterparty that meets the terms of the Swap Contract.  If an ISDA Credit Support Annex is executed, the Supplemental Interest Trustee shall demand payment of the Delivery Amount (as defined in the ISDA Credit Support Annex).  In addition, if an ISDA Credit Support Annex is negotiated, the Supplemental Interest Trustee shall create and maintain the Credit Support Collateral Account in accordance with Section 3.06 to hold cash or other eligible investments pledged under such ISDA Credit Support Annex.  Any cash or other eligible investments pledged under an ISDA Credit Support Annex shall not be part of the Swap Reserve Fund or the Distribution Account unless they are applied in accordance with such ISDA Credit Support Annex to make a payment due to the Supplemental Interest Trustee pursuant to the Swap Contract.

Upon the Supplemental Interest Trustee obtaining actual knowledge of an Event of Default (as defined in the Swap Contract) or Termination Event (as defined in the Swap Contract) (provided, however, that the Supplemental Interest Trustee shall have no obligation to conduct an independent investigation or inquiry in relation thereto) for which the Supplemental Interest Trustee has the right to designate an Early Termination Date (as defined in the Swap Contract), the Supplemental Interest Trustee shall act at the written direction of the Depositor as to whether to designate an Early Termination Date; provided, however, that the Supplemental Interest Trustee shall provide written notice to each Rating Agency following the Event of Default or Termination Event.  Upon the termination of the Swap Contract under the circumstances contemplated by this Section 3.19(b), the Supplemental Interest Trustee shall use its reasonable best efforts to enforce its rights as may be permitted by the terms of the Swap Contract and consistent with the terms of this Agreement.

Notwithstanding any other provision in this Agreement, in the event that the Swap Contract is terminated and the Supplemental Interest Trust enters into a replacement swap contract and the Supplemental Interest Trust is entitled to receive a payment from a replacement swap counterparty, the Supplemental Interest Trustee shall direct the replacement swap counterparty to make such payment to the Swap Reserve Fund in accordance with the provisions of this paragraph.  The Supplemental Interest Trustee shall pay to the Swap Counterparty the lesser of (x) the amount so received and (y) any Swap Termination Payment owed to the Swap Counterparty (to the extent not already paid by the Supplemental Interest Trust) that is being replaced immediately upon receipt of the replacement swap counterparty payment, regardless of whether the date of receipt thereof is a Distribution Date; provided that to the extent that the replacement swap counterparty payment is less than the Swap Termination Payment owed to the Swap Counterparty, any remaining amounts will be paid to the Swap Counterparty on the subsequent Distribution Date (unless the replacement swap counterparty payment is paid to the Swap  Counterparty on a Distribution Date, in which case such remaining amounts will be paid on such Distribution Date) in accordance with the priority of payments described in Section 4.02 of this Agreement.  For the avoidance of doubt, the parties agree that the Swap Counterparty shall have first priority to any replacement swap counterparty payment over the payment by the Supplemental Interest Trust to Certificateholders, any servicer, any custodian, the Trustee, Supplemental Interest Trustee or any other Person.

In the event that the Swap Counterparty in respect of a replacement swap contract pays any upfront amount to the Supplemental Interest Trustee, any portion of such upfront amount paid by the Swap Counterparty in respect of a replacement swap contract that is remitted to the Supplemental Interest Trustee shall be available, to the extent that the Available Funds were used on prior Distribution Dates to cover any Swap Termination Payments due to that Swap Counterparty under the original Swap Contract, for distribution on each succeeding Distribution Date in the manner described in Sections 4.02(a), 4.02(f) and 4.02(g)(i).

Any portion of any Net Swap Payment or Swap Termination Payment payable by the Swap Counterparty and not remitted to the Supplemental Interest Trustee with respect to any Distribution Date will be remitted to the Class AXPP Certificateholders and will not be available to make distributions in respect of any Class of Certificates.

(c)           The Depositor shall cause the Supplemental Interest Trustee to enter into the Corridor Contract.  The Supplemental Interest Trustee’s rights to receive certain proceeds of the Corridor Contract shall not be an asset of the Trust Fund or of any REMIC.  The Supplemental Interest Trustee shall deposit any amounts received from time to time from the Corridor Counterparty into the Corridor Contract Reserve Fund.

Beginning in November 2007, on the Business Day preceding each Distribution Date on or prior to the Corridor Contract Termination Date, the Supplemental Interest Trustee shall notify the Trustee of any amounts distributable to the LIBOR Certificates pursuant to Section 4.02(g)(ii) that will remain unpaid following all distributions to be made on such Distribution Date pursuant to Section 4.02(a) through (g)(ii).

Upon the Supplemental Interest Trustee obtaining actual knowledge of the rating of the Corridor Counterparty falling below the Approved Rating Thresholds (as defined in the Corridor Contract) (provided, however, that the Supplemental Interest Trustee shall have no obligation to conduct an independent investigation or inquiry in relation thereto), the Depositor shall instruct the Supplemental Interest Trustee in writing to execute an ISDA Credit Support Annex with the Corridor Counterparty that meets the terms of the Corridor Contract.  If an ISDA Credit Support Annex is executed, the Supplemental Interest Trustee shall demand payment of the Delivery Amount (as defined in the ISDA Credit Support Annex).  In addition, if an ISDA Credit Support Annex is negotiated, the Supplemental Interest Trustee shall create and maintain the Credit Support Collateral Account in accordance with Section 3.06 to hold cash or other eligible investments pledged under such ISDA Credit Support Annex.  Any cash or other eligible investments pledged under an ISDA Credit Support Annex shall not be part of the Corridor Contract Reserve Fund or the Distribution Account unless they are applied in accordance with such ISDA Credit Support Annex to make a payment due to the Supplemental Interest Trustee pursuant to the Corridor Contract.

Upon the Supplemental Interest Trustee obtaining actual knowledge of an Event of Default (as defined in the Corridor Contract) or Termination Event (as defined in the Corridor Contract) (provided, however, that the Supplemental Interest Trustee shall have no obligation to conduct an independent investigation or inquiry in relation thereto) for which the Supplemental Interest Trustee has the right to designate an Early Termination Date (as defined in the Corridor Contract), the Supplemental Interest Trustee shall act at the written direction of the Depositor as to whether to designate an Early Termination Date; provided, however, that the Supplemental Interest Trustee shall provide written notice to each Rating Agency following the Event of Default or Termination Event.  Upon the termination of the Corridor Contract under the circumstances contemplated by this Section 3.19(c), the Supplemental Interest Trustee shall use its reasonable best efforts to enforce its rights as may be permitted by the terms of the Corridor Contract and consistent with the terms of this Agreement.

(d)           The Depositor shall cause the Supplemental Interest Trustee to enter into the Cap Contract.  The Supplemental Interest Trustee’s rights to receive certain proceeds of the Cap Contract shall not be an asset of the Trust Fund or of any REMIC.  The Supplemental Interest Trustee shall deposit any amounts received from time to time from the Cap Counterparty into the Cap Contract Reserve Fund.

Beginning in September 2007, on the Business Day preceding each Distribution Date on or prior to the Cap Contract Termination Date, the Supplemental Interest Trustee shall notify the Trustee of any amounts distributable to the LIBOR Certificates pursuant to Section 4.02(g)(iii) that will remain unpaid following all distributions to be made on such Distribution Date pursuant to Section 4.02(a) through (g)(iii).

Upon the Supplemental Interest Trustee obtaining actual knowledge of the rating of the Cap Counterparty falling below the Approved Rating Thresholds (as defined in the Cap Contract) (provided, however, that the Supplemental Interest Trustee shall have no obligation to conduct an independent investigation or inquiry in relation thereto), the Depositor shall instruct the Supplemental Interest Trustee in writing to execute an ISDA Credit Support Annex with the Cap Counterparty that meets the terms of the Cap Contract.  If an ISDA Credit Support Annex is executed, the Supplemental Interest Trustee shall demand payment of the Delivery Amount (as defined in the ISDA Credit Support Annex).  In addition, if an ISDA Credit Support Annex is negotiated, the Supplemental Interest Trustee shall create and maintain the Credit Support Collateral Account in accordance with Section 3.06 to hold cash or other eligible investments pledged under such ISDA Credit Support Annex.  Any cash or other eligible investments pledged under an ISDA Credit Support Annex shall not be part of the Cap Contract Reserve Fund or the Distribution Account unless they are applied in accordance with such ISDA Credit Support Annex to make a payment due to the Supplemental Interest Trustee pursuant to the Cap Contract.

Upon the Supplemental Interest Trustee obtaining actual knowledge of an Event of Default (as defined in the Cap Contract) or Termination Event (as defined in the Cap Contract) (provided, however, that the Supplemental Interest Trustee shall have no obligation to conduct an independent investigation or inquiry in relation thereto) for which the Supplemental Interest Trustee has the right to designate an Early Termination Date (as defined in the Cap Contract), the Supplemental Interest Trustee shall act at the written direction of the Depositor as to whether to designate an Early Termination Date; provided, however, that the Supplemental Interest Trustee shall provide written notice to each Rating Agency following the Event of Default or Termination Event.  Upon the termination of the Cap Contract under the circumstances contemplated by this Section 3.19(d), the Supplemental Interest Trustee shall use its reasonable best efforts to enforce its rights as may be permitted by the terms of the Cap Contract and consistent with the terms of this Agreement.

Section 3.20.                                Notification of Adjustments.

On each Adjustment Date and Payment Adjustment Date, the Servicer shall make interest rate and payment adjustments, respectively, for each Mortgage Loan in compliance with the requirements of the related Mortgage and Mortgage Note and applicable regulations.  The Servicer shall execute and deliver the notices required by each Mortgage and Mortgage Note and applicable regulations regarding interest rate adjustments and Scheduled Payment adjustments.  The Servicer also shall provide timely notification to the Trustee of all applicable data and information regarding such interest rate adjustments and the Servicer’s methods of implementing such interest rate adjustments and Scheduled Payment adjustments.  Upon the discovery by the Servicer or the Trustee that the Servicer has failed to adjust or has incorrectly adjusted a Mortgage Rate or a Scheduled Payment pursuant to the terms of the related Mortgage Note and Mortgage, the Servicer shall immediately deposit in the Certificate Account from its own funds the amount of any loss caused thereby without reimbursement therefor; provided, however, the Servicer shall not be liable with respect to any interest rate adjustments or Scheduled Payment adjustments made by any servicer prior to the Servicer.

Section 3.21.                                Prepayment Charges.

(a)           The Servicer will not waive any part of any Prepayment Charge unless the waiver relates to a default or a reasonably foreseeable default, the Prepayment Charge would cause an undue hardship to the related borrower, the Mortgaged Property is sold by the Mortgagor, the collection of any Prepayment Charge would violate any relevant law or regulation or the waiving of the Prepayment Charge would otherwise benefit the Trust Fund and it is expected that the waiver would maximize recovery of total proceeds taking into account the value of the Prepayment Charge and related Mortgage Loan and doing so is standard and customary in servicing similar Mortgage Loans (including any waiver of a Prepayment Charge in connection with a refinancing of a Mortgage Loan that is related to a default or a reasonably foreseeable default).  The Servicer will not waive a Prepayment Charge in connection with a refinancing of a Mortgage Loan that is not related to a default or a reasonably foreseeable default.

(b)           If a Prepayment Charge is waived other than as permitted by the prior paragraph, then the Servicer is required to pay the amount of such waived Prepayment Charge, for the benefit of the Holders of the Class AXPP Certificates, by depositing such amount into the Distribution Account from its own funds, without any right of reimbursement therefor, together with and at the time that the amount prepaid on the related Mortgage Loan is required to be deposited into the Distribution Account.

(c)           The Seller represents and warrants to the Depositor and the Trustee , as of the Closing Date, that the information in the Prepayment Charge Schedule (including the attached prepayment charge summary) is complete and accurate in all material respects at the dates as of which the information is furnished and each Prepayment Charge is permissible and enforceable in accordance with its terms under applicable state law, except as the enforceability thereof is limited due to acceleration in connection with a foreclosure or other involuntary payment.

(d)           Upon discovery by the Servicer or upon actual knowledge by a Responsible Officer of the Trustee (provided, however, that the Trustee shall have no obligation to conduct an independent investigation or inquiry in relation thereto) of a breach of the foregoing clause (c) that materially and adversely affects the right of the Holders of the Class AXPP Certificates to any Prepayment Charge, the party discovering the breach shall give prompt written notice to the other parties.  Within 60 days of the earlier of discovery by the Servicer or receipt of notice by the Servicer of breach, the Servicer shall cure the breach in all material respects or shall pay into the Certificate Account the amount of the Prepayment Charge that would otherwise be due from the Mortgagor, less any amount representing such Prepayment Charge previously collected and paid by the Servicer into the Certificate Account.

Section 3.22.                                Late Payment Fees.

(a)           The Servicer shall not waive any part of any Late Payment Fee unless (i) the collection of any Late Payment Fee would violate any relevant law or regulation or (ii) the waiving of the Late Payment Fee would otherwise benefit the Trust Fund and it is expected that the waiver would maximize recovery of total proceeds taking into account the value of the Late Payment Fee and related Mortgage Loan and doing so is standard and customary in servicing similar Mortgage Loans (including the waiver of a Late Payment Fee in connection with a refinancing of a Mortgage Loan that is related to a default or a reasonably foreseeable default).

(b)           If the covenants made by the Servicer in clause (a) above is breached, the Servicer must pay into the Certificate Account prior to the Distribution Account Deposit Date following the end of the related Prepayment Period the amount of the waived Late Payment Fee.

(c)           The Servicer shall remit Late Payment Fees assessable and not waived pursuant to clause (a) above in accordance with Section 3.09.

ARTICLE FOUR

DISTRIBUTIONS AND ADVANCES BY THE SERVICER

Section 4.01.                                Advances.

(a)           The Servicer shall determine on or before each Servicer Advance Date whether it is required to make an Advance pursuant to the definition thereof.  If the Servicer determines it is required to make an Advance, it shall, on or before the Servicer Advance Date, either (i) deposit into the Certificate Account an amount equal to the Advance or (ii) make an appropriate entry in its records relating to the Certificate Account that any Amount Held for Future Distribution has been used by the Servicer in discharge of its obligation to make any such Advance.  Any funds so applied shall be replaced by the Servicer by deposit in the Certificate Account no later than the close of business on the next Servicer Advance Date.  The Servicer shall be entitled to be reimbursed from the Certificate Account for all Advances of its own funds made pursuant to this Section 4.01 as provided in Section 3.09.  The obligation to make Advances with respect to any Mortgage Loan shall continue if such Mortgage Loan has been foreclosed or otherwise terminated and the Mortgaged Property has not been liquidated.  The Servicer shall inform the Trustee of the amount of the Advance to be made on each Servicer Advance Date no later than the second Business Day before the related Distribution Date.

(b)           If the Servicer determines that it will be unable to comply with its obligation to make the Advances as and when described in the second sentence of Section 4.01(a), it shall use its best efforts to give written notice thereof to the Trustee (each such notice an “Advance Notice”; and such notice may be given by telecopy), not later than 3:00 P.M., New York time, on the Business Day immediately preceding the related Servicer Advance Date, specifying the amount that it will be unable to deposit (each such amount an “Advance Deficiency”) and certifying that such Advance Deficiency constitutes an Advance hereunder and is not a Nonrecoverable Advance.  If the Trustee receives a Trustee Advance Notice on or before 3:00 P.M., New York time on a Servicer Advance Date, the Trustee is entitled to and, at the direction of the Certificate Insurer shall, immediately terminate the Servicer under Section 7.01, and shall, not later than 3:00 P.M., New York time, on the related Distribution Date, deposit in the Distribution Account an amount equal to the Advance Deficiency identified in such Trustee Advance Notice unless it is prohibited from so doing by applicable law.  Notwithstanding the foregoing, the Trustee shall not be required to make such deposit if the Trustee shall have received written notification from the Servicer that the Servicer has deposited or caused to be deposited in the Certificate Account an amount equal to such Advance Deficiency by 3:00 P.M. New York time on the related Distribution Date.  If the Trustee has not terminated the Servicer, the Servicer shall reimburse the Trustee for the amount of any Advance (including interest at the Prime Rate on the day of such reimbursement published in The Wall Street Journal) on such amount, made by the Trustee pursuant to this Section 4.01(b) not later than the second day following the related Servicer Advance Date.  In the event that the Servicer does not reimburse the Trustee in accordance with the requirements of the preceding sentence, the Trustee shall immediately (a) terminate all of the rights and obligations of the Servicer under this Agreement in accordance with Section 7.01 and (b) subject to the limitations set forth in Section 3.05, assume all of the rights and obligations of the Servicer hereunder.

(c)           The Servicer shall, not later than the close of business on the Business Day immediately preceding each Servicer Advance Date, deliver to the Trustee a report (in form and substance reasonably satisfactory to the Trustee) that indicates (i) the Mortgage Loans with respect to which the Servicer has determined that the related Scheduled Payments should be advanced and (ii) the amount of the related Scheduled Payments.  The Servicer shall deliver to the Trustee on the related Servicer Advance Date an Officer’s Certificate of a Servicing Officer indicating the amount of any proposed Advance determined by the Servicer to be a Nonrecoverable Advance.

Section 4.02.                                Priorities of Distribution.

(a)           On each Distribution Date, the Trustee shall withdraw the Available Funds from the Distribution Account and apply such funds to distributions (after giving effect to any distributions pursuant to Sections 4.02(f) and 4.02(g)(i)) on the Certificates in the following priority in each case to the extent of Available Funds remaining:

(i)           to the Swap Reserve Fund, any Net Swap Payment or Swap Termination Payment (other than a Swap Termination Payment resulting from a Swap Counterparty Trigger Event) payable to the Swap Counterparty with respect to such Distribution Date;

(ii)           concurrently, (x) to the Certificate Insurer the monthly premium (and any monthly premium from prior Distribution Dates that remains unpaid with interest at the Late Payment Rate) for the Policy, and (y) to each interest-bearing Class and Component of Senior Certificates, an amount allocable to interest equal to the related Class Optimal Interest Distribution Amount, pro rata, based on their respective entitlements; provided that the amount otherwise distributable on the IO Component (after giving effect to any reduction in respect of Net Deferred Interest allocated to the IO Component on such Distribution Date), up to the amount of the Required Reserve Fund Deposit, shall be deposited in the Carryover Shortfall Reserve Fund to the extent required by Section 4.07;

(iii)           [reserved];

(iv)           concurrently, to the Classes and Component of Senior Certificates as follows:

(A)	[reserved]; and

(B)
on each Distribution Date, the Principal Amount, up to the amount of the Senior Principal Distribution Amount for such Distribution Date will be distributed, sequentially, to the following Classes and Component of Certificates in the following order of priority:

1.           the Class A-R Certificates, until its Class Certificate Balance is reduced to zero;

2.           concurrently,

(A)           85.0001123082%, as follows:

(x)            70.0000880848%, concurrently, to the Class A-1-1 and Class A-1-2 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero; and

(y)            29.9999119152%, sequentially, to the Class A-2-1, Class A-2-2, Class A-2-3 and Class A-2-4 Certificates, in that order, until their respective Class Certificate Balances are reduced to zero; and

(B)           14.9998876918%, to the Class A-3 Certificates, until its Class Certificate Balance is reduced to zero;

3.           to the PO Component, until its Component Principal Balance is reduced to zero; and

4.           to the Certificate Insurer, any Reimbursement Amounts owing to the Certificate Insurer under this Agreement and the Commitment Letter and any unpaid premium with interest at the Late Payment Rate;

(v)           to the Certificate Insurer, any Reimbursement Amounts owing to the Certificate Insurer under this Agreement and the Commitment Letter;

(vi)           On each Distribution Date, Available Funds remaining after making the distributions described in Section 4.02(a)(i) – (v) will be distributed to the Subordinated Certificates, subject to paragraph 4.02(e) below, in the following order of priority:

(A)           to the Class B-1 Certificates, an amount allocable to interest equal to the Class Optimal Interest Distribution Amount for such Class for such Distribution Date;

(B)           to the Class B-1 Certificates, an amount allocable to principal equal to its Pro Rata Share for such Distribution Date until the Class Certificate Balance thereof is reduced to zero;

(C)           to the Class B-2 Certificates, an amount allocable to interest equal to the Class Optimal Interest Distribution Amount for such Class for such Distribution Date;

(D)           to the Class B-2 Certificates, an amount allocable to principal equal to its Pro Rata Share for such Distribution Date until the Class Certificate Balance thereof is reduced to zero;

(E)           to the Class B-3 Certificates, an amount allocable to interest equal to the Class Optimal Interest Distribution Amount for such Class for such Distribution Date;

(F)           to the Class B-3 Certificates, an amount allocable to principal equal to its Pro Rata Share for such Distribution Date until the Class Certificate Balance thereof is reduced to zero;

(G)           to the Class B-4 Certificates, an amount allocable to interest equal to the Class Optimal Interest Distribution Amount for such Class for such Distribution Date;

(H)           to the Class B-4 Certificates, an amount allocable to principal equal to its Pro Rata Share for such Distribution Date until the Class Certificate Balance thereof is reduced to zero;

(I)           to the Class B-5 Certificates, an amount allocable to interest equal to the Class Optimal Interest Distribution Amount for such Class for such Distribution Date;

(J)           to the Class B-5 Certificates, an amount allocable to principal equal to its Pro Rata Share for such Distribution Date until the Class Certificate Balance thereof is reduced to zero;

(K)           to the Class B-6 Certificates, an amount allocable to interest equal to the Class Optimal Interest Distribution Amount for such Class for such Distribution Date;

(L)           to the Class B-6 Certificates, an amount allocable to principal equal to its Pro Rata Share for such Distribution Date until the Class Certificate Balance thereof is reduced to zero;

(M)           to the Class B-7 Certificates, an amount allocable to interest equal to the Class Optimal Interest Distribution Amount for such Class for such Distribution Date;

(N)           to the Class B-7 Certificates, an amount allocable to principal equal to its Pro Rata Share for such Distribution Date until the Class Certificate Balance thereof is reduced to zero;

(O)           to the Class B-8 Certificates, an amount allocable to interest equal to the Class Optimal Interest Distribution Amount for such Class for such Distribution Date;

(P)           to the Class B-8 Certificates, an amount allocable to principal equal to its Pro Rata Share for such Distribution Date until the Class Certificate Balance thereof is reduced to zero;

(Q)           to the Class B-9 Certificates, an amount allocable to interest equal to the Class Optimal Interest Distribution Amount for such Class for such Distribution Date;

(R)           to the Class B-9 Certificates, an amount allocable to principal equal to its Pro Rata Share for such Distribution Date until the Class Certificate Balance thereof is reduced to zero;

(S)           to the Class B-10 Certificates, an amount allocable to interest equal to the Class Optimal Interest Distribution Amount for such Class for such Distribution Date;

(T)           to the Class B-10 Certificates, an amount allocable to principal equal to its Pro Rata Share for such Distribution Date until the Class Certificate Balance thereof is reduced to zero;

(U)           to the Class B-11 Certificates, an amount allocable to interest equal to the Class Optimal Interest Distribution Amount for such Class for such Distribution Date;

(V)           to the Class B-11 Certificates, an amount allocable to principal equal to its Pro Rata Share for such Distribution Date until the Class Certificate Balance thereof is reduced to zero;

(W)           to the Class B-12 Certificates, an amount allocable to interest equal to the Class Optimal Interest Distribution Amount for such Class for such Distribution Date; and

(X)           to the Class B-12 Certificates, an amount allocable to principal equal to its Pro Rata Share for such Distribution Date until the Class Certificate Balance thereof is reduced to zero;

(vii)           to the Swap Reserve Fund, in an amount equal to any Swap Termination Payment due to the Swap Counterparty as a result of a Swap Counterparty Trigger Event; and

(viii)           to the Class A-R Certificates, any remaining amounts.

(b)           On each Distribution Date, all amounts representing Prepayment Charges (and amounts paid by the Servicer for waiving them) received during the related Prepayment Period will be distributed to the Holders of the Class AXPP Certificates.  On each Distribution Date, all amounts representing Late Payment Fees assessable during the related Prepayment Period (and amounts paid by the Servicer for waiving them less any such amounts not deposited into the Distribution Account by the preceding Distribution Account Deposit Date plus any such amounts deposited into the Distribution Account with respect to prior Prepayment Periods) will be distributed to the Holders of the Class L Certificates.

(c)           On each Distribution Date on or after the Senior Credit Support Depletion Date, notwithstanding the allocation and priority set forth in Section 4.02(a)(iii)(B), the portion of Available Funds available to be distributed as principal of the Senior Certificates shall be distributed first, concurrently, as principal, on such Classes, pro rata, on the basis of their respective Class Certificate Balances, until the Class Certificate Balances thereof are reduced to zero, and then to the Certificate Insurer, any Reimbursement Amounts owing to the Certificate Insurer under this Agreement and the Commitment Letter and any unpaid premium with interest at the Late Payment Rate.

(d)           On each Distribution Date, the amount referred to in clause (i) of the definition of Class Optimal Interest Distribution Amount for each Class of Certificates for such Distribution Date shall be reduced by the related Class’ pro rata share of Net Interest Shortfalls based on the related Class Optimal Interest Distribution Amount (for this purpose calculated pursuant to clause (i) only) for such Distribution Date in the absence of such Net Interest Shortfalls.

(e)           Notwithstanding the priority and allocation contained in Section 4.02(a), if, with respect to any Class of Subordinated Certificates, on any Distribution Date the sum of the related Class Subordination Percentages of such Class and of all Classes of Subordinated Certificates that have a higher numerical Class designation than such Class (the “Applicable Credit Support Percentage”) is less than the Original Applicable Credit Support Percentage for such Class, no distribution of Net Prepayments on the Mortgage Loans will be made to any such Classes (the “Restricted Classes”) and the amount of such Net Prepayments otherwise distributable to the Restricted Classes shall be distributed to the Classes of Subordinated Certificates having lower numerical Class designations than such Class, pro rata, based on their respective Class Certificate Balances immediately prior to such Distribution Date and shall be distributed in the sequential order set forth in Section 4.02(a)(vi).  Notwithstanding the foregoing, the Class of Subordinated Certificates then outstanding with the lowest numerical class designation shall not be a Restricted Class.

(f)           On each Distribution Date on or prior to the Swap Contract Termination Date, following the deposits to the Swap Reserve Fund pursuant to Section 3.06(g) but prior to the distributions described under Section 4.02(a), the Trustee shall distribute amounts on deposit in the Swap Reserve Fund in the following amounts and priority:

(i)           concurrently, to each Class of LIBOR Certificates that are Senior Certificates, the Class Optimal Interest Distribution Amount, pro rata based on the Class Optimal Interest Distribution Amount for each such Class and that Distribution Date (or, to the extent that the Class Optimal Interest Distribution Amount for the Class A-1-2, Class A-2-3 or Class A-3 Certificates was paid by a draw on the Policy, to reimburse the Certificate Insurer); and

(ii)           sequentially, to each Class of LIBOR Certificates that are Subordinated Certificates, in the order of their numerical designations, in each case in an amount equal to the Class Optimal Interest Distribution Amount for such Class and that Distribution Date.

(g)           On each Distribution Date, amounts with respect to Carryover Shortfall Amounts shall be distributed by the Trustee in the following priority:

(i)           following the deposits to the Swap Reserve Fund pursuant to Section 3.06(g) and the distributions described under Section 4.02(f), the Trustee shall distribute amounts on deposit in the Swap Reserve Fund in the following amounts and priority:

(A)           concurrently, to the Classes of LIBOR Certificates, pro rata, based on their respective Class Certificate Balances, up to the amount of the Carryover Shortfall Amount with respect to each such Class of Certificates for such Distribution Date,

(B)           concurrently, to the Classes of LIBOR Certificates, pro rata, based on their respective Carryover Shortfall Amounts for such Distribution Date not paid above, up to the amount of the Carryover Shortfall Amount with respect to each such Class of Certificates for such Distribution Date not paid above, and

(C)           to the Class AXPP Certificates, any remaining amounts.

(ii)           following the distributions described under Sections 4.02(a), 4.02(f) and 4.02(g)(i), amounts on deposit in the Corridor Contract Reserve Fund shall be distributed in the following amounts and priority:

(A)           concurrently, to the Classes of LIBOR Certificates, pro rata, based on their respective Class Certificate Balances, up to the amount of the Carryover Shortfall Amount with respect to each such Class of Certificates for such Distribution Date,

(B)           concurrently, to the Classes of LIBOR Certificates, pro rata, based on their respective Carryover Shortfall Amounts for such Distribution Date not paid above, up to the amount of the Carryover Shortfall Amount with respect to each such Class of Certificates for such Distribution Date not paid above, and

(C)           any remaining amounts, to the Class C-X Certificates.

(iii)           following the distributions described under Sections 4.02(a), 4.02(f), 4.02(g)(i) and 4.02(g)(ii), amounts on deposit in the Cap Contract Reserve Fund shall be distributed in the following amounts and priority:

(A)           to the Class A-2-3 Certificates, up to the amount of the Carryover Shortfall Amount with respect to the Class A-2-3 Certificates for such Distribution Date,

(B)           concurrently, to the Classes of LIBOR Certificates (other than the Class A-2-3 Certificates), pro rata, based on their respective Class Certificate Balances, up to the amount of the Carryover Shortfall Amount with respect to each such Class of Certificates for such Distribution Date,

(C)           concurrently, to the Classes of LIBOR Certificates (other than the Class A-2-3 Certificates), pro rata, based on their respective Carryover Shortfall Amounts for such Distribution Date not paid above, up to the amount of the Carryover Shortfall Amount with respect to each such Class of Certificates for such Distribution Date not paid above, and

(D)           any remaining amounts, to the Class C-X Certificates.

(iv)           the Trustee shall withdraw from the Carryover Shortfall Reserve Fund, from amounts otherwise distributable to the IO Component on such Distribution Date, an amount equal to the lesser of the Required Reserve Fund Deposit and the amount on deposit in the Carryover Shortfall Reserve Fund, for distribution as follows:

(A)           concurrently, to the Classes of LIBOR Certificates, pro rata, based on their respective Carryover Shortfall Amounts for such Distribution Date not paid above, up to the amount of the Carryover Shortfall Amount with respect to each such Class of Certificates for such Distribution Date not paid above and

(B)           to the Class AXPP Certificates, any remaining amounts.

(h)           If the amount of a Realized Loss on a Mortgage Loan has been reduced by application of Subsequent Recoveries with respect to such Mortgage Loan, subject to the following paragraph with respect to the Insured Certificates, the amount of such Subsequent Recoveries will be applied sequentially, in the order of payment priority, to increase the Class Certificate Balance or Component Principal Balance of each Class or Component of Certificates to which Realized Losses have been allocated, but in each case by not more than the amount of Realized Losses previously allocated to that Class or Component of Certificates pursuant to Section 4.05.  Holders of interest-bearing Certificates will not be entitled to any payment in respect of the Class Optimal Interest Distribution Amount on the amount of such increases for any Interest Accrual Period preceding the Distribution Date on which such increase occurs.  Any such increases shall be applied to the Certificate Balance of each Certificate of such Class in accordance with its respective Percentage Interest.

To the extent a Realized Loss with respect to a Class of Insured Certificates was covered under the Policy, the Class Certificate Balance of that Class will not be increased by any related Subsequent Recovery and such Subsequent Recovery shall instead be paid to the Certificate Insurer to the extent of any Reimbursement Amount owing to the Certificate Insurer.

(i)           Notwithstanding anything to the contrary in this Agreement, for so long as any Hedged Certificates are held by the Seller or its Affiliates, the Supplemental Interest Trustee shall not knowingly distribute any amounts received under the Corridor Contract, Cap Contract or Swap Contract, as applicable, in respect of any Hedged Certificates held by the Seller or any of its Affiliates, and any such amounts shall instead be distributed in accordance with Section 4.02(g) excluding those Certificates that are held by the Seller or its Affiliates.  At least six (6) Business Days prior to the related Distribution Date, the Seller shall make available to the Supplemental Interest Trustee a statement containing the names of the Seller and/or any of its Affiliates that own any Certificates during the immediately preceding Interest Accrual Period and/or as of the date of the such statement to the Supplemental Interest Trustee.  The Seller and its Affiliates hereby agree that neither the Seller nor any of its Affiliates shall undertake to sell any Certificates held by such entities or purchase any additional Certificates from the date of such statement to the Supplemental Interest Trustee until the first day following the related Distribution Date.  Any amounts received by the Seller or any of its Affiliates under the Corridor Contract, Cap Contract or Swap Contract, as applicable, in respect of any Certificates owned by the Seller or any of its Affiliates, or in error or otherwise, shall be immediately returned by the Seller to the Supplemental Interest Trustee, and then distributed by the Supplemental Interest Trustee to other entitled Certificateholders of such Class in accordance with Section 4.02(g) and if no such other Certificateholders, to UBS Securities LLC.

Section 4.03.                                [Reserved].

Section 4.04.                                Allocation of Net Deferred Interest.

(a)           For any Distribution Date, the Senior Percentage of the Net Deferred Interest will be allocated among the Senior Certificates and the Subordinated Percentage of the Net Deferred Interest will be allocated to the Subordinated Certificates.  For any Distribution Date and interest-bearing Class of Certificates, the Net Deferred Interest on the Mortgage Loans will be allocated to each Class of Certificates in an amount equal to the excess, if any of

(i)           the interest accrued during the related Interest Accrual Period at the applicable Pass-Through Rate on the related Class Certificate Balance or Notional Amount, as the case may be, immediately prior to the applicable Distribute Date over

(ii)           the amount of interest to which such Class would have been entitled if the Pass-Through Rate for such Class were equal to the Adjusted Cap Rate for such Class and Distribution Date.

(b)           On each Distribution Date, any amount of Net Deferred Interest allocable to an interest-bearing Class of Certificates (other than the Class AXPP Certificates) on such Distribution Date shall be added as principal to the outstanding Class Certificate Balance of such Class of Certificates. With respect to the Class AXPP Certificates and each Distribution Date, any amount of Net Deferred Interest that is allocated to the IO Component on such Distribution Date shall be added as principal to the outstanding Component Principal Balance of the PO Component.

Section 4.05.                                Allocation of Realized Losses.

(a)           On or prior to each Determination Date, the Trustee shall determine the total amount of Realized Losses with respect to each related Distribution Date.  Any Realized Loss with respect to any Distribution Date shall be allocated first to the Subordinated Certificates in reverse order of their respective numerical Class designations (beginning with the Class of Subordinated Certificates then outstanding with the highest numerical Class designation), and then to the Class A-3 Certificates, until the respective Class Certificate Balance of each such Class is reduced to zero.  Any remaining Realized Losses will be allocated concurrently, to the Class A-1-1, Class A-1-2, Class A-2-1, Class A-2-2, Class A-2-3 and Class A-2-4 Certificates and the PO Component, pro rata, until their respective Class Certificate Balances and Component Principal Balance are reduced to zero; provided, however, that any Realized Losses on the Mortgage Loans that would otherwise be allocated to the Class A-1-1 Certificates will instead first be allocated to the Class A-1-2 Certificates until its Class Certificate Balance is reduced to zero.

(b)           The Class Certificate Balance of the Class of Subordinated Certificates then outstanding with the highest numerical Class designation shall be reduced on each Distribution Date by the amount, if any, by which the aggregate Class Certificate Balance of all outstanding Classes of Certificates (after giving effect to the distribution of principal and the allocation of Realized Losses on such Distribution Date) exceeds the aggregate Stated Principal Balance of the Mortgage Loans as of the Due Date in the month of such Distribution Date (after giving effect to Principal Prepayments in the Prepayment Period related to such Due Date).

(c)           Any Realized Loss allocated to a Class or Component of Certificates or any reduction in the Class Certificate Balance of a Class of Certificates pursuant to Section 4.05(a) or (b) shall be allocated among the Certificates of such Class in proportion to their respective Certificate Balances.

(d)           Any allocation of Realized Losses to a Certificate or any reduction in the Certificate Balance of a Certificate pursuant to Section 4.05(a) or (b) shall be accomplished by reducing the Certificate Balance thereof immediately following the distributions made on the related Distribution Date in accordance with the definition of Certificate Balance.

Section 4.06.                                Monthly Statements to Certificateholders.

(a)           Not later than each Distribution Date, the Trustee shall prepare and make available on its website at https://www.tss.db.com/invr to each Certificateholder, the Certificate Insurer, the Servicer and the Depositor a statement for the related distribution of:

(i)           the applicable Record Dates, Interest Accrual Periods and Determination Dates for calculating distributions for such Distribution Date;

(ii)           the amount of funds received from the Servicer for such Distribution Date separately identifying amounts received in respect of the Mortgage Loans and the amount of Advances included in the distribution on the Distribution Date;

(iii)           the Servicing Fee and Trustee Fee for such Distribution Date;

(iv)           the aggregate amount of expenses paid from amounts on deposit in (x) the Certificate Account and (y) the Distribution Account;

(v)           the amount of the distribution allocable to principal, separately identifying the aggregate amount of any Principal Prepayments and Liquidation Proceeds included therein;

(vi)           the amount of the distribution allocable to interest, any Class Unpaid Interest Amounts included in the distribution and any remaining Class Unpaid Interest Amounts after giving effect to the distribution;

(vii)           if the distribution to the Holders of any Class of Certificates is less than the full amount that would be distributable to them if sufficient funds were available, the amount of the shortfall and the allocation of the shortfall between principal and interest;

(viii)           the aggregate amount of Realized Losses and in the aggregate incurred and Subsequent Recoveries, if any, received during the preceding calendar month and aggregate Realized Losses through such Distribution Date;

(ix)           the Class Certificate Balance of each Class of Certificates before and after giving effect to the distribution of principal on the Distribution Date;

(x)           the Pass-Through Rate for each Class of Certificates with respect to the Distribution Date;

(xi)           the number of Mortgage Loans and the Pool Stated Principal Balance as the first day of the related Due Period and the last day of the related Due Period;

(xii)           as of the last day of the related Due Period:

(A)           the weighted average mortgage rate of the Mortgage Loans, and

(B)           the weighted average remaining term to maturity of the Mortgage Loans;

(xiii)           the number and aggregate outstanding balance of the Mortgage Loans as of the end of the preceding calendar month:

(A)           delinquent (exclusive of Mortgage Loans in foreclosure) (1) 30 to 59 days, (2) 60 to 89 days and (3) 90 or more days and

(B)           in foreclosure and delinquent (1) 30 to 59 days, (2) 60 to 89 days and (3) 90 or more days,

as of the close of business on the last day of the calendar month preceding the Distribution Date;

(xiv)           for each of the preceding 12 calendar months, or all calendar months since the Cut-off Date, whichever is less, the aggregate dollar amount of the Scheduled Payments (A) due on all Outstanding Mortgage Loans on the Due Date in such month and (B) delinquent sixty (60) days or more (determined in the same manner as for determining Scheduled Payment delinquencies that result in a Mortgage Loan being a 60+ Day Delinquent Loan) on the Due Date in such month;

(xv)           with respect to any Mortgage Loan that became an REO Property during the preceding calendar month, the loan number and Stated Principal Balance of the Mortgage Loan as of the close of business on the Determination Date preceding the Distribution Date;

(xvi)           the total number and principal balance of any REO Properties as of the close of business on the Determination Date preceding the Distribution Date;

(xvii)                      the aggregate amount of Principal Prepayments received during the related Prepayment Period and the number of Mortgage Loans subject to such Principal Prepayments;

(xviii)                      the aggregate amount of Advances reimbursed during the related Due Period, the general source of funds for such reimbursements and the aggregate amount of Advances outstanding as of the close of business on the Determination Date;

(xix)           the aggregate amount of Servicing Advances reimbursed during the related Due Period, the general source of funds for such reimbursements and the aggregate amount of Servicing Advances outstanding as of the close of business on the Determination Date;

(xx)           the aggregate number and outstanding principal balance of Mortgage Loans repurchased during the related Due Period due to material breaches of representations and warranties regarding such Mortgage Loans;

(xxi)           Deferred Interest, Net Deferred Interest and Carryover Shortfall Amounts for each Class of Certificates;

(xxii)                      Amounts due and received under the Swap Contract, Corridor Contract and Cap Contract for the Distribution Date;

(xxiii)                      with respect to the second Distribution Date, the number and aggregate balance of any Delay Delivery Mortgage Loans not delivered within the time periods specified in the definition of Delay Delivery Mortgage Loans;

(xxiv)                      the amount of any Relief Act Reductions and Prepayment Interest Shortfalls for the Distribution Date;

(xxv)                      the designation of any Class of LIBOR Certificates the Pass-Through Rate of which was limited by the related Net WAC Cap for the Distribution Date;

(xxvi)                      the amount paid by the Certificate Insurer under the Policy with respect to each of the Class A-1-2, Class A-2-3 and Class A-3 Certificates for that Distribution Date; and all amounts paid to the Certificate Insurer in respect of the Reimbursement Amount and the monthly premium (and any monthly premium from prior Distribution Dates that remains unpaid with interest at the Late Payment Rate) for that Distribution Date; and

(xxvii)                      Prepayment Charges and Late Payment Fees collected, waived, and paid by the Servicer.

The Trustee’s responsibility for disbursing the above information to the Certificateholders is limited to the availability, timeliness and accuracy of the information derived from the Servicer.

By the Reporting Date, the Servicer shall provide to the Trustee in electronic form the information needed to determine the distributions to be made pursuant to Section 4.02 and any other information on which the Servicer and the Trustee mutually agree.

(b)           On or before the fifth Business Day following the end of each Prepayment Period (but in no event later than the third Business Day prior to the related Distribution Date), the Servicer shall deliver to the Trustee (which delivery may be by electronic data transmission) a report in substantially the form set forth as Schedule IV.

(c)           Within a reasonable period of time after the end of each calendar year, the Trustee shall cause to be furnished to each Person who at any time during the calendar year was a Certificateholder, a statement containing the information set forth in clauses (a)(v) and (a)(vi) of this Section 4.05 aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder.  Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee pursuant to any requirements of the Code as from time to time in effect.

Section 4.07.                                Carryover Shortfall Reserve Fund.

(a)           On the Closing Date, the Trustee shall establish and maintain in its name, in trust for the benefit of the Holders of the LIBOR Certificates and the Class AXPP Certificates, a Carryover Shortfall Reserve Fund, into which the Depositor shall deposit $3,000.  The Carryover Shortfall Reserve Fund shall be an Eligible Account, and funds on deposit therein shall be held separate and apart from, and shall not be commingled with, any other moneys, including, without limitation, other moneys of the Trustee held pursuant to this Agreement. The Carryover Shortfall Reserve Fund shall not be an asset of any REMIC established by this Agreement.

(b)           On each Distribution Date, the Class Optimal Interest Distribution Amount that would otherwise be distributable with respect to the IO Component shall instead be deposited in the Carryover Shortfall Reserve Fund to the extent of the Required Reserve Fund Deposit.

(c)           On any Distribution Date for which a Carryover Shortfall Amount exists with respect to any Class of LIBOR Certificates (after distributing amounts from the Derivative Reserve Funds), the Trustee shall withdraw from the Carryover Shortfall Reserve Fund, the amount of such Carryover Shortfall Amount for distribution on such Distribution Date pursuant to Section 4.02(g)(iv).  Any excess of the Net WAC Cap over LIBOR plus the applicable Pass-Through Margin in respect of any Class of LIBOR Certificates on the first Distribution Date will be treated as paid from the Carryover Shortfall Reserve Fund to the Master REMIC and from the Master REMIC to such Class of Certificates.

(d)           Funds in the Carryover Shortfall Reserve Fund shall not be invested. The Class AXPP Certificates shall evidence ownership of the Carryover Shortfall Reserve Fund for federal income tax purposes.

(e)           Upon termination of the Trust Fund any amounts remaining in the Carryover Shortfall Reserve Fund shall be distributed to the Class AXPP Certificateholders.

Section 4.08.                                Determination of Pass-Through Rates for LIBOR Certificates.

On each LIBOR Determination Date so long as the LIBOR Certificates are outstanding, the Trustee will determine LIBOR on the basis of the British Bankers’ Association (“BBA”) “Interest Settlement Rate” for one-month deposits in U.S. dollars as found on Reuters Page LIBOR01 as of 11:00 a.m. London time on each LIBOR Determination Date.

(a)           If LIBOR cannot be determined as provided in the first paragraph of this Section 4.08, the Trustee shall either (i) request each Reference Bank to inform the Trustee of the quotation offered by its principal London office for making one-month United States dollar deposits in leading banks in the London interbank market, as of 11:00 a.m. (London time) on such LIBOR Determination Date or (ii) in lieu of making any such request, rely on such Reference Bank quotations that appear at such time on the Reuters Screen LIBO Page (as defined in the International Swap Dealers Association Inc. Code of Standard Wording, Assumptions and Provisions for Swaps, 1986 Edition), to the extent available.

(b)           LIBOR for the next Interest Accrual Period for a Class of LIBOR Certificates will be established by the Trustee on each LIBOR Determination Date as follows:

(i)           If on any LIBOR Determination Date two or more Reference Banks provide such offered quotations, LIBOR for the next Interest  Accrual Period for a Class of LIBOR Certificates shall be the arithmetic mean of such offered quotations (rounding such arithmetic mean upwards if necessary to the nearest whole multiple of 1/32%).

(ii)           If on any LIBOR Determination Date only one or none of the Reference Banks provides such offered quotations, LIBOR for the next Interest Accrual Period for a Class of LIBOR Certificates shall be whichever is the higher of (i) LIBOR as determined on the previous LIBOR Determination Date or (ii) the Reserve Interest Rate.  The “Reserve Interest Rate” shall be the rate per annum which the Trustee determines to be either (i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 1/32%) of the one-month United States dollar lending rates that New York City banks selected by the Trustee are quoting, on the relevant LIBOR Determination Date, to the principal London offices of at least two of the Reference Banks to which such quotations are, in the opinion of the Trustee, being so made, or (ii) in the event that the Trustee can determine no such arithmetic mean, the lowest one-month United States dollar lending rate which New York City banks selected by  the Trustee are quoting on such LIBOR Determination Date  to leading European banks.

(iii)           If on any LIBOR Determination Date the Trustee is required but is unable to determine the Reserve Interest Rate in the manner provided in paragraph (b) above, LIBOR shall be LIBOR as determined on the preceding LIBOR Determination Date, or, in the case of the first LIBOR Determination Date, the Initial LIBOR Rate.

(c)           Until all of the LIBOR Certificates are paid in full, the Trustee will at all times retain at least four Reference Banks for the purpose of determining LIBOR with respect to each LIBOR Determination Date.  The Servicer initially shall designate the Reference Banks.  Each “Reference Bank” shall be a leading bank engaged in transactions in Eurodollar deposits in the international Eurocurrency market, shall not control, be controlled by, or be under common control with, the Trustee and shall have an established place of business in London.  If any such Reference Bank should be unwilling or unable to act as such or if the Servicer should terminate its appointment as Reference Bank, the Trustee shall promptly appoint or cause to be appointed another Reference Bank.  The Trustee shall have no liability or responsibility to any Person for (i) the selection of any Reference Bank for purposes of determining LIBOR or (ii) any inability to retain at least four Reference Banks which is caused by circumstances beyond its reasonable control.

(d)           The Pass-Through Rate for each Class of LIBOR Certificates for each related Interest Accrual Period shall be determined by the Trustee on each LIBOR Determination Date so long as the LIBOR Certificates are outstanding on the basis of LIBOR and the respective formulae appearing in footnotes corresponding to the LIBOR Certificates in the table relating to the Certificates in the Preliminary Statement.

(e)           In determining LIBOR, any Pass-Through Rate for the LIBOR Certificates, any Interest Settlement Rate, or any Reserve Interest Rate, the Trustee may conclusively rely and shall be protected in relying upon the offered quotations (whether written, oral or on the Dow Jones Markets) from the BBA designated banks, the Reference Banks or the New York City banks as to LIBOR, the Interest Settlement Rate or the Reserve Interest Rate, as appropriate, in effect from time to time.  The Trustee shall not have any liability or responsibility to any Person for (i) the Trustee’s selection of New York City banks for purposes of determining any Reserve Interest Rate or (ii) its inability, following a good-faith reasonable effort, to obtain such quotations from, the BBA designated banks, the Reference Banks or the New York City banks or to determine such arithmetic mean, all as provided for in this Section 4.08.

(f)           The establishment of LIBOR and each Pass-Through Rate for the LIBOR Certificates by the Trustee shall (in the absence of manifest error) be final, conclusive and binding upon each Holder of a Certificate and the Trustee.

(g)           The Pass-Through Rate for the Interest Accrual Period for the first Distribution Date for each Class of LIBOR Certificates is set forth in the applicable footnote under the heading “Master REMIC” in the Preliminary Statement.

Section 4.09.                                Supplemental Interest Trust.

On the Closing Date, there is hereby established a separate trust (the “Supplemental Interest Trust”), the assets of which shall consist of the Supplemental Interest Trustee’s rights and obligations under the Swap Contract, the Corridor Contract and the Cap Contract and that will be treated as a “grantor trust” for federal income tax purposes.  The Supplemental Interest Trust shall be maintained by the Supplemental Interest Trustee.

Section 4.10.                                Policy; Rights of the Certificate Insurer.

(a)           Each of the Trustee, the Depositor and, by accepting its Certificate, each Holder of an Insured Certificate agrees that unless a Certificate Insurer Default exists, the Certificate Insurer shall have the sole right to exercise all consent, voting, direction and other control rights of the Holders of the Insured Certificates under this Agreement without any further consent of the Holders of the Insured Certificates.

(b)           If, at or before 12:00 noon, New York City time on the second Business Day prior to the next succeeding Distribution Date, the Trustee determines that the funds that will be on deposit in the Distribution Account, to the extent distributable to the Holders of the Insured Certificates pursuant to Section 4.02, are insufficient to pay the related Policy Draw Amount for such Distribution Date, the Trustee shall give notice by telephone or telecopy of the aggregate amount of such deficiency, confirmed in writing in the form set forth as Exhibit A to the endorsement to the Policy, to the Certificate Insurer and the Fiscal Agent at or before 12:00 noon, New York City time, on the second Business Day prior to such Distribution Date.  If, subsequent to such notice, and prior to payment by the Certificate Insurer pursuant to such notice, additional amounts are deposited in the Distribution Account, the Trustee shall promptly notify the Certificate Insurer and withdraw the notice or reduce the amount claimed, as appropriate.

Following Receipt (as defined below) by the Certificate Insurer of such notice in such form, the Certificate Insurer will pay any amount payable under the Policy on the later to occur of (i) 12:00 noon New York City time on the second Business Day following such receipt and (ii) 12:00 noon New York City time on the Distribution Date to which such claims relates, as provided in the endorsement to the Policy.

(c)           The Trustee shall receive and distribute all amounts required to be paid by the Certificate Insurer under the Policy and provide any notices required to be provided thereunder.  The Trustee on behalf of the Trust shall establish a segregated non-interest bearing trust account for the benefit of Holders of the Insured Certificates and the Certificate Insurer referred to herein as the “Policy Payments Account” over which the Trustee shall have exclusive control and sole right of withdrawal. The Trustee shall deposit any amount paid under the Policy in the Policy Payments Account and distribute such amount only for purposes of payment to Holders of Insured Certificates of the Scheduled Payments (as defined in the Policy) or any amount in respect of a Preference Claim for which a claim under the Policy was made, and such amount may not be applied to satisfy any costs, expenses or liabilities of the Trustee or the Trust Fund.  Amounts paid under the Policy shall be transferred to the Distribution Account in accordance with the next succeeding paragraph and disbursed by the Trustee to Holders of the Insured Certificates entitled to such amounts in accordance with Section 4.02. It shall not be necessary for such payments to be made by checks or wire transfers separate from the checks or wire transfers used to pay the other distributions to be made to such Holders pursuant to Section 4.02.  However, the amount of any payment of principal of or interest on the Insured Certificates to be paid from funds transferred from the Policy Payments Account shall be noted in the Certificate Register and in the statement to be furnished to Holders of the Insured Certificates pursuant to Section 4.02.  Funds held in the Policy Payments Account shall not be invested.

(d)           On any Distribution Date with respect to which a claim has been made under the Policy, the amount of any funds received by the Trustee as a result of any claim under the Policy, to the extent required to pay the Policy Draw Amount on such Distribution Date, shall be withdrawn from the Policy Payments Account and deposited in the Distribution Account and applied by the Trustee, directly to the payment in full of the Policy Draw Amount due on the Insured Certificates. Funds received by the Trustee as a result of any claim under the Policy shall be deposited by the Trustee in the Policy Payments Account and used solely for payment to the Holders of the Insured Certificates and may not be applied to satisfy any costs, expenses or liabilities of the Trustee or the Trust Fund. Any funds remaining in the Policy Payments Account on the first Business Day following a Distribution Date shall be remitted to the Certificate Insurer, pursuant to (and subject to receipt of) the written instructions of the Certificate Insurer, by the end of such Business Day.

(e)           The Trustee shall keep complete and accurate records in respect of (i) all funds remitted to it by the Certificate Insurer and (ii) the allocation of such funds to (A) payments of interest on and principal in respect of each Class of Insured Certificates, (B) Realized Losses allocated to each Class of the Insured Certificates and (C) the amount of funds available to make distributions on the Insured Certificates pursuant to Section 4.02. The Certificate Insurer shall have the right to inspect such records at reasonable times during normal business hours upon two Business Days’ prior written notice to the Trustee.

(f)           The Trustee shall promptly notify the Certificate Insurer of: (A) the commencement of any proceeding of which a Responsible Officer of the Trustee, as applicable, has actual knowledge by or against the Depositor commenced under the United States bankruptcy code or any other applicable bankruptcy, insolvency, receivership, rehabilitation or similar law (an “Insolvency Proceeding”) (provided, however, that the Supplemental Interest Trustee shall have no obligation to conduct an independent investigation or inquiry in relation thereto) and (B) the making of any claim of which a Responsible Officer of the Trustee has actual knowledge in connection with any Insolvency Proceeding seeking the avoidance as a preferential transfer (a “Preference Claim”) (provided, however, that the Supplemental Interest Trustee shall have no obligation to conduct an independent investigation or inquiry in relation thereto) of any distribution made with respect to the Insured Certificates.  Each Holder of an Insured Certificate, by its purchase of such Certificate, hereby agrees that the Certificate Insurer (so long as no Certificate Insurer Default has occurred and is continuing) may at any time during the continuation of any proceeding relating to a Preference Claim direct all matters relating to such Preference Claim, including, without limitation, (i) the direction of any appeal of any order relating to such Preference Claim and (ii) the posting of any surety, supersedeas or performance bond pending any such appeal. In addition and without limitation of the foregoing, the Certificate Insurer shall be subrogated to the rights, if any, of the Trustee and each Holder of an Insured Certificate in the conduct of any such Preference Claim, including all rights of any party to an adversary proceeding action with respect to any court order issued in connection with any such Preference Claim.

(g)           The Trustee acknowledges, and each Holder of an Insured Certificate by its acceptance of the Insured Certificate agrees, that, without the need for any further action on the part of the Certificate Insurer or the Trustee, to the extent the Certificate Insurer makes payments, directly or indirectly, on account of principal of or interest on any Insured Certificates, the Certificate Insurer will be fully subrogated to the rights of the Holders of such Insured Certificates to receive such principal and interest from the Trust Fund.  The Holders of the Insured Certificates, by acceptance of their respective Insured Certificates, assign their rights as Holders of such Insured Certificates to the extent of the Certificate Insurer’s interest with respect to amounts paid under the Policy.  Anything herein to the contrary notwithstanding, solely for purposes of determining the premium payable to the Certificate Insurer under Section 4.02 and the Certificate Insurer’s rights, as applicable, as subrogee for payments distributable pursuant to Section 4.02, any payment with respect to distributions to the Insured Certificates which is made with funds received pursuant to the terms of the Policy, shall not be considered payment of the Insured Certificates from the Trust Fund and shall not result in the distribution or the provision for the distribution in reduction of the Certificate Principal Balance of the Insured Certificates within the meaning of Article Four.

(h)           Upon its becoming aware of the occurrence of an Event of Default, the Trustee shall promptly notify the Certificate Insurer of such Event of Default. The Trustee and the Depositor shall cooperate in all respects with any reasonable request by the Certificate Insurer for action to preserve or enforce the Certificate Insurer’s rights or interests under this Agreement without limiting the rights or affecting the interests of the Holders as otherwise set forth herein.

(i)           With respect to this Section 4.10, (i) the term “Receipt” and “Received” shall mean actual delivery to the Certificate Insurer and the Fiscal Agent, if any, prior to 12:00 noon, New York City time, on a Business Day; delivery either on a day that is not a Business Day or after 12:00 noon, New York City time, shall be deemed to be Received on the next succeeding Business Day.  If any notice or certificate given under the Policy by the Trustee is not in proper form or is not properly completed, executed or delivered, or contains any misstatement, it shall be deemed not to have been Received.  The Certificate Insurer or its Fiscal Agent, if any, shall promptly so advise the Trustee, and the Trustee may submit an amended notice and (ii) “Business Day” means any day other than (A) a Saturday or Sunday or (B) a day on which banking institutions in New York or California or the city in which the Corporate Trust Office of the Trustee is located, are authorized or obligated by law or executive order to be closed.

(j)           Each Holder of an Insured Certificate, by its acceptance of such Insured Certificate or interest therein, hereby acknowledges and agrees that the Policy does not cover Net Interest Shortfalls or shortfalls resulting from the application of the Net WAC Cap nor does the Policy guarantee to the Holders of the Insured Certificates any particular rate of principal payment.  In addition, the Policy does not cover shortfalls, if any, attributable to the liability of the Trust, any REMIC, the Trustee for withholding taxes due on the payments made to the Holders of the Insured Certificates, if any, (including interest and penalties in respect of any liability for withholding taxes).

(k)           The Trustee is hereby designated, appointed, authorized and directed to administer pursuant to, and to hold, receive and make all payments under, the Policy and the Indemnification Agreement, dated as of June 29, 2007, among the Depositor, the Sponsor, UBS Securities LLC, as underwriter, and the Certificate Insurer, on behalf of the Holders of Insured Certificates and the Trustee in accordance with the provisions of this Agreement, including to deliver on behalf of the Trust Fund the notices in accordance with Section 10.05 and to make, on behalf of and with full power to bind the Trust Fund, any of the agreements or covenants of the Trust Fund contained therein.

(l)           All notices, statements, reports, certificates or opinions required by this Agreement to be delivered to the Rating Agencies or the Holders of the Insured Certificates shall also be delivered to the Certificate Insurer at the address set forth in Section 10.05.  All references in this Agreement to the ratings assigned to the Certificates shall be without regard to the Policy.  All references in this Agreement and in the Insured Certificates to the benefit of the Certificateholders shall be deemed to include the Certificate Insurer.

(m)           Payments to the Certificate Insurer will be made by wire transfer of immediately available funds to the following account:

Bank:	The Bank of New York, New York
ABA Number:	021-000-018
For the Account of:	Financial Security Assurance Inc.
Account Number:	8900-297-263
Policy Number:	51852-N

ARTICLE FIVE

THE CERTIFICATES

Section 5.01.                                The Certificates.

The Certificates shall be substantially in the forms attached hereto as exhibits.  The Certificates shall be issuable in registered form, in the minimum denominations, integral multiples in excess thereof (except that one Certificate in each Class may be issued in a different amount which must exceed the applicable minimum denomination) and aggregate denominations per Class set forth in the Preliminary Statement.

Subject to Section 9.02 respecting the final distribution on the Certificates, on each Distribution Date the Trustee shall make distributions to each Certificateholder of record on the preceding Record Date either (x) by wire transfer in immediately available funds to the account of such holder at a bank or other entity having appropriate facilities therefor, if such Holder has so notified the Trustee at least five Business Days before the related Record Date or (y) by check mailed by first class mail to such Certificateholder at the address of such holder appearing in the Certificate Register.

The Trustee shall execute the Certificates by the manual or facsimile signature of an authorized officer.  Certificates bearing the manual or facsimile signatures of individuals who were, at the time such signatures were affixed, authorized to sign on behalf of the Trustee shall bind the Trustee, notwithstanding that such individuals or any of them have ceased to be so authorized before the countersignature and delivery of any such Certificates or did not hold such offices at the date of such Certificate.  No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless countersigned by the Trustee by manual signature, and such countersignature upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly executed and delivered hereunder.  All Certificates shall be dated the date of their countersignature.  On the Closing Date, the Trustee shall countersign the Certificates to be issued at the direction of the Depositor, or any affiliate thereof.

The Depositor shall provide the Trustee, on a continuous basis with an adequate inventory of Certificates to facilitate transfers.

Section 5.02.                                Certificate Register; Registration of Transfer and Exchange of Certificates.

(a)           The Trustee shall maintain, in accordance with Section 5.06, a Certificate Register for the Trust Fund in which, subject to subsections (b) and (c) below and to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided.  Upon surrender for registration of transfer of any Certificate, the Trustee shall execute and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same Class and aggregate Percentage Interest.

At the option of a Certificateholder, Certificates may be exchanged for other Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest upon surrender of the Certificates to be exchanged at the office or agency of the Trustee.  Whenever any Certificates are so surrendered for exchange, the Trustee shall execute, authenticate, and deliver the Certificates that the Certificateholder making the exchange is entitled to receive.  A written instrument of transfer in form satisfactory to the Trustee duly executed by the holder of a Certificate or his attorney duly authorized in writing shall accompany every Certificate presented or surrendered for registration of transfer or exchange.

No service charge to the Certificateholders shall be made for any registration of transfer or exchange of Certificates, but payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates may be required.

All Certificates surrendered for registration of transfer or exchange shall be cancelled and subsequently destroyed by the Trustee in accordance with the Trustee’s customary procedures.

(b)           No transfer of a Private Certificate shall be made unless such transfer is made pursuant to an effective registration statement under the Securities Act and any applicable state securities laws or is exempt from the registration requirements under the Securities Act and such state securities laws.  If a transfer is to be made in reliance on an exemption from the Securities Act and such state securities laws, to assure compliance with the Securities Act and such state securities laws, the Certificateholder desiring to effect such transfer and such Certificateholder’s prospective transferee shall each certify to the Trustee in writing the facts surrounding the transfer in substantially the form set forth in Exhibit J (the “Transferor Certificate”) and deliver to the Trustee either (i) a letter in substantially the form of either Exhibit K (the “Investment Letter”) or Exhibit L (the “Rule 144A Letter”) or (ii) at the expense of the transferor, an Opinion of Counsel that such transfer may be made without registration under the Securities Act.  The Depositor shall provide to any Holder of a Private Certificate and any prospective transferee designated by that Holder, information regarding the related Certificates and the Mortgage Loans and any other information necessary to satisfy the condition to eligibility in Rule 144A(d)(4) for transfer of the Certificate without registration thereof under the Securities Act pursuant to the registration exemption provided by Rule 144A.  The Trustee and the Servicer shall cooperate with the Depositor in providing the Rule 144A information referenced in the preceding sentence, including providing to the Depositor such information regarding the Certificates, the Mortgage Loans, and other matters regarding the Trust Fund as the Depositor reasonably requests to meet its obligation under the preceding sentence.  Each Holder of a Private Certificate desiring to effect a transfer shall, and does hereby agree to, indemnify the Trustee, the Depositor, the Seller and the Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

No transfer of an ERISA-Restricted Certificate shall be made unless the Trustee shall have received either (i) a representation from the transferee of such Certificate acceptable to and in form and substance satisfactory to the Trustee (if the Certificate is a Private Certificate, the requirement is satisfied only by the Trustee’s receipt of a representation letter from the transferee substantially in the form of Exhibit K or Exhibit L, and if the Certificate is a Residual Certificate, the requirement is satisfied only by the Trustee’s receipt of a representation letter from the transferee substantially in the form of Exhibit I), to the effect that (x) the transferee is not an employee benefit plan or arrangement subject to section 406 of ERISA or a plan subject to section 4975 of the Code, or a person acting on behalf of any such plan or arrangement or using the assets of any such plan or arrangement to effect the transfer, or (y) if the ERISA-Restricted Certificate has been the subject of an ERISA-Qualifying Underwriting, a representation that the transferee is an insurance company that is purchasing such Certificate with funds contained in an “insurance company general account” (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 (“PTCE 95-60”) and that the purchase and holding of such Certificate satisfy the requirements for exemptive relief under Sections I and III of PTCE 95-60, or (ii) in the case of any ERISA-Restricted Certificate presented for registration in the name of an employee benefit plan subject to ERISA, or a plan or arrangement subject to section 4975 of the Code (or comparable provisions of any subsequent enactments), or a trustee of any such plan or any other person acting on behalf of any such plan or arrangement or using such plan’s or arrangement’s assets, an Opinion of Counsel satisfactory to the Trustee, which Opinion of Counsel shall not be an expense of the Trustee, the Servicer or the Trust Fund, addressed to the Trustee and the Servicer, to the effect that the purchase and holding of such ERISA-Restricted Certificate will not result in a non-exempt prohibited transaction under ERISA or section 4975 of the Code and will not subject the Trustee or the Servicer to any obligation in addition to those expressly undertaken in this Agreement or to any liability.  For purposes of the preceding sentence, with respect to an ERISA-Restricted Certificate that is not a Residual Certificate, if the representation letter or Opinion of Counsel referred to in the preceding sentence is not furnished, the appropriate representation in clause (i) shall be deemed to have been made to the Trustee by the transferee’s (including an initial acquirer’s) acceptance of the ERISA-Restricted Certificates.  If the representation is violated, or any attempt is made to transfer to a plan or arrangement subject to section 406 of ERISA or a plan subject to section 4975 of the Code, or a person acting on behalf of any such plan or arrangement or using the assets of any such plan or arrangement, without the Opinion of Counsel described above, the attempted transfer or acquisition shall be void.

To the extent permitted under applicable law (including ERISA), the Trustee shall be under no liability to any Person for any registration of transfer of any ERISA-Restricted Certificate that is in fact not permitted by this Section 5.02(b) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under this Agreement so long as the transfer was registered by the Trustee in accordance with the foregoing requirements.

So long as the Swap Contract, the Corridor Contract or the Cap Contract is in effect, no transfer of a Hedged Certificate (other than a transfer of a Hedged Certificate to an affiliate of the Depositor (either directly or through a nominee) in connection with the initial issuance of the Certificates) shall be made unless the Trustee shall have received either (i) a representation from the transferee of such Hedged Certificate acceptable to and in form and substance satisfactory to the Trustee to the effect that such transferee is not a Plan, or (ii) a representation that the purchase and holding of the Hedged Certificate satisfy the requirements for exemptive relief under PTCE 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60, PTCE 96-23 or the service provider exemption provided by Section 408 (b)(17) of ERISA and Section 4975 (d)(20) of the Code or a similar exemption.  In the event that such a representation letter is not delivered, one of the foregoing representations, as appropriate, shall be deemed to have been made by the transferee’s (including an initial acquiror’s) acceptance of the Hedged Certificate.  In the event that such representation is violated, such transfer or acquisition shall be void and of no effect.

No transfer of a LIBOR Certificate or Class AXPP Certificate shall be made unless the transferee of such Certificate has provided to the Trustee a correct, complete and duly executed tax certification form (i.e., U.S. Internal Revenue Service Form W-9, W-8BEN, W-8IMY, W-8EXP or W-8ECI, as applicable (or any successor form thereto), together with appropriate attachments) as a condition to such transfer and agrees to update such tax certification form (i) upon expiration of any such tax certification form, (ii) as required under then applicable U.S. Treasury regulations and (iii) promptly upon learning that any tax certification form previously provided has become obsolete or incorrect. Upon receipt of any such tax certification form from a transferee of any LIBOR Certificate or Class AXPP Certificate, the Trustee shall provide such tax certification form to the Supplemental Interest Trustee.  The Supplemental Interest Trustee shall provide such tax certification form to the Swap Counterparty.  Each Holder of a LIBOR Certificate or Class AXPP Certificate and each transferee thereof shall be deemed to have consented to the Trustee and the Supplemental Interest Trustee forwarding to the Swap Counterparty any such tax certification form it has provided and updated in accordance with these transfer restrictions.  Any purported sales or transfers of any LIBOR Certificate or Class AXPP Certificate to a transferee which does not comply with these requirements shall be deemed null and void under this Agreement.

The Supplemental Interest Trustee and the Trustee shall not be liable for the content or truthfulness of any such tax certification provided to it.  The Supplemental Interest Trustee and the Trustee shall only be required to forward any tax certification received by it to the Swap Counterparty, the Cap Counterparty or the Corridor Counterparty at the last known address provided to it, and shall not be liable for the receipt of such tax certification by the Swap Counterparty, the Cap Counterparty or the Corridor Counterparty, nor any failure of the Swap Counterparty, the Cap Counterparty or the Corridor Counterparty to process such certification or to take any action as required under the Swap Contract, Corridor Contract or Cap Contract, as applicable, or under applicable law.  The Supplemental Interest Trustee and the Trustee shall have no duty to take action to correct any misstatement or omission in any tax certification provided to it and forwarded to the Swap Counterparty, the Cap Counterparty or the Corridor Counterparty.

(c)           Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

(i)           Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee.

(ii)           No Ownership Interest in a Residual Certificate may be registered on the Closing Date or thereafter transferred, and the Trustee shall not register the Transfer of any Residual Certificate unless, in addition to the certificates required to be delivered to the Trustee under subparagraph (b) above, the Trustee shall have been furnished with an affidavit (a “Transfer Affidavit”) of the initial owner or the proposed transferee in the form of Exhibit I.

(iii)           Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall agree (A) to obtain a Transfer Affidavit from any other Person to whom such Person attempts to Transfer its Ownership Interest in a Residual Certificate, (B) to obtain a Transfer Affidavit from any Person for whom such Person is acting as nominee, trustee or agent in connection with any Transfer of a Residual Certificate and (C) not to Transfer its Ownership Interest in a Residual Certificate or to cause the Transfer of an Ownership Interest in a Residual Certificate to any other Person if it has actual knowledge that such Person is not a Permitted Transferee.

(iv)           Any attempted or purported Transfer of any Ownership Interest in a Residual Certificate in violation of this Section 5.02(c) shall be absolutely null and void and shall vest no rights in the purported Transferee.  If any purported transferee shall become a Holder of a Residual Certificate in violation of this Section 5.02(c), then the last preceding Permitted Transferee shall be restored to all rights as Holder thereof retroactive to the date of registration of Transfer of such Residual Certificate.  The Trustee shall be under no liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by Section 5.02(b) and this Section 5.02(c) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under this Agreement so long as the Transfer was registered after receipt of the related Transfer Affidavit, Transferor Certificate and either the Rule 144A Letter or the Investment Letter.  The Trustee shall be entitled but not obligated to recover from any Holder of a Residual Certificate that was in fact not a Permitted Transferee at the time it became a Holder or, at such subsequent time as it became other than a Permitted Transferee, all payments made on such Residual Certificate at and after either such time.  Any such payments so recovered by the Trustee shall be paid and delivered by the Trustee to the last preceding Permitted Transferee of such Certificate.

(v)           The Depositor shall use its best efforts to make available, upon receipt of written request from the Trustee, all information necessary to compute any tax imposed under section 860E(e) of the Code as a result of a Transfer of an Ownership Interest in a Residual Certificate to any Holder who is not a Permitted Transferee.

The restrictions on Transfers of a Residual Certificate set forth in this Section 5.02(c) shall cease to apply (and the applicable portions of the legend on a Residual Certificate may be deleted) with respect to Transfers occurring after delivery to the Trustee of an Opinion of Counsel, which Opinion of Counsel shall not be an expense of the Trust Fund, the Trustee, the Seller or the Servicer, to the effect that the elimination of such restrictions will not cause any REMIC created under this Agreement to fail to qualify as a REMIC at any time that the Certificates are outstanding or result in the imposition of any tax on the Trust Fund, a Certificateholder or another Person.  Each Person holding or acquiring any Ownership Interest in a Residual Certificate hereby consents to any amendment of this Agreement which, based on an Opinion of Counsel furnished to the Trustee, is reasonably necessary (a) to ensure that the record ownership of, or any beneficial interest in, a Residual Certificate is not transferred, directly or indirectly, to a Person that is not a Permitted Transferee and (b) to provide for a means to compel the Transfer of a Residual Certificate which is held by a Person that is not a Permitted Transferee to a Holder that is a Permitted Transferee.

(d)           The preparation and delivery of all certificates and opinions referred to above in this Section 5.02 in connection with transfer shall be at the expense of the parties to such transfers.

(e)           Except as provided below, the Book-Entry Certificates shall at all times remain registered in the name of the Depository or its nominee and at all times:  (i) registration of the Certificates may not be transferred by the Trustee except to another Depository; (ii) the Depository shall maintain book-entry records with respect to the Certificate Owners and with respect to ownership and transfers of such Book-Entry Certificates; (iii) ownership and transfers of registration of the Book-Entry Certificates on the books of the Depository shall be governed by applicable rules established by the Depository; (iv) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (v) the Trustee shall deal with the Depository, Depository Participants and Indirect Participants as representatives of the Certificate Owners of the Book-Entry Certificates for purposes of exercising the rights of holders under this Agreement, and requests and directions for and votes of such representatives shall not be deemed to be inconsistent if they are made with respect to different Certificate Owners; and (vi) the Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants and furnished by the Depository Participants with respect to Indirect Participants and persons shown on the books of such Indirect Participants as direct or indirect Certificate Owners.

All transfers by Certificate Owners of Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing the Certificate Owner.  Each Depository Participant shall only transfer Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository’s normal procedures.

If (x) (i)  the Depository or the Depositor advises the Trustee in writing that the Depository is no longer willing or able to properly discharge its responsibilities as Depository, and (ii) the Trustee or the Depositor is unable to locate a qualified successor or (y) after the occurrence of an Event of Default, Certificate Owners representing at least 51% of the Certificate Balance of the Book-Entry Certificates together advise the Trustee and the Depository through the Depository Participants in writing that the continuation of a book-entry system through the Depository is no longer in the best interests of the Certificate Owners, the Trustee shall notify all Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of definitive, fully-registered Certificates (the “Definitive Certificates”) to Certificate Owners requesting the same.  Upon surrender to the Trustee of the related Class of Certificates by the Depository, accompanied by the instructions from the Depository for registration, the Trustee shall issue the Definitive Certificates.  None of the  Servicer, the Depositor or the Trustee shall be liable for any delay in delivery of such instruction and each may conclusively rely on, and shall be protected in relying on, such instructions.  The Servicer shall provide the Trustee with an adequate inventory of certificates to facilitate the issuance and transfer of Definitive Certificates.  Upon the issuance of Definitive Certificates all references herein to obligations imposed upon or to be performed by the Depository shall be deemed to be imposed upon and performed by the Trustee, to the extent applicable with respect to such Definitive Certificates and the Trustee shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder; provided that the Trustee shall not by virtue of its assumption of such obligations become liable to any party for any act or failure to act of the Depository.

Section 5.03.                                Mutilated, Destroyed, Lost or Stolen Certificates.

If (a) any mutilated Certificate is surrendered to the Trustee, or (b) the Trustee receives evidence to its satisfaction of the destruction, loss, or theft of any Certificate and the Servicer and the Trustee (and, with respect to the Class A-1-2, Class A-2-3 and Class A-3 Certificates, the Certificate Insurer) receive the security or indemnity required by them to hold each of them harmless, then, in the absence of notice to the Trustee that the Certificate has been acquired by a Protected Purchaser, and if the requirements of Section 8-406 of the UCC are met and subject to Section 8-405 of the UCC, the Trustee shall execute, countersign, and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost, or stolen Certificate, a new Certificate of like Class, tenor, and Percentage Interest.  In connection with the issuance of any new Certificate under this Section 5.03, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.  Any replacement Certificate issued pursuant to this Section 5.03 shall constitute complete and indefeasible evidence of ownership, as if originally issued, whether or not the lost, stolen, or destroyed Certificate is found at any time.

Section 5.04.                                Persons Deemed Owners.

The Servicer, the Trustee or the Certificate Insurer and any agent of the Servicer, the Trustee or the Certificate Insurer may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in this Agreement and for all other purposes whatsoever, and none of the Servicer, the Trustee or the Certificate Insurer, nor any agent of the Servicer, the Trustee or the Certificate Insurer shall be affected by any notice to the contrary.

Section 5.05.                                Access to List of Certificateholders’ Names and Addresses.

If three or more Certificateholders and/or Certificate Owners (a) request such information in writing from the Trustee, (b) state that such Certificateholders and/or Certificate Owners desire to communicate with other Certificateholders and/or Certificate Owners with respect to their rights under this Agreement or under the Certificates, and (c) provide a copy of the communication which such Certificateholders and/or Certificate Owners propose to transmit, or if the Depositor or Servicer shall request such information in writing from the Trustee, then the Trustee shall, within ten Business Days after the receipt of such request, provide the Depositor, the Servicer or such Certificateholders and/or Certificate Owners at such recipients’ expense the most recent list of the Certificateholders of such Trust Fund held by the Trustee.  The Depositor and every Certificateholder and/or Certificate Owner, by receiving and holding a Certificate, agree that the Trustee shall not be held accountable because of the disclosure of any such information as to the list of the Certificateholders hereunder, regardless of the source from which such information was derived.

Section 5.06.                                Maintenance of Office or Agency.

The Certificate Registrar will maintain at its expense an office or offices or agency or agencies in the United States located at DB Services Tennessee, 648 Grassmere Park Rd., Nashville, TN 37211-3658, Attention:  Transfer Unit, where Certificates may be surrendered for registration of transfer or exchange.  The Certificate Registrar will give prompt written notice to the Certificateholders, the Certificate Insurer and the Trustee of any change in such location of any such office or agency.

ARTICLE SIX

THE DEPOSITOR AND THE SERVICER

Section 6.01.                                Respective Liabilities of the Depositor and the Servicer.

The Depositor and the Servicer shall each be liable in accordance with this Agreement only to the extent of the obligations specifically and respectively imposed upon and undertaken by them in this Agreement.

Section 6.02.                                Merger or Consolidation of the Depositor or the Servicer.

The Depositor and the Servicer will each keep in full effect their existence and their rights and franchises as a corporation and a federal savings bank, respectively, under the laws of the United States or under the laws of one of the states thereof and will each obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, or any of the Mortgage Loans and to perform its respective duties under this Agreement.

Any Person into which the Depositor or the Servicer may be merged or consolidated, or any Person resulting from any merger or consolidation to which the Depositor or the Servicer shall be a party, or any person succeeding to the business of the Depositor or the Servicer, shall be the successor of the Depositor or the Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person to the Servicer shall be qualified to sell mortgage loans to, and to service mortgage loans on behalf of, FNMA or FHLMC.

As a condition to the effectiveness of any merger or consolidation, at least 15 calendar days prior to the effective date of any merger or consolidation of the Servicer, the Servicer shall provide (x) written notice to the Depositor of any successor pursuant to this Section and (y) in writing and in form and substance reasonably satisfactory to the Depositor, all information reasonably requested by the Depositor in order to comply with its reporting obligation under Item 6.02 of Form 8-K with respect to a replacement Servicer.

Section 6.03.                                Limitation on Liability of the Depositor, the Seller, the Servicer, and Others.

None of the Depositor, the Seller, the Servicer or any of the directors, officers, employees or agents of the Depositor, the Seller or the Servicer shall be under any liability to the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Seller, the Servicer or any such Person against any breach of representations or warranties made by it herein or protect the Depositor, the Seller, the Servicer or any such Person from any liability which would otherwise be imposed by reasons of willful misfeasance, bad faith or gross negligence in the performance of duties or because of reckless disregard of obligations and duties hereunder.  The Depositor, the Seller, the Servicer, and any director, officer, employee or agent of the Depositor, the Seller or the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder.  The Depositor, the Seller, the Servicer, and any director, officer, employee or agent of the Depositor, the Seller or the Servicer shall be indemnified by the Trust Fund and held harmless against any loss, liability or expense incurred in connection with any audit, controversy or judicial proceeding relating to a governmental taxing authority or any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) and any loss, liability or expense incurred because of willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or because of reckless disregard of obligations and duties hereunder.  None of the Depositor, the Seller or the Servicer shall be under any obligation to appear in, prosecute or defend any action that is not incidental to its respective duties hereunder and which in its opinion may involve it in any expense or liability; provided, however, that any of the Depositor, the Seller or the Servicer may in its discretion undertake any such legal action that it may deem appropriate in respect of this Agreement and the rights and duties of the parties hereto and interests of the Trustee and the Certificateholders hereunder.  In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Depositor, the Seller, and the Servicer shall be entitled to be reimbursed therefor out of the Certificate Account.

Section 6.04.                                Limitation on Resignation of the Servicer.

The Servicer shall not resign from the obligations and duties hereby imposed on it except (a) upon appointment of a successor servicer and receipt by the Trustee of a letter from each Rating Agency that such a resignation and appointment will not result in a downgrading, qualification or withdrawal of the rating of any of the Certificates (without regard to the Policy) or (b) upon determination that its duties under this Agreement are no longer permissible under applicable law.  Any such determination under clause (b) permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee (with a copy to the Certificate Insurer).  No such resignation shall become effective until the Trustee or a successor servicer shall have assumed the Servicer’s responsibilities, duties, liabilities and obligations under this Agreement and the Depositor shall have received the information described in the following sentence.  As a condition to the effectiveness of any such resignation, at least 15 calendar days prior to the effective date of such resignation, the Servicer shall provide (x) written notice to the Depositor of any successor pursuant to this Section and (y) in writing and in form and substance reasonably satisfactory to the Depositor, all information reasonably requested by the Depositor in order to comply with its reporting obligation under Item 6.02 of Form 8-K with respect to the resignation of the Servicer.

ARTICLE SEVEN

DEFAULT

Section 7.01.             Events of Default.

“Event of Default,” wherever used in this Agreement, means any one of the following events:

(a)           any failure by the Servicer to deposit in the Certificate Account or remit to the Trustee any payment required to be made by it under this Agreement, which failure continues unremedied for five days after the date on which written notice of the failure has been given to the Servicer by the Trustee or the Depositor or to the Servicer and the Trustee by the Holders of Certificates of any Class evidencing not less than 25% of the aggregate Percentage Interests of the Class; or

(b)           any failure by the Servicer to observe or perform in any material respect any other of the covenants or agreements on the part of the Servicer contained in this Agreement (except with respect to a failure related to a Limited Exchange Act Reporting Obligation), which failure materially affects the rights of Certificateholders and continues unremedied for a period of 60 days after the date on which written notice of such failure shall have been given to the Servicer by the Trustee or the Depositor, or to the Servicer and the Trustee by the Certificate Insurer or by the Holders of Certificates of any Class evidencing not less than 25% of the Percentage Interests of the Class; provided that the sixty-day cure period shall not apply to the initial delivery of the Mortgage File for Delay Delivery Mortgage Loans nor the failure to repurchase or substitute in lieu thereof; or

(c)           a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a receiver, conservator or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 consecutive days; or

(d)           the Servicer shall consent to the appointment of a receiver, conservator or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer or all or substantially all of the property of the Servicer; or

(e)           the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of, or commence a voluntary case under, any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

(f)           the Servicer shall fail (i) to make an Advance on the Servicer Advance Date or (ii) to reimburse in full the Trustee within two days of the Servicer Advance Date for any Advance made by the Trustee pursuant to Section 4.01(b) or

(g)           any breach of the Servicer’s or the Seller’s representations and warranties pursuant to Section 2.03 (other than Section 2.03(b)) which materially and adversely affects the interests of the Certificateholders or the Certificate Insurer which continues unremedied for a period of 30 days after the date on which written notice of such breach, requiring the same to be remedied, shall have been given to the Servicer or the Seller, as applicable, by the Trustee or the Certificate Insurer.

If an Event of Default described in clauses (a) through (g) of this Section 7.01 occurs, then, and in each and every such case, so long as such Event of Default shall not have been remedied, the Trustee may, or at the direction of the Certificate Insurer or the Holders of Certificates evidencing Percentage Interests aggregating not less than 66 2/3%, the Trustee shall, by notice in writing to the Servicer and the Swap Counterparty (with a copy to each Rating Agency and the Certificate Insurer), terminate all of the rights and obligations of the Servicer under this Agreement and in the Mortgage Loans and the proceeds thereof, other than its rights as a Certificateholder hereunder.  In addition, if during the period that the Depositor is required to file Exchange Act Reports with respect to the Trust Fund, the Servicer shall fail to observe or perform any of the obligations that constitute a Limited Exchange Act Reporting Obligation or the obligations set forth in Section 3.17(a) or Section 11.07(a)(i) and (ii), and such failure continues for the lesser of 10 calendar days or such period in which the applicable Exchange Act Report can be filed timely (without taking into account any extensions), so long as such failure shall not have been remedied, the Trustee shall, but only at the direction of the Depositor, terminate all of the rights and obligations of the Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof, other than its rights as a Certificateholder hereunder.  The Depositor shall not be entitled to terminate the rights and obligations of the Servicer if a failure of the Servicer to identify a Subcontractor “participating in the servicing function” within the meaning of Item 1122 of Regulation AB was attributable solely to the role or functions of such Subcontractor with respect to mortgage loans other than the Mortgage Loans.

On and after the receipt by the Servicer of such written notice, all authority and power of the Servicer hereunder, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee.  The Trustee shall make any Advance that the Servicer failed to make subject to Section 3.05, whether or not the obligations of the Servicer have been terminated pursuant to this Section.  The Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, any documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise.  Unless expressly provided in such written notice, no such termination shall affect any obligation of the Servicer to pay amounts owed pursuant to Article VIII.  The Servicer agrees to cooperate with the Trustee in effecting the termination of the Servicer’s responsibilities and rights hereunder, including the transfer to the Trustee of all cash amounts which shall at the time be credited to the Certificate Account, or thereafter be received with respect to the Mortgage Loans.  If the Servicer fails to make any Advance required under Section 4.01 of this Agreement, thereby triggering an Event of Default described in clause (f) of this Section 7.01, the Trustee shall make such Advance on that Distribution Date.

Notwithstanding any termination of the activities of the Servicer under this Agreement, the Servicer shall be entitled to receive, out of any late collection of a Scheduled Payment on a Mortgage Loan which was due before the notice terminating such Servicer’s rights and obligations as Servicer hereunder and received after such notice, that portion thereof to which such Servicer would have been entitled pursuant to Sections 3.09(a)(i) through (viii), and any other amounts payable to such Servicer hereunder the entitlement to which arose before the termination of its activities hereunder.

If the Servicer is terminated, the Trustee shall provide the Depositor in writing and in form and substance reasonably satisfactory to the Depositor, all information reasonably requested by the Depositor in order to comply with its reporting obligation under Item 6.02 of Form 8-K with respect to a successor servicer in the event the Trustee should succeed to the duties of the Servicer as set forth herein.

Section 7.02.                                Trustee to Act; Appointment of Successor.

On and after the time the Servicer receives a notice of termination pursuant to Section 7.01, the Trustee shall, subject to and to the extent provided in Section 3.05, be the successor to the Servicer in its capacity as Servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms hereof and applicable law including the obligation to make Advances pursuant to Section 4.01.  As compensation therefor, the Trustee shall be entitled to all funds relating to the Mortgage Loans that the Servicer would have been entitled to charge to the Certificate Account or Distribution Account if the Servicer had continued to act hereunder, including, if the Servicer was receiving the Servicing Fee, the Servicing Fee.  Notwithstanding the foregoing, if the Trustee has become the successor to the Servicer in accordance with Section 7.01, the Trustee may, if it shall be unwilling to so act, or shall, if it is prohibited by applicable law from making Advances pursuant to Section 4.01 or if it is otherwise unable to so act, appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution acceptable to the Certificate Insurer the appointment of which does not adversely affect the then current rating of the Certificates by each Rating Agency (without regard to the Policy), as the successor to the Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer hereunder.  Any successor to the Servicer shall be an institution which is a FNMA and FHLMC approved seller/servicer in good standing and acceptable to the Certificate Insurer, which has a net worth of at least $15,000,000, which is willing to service the Mortgage Loans and which executes and delivers to the Depositor and the Trustee an agreement accepting such delegation and assignment, containing an assumption by such Person of the rights, powers, duties, responsibilities, obligations and liabilities of the Servicer (other than liabilities of the Servicer under Section 6.03 incurred before termination of the Servicer under Section 7.01), with like effect as if originally named as a party to this Agreement; provided that each Rating Agency acknowledges that its rating of the Certificates in effect immediately before such assignment and delegation will not be qualified or reduced as a result of such assignment and delegation (without regard to the Policy).  Pending appointment of a successor to the Servicer hereunder, the Trustee shall act in such capacity as provided above, subject to section 3.03 and unless prohibited by law.  In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that in no case shall the rate of such compensation exceed the Servicing Fee Rate.  The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.  Neither the Trustee nor any other successor servicer shall be deemed to be in default hereunder because of any failure to make, or any delay in making, any distribution hereunder or any portion thereof or any failure to perform, or any delay in performing, any duties or responsibilities hereunder, in either case caused by the failure of the Servicer to deliver or provide, or any delay in delivering or providing, any cash, information, documents or records to it.

In connection with the termination or resignation of the Servicer hereunder, either (i) the successor Servicer, including the Trustee if the Trustee is acting as successor Servicer, shall represent and warrant that it is a member of MERS in good standing and shall agree to comply in all material respects with the rules and procedures of MERS in connection with the servicing of the Mortgage Loans that are registered with MERS, or (ii) the predecessor Servicer shall cooperate with the successor Servicer either (x) in causing MERS to execute and deliver an assignment of Mortgage in recordable form to transfer the Mortgage from MERS to the Trustee and to execute and deliver such other notices, documents and other instruments as may be necessary or desirable to effect a transfer of such Mortgage Loan or servicing of such Mortgage Loan on the MERS® System to the successor Servicer or (y) in causing MERS to designate on the MERS® System the successor Servicer as the servicer of such Mortgage Loan.  The predecessor Servicer shall file or cause to be filed any such assignment in the appropriate recording office.  The successor Servicer shall cause such assignment to be delivered to the Trustee promptly upon receipt of the original with evidence of recording thereon or a copy certified by the public recording office in which such assignment was recorded.

Any successor to the Servicer as servicer shall give notice to the Mortgagors of such change of servicer and shall, during the term of its service as servicer, maintain in force the policy or policies that the Servicer is required to maintain pursuant to this Agreement.

Section 7.03.                                Notification to Certificateholders.

(a)           Upon any termination of or appointment of a successor to the Servicer, the Trustee shall give prompt written notice thereof to Certificateholders, to the Certificate Insurer and to each Rating Agency.

(b)           Within 60 days after the occurrence of any Event of Default, the Trustee shall transmit by mail to all Certificateholders, the Certificate Insurer and each Rating Agency notice of each such Event of Default hereunder known to the Trustee, unless such Event of Default shall have been cured or waived.

ARTICLE EIGHT

CONCERNING THE TRUSTEE

Section 8.01.                                Duties of the Trustee.

The Trustee, before the occurrence of an Event of Default and after the curing of all Events of Default that may have occurred, shall undertake to perform such duties and only such duties as are specifically set forth in this Agreement.  In case an Event of Default has occurred and remains uncured, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee that are specifically required to be furnished pursuant to any provision of this Agreement shall examine them to determine whether they are in the form required by this Agreement.  The Trustee shall not be responsible for the accuracy or content of any such resolution, certificate, statement, opinion, report, document, order, or other instrument.

No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that, unless an Event of Default known to the Trustee has occurred and is continuing,

(a)           the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of the duties and obligations specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee, and the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement which it believed in good faith to be genuine and to have been duly executed by the proper authorities respecting any matters arising hereunder;

(b)           the Trustee shall not be liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it is finally proven that the Trustee was negligent in ascertaining the pertinent facts; and

(c)   the Trustee shall not be liable with respect to any action taken, suffered, or omitted to be taken by it in good faith in accordance with the direction of Holders of Certificates evidencing not less than 25% of the Voting Rights (subject to the consent of the Certificate Insurer (to the extent required herein), which consent shall not be unreasonably withheld or delayed) relating to the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Agreement.  As long as any Voting Rights are held by parties other than the Seller, its Affiliates, or its agents, Voting Rights of Certificates held by the Seller, its Affiliates or its agents as the Seller shall certify to the Trustee upon any entity obtaining such ownership will be excluded from participating in such voting arrangements, and excluded from determining the 25% threshold.

Section 8.02.                                Certain Matters Affecting the Trustee.

Except as otherwise provided in Section 8.01:

(a)           the Trustee may request and rely upon and shall be protected in acting or refraining from acting upon any resolution, Officer’s Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties and the Trustee shall have no responsibility to ascertain or confirm the genuineness of any signature of any such party or parties;

(b)          the Trustee may consult with counsel, financial advisers or accountants and the advice of any such counsel, financial advisers or accountants and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

(c)           the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

(d)          the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by the Certificate Insurer (unless a Certificate Insurer Default has occurred and is continuing, in which case no such right shall exist with respect to the Certificate Insurer) or the Holders of Certificates evidencing not less than 25% of the Voting Rights allocated to each Class of Certificates; provided, however, that no Certificates held by the Seller, the Depositor or any Affiliate shall be given effect for the purpose of calculating any such aggregation of Voting Rights;

(e)           the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, accountants or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agents, accountants or attorneys appointed with due care by it hereunder;

(f)           the Trustee shall not be required to risk or expend its own funds or otherwise incur any financial liability in the performance of any of its duties or in the exercise of any of its rights or powers hereunder if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not assured to it;

(g)          the Trustee shall not be liable for any loss on any investment of funds pursuant to this Agreement (other than as issuer of the investment security);

(h)          the Trustee shall not be deemed to have knowledge of an Event of Default until a Responsible Officer of the Trustee shall have received written notice thereof;

(i)           the Trustee shall be under no obligation to exercise any of the trusts, rights or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which may be incurred therein or thereby;

(j)           the Trustee or its Affiliates are permitted to receive additional compensation that could be deemed to be in the Trustee’s economic self-interest for (i) serving as investment adviser, administrator, shareholder servicing agent, custodian or sub-custodian with respect to certain of the Permitted Investments, (ii) using Affiliates to effect transactions in certain Permitted Investments and (iii) effecting transactions in certain Permitted Investments.  The Trustee does not guarantee the performance of any Permitted Investment; and

(k)           The Trustee shall not knowingly take any action that would cause the Trust Fund to fail to qualify as a qualifying special purpose entity.

In order to comply with laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including those relating to the funding of terrorist activities and money laundering (“Applicable Law”), the Trustee is required to obtain, verify and record certain information relating to individuals and entities which maintain a business relationship with the Trustee.  Accordingly, each of the parties agrees to provide to the Trustee upon its request from time to time such identifying information  and documentation as may be available for such party in order to enable the Trustee to comply with Applicable Law.

Section 8.03.                                Trustee Not Liable for Certificates or Mortgage Loans.

The recitals contained herein and in the Certificates shall be taken as the statements of the Depositor or the Seller, as the case may be, and the Trustee assumes no responsibility for their correctness.  The Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates or of any Mortgage Loan or related document other than with respect to the Trustee’s execution and countersignature of the Certificates.  The Trustee shall not be accountable for the use or application by the Depositor or the Servicer of any funds paid to the Depositor or the Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Certificate Account by the Depositor or the Servicer.

Except as provided in Section 2.01(c), the Trustee shall have no responsibility for filing or recording any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder (unless the Trustee shall have become the successor Servicer).  The Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates or of any Mortgage Loan or related document or of MERS or the MERS® System other than with respect to the Trustee’s execution and counter-signature of the Certificates.

The Trustee executes the Certificates not in its individual capacity but solely as Trustee of the Trust Fund created by this Agreement, in the exercise of the powers and authority conferred and vested in it by this Agreement.  Each of the undertakings and agreements made on the part of the Trustee on behalf of the Trust Fund in the Certificates is made and intended not as a personal undertaking or agreement by the Trustee but is made and intended for the purpose of binding only the Trust Fund.

Section 8.04.                                Trustee May Own Certificates.

The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights as it would have if it were not the Trustee.

Section 8.05.                                Trustee’s Fees and Expenses.

As compensation for its activities under this Agreement, on each Distribution Date the Trustee may withdraw from the Distribution Account the Trustee Fee for that Distribution Date.  The Trustee and any director, officer, employee, or agent of the Trustee shall be indemnified by the Servicer against any loss, liability, or expense (including reasonable attorney’s fees) resulting from any error in any tax or information return prepared by the Servicer or incurred in connection with any claim or legal action relating to

(a)           this Agreement, (b) the Certificates, or (c) the performance of any of the Trustee’s duties under this Agreement, other than any loss, liability or expense incurred because of willful misfeasance, bad faith or negligence in the performance of any of the Trustee’s duties hereunder or incurred by reason of any action of the Trustee taken at the direction of the Certificateholders under this Agreement.  This indemnity shall survive the termination of this Agreement or the resignation or removal of the Trustee under this Agreement.  Without limiting the foregoing, except as otherwise agreed upon in writing by the Depositor and the Trustee, and except for any expense, disbursement, or advance arising from the Trustee’s negligence, bad faith, or willful misconduct, the Servicer shall pay or reimburse the Trustee, for all reasonable expenses, disbursements, and advances incurred or made by the Trustee in accordance with this Agreement with respect to

(i)           the reasonable compensation, expenses, and disbursements of its counsel not associated with the closing of the issuance of the Certificates, and

(ii)           the reasonable compensation, expenses, and disbursements of any accountant, engineer, or appraiser that is not regularly employed by the Trustee, to the extent that the Trustee must engage them to perform services under this Agreement.

Except as otherwise provided in this Agreement, the Trustee shall not be entitled to payment or reimbursement for any routine ongoing expenses incurred by the Trustee in the ordinary course of its duties as Trustee, Supplemental Interest Trustee, Certificate Registrar, or Paying Agent under this Agreement or for any other expenses.

Section 8.06.                                Eligibility Requirements for the Trustee.

The Trustee hereunder shall at all times be a corporation or association organized and doing business under the laws of a state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by federal or state authority and with a credit rating which would not cause either of the Rating Agencies to reduce their respective then current ratings of the Certificates (without regard to the Policy) (or having provided such security from time to time as is sufficient to avoid such reduction) as evidenced in writing by each Rating Agency.  If such corporation or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 8.06 the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.  In case at any time the Trustee shall cease to be eligible in accordance with this Section 8.06, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.07.  The entity serving as Trustee may have normal banking and trust relationships with the Depositor and its affiliates or the Servicer and its affiliates; provided, however, that such entity cannot be an affiliate of the Seller, the Depositor or the Servicer other than the Trustee in its role as successor to the Servicer.

Section 8.07.                                Resignation and Removal of the Trustee.

The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice of resignation to the Depositor, the Servicer, the Certificate Insurer and each Rating Agency not less than 60 days before the date specified in such notice, when, subject to Section 8.08, such resignation is to take effect, and acceptance by a successor trustee in accordance with Section 8.08 meeting the qualifications set forth in Section 8.06.  If no successor trustee meeting such qualifications shall have been so appointed and have accepted appointment within 30 days after the giving of such notice or resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

As a condition to the effectiveness of any such resignation, at least 15 calendar days prior to the effective date of such resignation, the Trustee shall provide (x) written notice to the Depositor and the Certificate Insurer of any successor pursuant to this Section and (y) in writing and in form and substance reasonably satisfactory to the Depositor, all information reasonably requested by the Depositor in order to comply with its reporting obligation under Item 6.02 of Form 8-K with respect to the resignation of the Trustee.

If at any time the Trustee shall cease to be eligible in accordance with Section 8.06 and shall fail to resign after written request thereto by the Depositor, or if at any time the Trustee shall become incapable of acting, or shall be adjudged as bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or a tax is imposed with respect to the Trust Fund by any state in which the Trustee or the Trust Fund is located and the imposition of such tax would be avoided by the appointment of a different trustee, or (iv) during the period in which the Depositor is required to file Exchange Act Reports with respect to the Trust Fund, the Trustee fails to comply with its obligations under the last sentence of Section 7.01, the preceding paragraph, Section 8.09 or Article 11 and such failure is not remedied within the lesser of 10 calendar days or such period in which the applicable Exchange Act Report can be filed timely (without taking into account any extensions), then, in the case of clauses (i) through (iii), then the Depositor or the Servicer, or in the case of clause (iv), the Depositor, may remove the Trustee and appoint a successor trustee by written instrument, in triplicate, one copy of which shall be delivered to the Trustee, one copy to the Servicer and one copy to the successor trustee.

The Holders of Certificates entitled to at least 51% of the Voting Rights may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which shall be delivered by the successor Trustee to the Servicer, one complete set to the Trustee so removed, one complete set to the successor so appointed and one complete set to the Depositor, together with a written description of the basis for such removal.  As long as any Voting Rights are held by parties other than the Seller, its Affiliates, or its agents, Voting Rights of Certificates held by the Seller, its Affiliates or its agents as the Seller shall certify to the Trustee upon any such entity obtaining such ownership will be excluded from participating in such voting arrangements, and excluded from determining the 51% threshold.  The successor trustee shall notify each Rating Agency and the Certificate Insurer of any removal of the Trustee.

Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to this Section 8.07 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 8.08.

Section 8.08.                                Successor Trustee.

Any successor trustee appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Depositor and to its predecessor trustee, the Certificate Insurer and the Servicer an instrument accepting such appointment hereunder and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein.  The Depositor, the Servicer and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties, and obligations.

No successor trustee shall accept appointment as provided in this Section 8.08 unless, at the time of its acceptance, the successor trustee is eligible under Section 8.06 and its appointment does not adversely affect the then current rating of the Certificates (without regard to the Policy) and has provided to the Depositor in writing and in form and substance reasonably satisfactory to the Depositor, all information reasonably requested by the Depositor in order to comply with its reporting obligation under Item 6.02 of Form 8-K with respect to a replacement Trustee.

Upon acceptance of appointment by a successor trustee as provided in this Section 8.08, the Depositor shall mail notice of the succession of such trustee hereunder to all Holders of Certificates.  If the Depositor fails to mail such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Depositor.

Section 8.09.                                Merger or Consolidation of the Trustee.

Any corporation into which the Trustee may be merged or converted or with which it may be consolidated or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to the business of the Trustee, shall be the successor of the Trustee hereunder, provided that such corporation shall be eligible under Section 8.06 without the execution or filing of any paper or further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

As a condition to the effectiveness of any merger or consolidation, at least 15 calendar days prior to the effective date of any merger or consolidation of the Trustee, the Trustee shall provide (x) written notice to the Depositor of any successor pursuant to this Section and (y) in writing and in form and substance reasonably satisfactory to the Depositor, all information reasonably requested by the Depositor in order to comply with its reporting obligation under Item 6.02 of Form 8-K with respect to a replacement Trustee.

Section 8.10.                                Appointment of Co-Trustee or Separate Trustee.

Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing any Mortgage Note may at the time be located, the Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders, such title to the Trust Fund or any part thereof, whichever is applicable, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Servicer and the Trustee may consider appropriate.  If the Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request to do so, or in the case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment.  No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06 and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required under Section 8.08.

Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(a)           To the extent necessary to effectuate the purposes of this Section 8.10, all rights, powers, duties and obligations conferred or imposed upon the Trustee, except for the obligation of the Trustee under this Agreement to advance funds on behalf of the Servicer, shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the applicable Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

(b)           No trustee hereunder shall be held personally liable because of any act or omission of any other trustee hereunder and such appointment shall not, and shall not be deemed to, constitute any such separate trustee or co-trustee as agent of the Trustee;

(c)           The Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee; and

(d)           The Servicer, and not the Trustee, shall be liable for the payment of reasonable compensation, reimbursement and indemnification to any such separate trustee or co-trustee.

Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the separate trustees and co-trustees, when and as effectively as if given to each of them.  Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII.  Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee.  Every such instrument shall be filed with the Trustee and a copy thereof given to the Servicer and the Depositor.

Any separate trustee or co-trustee may, at any time, constitute the Trustee its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name.  If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

Section 8.11.                                Tax Matters.

It is intended that the assets with respect to which one or more REMIC elections pertaining to the Trust Fund is to be made, as set forth in the Preliminary Statement, shall constitute, and that the conduct of matters relating to such assets shall be such as to qualify such assets as, a “real estate mortgage investment conduit” as defined in and in accordance with the REMIC Provisions.  In furtherance of such intention, the Trustee covenants and agrees that it shall act as agent (and the Trustee is hereby appointed to act as agent) on behalf of each REMIC created under this Agreement and that in such capacity it shall:

(a)           prepare and file in a timely manner, a U.S. Real Estate Mortgage Investment Conduit Income Tax Return (Form 1066 or any successor form adopted by the Internal Revenue Service) with respect to each REMIC created hereunder and prepare and file with the Internal Revenue Service and applicable state or local tax authorities income tax or information returns for each taxable year with respect to each REMIC described in the Preliminary Statement, containing such information and at the times and in the manner as may be required by the Code or state or local tax laws, regulations, or rules, and furnish to Certificateholders the schedules, statements or information at such times and in such manner as may be required thereby;

(b)           within thirty days of the Closing Date, furnish to the Internal Revenue Service, on Forms 8811 or as otherwise may be required by the Code, the name, title, address, and telephone number of the person that the holders of the Certificates may contact for tax information relating thereto, together with such additional information as may be required by such Form, and update such information at the time or times in the manner required by the Code;

(c)           make an election that each REMIC created under this Agreement be treated as a REMIC on the federal tax return for its first taxable year (and, if necessary, under applicable state law);

(d)           prepare and forward to the Certificateholders and to the Internal Revenue Service and, if necessary, state tax authorities, all information returns and reports as and when required to be provided to them in accordance with the REMIC Provisions, including the calculations of any original issue discount and of taxable income or net loss to the holders of the residual interests in each REMIC created hereunder using the Prepayment Assumption (as defined in the Prospectus Supplement). For purposes of calculating taxable income or net loss to the holders of the residual interests in each such REMIC, the Trustee also shall assume that the indices in respect of any adjustable rate Mortgage Loans are static until the liquidation or purchase of the Mortgage Loans in accordance with Section 9.01 herein;

(e)           provide information necessary for the computation of tax imposed on the transfer of a Residual Certificate to a Person that is not a Permitted Transferee, or an agent (including a broker, nominee or other middleman) of a Person that is not a Permitted Transferee, or a pass-through entity in which a Person that is not a Permitted Transferee is the record holder of an interest (the reasonable cost of computing and furnishing such information may be charged to the Person liable for such tax);

(f)           to the extent that they are under its control, conduct matters relating to such assets at all times that any Certificates are outstanding so as to maintain the status as any REMIC created under this Agreement under the REMIC Provisions;

(g)           not knowingly or intentionally take any action or omit to take any action that would cause the termination of the REMIC status of any REMIC created under this Agreement;

(h)           pay, from the sources specified in the third paragraph of this Section 8.11, the amount of any federal or state tax, including prohibited transaction taxes as described below, imposed on any REMIC before its termination when and as the same shall be due and payable (but such obligation shall not prevent the Trustee or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Trustee from withholding payment of such tax, if permitted by law, pending the outcome of such proceedings);

(i)           ensure that federal, state or local income tax or information returns shall be signed by the Trustee or such other person as may be required to sign such returns by the Code or state or local laws, regulations or rules;

(j)           maintain records relating to each REMIC created under this Agreement, including the income, expenses, assets, and liabilities thereof and the fair market value and adjusted basis of the assets determined at such intervals as may be required by the Code, as may be necessary to prepare the foregoing returns, schedules, statements or information; and

(k)           as and when necessary and appropriate, represent each REMIC created under this Agreement in any administrative or judicial proceedings relating to an examination or audit by any governmental taxing authority, request an administrative adjustment as to any taxable year of such REMIC, enter into settlement agreements with any governmental taxing agency, extend any statute of limitations relating to any tax item of such REMIC, and otherwise act on behalf of such REMIC in relation to any tax matter or controversy involving it.

To enable the Trustee to perform its duties under this Agreement, the Depositor shall provide to the Trustee within ten days after the Closing Date all information or data that the Trustee requests in writing and determines to be relevant for tax purposes to the valuations and offering prices of the Certificates, including the price, yield, prepayment assumption, and projected cash flows of the Certificates and the Mortgage Loans.  Thereafter, the Depositor shall provide to the Trustee promptly upon written request therefor any additional information or data that the Trustee may, from time to time, reasonably request to enable the Trustee to perform its duties under this Agreement.  The Depositor hereby indemnifies the Trustee for any losses, liabilities, damages, claims, or expenses of the Trustee arising from any errors or miscalculations of the Trustee that result from any failure of the Depositor to provide, or to cause to be provided, accurate information or data to the Trustee on a timely basis.

The Supplemental Interest Trustee shall deliver or cause to be delivered a correct, complete and duly executed IRS Form W-9 of the Supplemental Interest Trust, to the Corridor Counterparty, the Cap Counterparty or to the Swap Counterparty, as applicable, no later than the first payment date under the Corridor Contract, the Cap Contract or the Swap Contract, and, if requested by the Swap Counterparty, the Cap Counterparty or the Corridor Counterparty, as applicable, an applicable IRS From W-8IMY.

If any tax is imposed on “prohibited transactions” (as defined in section 860F(a)(2) of the Code) of any REMIC created under this Agreement, on the “net income from foreclosure property” of any REMIC created under this Agreement as defined in section 860G(c) of the Code, on any contribution to any REMIC created under this Agreement after the Startup Day pursuant to section 860G(d) of the Code, or any other tax is imposed, including any minimum tax imposed on any REMIC created hereunder pursuant to sections 23153 and 24874 of the California Revenue and Taxation Code, if not paid as otherwise provided for herein, the tax shall be paid by (i) the Trustee, if any such other tax arises out of or results from negligence of the Trustee in the performance of any of its obligations under this Agreement, (ii) the Servicer or the Seller, in the case of any such minimum tax, if such tax arises out of or results from a breach by the Servicer or Seller of any of their obligations under this Agreement, (iii) the Seller, if any such tax arises out of or results from the Seller’s obligation to repurchase a Mortgage Loan pursuant to Section 2.02 or 2.03, or (iv) in all other cases, or if the Trustee, the Servicer, or the Seller fails to honor its obligations under the preceding clauses (i), (ii), or (iii), any such tax will be paid with amounts otherwise to be distributed to the Certificateholders, as provided in Section 3.09(b).

The Trustee shall treat the Carryover Shortfall Reserve Fund, the Derivative Reserve Funds and the Supplemental Interest Trust as outside reserve funds within the meaning of Treasury Regulation 1.860G-2(h) that are owned by the Holders of the Class AXPP Certificates.  The Carryover Shortfall Reserve Fund, the Derivative Reserve Funds and Supplemental Interest Trust shall not be assets of any REMIC created under this Agreement.  The Trustee shall treat the rights of the Holders of the LIBOR Certificates to receive payments from the Supplemental Interest Trust as rights in an interest rate cap contract written by the Holders of the Class AXPP Certificates, the rights to receive payments from the Carryover Shortfall Reserve Fund the Derivative Reserve Funds as rights in an interest rate cap contract written by the Holders of the Class C-X Certificates, and the rights to receive interest accruals in excess of the REMIC Cap on Distribution Dates upon which one or more Classes of LIBOR Certificates do not receive interest accruals equal to their respective REMIC Pass Through Rate as rights in an interest rate cap contract written by the Holders of the Class or Classes of Certificates that do not receive interest accruals equal to their respective REMIC Pass Through Rate.  The Trustee shall allocate tax basis to this asset.  The Trustee shall treat the respective rights and obligations of the Holders of the LIBOR Certificates to receive and to make payments of Tax Carryover Shortfall Amounts based on the information provided to the Trustee by UBS Securities LLC as soon as practicable after the Closing Date.  Thus, the LIBOR Certificates shall be treated as representing ownership of not only a Master REMIC regular interest, but also ownership of an interest in an interest rate cap contract.

The Trustee shall file or cause to be filed with the Internal Revenue Service Form 1041 or such other form as may be applicable and shall furnish or cause to be furnished, to the Holders of Class L Certificates that are received, in the time or times and in the manner required by the Code.

ARTICLE NINE

TERMINATION

Section 9.01.                                Termination upon Liquidation or Purchase of the Mortgage Loans.

Subject to Section 9.03, the obligations and responsibilities of the Depositor, the Servicer, and the Trustee created hereby shall terminate upon the earlier of

(a)           the purchase by the Servicer of all Mortgage Loans (and REO Properties) at the price equal to the sum of

(i)           100% of the Stated Principal Balance of each Mortgage Loan (other than in respect of a Delinquent Mortgage Loan or REO Property) plus one month’s accrued interest thereon at the applicable Adjusted Mortgage Rate less any amounts collected by the Servicer representing principal and interest due after the related Due Date,

(ii)           the lesser of (x) the appraised value of any Delinquent Mortgage Loan or REO Property as determined by the higher of two appraisals completed by two independent appraisers selected by the Servicer at the expense of the Servicer and (y) the Stated Principal Balance of each such Delinquent Mortgage Loan or Mortgage Loan related to such REO Property, in each case plus accrued and unpaid interest thereon at the applicable Adjusted Net Mortgage Rate, and

(iii)           any costs and damages incurred by the Trust Fund in connection with any violation by each Mortgage Loan of any predatory or abusive lending law, and

(b)           the later of

(i)           the maturity or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan and the disposition of all REO Property and

(ii)           the distribution to Certificateholders and the Certificate Insurer of all amounts required to be distributed to them pursuant to this Agreement.  In no event shall the trusts created hereby continue beyond the expiration of 21 years from the death of the survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James’s, living on the date of this Agreement.

The right to purchase all Mortgage Loans and REO Properties pursuant to clause (a) above shall be conditioned upon the aggregate Stated Principal Balance of those Mortgage Loans, at the time of any such repurchase, aggregating less than ten percent (10%) of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.  The first Distribution Date on which the right to purchase all Mortgage Loans and REO Properties pursuant to clause (a) above first becomes exercisable is referred to as the “Optional Termination Date.”  If (i) such termination will cause a draw on the Policy which would remain unpaid after giving effect to the termination or (ii) any Reimbursement Amounts remain due to the Certificate Insurer under this Agreement or the Commitment Letter, the consent of the Certificate Insurer will also be required prior to exercising such option.  The Servicer shall effect any such repurchase by depositing (x) the purchase price, as calculated above, as of the month preceding the date on which such purchase price shall be distributed to Certificateholders into the Certificate Account and (y) any Swap Termination Payment owed to the Swap Counterparty not due to a Swap Counterparty Termination Event.  With such repurchase, the Servicer shall acquire any rights or potential rights of the Certificateholders or the Trustee to causes of action against any Person relating to the Mortgage Loans or the origination of the Mortgage Loans, including, without limitation, the right to enforce any breach of a representation or warranty made at any time with respect to the Mortgage Loans.

The Grantor Trust with respect to the Late Payment Fees shall terminate automatically upon termination of the Trust Fund.

Section 9.02.                                Final Distribution on the Certificates.

If on any Determination Date the Servicer determines that there are no Outstanding Mortgage Loans and no other funds or assets in the Trust Fund other than the funds in the Certificate Account, the Servicer shall direct the Trustee promptly to send a final distribution notice to each Certificateholder and the Certificate Insurer.  If the Servicer elects to terminate the Trust Fund pursuant to clause (a) of Section 9.01, no later than the 15th day of the month preceding the month of the final Distribution Date the Servicer shall notify the Depositor, the Certificate Insurer and the Trustee of the date the Servicer intends to terminate the Trust Fund and of the applicable repurchase price of the Mortgage Loans and REO Properties.

Notice of any termination of the Trust Fund specifying the Distribution Date on which Certificateholders may surrender their Certificates for payment of the final distribution and cancellation shall be given promptly by the Trustee by letter to Certificateholders mailed not earlier than the 15th day and not later than the last day of the month next preceding the month of such final distribution.  Any such notice shall specify (a) the Distribution Date upon which final distribution on the Certificates will be made upon presentation and surrender of Certificates at the office therein designated, (b) the amount of such final distribution, (c) the location of the office or agency at which such presentation and surrender must be made, and (d) that the Record Date otherwise applicable to the Distribution Date is not applicable, distributions being made only upon presentation and surrender of the Certificates at the office therein specified.  The Servicer will give such notice to each Rating Agency at the time such notice is given to Certificateholders.

If this notice is given, the Servicer shall cause all funds in the Certificate Account to be remitted to the Trustee for deposit in the Distribution Account on the Business Day before the applicable Distribution Date in an amount equal to the final distribution in respect of the Certificates.  Upon such final deposit with respect to the Trust Fund and the receipt by the Trustee of a Request for Release therefor, the Trustee shall promptly release to the Servicer the Mortgage Files for the Mortgage Loans.

Upon presentation and surrender of the Certificates, the Trustee shall cause to be distributed to the Certificateholders of each Class and the Certificate Insurer, in each case on the final Distribution Date and in the order set forth in Section 4.02, in proportion to their respective Percentage Interests, with respect to Certificateholders of the same Class or amounts allocable to the Certificate Insurer, an amount equal to (i) as to each Class of Regular Certificates (other than the Notional Amount Certificates), its Certificate Balance plus for each such Class accrued interest thereon (or on their Notional Amount, if applicable) in the case of an interest-bearing Certificate, (ii) as to the Class AXPP Certificates, the Component Principal Balance of the PO Component for the immediately preceding Distribution Date plus interest accrued on its Notional Amount, (iii) as to the Residual Certificates, any amount remaining on deposit in the Distribution Account (other than the amounts retained to meet claims) after application pursuant to clause (i) above and (iv) as to the Certificate Insurer, the amounts due and owing pursuant to the terms of this Agreement and the Commitment Letter.  Notwithstanding the reduction of the Certificate Balance of any Class of Certificates to zero, such Class will be outstanding hereunder solely for the purpose of receiving distributions and for no other purpose until the termination of the respective obligations and responsibilities of the Depositor, the Servicer and the Trustee hereunder in accordance with Article Nine.  The foregoing provisions are intended to distribute to each Class of Regular Certificates any accrued and unpaid interest and principal to which they are entitled based on the Pass-Through Rates and actual Class Certificate Balances or Notional Amounts set forth in the Preliminary Statement upon liquidation of the Trust Fund.

If any affected Certificateholder does not surrender its Certificates for cancellation within six months after the date specified in the above mentioned written notice, the Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto.  If within six months after the second notice all the applicable Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets which remain a part of the Trust Fund.  If within one year after the second notice all Certificates shall not have been surrendered for cancellation, then the Holders of the Class A-R Certificates shall be entitled to all unclaimed funds and other assets of the Trust Fund which remain subject hereto.

Upon payment of all amounts owed under the Policy and cancellation of the Certificates, the Trustee shall provide the Certificate Insurer notice of cancellation of the Certificates and surrender the Policy to the Certificate Insurer.

Section 9.03.                                Additional Termination Requirements.

(a)           If the Servicer exercises its purchase option with respect to the Mortgage Loans as provided in Section 9.01, the Trust Fund shall be terminated in accordance with the following additional requirements, unless the Trustee has been supplied with an Opinion of Counsel, at the expense of the Servicer, to the effect that the failure to comply with the requirements of this Section 9.03 will not (i) result in the imposition of taxes on “prohibited transactions” on any REMIC created hereunder as defined in section 860F of the Code, or (ii) cause any REMIC created under this Agreement to fail to qualify as a REMIC at any time that any Certificates are outstanding:

(b)           The Trustee shall sell all of the assets of the Trust Fund to the Servicer, and, within 90 days of such sale, shall distribute to the Certificateholders the proceeds of such sale in complete liquidation of each REMIC created under this Agreement.

(c)           The Trustee shall attach a statement to the final federal income tax return for each REMIC created under this Agreement stating that pursuant to Treasury Regulation § 1.860F-1, the first day of the 90-day liquidation period for such REMIC was the date on which the Trustee sold the assets of the Trust Fund to the Servicer.

Section 9.04.                                Termination of the Supplemental Interest Trust.

The Supplemental Interest Trust shall terminate on the earlier of (i) the latest of (A) the Swap Contract Termination Date, (B) the Corridor Contract Termination Date and (C) the Cap Contract Termination Date and (ii) the termination of this Agreement.

ARTICLE TEN

MISCELLANEOUS PROVISIONS

Section 10.01.                                Amendment.

This Agreement may be amended from time to time by the Depositor, the Servicer and the Trustee without the consent of any of the Certificateholders (i) to cure any ambiguity or mistake, (ii) to correct any defective provision in this Agreement or to supplement any provision in this Agreement which may be inconsistent with any other provision in this Agreement, (iii) to conform this Agreement to the Prospectus Supplement, (iv) to add to the duties of the Depositor, the Seller or the Servicer, (v) to modify, alter, amend, add to or rescind any of the terms or provisions contained in this Agreement to comply with any rules or regulations promulgated by the Commission from time to time, (vi) to add any other provisions with respect to matters or questions arising under this Agreement, or (vii) to modify, alter, amend, add to, or rescind any of the terms or provisions contained in this Agreement.

Notwithstanding anything to the contrary in this Agreement (but subject to the final paragraph of this Section 10.01), no amendment that would adversely affect the interests of the Certificate Insurer may be effected without the prior written consent of the Certificate Insurer.

No action pursuant to clauses (v), (vi) or (vii) above may, as evidenced by an Opinion of Counsel (which Opinion of Counsel shall not be an expense of the Trustee or the Trust Fund), adversely affect in any material respect the interests of any Certificateholder.  The amendment shall not be deemed to adversely affect in any material respect the interests of the Certificateholders if the Person requesting the amendment obtains a letter from each Rating Agency stating that the amendment would not result in the downgrading, qualification or withdrawal of the respective ratings then assigned to the Certificates (without regard to the Policy).  Any such letter in and of itself will not represent a determination as to the materiality of any amendment and will represent a determination only as to the credit issues affecting any rating.  Each party to this Agreement agrees that it will cooperate with each other party in amending this Agreement pursuant to clause (v) above.

The Trustee, the Depositor, and the Servicer also may at any time and from time to time amend this Agreement without the consent of the Certificateholders to modify, eliminate or add to any of its provisions to the extent necessary or helpful to (i) maintain the qualification of any REMIC created under this Agreement as a REMIC under the Code, (ii) avoid or minimize the risk of the imposition of any tax on any REMIC created under this Agreement pursuant to the Code that would be a claim at any time before the final redemption of the Certificates, or (iii) comply with any other requirements of the Code, if the Trustee has been provided an Opinion of Counsel, which opinion shall be an expense of the party requesting such opinion but in any case shall not be an expense of the Trustee or the Trust Fund, to the effect that the action is necessary or helpful for one of the foregoing purposes.

This Agreement may also be amended from time to time by the Depositor, the Servicer, and the Trustee with the consent of the Holders of Certificates evidencing Percentage Interests aggregating not less than 51% of each Class of Certificates adversely affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates.  As long as any Voting Rights are held by parties other than the Seller, its Affiliates, or its agents, Voting Rights of Certificates held by the Seller, its Affiliates or its agents as the Seller shall certify to the Trustee upon any such entity obtaining such ownership will be excluded from participating in such voting arrangements, and excluded from determining the 51% threshold.  No amendment shall

(i)           reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any Certificate without the consent of the Holder of such Certificate,

(ii)           amend, modify, add to, rescind, or alter in any respect Section 10.13, notwithstanding any contrary provision of this Agreement, without the consent of the Holders of Certificates evidencing Percentage Interests aggregating not less than 66 2/3% (provided, however, that no Certificates held by the Seller, the Depositor or any Affiliate thereby shall be given effect for the purpose of calculating any such aggregation of Percentage Interests), or

(iii)           reduce the aforesaid percentages of Certificates the Holders of which are required to consent to any such amendment, without the consent of the Holders of all such Certificates then outstanding.

Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless (i) it shall have first received an Opinion of Counsel, which opinion shall not be an expense of the Trustee or the Trust Fund, to the effect that such amendment will not cause the imposition of any tax on any REMIC created under this Agreement or the Certificateholders or cause any REMIC created hereunder to fail to qualify as a REMIC at any time that any Certificates are outstanding and (ii) because the Trust Fund is required to be a Qualifying Special Purpose Entity (as that term is defined in Statement of Financial Accounting Standards No. 140 (“SFAS 140”), in order for the Seller to continue to account for the transfer of the Mortgage Loans under this Agreement as a sale under SFAS 140, prior to the parties hereto entering into such an amendment, the Trustee shall receive an Officer’s Certificate, which shall not be an expense of the Trustee or the Trust Fund, to the effect that such amendment would not “significantly change” (within the meaning of SFAS 140) the permitted activities of the Trust Fund so as to cause the Trust Fund to fail to qualify as a Qualifying Special Purpose Entity.

Notwithstanding any contrary provision of this Agreement, no amendment shall adversely affect in any material respect the Swap Counterparty without the prior written consent of the Swap Counterparty, which consent shall not be unreasonably withheld.

Promptly after the execution of any amendment to this Agreement requiring the consent of Certificateholders, the Trustee shall furnish written notification of the substance or a copy of such amendment to each Certificateholder, the Certificate Insurer and each Rating Agency.

It shall not be necessary for the consent of Certificateholders under this Section 10.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof.  The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

Nothing in this Agreement shall require the Trustee to enter into an amendment without receiving an Opinion of Counsel (which Opinion shall not be an expense of the Trustee or the Trust Fund), satisfactory to the Trustee that (i) such amendment is permitted and is not prohibited by this Agreement and that all requirements for amending this Agreement have been complied with; and (ii) either (A) the amendment does not adversely affect in any material respect the interests of any Certificateholder or (B) the conclusion set forth in the preceding clause (A) is not required to be reached pursuant to this Section 10.01.

In each instance where the Certificate Insurer’s consent is required to amend this Agreement, such consent shall, in each such instance, be deemed to have been given if the Certificate Insurer does not respond to the request within ten business days of confirmed receipt of a request for such consent.  The ten business day time period shall in each instance commence only after the party requesting the consent has (a) sent the Certificate Insurer a written request pursuant to the notice provisions set forth in Section 10.05, which written request shall prominently state that the Certificate Insurer’s failure to respond to the request within the applicable specified time period shall be deemed to constitute the Certificate Insurer’s consent to such request, and (b) received confirmation that the Certificate Insurer has received such request by way of (i) if sent by a courier company, a confirmation from the applicable courier that such notice has been received by the Certificate Insurer at the address of the Certificate Insurer specified in Section 10.05, (ii) if sent by facsimile, a confirmation on the applicable sender’s facsimile printout that such notice has been received at the Certificate Insurer’s facsimile number specified in Section 10.05, (iii) if sent by email, either a confirmation generated by the sender’s email system that such email has been received by the Certificate Insurer at the Certificate Insurer’s email address specified in Section 10.05, or otherwise receipt of an email confirmation from the Certificate Insurer acknowledging its receipt; provided, that in each of the foregoing cases, if the sender of the request has not received, within a twenty-four hour period from the time it received the confirmation specified above, either a written or oral confirmation directly from the Certificate Insurer that it has in fact received such request, the applicable specified time period shall in each instance commence only after the sender of the request has also left a telephone voice message with the managing director of the Certificate Insurer’s surveillance department stating that a request was sent to the Certificate Insurer at such number specified in Section 10.05.

Section 10.02.                                Recordation of Agreement; Counterparts.

This Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Servicer at its expense, but only upon receipt of an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

Section 10.03.                                Governing Law.

THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO AND THE CERTIFICATEHOLDERS SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 10.04.                                Intention of Parties.

It is the express intent of the parties hereto that the conveyance (i) of the Mortgage Loans by the Seller to the Depositor and (ii) of the Trust Fund by the Depositor to the Trustee each be, and be construed as, an absolute sale thereof.  It is, further, not the intention of the parties that such conveyances be deemed a pledge thereof.  However, if, notwithstanding the intent of the parties, the assets are held to be the property of the Seller or Depositor, as the case may be, or if for any other reason this Agreement is held or deemed to create a security interest in either such assets, then (i) this Agreement shall be deemed to be a security agreement within the meaning of the UCC and (ii) the conveyances provided for in this Agreement shall be deemed to be an assignment and a grant (i) by the Seller to the Depositor or (ii) by the Depositor to the Trustee, for the benefit of the Certificateholders, of a security interest in all of the assets transferred, whether now owned or hereafter acquired.

The Seller and the Depositor for the benefit of the Certificateholders shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Trust Fund, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Agreement.  The Depositor shall arrange for filing any Uniform Commercial Code continuation statements in connection with any security interest granted or assigned to the Trustee for the benefit of the Certificateholders.

Section 10.05.                                Notices.

(a)           The Trustee shall use its best efforts to promptly provide notice to each Rating Agency, the Certificate Insurer and the Swap Counterparty with respect to each of the following of which it has actual knowledge:

1.	Any material change or amendment to this Agreement;

2.	The occurrence of any Event of Default that has not been cured;

3.	The resignation or termination of the Servicer or the Trustee and the appointment of any successor;

4.	The repurchase or substitution of Mortgage Loans pursuant to Section 2.03; and

5.	The final distribution to Certificateholders.

In addition, the Trustee shall promptly furnish to each Rating Agency copies of the following:

1.	Each report to Certificateholders described in Section 4.06;

2.	Each annual statement as to compliance described in Section 3.17;

3.	Each annual independent public accountants’ servicing report described in Section 11.07; and

4.	Any notice of a purchase of a Mortgage Loan pursuant to Section 2.02, 2.03 or 3.11.

(b)           All directions, demands and notices hereunder shall be in writing and shall be deemed to have been duly given when delivered to (a) in the case of the Depositor, IndyMac MBS, Inc., 155 North Lake Avenue, Pasadena, California 91101, Attention:  Secondary Marketing:  Transaction Management; (b) in the case of the Servicer, IndyMac Bank, F.S.B., 888 East Walnut Street, Pasadena, California 91101-7211, Attention:  Secondary Marketing: Transaction Management or such other address as may be hereafter furnished to the Depositor and the Trustee by the Servicer in writing; (c) in the case of the Trustee to the Corporate Trust Office, Deutsche Bank National Trust Company, 1761 East St. Andrew Place, Santa Ana, California 92705-4934, Attention:  Mortgage Administration IN07MH, Series 2007-HOA1, or such other address as the Trustee may hereafter furnish to the Depositor or Servicer, (d) in the case of each of the Rating Agencies, the address specified therefor in the definition corresponding to the name of such Rating Agency, (e) in the case of the Certificate Insurer, to Financial Security Assurance Inc., 31 West 52nd Street, New York, NY 10019, Attention:  Senior Vice President, MBS Transaction Oversight, facsimile number (212) 339-3518; phone number (212) 826-0100, (f) in the case of the Swap Counterparty, the address specified in the Swap Contract, or such other address as may be hereafter furnished by the Swap Counterparty, (g) in the case of the Corridor Counterparty, the address specified in the Corridor Contract, or such other address as may be hereafter furnished by the Corridor Counterparty and (h) in the case of the Cap Counterparty, the address specified in the Cap Contract, or such other address as may be hereafter furnished by the Cap Counterparty.  Notices to Certificateholders shall be deemed given when mailed, first class postage prepaid, to their respective addresses appearing in the Certificate Register.

Section 10.06.                                Severability of Provisions.

If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

Section 10.07.                                Assignment

Notwithstanding anything to the contrary contained in this Agreement, except as provided in Section 6.02, this Agreement may not be assigned by the Servicer without the prior written consent of the Trustee and Depositor.

Section 10.08.                                Limitation on Rights of Certificateholders.

The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the trust created by this Agreement, nor entitle such Certificateholder’s legal representative or heirs to claim an accounting or to take any action or commence any proceeding in any court for a petition or winding up of the trust created hereby, or otherwise affect the rights, obligations and liabilities of the parties to this Agreement or any of them.

No Certificateholder shall have any right to vote (except as provided in this Agreement) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties to this Agreement, nor shall anything herein set forth or contained in the terms of the Certificates be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third party because of any action taken by the parties to this Agreement pursuant to any provision of this Agreement.

No Certificateholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of an Event of Default and of the continuance thereof, as provided in this Agreement, and unless the Holders of Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates shall also have made written request to the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses, and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of the Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder or to enforce any right under this Agreement, except in the manner herein provided and for the common benefit of all Certificateholders.  For the protection and enforcement of this Section 10.08, each Certificateholder and the Trustee shall be entitled to any relief that can be given either at law or in equity. As long as any Voting Rights are held by parties other than the Seller, its Affiliates, or its agents, Voting Rights of Certificates held by the Seller, its Affiliates or its agents as the Seller shall certify to the Trustee upon any such entity obtaining such ownership will be excluded from participating in such voting arrangements, and excluded from determining the 25% threshold.

Section 10.09.                                Inspection and Audit Rights.

The Servicer agrees that, on reasonable prior notice, it will permit any representative of the Depositor, the Certificate Insurer or the Trustee during the Servicer’s normal business hours, to examine all the books of account, records, reports and other papers of the Servicer relating to the Mortgage Loans, to make copies and extracts therefrom, to cause such books to be audited by independent certified public accountants selected by the Depositor or the Trustee and to discuss its affairs, finances and accounts relating to the Mortgage Loans with its officers, employees and independent public accountants (and by this provision the Servicer hereby authorizes said accountants to discuss with such representative such affairs, finances and accounts), all at such reasonable times and as often as may be reasonably requested.  Any out-of-pocket expense incident to the exercise by the Depositor or the Trustee of any right under this Section 10.09 shall be borne by the party requesting such inspection; all other such expenses shall be borne by the Servicer.

Section 10.10.                                Certificates Nonassessable and Fully Paid.

It is the intention of the Depositor that Certificateholders shall not be personally liable for obligations of the Trust Fund, that the interests in the Trust Fund represented by the Certificates shall be nonassessable for any reason whatsoever, and that the Certificates, upon due authentication thereof by the Trustee pursuant to this Agreement, are and shall be deemed fully paid.

Section 10.11.                                Official Record.

The Seller agrees that this Agreement is and shall remain at all times before the time at which this Agreement terminates an official record of the Seller as referred to in Section 13(e) of the Federal Deposit Insurance Act.

Section 10.12.                                Protection of Assets.

(a)           Except for transactions and activities entered into in connection with the securitization that is the subject of this Agreement, the trust created by this Agreement is not authorized and has no power to:

(i)           borrow money or issue debt;

(ii)           merge with another entity, reorganize, liquidate or sell assets;

(iii)           engage in any business or activities.

(b)           Each party to this Agreement agrees that it will not file an involuntary bankruptcy petition against the Trustee or the Trust Fund or initiate any other form of insolvency proceeding until after the Certificates have been paid in full.

Section 10.13.                                Qualifying Special Purpose Entity.

Notwithstanding any contrary provision of this Agreement, the Trust Fund shall not hold any property or engage in any activity that would disqualify the Trust Fund from being a qualifying special purpose entity under generally accepted accounting principles.

Section 10.14.                                Third Party Beneficiary.

The Certificate Insurer is an expressly intended third party beneficiary of this Agreement.

The Swap Counterparty shall be an express third party beneficiary of this Agreement for the purpose of enforcing the provisions hereof to the extent of the Swap Counterparty’s rights explicitly specified herein as if a party to this Agreement.

ARTICLE ELEVEN

EXCHANGE ACT REPORTING

Section 11.01.                                Filing Obligations.

The Servicer, the Trustee and the Seller shall reasonably cooperate with the Depositor in connection with the satisfaction of the Depositor’s reporting requirements under the Exchange Act with respect to the Trust Fund.  In addition to the information specified below, if so requested by the Depositor for the purpose of satisfying its reporting obligation under the Exchange Act, the Servicer, the Trustee and the Seller shall provide the Depositor with (a) such information which is available to such Person without unreasonable effort or expense and within such timeframe as may be reasonably requested by the Depositor to comply with the Depositor’s reporting obligations under the Exchange Act and (b) to the extent such Person is a party (and the Depositor is not a party) to any agreement or amendment required to be filed, copies of such agreement or amendment in EDGAR-compatible form.

Section 11.02.                                Form 10-D Filings.

(a)           In accordance with the Exchange Act, unless no reporting obligation under the Exchange Act exists at such time with respect to the Trust Fund, the Trustee shall prepare for filing and file within 15 days after each Distribution Date (subject to permitted extensions under the Exchange Act) with the Commission with respect to the Trust Fund, a Form 10-D with copies of the Monthly Report and, to the extent delivered to the Trustee, no later than five calendar days following the Distribution Date, such other information identified by the Depositor or the Servicer, in writing, to be filed with the Commission (such other information, the “Additional Designated Information”).  If the Depositor or Servicer directs that any Additional Designated Information is to be filed with any Form 10-D, the Depositor or Servicer, as the case may be, shall specify the Item on Form 10-D to which such information is responsive and, with respect to any Exhibit to be filed on Form 10-D, the Exhibit number.  Any information to be filed on Form 10-D shall be delivered to the Trustee in EDGAR-compatible form or as otherwise agreed upon by the Trustee and the Depositor or the Servicer, as the case may be, at the Depositor’s expense, and any necessary conversion to EDGAR-compatible format will be at the Depositor’s expense.  At the reasonable request of, and in accordance with the reasonable directions of, the Depositor or the Servicer, subject to the two preceding sentences, the Trustee shall prepare for filing and file an amendment to any Form 10-D previously filed with the Commission with respect to the Trust Fund.  The Depositor shall sign the Form 10-D filed on behalf of the Trust Fund.

The Trustee shall prepare each Form 10-D and, no later than five Business Days prior to the date on which such Form 10-D is required to be filed, deliver a copy of such Form 10-D to the Depositor for review.  No later than the Business Day following the receipt thereof, the Depositor shall notify the Trustee of any changes to be made to the Form 10-D.  The Trustee shall make any changes thereto requested by the Depositor and deliver the final Form 10-D to the Depositor for signature no later than three Business Days prior to the date on which such Form 10-D must be filed by the Trustee in accordance with this Section 11.02.  The Depositor shall execute the final Form 10-D and deliver the same to the Trustee via electronic mail (DBSEC.Notifications@db.com) or facsimile no later than the Business Day following receipt of the same (which, unless not received within such time frame from the Trustee, shall be no later than two Business Days prior to the date on which the Form 10-D is required to be filed), with an original executed hard copy to follow by overnight courier.

(b)           No later than each Distribution Date, any party responsible for providing Additional Designated Information shall notify the Depositor and the Trustee of any Form 10-D Disclosure Item, together with a description of any such Form 10-D Disclosure Item in form and substance reasonably acceptable to the Depositor.  In addition to such information as the Servicer and the Trustee are obligated to provide pursuant to other provisions of this Agreement, if so requested by the Depositor, each of the Servicer and the Trustee shall provide such information which is available to the Servicer and the Trustee, as applicable, without unreasonable effort or expense regarding the performance or servicing of the Mortgage Loans (in the case of the Trustee, based on the information provided by the Servicer) as is reasonably required to facilitate preparation of distribution reports in accordance with Item 1121 of Regulation AB.  Such information shall be provided concurrently with the Remittance Reports in the case of the Servicer and the Monthly Statement in the case of the Trustee, commencing with the first such report due not less than five Business Days following such request.

(c)           The Trustee shall not have any responsibility to file any items (other than those generated by it) that have not been received in a format suitable (or readily convertible into a format suitable) for electronic filing via the EDGAR system and shall not have any responsibility to convert any such items to such format (other than those items generated by it or that are readily convertible to such format).  The Trustee shall have no liability to the Certificateholders, the Trust Fund, the Servicer or the Depositor with respect to any failure to properly prepare or file any of Form 10-D to the extent that such failure is not the result of any negligence, bad faith or willful misconduct on its part.  The Trustee will not have any duty to verify the accuracy or sufficiency of any information to be included in any Form 10-D not provided by it.

(d)           The Trustee shall have no liability with respect to any failure to properly prepare and file such periodic reports resulting or relating to the Trustee’s inability or failure to obtain any information not resulting from its own negligence or willful misconduct.

Section 11.03.                                Form 8-K Filings.

The Servicer shall prepare and file on behalf of the Trust Fund any Form 8-K required by the Exchange Act.  Each Form 8-K must be signed by the Servicer.  Any reporting party identified on Exhibit T shall promptly notify the Depositor and the Servicer (if the notifying party is not the Servicer), but in no event later than one (1) Business Day after its occurrence, of any Reportable Event of which it has actual knowledge.  Each Person shall be deemed to have actual knowledge of any such event to the extent that it relates to such Person or any action or failure to act by such Person.

Section 11.04.                                Form 10-K Filings.

Prior to (x) March 31, 2008 and (y) unless and until a Form 15 Suspension Notice shall have been filed, March 31st of each year thereafter (or, in either case, such earlier date as may be required by the Exchange Act), the Trustee shall, subject to the provisions of this Section 11.04, file a Form 10-K, with respect to the Trust Fund.  The Trustee shall prepare and file on behalf of the Trust Fund a Form 10-K, in form and substance as required by the Exchange Act.  The Trustee shall prepare each Form 10-K and, no later than 5 Business Days prior to the date on which such Form 10-K is required to be filed, deliver a copy of such Form 10-K to the Depositor for review.  No later than the Business Day following the receipt thereof, the Depositor shall notify the Trustee of any changes to be made to the Form 10-K. The Trustee shall make any changes thereto requested by the Depositor and deliver the final Form 10-K to the Depositor for signature no later than three Business Days prior to the date on which such Form 10-K must be filed by the Trustee in accordance with this Section 11.04.  The Depositor shall execute the final Form 10-K and deliver the same to the Trustee via electronic mail (DBSEC.Notifications@db.com) or facsimile no later than Business Day following receipt of the same (which, unless not received within such time frame from the Trustee, shall be no later than two Business Days prior to the date on which the From 10-K is required to be filed), with an original executed hard copy to follow by overnight mail. Such Form 10-K shall include the Assessment of Compliance, Attestation Report, Annual Compliance Statements and other documentation provided by the Servicer pursuant to Sections 3.17 and 11.07, a certification in the form attached hereto as Exhibit O-1 (the “Depositor Certification”), which shall be signed by the senior officer of the Depositor in charge of securitization, and an accountant’s report described under Section 11.07.  Each Form 10-K shall also include any Sarbanes-Oxley Certification required to be included therewith, as described in Section 11.05.

If the Item 1119 Parties listed on Exhibit T have changed since the Closing Date, no later than March 1 of each year, the Depositor shall provide each of the Servicer and the Trustee via electronic mail (DBSEC.Notifications@db.com) with an updated Exhibit T setting forth the Item 1119 Parties.

As to each item of information required to be included in any Form 10-D, Form 8-K or Form 10-K, the Trustee's or Depositor’s obligation to include the information in the applicable report is subject to receipt from the entity that is indicated in Exhibit Q as the responsible party for providing that information, if other than the Trustee or the Depositor, as applicable, as and when required as described above.  Each of the Trustee, the Servicer and the Depositor, as applicable, hereby agree to notify and provide to the Trustee and the Depositor all information that is required to be included in any Form 10-D, Form 8-K or Form 10-K, with respect to which that entity is indicated in Exhibit Q as the responsible party for providing that information. In the case of  information to be included in the From 10-D, such information shall be delivered to the Trustee (with a copy to the Depositor) no later than 5 calendar days following each Distribution Date. In the case of  information to be included in the Form 8-K, such information shall be delivered to the Depositor no later than 2 Business Days following the occurrence of a reportable event.  In the case of information to be included in the From 10-K, such information, other than the documentation provided pursuant to Sections 3.17 and 11.07, shall be delivered to the Trustee no later than (x) March 1, 2008 (with a 15 day cure period) and (y) unless and until a Form 15 Suspension Notice shall have been filed, March 1st of each year thereafter.  The Servicer shall be responsible for determining the pool concentration applicable to any subservicer or originator at any time, for purposes of disclosure as required by Items 1117 and 1119 of Regulation AB.  The Trustee shall provide electronic or paper copies of all Form 10-D, 8-K and 10-K filings free of charge to any Certificateholder upon request.

The Trustee shall sign a certification (in the form attached hereto as Exhibit O-2) for the benefit of the Depositor and its officers, directors and Affiliates.  The Trustee's certification shall be delivered to the Depositor by no later than March 18th of each year (or if such day is not a Business Day, the immediately preceding Business Day) and the Depositor shall deliver the Depositor Certification to the Trustee for filing no later than March 20th of each year (or if such day is not a Business Day, the immediately preceding Business Day).

The Trustee shall indemnify and hold harmless the Depositor and its officers, directors and Affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses (incurred by the Depositor in the absence of and to the extent of its own negligence, willful misconduct or bad faith) arising out of or based upon (i) a breach of the Trustee’s obligations under this Section 11.04 and Section 11.07 (to the extent such breach occurred as a result of its own negligence, willful misconduct or bad faith) or (ii) any material misstatement or omission contained in any information provided by the Trustee including, without limitation, in the certification provided by the Trustee in the form of Exhibit O-2 or the assessment of compliance provided pursuant to Section 11.07.  If the indemnification provided for herein is unavailable or insufficient to hold harmless the Depositor, then the Trustee agrees that it shall contribute to the amount paid or payable by the Depositor as a result of the losses, claims, damages or liabilities of the Depositor in such proportion as is appropriate to reflect the relative fault of the Depositor on the one hand and the Trustee on the other.  This indemnification shall survive the termination of this Agreement or the termination of any party to this Agreement.

The Servicer shall indemnify and hold harmless the Depositor, the Trustee and their respective officers, directors and Affiliates from and against any actual losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses that such Person may sustain based upon (i) a breach of the Servicer’s obligations under Sections 3.17, 11.07 or 11.04 or (ii) any material misstatement or omission contained in any information provided by the Servicer including, without limitation, in the information  provided pursuant to Sections 3.17 and 11.07. This indemnification shall survive the termination of this Agreement or the termination of any party to this Agreement.

The Depositor shall indemnify and hold harmless the Servicer, the Trustee and their respective officers, directors and Affiliates from and against any actual losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses that such Person may sustain based upon (i) a breach of the Depositor’s obligations under this Section 11.04 or (ii) any material misstatement or omission contained in any information provided by the Depositor.

The Trustee will have no duty or liability to verify the accuracy or sufficiency of any information not prepared by it included in any Form 10-D, Form 10-K or Form 8-K.  The Trustee shall have no liability with respect to any failure to properly prepare or file any Form 10-D or Form 10-K resulting from or relating to the Trustee's inability or failure to receive any information in a timely manner from the party responsible for delivery of such information.  The Trustee shall have no liability with respect to any failure to properly file any Form 10-D or 10-K resulting from or relating to the Depositor's failure to timely comply with the provisions of this section.  Nothing herein shall be construed to require the Trustee or any officer, director or Affiliate thereof to sign any Form 10-D, Form 10-K or Form 8-K. Copies of all reports filed by the Trustee under the Exchange Act shall be sent to the Depositor electronically or at the address set forth in Section 10.05.  Fees and expenses incurred by the Trustee in connection with this Section 11.04 shall not be reimbursable from the Trust Fund.

Upon any filing with the Commission, the Trustee shall promptly deliver to the Depositor a copy of any executed report, statement or information.

To the extent that, following the Closing Date, the Depositor certifies that reports and certifications differing from those required under this Section 11.04 are necessary to comply with the reporting requirements under the Exchange Act, the parties hereto hereby agree that each will reasonably cooperate to amend the provisions of this Section 11.04 in order to comply with such amended reporting requirements and such amendment of this Section 11.04.  Any such amendment may result in the reduction of the reports executed by and filed on behalf of the Depositor under the Exchange Act.  Notwithstanding the foregoing, the Trustee shall not be obligated to enter into any amendment pursuant to this Section that adversely affects its obligations and immunities under this Agreement.

Each of the parties acknowledges and agrees that the purpose of Sections 3.17, 11.07 and this Section 11.04 of this Agreement is to facilitate compliance by the Depositor with the provisions of Regulation AB.  Therefore, each of the parties agree that (a) the obligations of the parties hereunder shall be interpreted in such a manner as to accomplish that purpose, (b) the parties’ obligations hereunder will be supplemented and modified as necessary to be consistent with any such amendments, interpretive advice or guidance in respect of the requirements of Regulation AB, (c) the parties shall comply with reasonable requests made by the Depositor for delivery of additional or different information as the Depositor may determine in good faith is necessary to comply with the provisions of Regulation AB, and (d) no amendment of this Agreement shall be required to effect any such changes in the parties’ obligations as are necessary to accommodate evolving interpretations of the provisions of Regulation AB.

Section 11.05.                                Sarbanes-Oxley Certification.

Each Form 10-K shall include a certification (the “Sarbanes-Oxley Certification”) required by Rules 13a-14(d) and 15d-14(d) under the Exchange Act (pursuant to Section 302 of the Sarbanes-Oxley Act of 2002 and the rules and regulations of the Commission promulgated thereunder (including any interpretations thereof by the Commission’s staff)).  No later than March 15 of each year, beginning in 2008, the Servicer and the Trustee shall (unless such person is the Certifying Person), and the Servicer shall cause each Reporting Subcontractor and the Trustee shall cause each Reporting Subcontractor to, provide to the Person who signs the Sarbanes-Oxley Certification (the “Certifying Person”) a certification (each, a “Performance Certification”), in the form attached hereto as Exhibit R on which the Certifying Person, the entity for which the Certifying Person acts as an officer, and such entity’s officers, directors and Affiliates (collectively with the Certifying Person, “Certification Parties”) can reasonably rely.  The senior officer in charge of the servicing function of the Servicer shall serve as the Certifying Person on behalf of the Trust Fund.  Neither the Servicer nor the Depositor will request delivery of a certification under this clause unless the Trustee is required under the Exchange Act to file an annual report on Form 10-K with respect to the Trust Fund.  In the event that prior to the filing date of the Form 10-K in March of each year, the Servicer or the Depositor has actual knowledge of information material to the Sarbanes-Oxley Certification, the Servicer or the Depositor, as the case may be, shall promptly notify the Servicer and the Trustee.  The respective parties hereto agree to cooperate with all reasonable requests made by any Certifying Person or Certification Party in connection with such Person’s attempt to conduct any due diligence that such Person reasonably believes to be appropriate in order to allow it to deliver any Sarbanes-Oxley Certification or portion thereof with respect to the Trust Fund.

Section 11.06.                                Form 15 Filing.

Prior to January 30 of the first year in which the Depositor is able to do so under applicable law, the Trustee on behalf of the Depositor shall file a Form 15 relating to the automatic suspension of reporting in respect of the Trust Fund under the Exchange Act.

Section 11.07.                                Report on Assessment of Compliance and Attestation.

(a)           On or before March 15 of each calendar year, commencing in 2008, unless no reporting obligation under the Exchange Act exists at such time with respect to the Trust Fund:

(i)           The Servicer shall deliver to the Trustee (with a copy to the Depositor and the Certificate Insurer) a report (in form and substance reasonably satisfactory to the Trustee) regarding the Servicer’s or the Trustee’s, as applicable, assessment of compliance with the Servicing Criteria during the immediately preceding calendar year, as required under Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB.  Such report shall be signed by an authorized officer of such Person and shall address each of the Servicing Criteria applicable to each party specified on a certification delivered to the Trustee substantially in the form of Exhibit S.  To the extent any of the Servicing Criteria are not applicable to such Person, with respect to asset-backed securities transactions taken as a whole involving such Person and that are backed by the same asset type backing the Certificates, such report shall include such a statement to that effect.  The Trustee and the Servicer, and each of their respective officers and directors shall be entitled to rely upon each such servicing criteria assessment.

(ii)           The Servicer shall deliver to the Trustee and the Certificate Insurer, and the Trustee shall provide on its own behalf, a report of a registered public accounting firm reasonably acceptable to the Trustee that attests to, and reports on, the assessment of compliance made by Servicer or the Trustee, as applicable, and delivered pursuant to the preceding paragraphs.  Such attestation shall be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act, including, without limitation that in the event that an overall opinion cannot be expressed, such registered public accounting firm shall state in such report why it was unable to express such an opinion.  Such report must be available for general use and not contain restricted use language.  To the extent any of the Servicing Criteria are not applicable to such Person, with respect to asset-backed securities transactions taken as a whole involving such Person and that are backed by the same asset type backing the Certificates, such report shall include such a statement to that effect.

(iii)           The Servicer shall cause each of its Reporting Subcontractors to deliver to the Trustee (with a copy to the Depositor) an assessment of compliance and accountant’s attestation as and when provided in paragraphs (a) and (b) of this Section 11.07.

(iv)           The Trustee shall cause each of its Reporting Subcontractors to deliver to the Trustee and the Servicer (with a copy to the Depositor) an assessment of compliance and accountant’s attestation as and when provided in paragraphs (a) and (b) of this Section.

(v)           The Servicer shall execute (and the Servicer shall cause each Reporting Subcontractor to execute) a reliance certificate to enable the Certification Parties to rely upon each (A) annual compliance statement provided pursuant to Section 3.17, (B) annual report on assessments of compliance with servicing criteria provided pursuant to this Section 11.07 and (C) accountant’s report provided pursuant to this Section 11.07 and shall include a certification that each such annual compliance statement or report discloses any deficiencies or defaults described to the registered public accountants of such Person to enable such accountants to render the certificates provided for in this Section 11.07.

(vi)           The Trustee shall execute (and the Trustee shall cause each Reporting Subcontractor to execute) a reliance certificate to enable the Certification Parties to rely upon each (A) annual report on assessments of compliance with servicing criteria provided pursuant to this Section 11.07 and (C) accountant’s report provided pursuant to this Section 11.07 and shall include a certification that each such report discloses any deficiencies or defaults described to the registered public accountants of such Person to enable such accountants to render the certificates provided for in this Section 11.07.

(b)           In the event the Servicer, the Trustee or Reporting Subcontractor is terminated or resigns during the term of this Agreement, such Person shall provide documents and information required by this Section 11.07 with respect to the period of time it was subject to this Agreement or provided services with respect to the Trust Fund, the Certificates or the Mortgage Loans.

(c)           An assessment of compliance provided by a Subcontractor pursuant to Section 11.07(a)(iii) or (iv) need not address any elements of the Servicing Criteria other than those specified by the Servicer or the Trustee, as applicable, pursuant to Section 11.07(a)(i).

Section 11.08.                                Use of Subcontractors.

(a)           [Reserved].

(b)           It shall not be necessary for the Servicer or the Trustee to seek the consent of the Depositor or any other party hereto to the utilization of any Subcontractor.  The Servicer or the Trustee, as applicable, shall promptly upon request provide to the Trustee and the Depositor (or any designee of the Depositor, such as the Servicer or administrator) a written description (in form and substance satisfactory to the Depositor) of the role and function of each Subcontractor utilized by such Person, specifying (i) the identity of each such Subcontractor, (ii) which (if any) of such Subcontractors are “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, and (iii) which elements of the Servicing Criteria will be addressed in assessments of compliance provided by each Subcontractor identified pursuant to clause (ii) of this paragraph.

As a condition to the utilization of any Subcontractor determined to be a Reporting Subcontractor, the Servicer or the Trustee, as applicable, shall cause any such Subcontractor used by such Person for the benefit of the Depositor to comply with the provisions of Sections 11.07 and 11.09 of this Agreement to the same extent as if such Subcontractor were the Servicer  (except with respect to the Servicer’s duties with respect to preparing and filing any Exchange Act Reports or as the Certifying Person) or the Trustee, as applicable.  The Servicer or the Trustee, as applicable, shall be responsible for obtaining from each Subcontractor and delivering to the Trustee and the Servicer, any assessment of compliance and attestation required to be delivered by such Subcontractor under Section 11.05 and Section 11.07, in each case as and when required to be delivered.

Section 11.09.                                Amendments.

In the event the parties to this Agreement desire to further clarify or amend any provision of this Article 11, this Agreement shall be amended to reflect the new agreement between the parties covering matters in this Article 11 pursuant to Section 10.01, which amendment shall not require any Opinion of Counsel or Rating Agency confirmations or the consent of any Certificateholder.

If, during the period that the Depositor is required to file Exchange Act Reports with respect to the Trust Fund, the Servicer is no longer an Affiliate of the Depositor, the Depositor shall assume the obligations and responsibilities of the Servicer in this Article 11 with respect to the preparation and filing of the Exchange Act Reports and/or acting as the Certifying Person, if the Depositor has received indemnity from such successor Servicer satisfactory to the Depositor, and such Servicer has agreed to provide a Sarbanes-Oxley Certification to the Depositor substantially in the form of Exhibit U.

*  *  *  *  *  *

IN WITNESS WHEREOF, the Depositor, the Trustee, and the Seller and Servicer have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

INDYMAC MBS, INC. as Depositor By: /s/ Jill Jacobson Name: Jill Jacobson Title: Vice President

DEUTSCHE BANK NATIONAL TRUST COMPANY,
    as Trustee and Supplemental Interest Trustee

By:   /s/ Jennifer Hermansader
    Name:  Jennifer Hermansader
    Title:  Associate

By:  /s/ Marion Hogan
    Name:  Marion Hogan
    Title:  Associate

INDYMAC BANK, F.S.B. as Seller and Servicer By: /s/ Jill Jacobson Name: Jill Jacobson Title: Vice President

STATE OF CALIFORNIA	)
: ss.:
COUNTY OF Los Angeles	)

On this 28th day of June, 2007, before me, personally appeared Jill Jacobson, known to me to be a Vice President of IndyMac MBS, Inc., one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of said entity, and acknowledged to me that such entity executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Evan Fitzsimon Notary Public

 [NOTARIAL SEAL]

1

STATE OF CALIFORNIA	)
: ss.:
COUNTY OF Orange	)

On this 27th day of June, 2007, before me, personally appeared Jennifer Hermansader and Marion Hogan, known to me to be an associate and an associate, respectively, of Deutsche Bank National Trust Company, one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of said entity, and acknowledged to me that such entity executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

/s/ Tiffany Yuan Notary Public

 [NOTARIAL SEAL]

2

STATE OF CALIFORNIA	)
: ss.:
COUNTY OF Los Angeles	)

On this 28th day of June, 2007, before me, personally appeared Jill Jacobson, known to me to be a Vice President of IndyMac Bank, F.S.B., one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of said entity, and acknowledged to me that such entity executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Evan Fitzsimon Notary Public

 [NOTARIAL SEAL]

3

Schedule I

MORTGAGE LOAN SCHEDULE [DELIVERED AT CLOSING TO TRUSTEE]

S-1-1

Schedule II

INDYMAC MBS, INC. MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-HOA1

Representations and Warranties of the Seller/Servicer

Indy Mac Bank, F.S.B. (“IndyMac”) hereby makes the representations and warranties set forth in this Schedule II to the Depositor, the Certificate Insurer and the Trustee, as of the Closing Date.  Capitalized terms used but not otherwise defined in this Schedule II shall have the meanings assigned thereto in the Pooling and Servicing Agreement (the “Pooling and Servicing Agreement”) relating to the above-referenced Series, among IndyMac, as seller and Servicer, IndyMac MBS, Inc., as depositor, and Deutsche Bank National Trust Company, as trustee and supplemental interest trustee.

(1)           IndyMac is duly organized as a federally insured savings bank and is validly existing and in good standing under the laws of the United States of America and is duly authorized and qualified to transact any business contemplated by the Pooling and Servicing Agreement to be conducted by IndyMac in any state in which a Mortgaged Property is located or is otherwise not required under applicable law to effect such qualification and, in any event, is in compliance with the doing business laws of any such state, to the extent necessary to ensure its ability to enforce each Mortgage Loan, to service the Mortgage Loans in accordance with the Pooling and Servicing Agreement and to perform any of its other obligations under the Pooling and Servicing Agreement in accordance with the terms thereof.

(2)           IndyMac has the full corporate power and authority to sell and service each Mortgage Loan, and to execute, deliver and perform, and to enter into and consummate the transactions contemplated by the Pooling and Servicing Agreement and has duly authorized by all necessary corporate action on the part of IndyMac the execution, delivery and performance of the Pooling and Servicing Agreement; and the Pooling and Servicing Agreement, assuming the due authorization, execution and delivery thereof by the other parties thereto, constitutes a legal, valid and binding obligation of IndyMac, enforceable against IndyMac in accordance with its terms, except that (a) the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors’ rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(3)           The execution and delivery of the Pooling and Servicing Agreement by IndyMac, the sale and servicing of the Mortgage Loans by IndyMac under the Pooling and Servicing Agreement, the consummation of any other of the transactions contemplated by the Pooling and Servicing Agreement, and the fulfillment of or compliance with the terms thereof are in the ordinary course of business of IndyMac and will not (A) result in a material breach of any term or provision of the charter or by-laws of IndyMac or (B) materially conflict with, result in a material breach, violation or acceleration of, or result in a material default under, any other material agreement or instrument to which IndyMac is a party or by which it may be bound, or (C) constitute a material violation of any statute, order or regulation applicable to IndyMac of any court, regulatory body, administrative agency or governmental body having jurisdiction over IndyMac (including the OTS, the Federal Deposit Insurance Corporation or any other governmental entity having regulatory authority over IndyMac); and IndyMac is not in breach or violation of any material indenture or other material agreement or instrument, or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it (including the OTS, the Federal Deposit Insurance Corporation or any other governmental entity having regulatory authority over IndyMac) which breach or violation may materially impair IndyMac’s ability to perform or meet any of its obligations under the Pooling and Servicing Agreement.

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(4)           IndyMac is an approved servicer of conventional mortgage loans for FNMA or FHLMC or is a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act.

(5)           No litigation is pending or, to the best of IndyMac’s knowledge, threatened against IndyMac that would prohibit the execution or delivery of, or performance under, the Pooling and Servicing Agreement by IndyMac.

(6)           IndyMac is a member of MERS in good standing, and will comply in all material respects with the rules and procedures of MERS in connection with the servicing of the MERS Mortgage Loans for as long as such Mortgage Loans are registered with MERS.

Schedule III

INDYMAC MBS, INC.
MORTGAGE PASS-THROUGH CERTIFICATES,
SERIES 2007-HOA1

Representations and Warranties as to the Mortgage Loans

IndyMac Bank, F.S.B. (“IndyMac”) hereby makes the representations and warranties set forth in this Schedule III to the Depositor, the Certificate Insurer and the Trustee, as of the Closing Date or if so specified in this Schedule III, as of the Cut-off Date with respect to each Mortgage Loan.  Capitalized terms used but not otherwise defined in this Schedule III shall have the meanings assigned to them in the Pooling and Servicing Agreement (the “Pooling and Servicing Agreement”) relating to the above-referenced Series, among IndyMac, as seller and Servicer, IndyMac MBS, Inc., as depositor, and Deutsche Bank National Trust Company, as trustee and supplemental interest trustee.

(1)           The information set forth on Schedule I to the Pooling and Servicing Agreement with respect to each Mortgage Loan is true and correct in all material respects as of the Closing Date.

(2)           All regularly scheduled monthly payments due with respect to each Mortgage Loan up to and including the Due Date before the Cut-off Date have been made; and as of the Cut-off Date, no Mortgage Loan had a regularly scheduled monthly payment that was 60 or more days Delinquent during the twelve months before the Cut-off Date.

(3)           With respect to any Mortgage Loan that is not a Cooperative Loan, each Mortgage is a valid and enforceable first lien on the Mortgaged Property subject only to (a) the lien of nondelinquent current real property taxes and assessments and liens or interests arising under or as a result of any federal, state or local law, regulation or ordinance relating to hazardous wastes or hazardous substances and, if the related Mortgaged Property is a unit in a condominium project or planned unit development, any lien for common charges permitted by statute or homeowner association fees, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage, such exceptions appearing of record being generally acceptable to mortgage lending institutions in the area wherein the related Mortgaged Property is located or specifically reflected in the appraisal made in connection with the origination of the related Mortgage Loan, and (c) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by such Mortgage.

(4)           Immediately before the assignment of the Mortgage Loans to the Depositor, the Seller had good title to, and was the sole owner of, each Mortgage Loan free and clear of any pledge, lien, encumbrance or security interest and had full right and authority, subject to no interest or participation of, or agreement with, any other party, to sell and assign the same pursuant to the Pooling and Servicing Agreement.

(5)           As of the date of origination of each Mortgage Loan, there was no delinquent tax or assessment lien against the related Mortgaged Property.

(6)           There is no valid offset, defense or counterclaim to any Mortgage Note or Mortgage, including the obligation of the Mortgagor to pay the unpaid principal of or interest on such Mortgage Note.

S-III-1

(7)           There are no mechanics’ liens or claims for work, labor or material affecting any Mortgaged Property which are or may be a lien prior to or equal with, the lien of such Mortgage, except those which are insured against by the title insurance policy referred to in item (11) below.

(8)           No Mortgaged Property has been materially damaged by water, fire, earthquake, windstorm, flood, tornado or similar casualty (excluding casualty from the presence of hazardous wastes or hazardous substances, as to which the Seller makes no representation) so as to affect adversely the value of the related Mortgaged Property as security for the Mortgage Loan.

(9)           Each Mortgage Loan at origination complied in all material respects with applicable local, state and federal laws and regulations, including usury, equal credit opportunity, real estate settlement procedures, truth-in-lending, and disclosure laws, or any noncompliance does not have a material adverse effect on the value of the related Mortgage Loan.

(10)           The Seller has not modified the Mortgage in any material respect (except that a Mortgage Loan may have been modified by a written instrument which has been recorded or submitted for recordation, if necessary, to protect the interests of the Certificateholders and which has been delivered to the Trustee); satisfied, cancelled or subordinated such Mortgage in whole or in part; released the related Mortgaged Property in whole or in part from the lien of such Mortgage; or executed any instrument of release, cancellation, modification or satisfaction with respect thereto.

(11)           A lender’s policy of title insurance together with a condominium endorsement and extended coverage endorsement, if applicable, and negative amortization endorsement in an amount at least equal to the Cut-off Date Principal Balance of each such Mortgage Loan or a commitment (binder) to issue the same was effective on the date of the origination of each Mortgage Loan and each such policy is valid and remains in full force and effect.

 (12)           Each Mortgage Loan was originated (within the meaning of Section 3(a)(41) of the Securities Exchange Act of 1934, as amended) by an entity that satisfied at the time of origination the requirements of Section 3(a)(41) of the Securities Exchange Act of 1934, as amended.

(13)           All of the improvements which were included for the purpose of determining the Appraised Value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of such property, and no improvements on adjoining properties encroach upon the Mortgaged Property, unless such failure to be wholly within such boundaries and restriction lines or such encroachment, as the case may be, does not have a material effect on the value of the Mortgaged Property.

(14)           As of the date of origination of each Mortgage Loan, no improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning law or regulation unless such violation would not have a material adverse effect on the value of the related Mortgaged Property.  All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities, unless the lack thereof would not have a material adverse effect on the value of the Mortgaged Property.

S-III-2

(15)           The Mortgage Note and the related Mortgage are genuine, and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms and under applicable law.

(16)           The proceeds of the Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder.

(17)           The related Mortgage contains customary and enforceable provisions which render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee’s sale, and (ii) otherwise by judicial foreclosure.

(18)           With respect to each Mortgage constituting a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in such Mortgage, and no fees or expenses are or will become payable by the Certificateholders to the trustee under the deed of trust, except in connection with a trustee’s sale after default by the Mortgagor.

(19)           At the Cut-off Date, the improvements upon each Mortgaged Property are covered by a valid and existing hazard insurance policy with a generally acceptable carrier that provides for fire and extended coverage and coverage for such other hazards as are customarily required by institutional single family mortgage lenders in the area where the Mortgaged Property is located, and the Seller has received no notice that any premiums due and payable thereon have not been paid; the Mortgage obligates the Mortgagor thereunder to maintain all such insurance including flood insurance at the Mortgagor’s cost and expense.  Anything to the contrary in this item (19) notwithstanding, no breach of this item (19) shall be deemed to give rise to any obligation of the Seller to repurchase or substitute for such affected Mortgage Loan or Loans so long as the Servicer maintains a blanket policy pursuant to the second paragraph of Section 3.10(a) of the Pooling and Servicing Agreement.

(20)           If at the time of origination of each Mortgage Loan, the related Mortgaged Property was in an area then identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, a flood insurance policy in a form meeting the then-current requirements of the Flood Insurance Administration is in effect with respect to the Mortgaged Property with a generally acceptable carrier.

(21)           There is no proceeding pending or threatened for the total or partial condemnation of any Mortgaged Property, nor is such a proceeding currently occurring.

(22)           There is no material event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material non-monetary default, breach, violation or event of acceleration under the Mortgage or the related Mortgage Note; and the Seller has not waived any material non-monetary default, breach, violation or event of acceleration.

(23)           Each Mortgage File contains an appraisal of the related Mortgaged Property in a form acceptable to FNMA or FHLMC.  Appraisal Form 1004 or Form 2055 has been obtained..

(24)           Any leasehold estate securing a Mortgage Loan has a stated term of not less than five years in excess of the term of the related Mortgage Loan.

S-III-3

(25)           Each Mortgage Loan was selected from among the outstanding one- to four-family mortgage loans in the Seller’s portfolio at the Closing Date as to which the representations and warranties made with respect to the Mortgage Loans set forth in this Schedule III can be made.  No such selection was made in a manner intended to adversely affect the interests of the Certificateholders.

(26)           None of the Mortgage Loans are Cooperative Loans.

(27)           [Reserved].

(28)           None of the Mortgage Loans is a “high cost” loan, “covered” loan (excluding home loans defined as “covered home loans” in the New Jersey Home Ownership Security Act of 2002 that were originated between November 26, 2003 and July 7, 2004), “high risk home” or “predatory” loan or any other similarly designated loan as defined under any state, local or federal law,  as defined by applicable predatory and abusive lending laws.

(29)           Each Mortgage Loan at the time it was made complied in all material respects with applicable local, state, and federal laws, including, but not limited to, all applicable predatory and abusive lending laws.

(30)           [Reserved].

(31)           No proceeds from any Mortgage Loan underlying the Certificates were used to finance single-premium credit insurance policies.

(32)           None of the Mortgage Notes related to the Mortgage Loans impose a Prepayment Charge on the related Mortgage Loan for a term in excess of three years from the origination of the Mortgage Loan.

(33)           [Reserved].

(34)           No Mortgage Loan is subject to the requirements of the Home Ownership and Equity Protection Act of 1994.

(35)           No Mortgage Loan is a “High-Cost Home Loan” as defined in any of the following statutes:  the Georgia Fair Lending Act, as amended (the “Georgia Act”), the New York Banking Law 6-1, the Arkansas Home Loan Protection Act effective July 16, 2003 (Act 1340 of 2003), the Kentucky high-cost home loan statute effective June 24, 2003 (Ky. Rev. Stat. Section 360.100), the New Jersey Home Ownership Act effective November 27, 2003 (N.J.S.A. 46:10B-22 et seq.), or the New Mexico Home Loan Protection Act effective January 1, 2004 (N.M. Stat. Ann §§ 58-21A-1 et seq.).  With respect to any Mortgage Loan subject to the Georgia Act and secured by owner occupied real property or an owner occupied manufactured home located in the state of Georgia and originated (or modified) on or after October 1, 2002 through and including March 7, 2003, such Mortgage Loan was originated by IndyMac.  No Mortgage Loan is a “High-Risk Home Loan” as defined in the Illinois High-Risk Home Loan Act effective January 1, 2004 (815 Ill. Comp. Stat. 137/1 et seq.).  No Mortgage Loan is a “High-Cost Home Mortgage Loan” as defined in Massachusetts Predatory Home Loan Practices Act, effective November 6, 2004 (Mass. Ann. Laws Ch. 183C).  None of the Mortgage Loans that are secured by property located in the State of Illinois are in violation of the provisions of the Illinois Interest Act (815 Ill. Comp. Stat. 205/1 et. seq.).

S-III-4

(36)           Each Mortgage Loan has been underwritten and serviced substantially in accordance with the Seller’s guidelines, subject to such variances as are reflected on the Mortgage Loan Schedule or that the Seller has approved.

(37)           No Mortgage Loan is a High Cost Loan or Covered Loan, as applicable (as such terms are defined in the then-current version of Standard & Poor's LEVELS® Glossary, which is now Version 6.0, Appendix E) and no Mortgage Loan originated on or after Oct. 1, 2002 through March 6, 2003 is governed by the Georgia Fair Lending Act.

(38)           The Pooling and Servicing Agreement creates a valid and continuing “security interest” (as defined in Section 1-201(37) of the UCC) in each Mortgage Note in favor of the Trustee, which security interest is prior to all other liens and is enforceable as such against creditors of and purchasers from the Depositor. Each Mortgage Note constitutes “promissory notes” (as defined in Section 9-102(a)(65) of the UCC). Immediately before the assignment of each Mortgage Note to the Trustee, the Depositor had good and marketable title to such Mortgage Note free and clear of any lien, claim, encumbrance of any Person. All original executed copies of each Mortgage Note have been or shall be delivered to the Trustee within five Business Days following the Closing Date. Other than the security interest granted to the Trustee, the Depositor has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any Mortgage Note. The Depositor has not authorized the filing of and is not aware of any financing statements against the Depositor that include a description of any of the Mortgage Notes. The Depositor is not aware of any judgment or tax liens filed against the Depositor.  None of the Mortgage Notes has any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Trustee.

(39)           To the best of the Seller’s knowledge, there was no fraud involved in the origination of any Mortgage Loan by the mortgagee or by the Mortgagor, any appraiser or any other party involved in the origination of the Mortgage Loan.

(40)           Each Loan is a “qualified mortgage” under Section 860G(a)(3) of the Code.

S-III-5

Schedule IV

INDYMAC MBS, INC.
MORTGAGE PASS-THROUGH CERTIFICATES,
SERIES 2007-HOA1

Form of Monthly Report

[on file with the Trustee]

S-IV-1

EXHIBIT A

[FORM OF SENIOR CERTIFICATE (OTHER THAN NOTIONAL AMOUNT CERTIFICATES)]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

SO LONG AS THE SWAP CONTRACT, CAP CONTRACT OR CORRIDOR CONTRACT IS IN EFFECT, NO TRANSFER OF THIS CERTIFICATE SHALL BE MADE UNLESS THE TRUSTEE SHALL HAVE RECEIVED A REPRESENTATION LETTER FROM THE TRANSFEREE OF THIS CERTIFICATE TO THE EFFECT THAT EITHER (I) SUCH TRANSFEREE IS NEITHER AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT WHICH IS SUBJECT TO SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, AND/OR SECTION 4975 OF THE CODE OR ANY ENTITY WHOSE UNDERLYING ASSETS INCLUDE SUCH PLAN’S OR ARRANGEMENT’S ASSETS BY REASON OF THEIR INVESTMENT IN THE ENTITY (A “PLAN”) NOR A PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN TO EFFECT SUCH TRANSFER OR (II) THE ACQUISITION AND HOLDING OF THIS CERTIFICATE ARE ELIGIBLE FOR EXEMPTIVE RELIEF UNDER PROHIBITED TRANSACTION CLASS EXEMPTION (“PTCE”) 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60, PTCE 96-23 OR THE SERVICE PROVIDER EXEMPTION PROVIDED UNDER SECTION 408(B)(17) OF ERISA AND SECTION 4975(D)(20) OF THE CODE.  ANY PURPORTED TRANSFER OF THIS CERTIFICATE PRIOR TO THE TERMINATION OF THE SUPPLEMENTAL INTEREST TRUST TO OR ON BEHALF OF A PLAN WITHOUT THE DELIVERY TO THE TRUSTEE OF A REPRESENTATION LETTER AS DESCRIBED ABOVE SHALL BE VOID AND OF NO EFFECT.  IF THIS CERTIFICATE IS A BOOK-ENTRY CERTIFICATE, THE TRANSFEREE WILL BE DEEMED TO HAVE MADE A REPRESENTATION AS PROVIDED IN CLAUSE (I) OR (II) OF THIS PARAGRAPH, AS APPLICABLE.

Certificate No.	:

Cut-off Date	:

First Distribution Date	:

Initial Certificate Balance of this Certificate (“Denomination”)	:	$

Initial Certificate Balances of all Certificates of this Class	:	$

CUSIP	:

Interest Rate	:	%

Maturity Date	:

INDYMAC MBS, INC.
IndyMac IMSC Mortgage Loan Trust 200_-_
Mortgage Pass-Through Certificates, Series 200_-_
Class [__]

evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class with respect to a Trust Fund consisting primarily of a pool of conventional mortgage loans (the “Mortgage Loans”) secured by first liens on one- to four-family residential properties.

IndyMac MBS, Inc., as Depositor

Principal in respect of this Certificate is distributable monthly as set forth herein or in the Agreement (defined below).  Accordingly, the Certificate Balance at any time may be less than the Certificate Balance as set forth herein.  This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Seller, the Servicer or the Trustee referred to below or any of their respective affiliates.  Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

This certifies that                                  is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the denomination of this Certificate by the aggregate Initial Certificate Balances of all Certificates of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust Fund consisting primarily of the Mortgage Loans deposited by IndyMac MBS, Inc. (the “Depositor”).  The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the “Agreement”) among the Depositor, IndyMac Bank, F.S.B., as seller (in such capacity, the “Seller”) and as servicer (in such capacity, the “Servicer”), and Deutsche Bank National Trust Company, as trustee (the “Trustee”) and supplemental interest trustee.  To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement.  This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

So long as the Swap Contract, Cap Contract or Corridor Contract is in effect, no transfer of a LIBOR Certificate (other than a transfer of a LIBOR Certificate to an affiliate of the Depositor (either directly or through a nominee) in connection with the initial issuance of the Certificates) shall be made unless the Trustee shall have received either (i) a representation from the transferee of such LIBOR Certificate acceptable to and in form and substance satisfactory to the Trustee to the effect that such transferee is not a Plan, or (ii) a representation that the purchase and holding of the LIBOR Certificate satisfy the requirements for exemptive relief under PTCE 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60, PTCE 96-23 or the service provider exemption provided by Section 408 (b)(17) of ERISA and Section 4975 (d)(20) of the Code or a similar exemption.  In the event that such a representation letter is not delivered, one of the foregoing representations, as appropriate, shall be deemed to have been made by the transferee’s (including an initial acquiror’s) acceptance of the LIBOR Certificate.  In the event that such representation is violated, such transfer or acquisition shall be void and of no effect.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:  ____________, 20__

DEUTSCHE BANK NATIONAL TRUST COMPANY, as Trustee By ______________________

Countersigned:

By ___________________________
Authorized Signatory of
DEUTSCHE BANK NATIONAL TRUST COMPANY,
as Trustee

EXHIBIT B

[FORM OF SUBORDINATED CERTIFICATE]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN CERTIFICATES AS DESCRIBED IN THE AGREEMENT REFERRED TO HEREIN.

[THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”).  ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.]

[SO LONG AS THE SWAP CONTRACT, CAP CONTRACT OR CORRIDOR CONTRACT IS IN EFFECT, NO TRANSFER OF THIS CERTIFICATE SHALL BE MADE UNLESS THE TRUSTEE SHALL HAVE RECEIVED A REPRESENTATION LETTER FROM THE TRANSFEREE OF THIS CERTIFICATE TO THE EFFECT THAT EITHER (I) SUCH TRANSFEREE IS NEITHER AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT WHICH IS SUBJECT TO SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, AND/OR SECTION 4975 OF THE CODE OR ANY ENTITY WHOSE UNDERLYING ASSETS INCLUDE SUCH PLAN’S OR ARRANGEMENT’S ASSETS BY REASON OF THEIR INVESTMENT IN THE ENTITY (A “PLAN”) NOR A PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN TO EFFECT SUCH TRANSFER OR (II) THE ACQUISITION AND HOLDING OF THIS CERTIFICATE ARE ELIGIBLE FOR EXEMPTIVE RELIEF UNDER PROHIBITED TRANSACTION CLASS EXEMPTION (“PTCE”) 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60, PTCE 96-23 OR THE SERVICE PROVIDER EXEMPTION PROVIDED UNDER SECTION 408(B)(17) OF ERISA AND SECTION 4975(D)(20) OF THE CODE.  ANY PURPORTED TRANSFER OF THIS CERTIFICATE PRIOR TO THE TERMINATION OF THE SUPPLEMENTAL INTEREST TRUST TO OR ON BEHALF OF A PLAN WITHOUT THE DELIVERY TO THE TRUSTEE OF A REPRESENTATION LETTER AS DESCRIBED ABOVE SHALL BE VOID AND OF NO EFFECT.  IF THIS CERTIFICATE IS A BOOK-ENTRY CERTIFICATE, THE TRANSFEREE WILL BE DEEMED TO HAVE MADE A REPRESENTATION AS PROVIDED IN CLAUSE (I) OR (II) OF THIS PARAGRAPH, AS APPLICABLE.]

 [NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE REPRESENTS TO THE TRUSTEE THAT SUCH TRANSFEREE IS NOT AND IS NOT INVESTING ON BEHALF OF OR WITH PLAN ASSETS OF AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR A PLAN SUBJECT TO SECTION 4975 OF THE CODE, OR, IF THE CERTIFICATE HAS BEEN THE SUBJECT OF AN ERISA-QUALIFYING UNDERWRITING, DELIVERS A REPRESENTATION IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN, OR DELIVERS TO THE TRUSTEE AN OPINION OF COUNSEL IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.  NOTWITHSTANDING ANYTHING ELSE TO THE CONTRARY HEREIN, ANY PURPORTED TRANSFER OF THIS CERTIFICATE TO OR ON BEHALF OF AN EMPLOYEE BENEFIT PLAN SUBJECT TO ERISA OR TO SECTION 4975 OF THE CODE WITHOUT THE OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE AS DESCRIBED ABOVE SHALL BE VOID AND OF NO EFFECT.]

Certificate No.	:

Cut-off Date	:

First Distribution Date	:

Initial Certificate Balance of this Certificate (“Denomination”)	:	$

Initial Certificate Balances of all Certificates of this Class	:	$

CUSIP	:

INDYMAC MBS, INC.
IndyMac IMSC Mortgage Loan Trust 200_-_
Mortgage Pass-Through Certificates, Series 200_-_
Class [___]

evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class with respect to a Trust Fund consisting primarily of a pool of conventional mortgage loans (the “Mortgage Loans”) secured by first liens on one- to four-family residential properties.

IndyMac MBS, Inc., as Depositor

Principal in respect of this Certificate is distributable monthly as set forth herein or in the Agreement (defined below).  Accordingly, the Certificate Balance at any time may be less than the Certificate Balance as set forth herein.  This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Seller, the Servicer or the Trustee referred to below or any of their respective affiliates.  Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

This certifies that                                  is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the denomination of this Certificate by the aggregate Initial Certificate Balances of the denominations of all Certificates of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust Fund consisting primarily of the Mortgage Loans deposited by IndyMac MBS, Inc. (the “Depositor”).  The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the “Agreement”) among the Depositor, IndyMac Bank, F.S.B., as seller (in such capacity, the “Seller”), and as servicer (in such capacity, the “Servicer”), and Deutsche Bank National Trust Company, as trustee (the “Trustee”) and supplemental interest trustee.  To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement.  This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

[No transfer of a Certificate of this Class shall be made unless such transfer is made pursuant to an effective registration statement under the Securities Act and any applicable state securities laws or is exempt from the registration requirements under said Act and such laws.  In the event that a transfer is to be made in reliance upon an exemption from the Securities Act and such laws, in order to assure compliance with the Securities Act and such laws, the Certificateholder desiring to effect such transfer and such Certificateholder’s prospective transferee shall each certify to the Trustee in writing the facts surrounding the transfer.  In the event that such a transfer is to be made within three years from the date of the initial issuance of Certificates pursuant hereto, there shall also be delivered (except in the case of a transfer pursuant to Rule 144A of the Securities Act) to the Trustee an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Securities Act and such state securities laws, which Opinion of Counsel shall not be obtained at the expense of the Trustee, the Seller, the Servicer or the Depositor.  The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.]

 [No transfer of a Certificate of this Class shall be made unless the Trustee shall have received either (i) a representation [letter] from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Trustee, to the effect that such transferee is not an employee benefit plan or other benefit plan subject to Section 406 of ERISA or Section 4975 of the Code, or a person acting on behalf of or investing plan assets of any such plan, which representation letter shall not be an expense of the Trustee or the Servicer, (ii) if the Certificate has been the subject of an ERISA-Qualifying Underwriting, a representation that the transferee is an insurance company which is purchasing such Certificate with funds contained in an “insurance company general account” (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 (“PTCE 95-60”)) and that the purchase and holding of such Certificate are covered under Sections I and III of PTCE 95-60 or (iii) in the case of any such Certificate presented for registration in the name of an employee benefit plan subject to ERISA or Section 4975 of the Code (or comparable provisions of any subsequent enactments), or a trustee of any such plan or any other person acting on behalf of any such plan, an Opinion of Counsel satisfactory to the Trustee and addressed to the Trustee and the Servicer to the effect that the purchase and holding of such Certificate will not result in a nonexempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Trustee or the Servicer to any obligation in addition to those undertaken in the Agreement, which Opinion of Counsel shall not be an expense of the Trustee, the Servicer or the Trust Fund.  Notwithstanding anything else to the contrary herein, any purported transfer of a Certificate of this Class to or on behalf of an employee benefit plan subject to ERISA or to Section 4975 of the Code without the opinion of counsel satisfactory to the Trustee as described above shall be void and of no effect.]

[So long as the Swap Contract, Cap Contract or Corridor Contract is in effect, no transfer of a LIBOR Certificate (other than a transfer of a LIBOR Certificate to an affiliate of the Depositor (either directly or through a nominee) in connection with the initial issuance of the Certificates) shall be made unless the Trustee shall have received either (i) a representation from the transferee of such LIBOR Certificate acceptable to and in form and substance satisfactory to the Trustee to the effect that such transferee is not a Plan, or (ii) a representation that the purchase and holding of the LIBOR Certificate satisfy the requirements for exemptive relief under PTCE 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60, PTCE 96-23 or the service provider exemption provided by Section 408 (b)(17) of ERISA and Section 4975 (d)(20) of the Code or a similar exemption.  In the event that such a representation letter is not delivered, one of the foregoing representations, as appropriate, shall be deemed to have been made by the transferee’s (including an initial acquiror’s) acceptance of the LIBOR Certificate.  In the event that such representation is violated, such transfer or acquisition shall be void and of no effect.]

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:  ____________, 20__

DEUTSCHE BANK NATIONAL TRUST COMPANY, as Trustee By ______________________
Countersigned:

By ___________________________
Authorized Signatory of
DEUTSCHE BANK NATIONAL TRUST COMPANY,
as Trustee

EXHIBIT C

[FORM OF CLASS A-R CERTIFICATE]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “RESIDUAL INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE PROPOSED TRANSFEREE DELIVERS TO THE TRUSTEE A TRANSFER AFFIDAVIT IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE REPRESENTS TO THE TRUSTEE THAT SUCH TRANSFEREE IS NOT AND IS NOT INVESTING ON BEHALF OF OR WITH PLAN ASSETS OF AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR A PLAN SUBJECT TO SECTION 4975 OF THE CODE, OR, IF SUCH PURCHASER IS AN INSURANCE COMPANY, DELIVERS A REPRESENTATION IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN, OR DELIVERS TO THE TRUSTEE AN OPINION OF COUNSEL IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.  NOTWITHSTANDING ANYTHING ELSE TO THE CONTRARY HEREIN, ANY PURPORTED TRANSFER OF THIS CERTIFICATE TO OR ON BEHALF OF AN EMPLOYEE BENEFIT PLAN SUBJECT TO ERISA OR TO SECTION 4975 OF THE CODE WITHOUT THE OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE AS DESCRIBED ABOVE SHALL BE VOID AND OF NO EFFECT.

Certificate No.	:

Cut-off Date	:

First Distribution Date	:

Initial Certificate Balance of this Certificate (“Denomination”)	:	$

Initial Certificate Balances of all Certificates of this Class	:	$

CUSIP	:

INDYMAC MBS, INC.

IndyMac IMSC Mortgage Loan Trust 200_-_

Mortgage Pass-Through Certificates, Series 200_-_

evidencing the distributions allocable to the Class A-R Certificates with respect to a Trust Fund consisting primarily of a pool of conventional mortgage loans (the “Mortgage Loans”) secured by first liens on one- to four-family residential properties.

IndyMac MBS, Inc., as Depositor

Principal in respect of this Certificate is distributable monthly as set forth herein or in the Agreement (defined below).  Accordingly, the Certificate Balance at any time may be less than the Certificate Balance as set forth herein.  This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Seller, the Servicer or the Trustee referred to below or any of their respective affiliates.  Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

This certifies that                                  is the registered owner of the Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Initial Certificate Balances of the denominations of all Certificates of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust Fund consisting of the Mortgage Loans deposited by IndyMac MBS, Inc. (the “Depositor”).  The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the “Agreement”) among the Depositor, IndyMac Bank, F.S.B., as seller (in such capacity, the “Seller”) and as servicer (in such capacity, the “Servicer”), and Deutsche Bank National Trust Company, as trustee (the “Trustee”) and supplemental interest trustee.  To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement.  This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Any distribution of the proceeds of any remaining assets of the Trust Fund will be made only upon presentment and surrender of this Class A-R Certificate at the Corporate Trust Office.

No transfer of a Class A-R Certificate shall be made unless the Trustee shall have received either (i) a representation letter from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Trustee, to the effect that such transferee is not an employee benefit plan or other benefit plan subject to Section 406 of ERISA or Section 4975 of the Code, or a person investing on behalf of or with plan assets of any such plan, which representation letter shall not be an expense of the Trustee or the Servicer, (ii) a representation that the purchaser is an insurance company which is purchasing such Certificate with funds contained in an “insurance company general account” (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 (“PTCE 95-60”)) and that the purchase and holding of such Certificate are covered under Sections I and III of PTCE 95-60 or (iii) in the case of any such Certificate presented for registration in the name of an employee benefit plan subject to ERISA or Section 4975 of the Code (or comparable provisions of any subsequent enactments), or a trustee of any such plan or any other person acting on behalf of any such plan, an Opinion of Counsel satisfactory to the Trustee and addressed to the Trustee and the Servicer to the effect that the purchase and holding of such Class A-R Certificate will not result in a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code and will not subject the Trustee or the Servicer to any obligation in addition to those undertaken in the Agreement, which Opinion of Counsel shall not be an expense of the Trustee, the Servicer or the Trust Fund.  Notwithstanding anything else to the contrary herein, any purported transfer of a Class A-R Certificate to or on behalf of an employee benefit plan subject to ERISA or to Section 4975 of the Code without the opinion of counsel satisfactory to the Trustee as described above shall be void and of no effect.

Each Holder of this Class A-R Certificate will be deemed to have agreed to be bound by the restrictions of the Agreement, including but not limited to the restrictions that (i) each person holding or acquiring any Ownership Interest in this Class A-R Certificate must be a Permitted Transferee, (ii) no Ownership Interest in this Class A-R Certificate may be transferred without delivery to the Trustee of (a) a transfer affidavit of the proposed transferee and (b) a transfer certificate of the transferor, each of such documents to be in the form described in the Agreement, (iii) each person holding or acquiring any Ownership Interest in this Class A-R Certificate must agree to require a transfer affidavit and to deliver a transfer certificate to the Trustee as required pursuant to the Agreement, (iv) each person holding or acquiring an Ownership Interest in this Class A-R Certificate must agree not to transfer an Ownership Interest in this Class A-R Certificate if it has actual knowledge that the proposed transferee is not a Permitted Transferee and (v) any attempted or purported transfer of any Ownership Interest in this Class A-R Certificate in violation of such restrictions will be absolutely null and void and will vest no rights in the purported transferee.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:  ____________, 20__

DEUTSCHE BANK NATIONAL TRUST COMPANY, as Trustee By ______________________
Countersigned:

By ___________________________
Authorized Signatory of
DEUTSCHE BANK NATIONAL TRUST COMPANY,
as Trustee

EXHIBIT D

[FORM OF NOTIONAL AMOUNT CERTIFICATES]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

Certificate No.	:

Cut-off Date	:

First Distribution Date	:

Initial Notional Amount
of this Certificate
("Denomination")	:

Initial Notional Amount
of all Certificates of this Class
("Denomination")	:

CUSIP	:

ISIN	:

Interest Rate	:

Maturity Date	:
INDYMAC MBS, INC.
IndyMac IMSC Mortgage Loan Trust 200_-_
Mortgage Pass-Through Certificates, Series 200_-_
Class [__]

evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class with respect to a Trust Fund consisting primarily of a pool of 30-year conventional adjustable-rate mortgage loans (the “Mortgage Loans”) secured by first liens on one- to four-family residential properties.

IndyMac MBS, Inc., as Depositor

Distributions in respect of this Certificate are distributable monthly as set forth herein or in the Agreement (defined below).  This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Seller, the Servicer or the Trustee referred to below or any of their respective affiliates.  Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

This certifies that                                             is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the denomination of this Certificate by the aggregate Initial Certificate Balances of all Certificates of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust Fund consisting primarily of the Mortgage Loans deposited by IndyMac MBS, Inc. (the “Depositor”).  The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the “Agreement”) among the Depositor, IndyMac Bank, F.S.B., as seller (in such capacity, the “Seller”), and as servicer (in such capacity, the “Servicer”), and Deutsche Bank National Trust Company, as trustee (the “Trustee”) and supplemental interest trustee.  To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement.  This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:

DEUTSCHE BANK NATIONAL TRUST COMPANY, as Trustee By ______________________

Countersigned:

By ___________________________
Authorized Signatory of
DEUTSCHE BANK NATIONAL TRUST COMPANY,
as Trustee

EXHIBIT E

[Form of Reverse of Certificates]

INDYMAC MBS, INC.
IndyMac IMSC Mortgage Loan Trust 200_-_
Mortgage Pass-Through Certificates, Series 200_-_

This Certificate is one of a duly authorized issue of Certificates designated as IndyMac MBS, Inc. Mortgage Pass-Through Certificates, of the Series specified on the face hereof (herein collectively called the “Certificates”), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the “Distribution Date”), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.  The Record Date applicable to each Distribution Date is the last Business Day of the month next preceding the month of such Distribution Date.

Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Trustee in writing at least five Business Days prior to the Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register.  The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the Corporate Trust Office or such other location specified in the notice to Certificateholders of such final distribution.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer and the Trustee with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement.  Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate.  The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the Corporate Trust Office, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement.  As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Depositor, the Servicer, the Seller and the Trustee and any agent of the Depositor or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, nor any such agent shall be affected by any notice to the contrary.

On any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than ten percent (10%) of the Cut-off Date Pool Principal Balance, the Servicer will have the option to repurchase, in whole, from the Trust Fund all remaining Mortgage Loans and all property acquired in respect of the Mortgage Loans at a purchase price determined as provided in the Agreement.  In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon the later of the maturity or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund or the disposition of all property in respect thereof and the distribution to Certificateholders of all amounts required to be distributed pursuant to the Agreement.  In no event, however, will the trust created by the Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants living at the date of the Agreement of a certain person named in the Agreement.

Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:

Signature by or on behalf of assignor

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to, ____________________________________________________________________________________________________
 _________________________________________________________________________________________________________________________________________________________________________________
 _________________________________________________________________________________________________________________________________________________________________________________
for the account of _________________________________________________________________________________________________________________________________________________________________   ,
account number _____________________________________________________________ , or, if mailed by  check, to ________________________________________________________________________________     .
Applicable statements should be mailed to ______________________________________________________________________________________________________________________________________________  ,
 _______________________________________________________________________________________________________________________________________________________________________________
 ______________________________________________________________________________________________________________________________________________________________________________ .

This information is provided by ________________________________________________________________________________________________________________________________________________,
the assignee named above, or ________________________________________________________________________________________________________________________________________________________,
as its agent.

STATE OF CALIFORNIA	)
: ss.:
COUNTY OF _____________	)

On the   th day of              , 20    before me, a notary public in and for said State, personally appeared                                , known to me who, being by me duly sworn, did depose and say that he executed the foregoing instrument.

___________________________________
Notary Public

[Notarial Seal]

EXHIBIT F-1

[FORM OF CLASS C-X CERTIFICATE]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN CERTIFICATES AS DESCRIBED IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE EITHER A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT, AND IS NOT INVESTING ON BEHALF OF OR WITH PLAN ASSETS OF, AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR A PLAN OR ARRANGEMENT SUBJECT TO SECTION 4975 OF THE CODE, OR, IF SUCH TRANSFEREE IS AN INSURANCE COMPANY, DELIVERS TO THE TRUSTEE A REPRESENTATION IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN, OR DELIVERS TO THE TRUSTEE AN OPINION OF COUNSEL IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.  NOTWITHSTANDING ANYTHING ELSE TO THE CONTRARY HEREIN, ANY PURPORTED TRANSFER OF THIS CERTIFICATE TO OR ON BEHALF OF AN EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO ERISA OR TO SECTION 4975 OF THE CODE WITHOUT THE OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE AS DESCRIBED ABOVE SHALL BE VOID AND OF NO EFFECT.

F-1-1

Certificate No.	:

Cut-off Date	:

First Distribution Date	:

Percentage Interest of this Certificate (“Denomination”)	:

CUSIP	:

ISIN	:

Interest Rate	:

Maturity Date	:
INDYMAC MBS, INC.
IndyMac IMSC Mortgage Loan Trust 200_-_
Mortgage Pass-Through Certificates, Series 200_-_
Class C-X

evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class with respect to a Trust Fund consisting primarily of a pool of 30-year conventional adjustable-rate mortgage loans (the “Mortgage Loans”) secured by first liens on one- to four-family residential properties.

IndyMac MBS, Inc., as Depositor

Distributions in respect of this Certificate are distributable monthly as set forth herein or in the Agreement (defined below).  This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Seller, the Servicer or the Trustee referred to below or any of their respective affiliates.  Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

This certifies that                                             is the registered owner of the Percentage Interest evidenced by this Certificate in certain monthly distributions with respect to a Trust Fund consisting primarily of the Mortgage Loans deposited by IndyMac MBS, Inc. (the “Depositor”).  The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the “Agreement”) among the Depositor, IndyMac Bank, F.S.B., as seller (in such capacity, the “Seller”), and as servicer (in such capacity, the “Servicer”), and Deutsche Bank National Trust Company, as trustee (the “Trustee”) and supplemental interest trustee.  To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement.  This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

F-1-2

No transfer of a Certificate of this Class shall be made unless such transfer is made pursuant to an effective registration statement under the Securities Act and any applicable state securities laws or is exempt from the registration requirements under said Act and such laws.  In the event that a transfer is to be made in reliance upon an exemption from the Securities Act and such laws, in order to assure compliance with the Securities Act and such laws, the Certificateholder desiring to effect such transfer and such Certificateholder’s prospective transferee shall each certify to the Trustee in writing the facts surrounding the transfer.  In the event that such a transfer is to be made within three years from the date of the initial issuance of Certificates pursuant hereto, there shall also be delivered (except in the case of a transfer pursuant to Rule 144A of the Securities Act) to the Trustee an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Securities Act and such state securities laws, which Opinion of Counsel shall not be obtained at the expense of the Trustee, the Seller, the Servicer or the Depositor.  The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

No transfer of a Certificate of this Class shall be made unless the Trustee shall have received either (i) a representation letter from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Trustee, to the effect that such transferee is not an employee benefit plan or other arrangement subject to Section 406 of ERISA or Section 4975 of the Code, or a person acting on behalf of or investing plan assets of any such plan or arrangement, which representation letter shall not be an expense of the Trustee or the Servicer, (ii) a representation that the transferee is purchasing such Certificates with funds contained in an “insurance company general account” (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 (“PTCE 95-60”)) and that the purchase and holding of such Certificates are covered under Sections I and III of PTCE 95-60 or (iii) in the case of any Certificate of this Class presented for registration in the name of an employee benefit plan or arrangement subject to ERISA or Section 4975 of the Code (or comparable provisions of any subsequent enactments), or a trustee of any such plan or arrangement or any other person acting on behalf of any such plan or arrangement, an Opinion of Counsel satisfactory to the Trustee and addressed to the Trustee and the Servicer to the effect that the purchase and holding of such Certificate will not result in a non-exempt prohibited transaction under ERISA or the Code and will not subject the Trustee or the Servicer to any obligation in addition to those undertaken in the Agreement, which Opinion of Counsel shall not be an expense of the Trustee, the Servicer or the Trust Fund.  Notwithstanding anything else to the contrary herein, any purported transfer of a Certificate of this Class to or on behalf of an employee benefit plan or arrangement subject to ERISA or to Section 4975 of the Code without the Opinion of Counsel satisfactory to the Trustee as described above shall be void and of no effect.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

F-1-3

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:

DEUTSCHE BANK NATIONAL TRUST COMPANY, as Trustee By ______________________

Countersigned:

By ___________________________
Authorized Signatory of
DEUTSCHE BANK NATIONAL TRUST COMPANY,
as Trustee

F-1-4

EXHIBIT F-2

[FORM OF CLASS L CERTIFICATE]

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”).  ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE EITHER A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT, AND IS NOT INVESTING ON BEHALF OF OR WITH PLAN ASSETS OF, AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR A PLAN OR ARRANGEMENT SUBJECT TO SECTION 4975 OF THE CODE, OR IF THE TRANSFEREE IS AN INSURANCE COMPANY AND THE CERTIFICATES HAVE BEEN THE SUBJECT OF AN ERISA QUALIFYING UNDERWRITING, A REPRESENTATION IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN OR AN OPINION OF COUNSEL IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.  NOTWITHSTANDING ANYTHING ELSE TO THE CONTRARY HEREIN, ANY PURPORTED TRANSFER OF THIS CERTIFICATE TO OR ON BEHALF OF AN EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO ERISA OR TO SECTION 4975 OF THE CODE WITHOUT THE OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE AS DESCRIBED ABOVE SHALL BE VOID AND OF NO EFFECT.

F-2-1

Certificate No.	:

Cut-off Date	:

First Distribution Date	:

Percentage Interest of this Certificate (“Denomination”)	:

CUSIP	:

ISIN	:

Interest Rate	:	Not Applicable

Maturity Date	:	Not Applicable
INDYMAC MBS, INC.
IndyMac IMSC Mortgage Loan Trust 200_-__
Mortgage Pass-Through Certificates

Class L

evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class with respect to a Trust Fund consisting primarily of a pool of 30-year conventional mortgage loans (the “Mortgage Loans”) secured by first liens on one- to four-family residential properties payable solely from Late Payment Fees.

Distributions in respect of this Certificate are distributable monthly as set forth herein.  Accordingly, the Certificate Balance at any time may be less than the Certificate Balance as set forth herein.  This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Seller, the Servicer or the Trustee referred to below or any of their respective affiliates.  Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

This certifies that ________________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the denomination of this Certificate by the aggregate of the denominations of all Certificates of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust Fund consisting primarily of the Mortgage Loans deposited by IndyMac MBS, Inc. (the “Depositor”).  The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the “Agreement”) among the Depositor, IndyMac Bank, F.S.B., as seller and servicer (the “Seller” or the “Servicer”, as appropriate),  and Deutsche Bank National Trust Company, as trustee (the “Trustee”) and supplemental interest trustee.  To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement.  This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

F-2-2

The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement.  As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

This Certificate does not have a Certificate Balance or Pass-Through Rate and will be entitled to distributions only to the extent set forth in the Agreement.  In addition, any distribution of the proceeds of any remaining assets of the Trust will be made only upon presentment and surrender of this Certificate at the Corporate Trust Office or the office or agency maintained by the Trustee.

No transfer of a Certificate of this Class shall be made unless such disposition is exempt from the registration requirements of the Securities Act of 1933, as amended (the “1933 Act”), and any applicable state securities laws or is made in accordance with the 1933 Act and such laws.  In the event of any such transfer, the Trustee shall require the transferor to execute a transferor certificate (in substantially the form attached to the Pooling and Servicing Agreement) and deliver either (i) an Investment Letter  or the Rule 144A Letter, in either case substantially in the form attached to the Agreement, or (ii) a written Opinion of Counsel to the Trustee that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act or is being made pursuant to the 1933 Act, which Opinion of Counsel shall be an expense of the transferor.

No transfer of a Certificate of this Class shall be made unless the Trustee shall have received either (i) a representation letter from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Trustee, to the effect that such transferee is not an employee benefit plan or arrangement subject to Section 406 of ERISA or Section 4975 of the Code, or a person investing on behalf of or with plan assets of any such plan, which representation letter shall not be an expense of the Trustee, or (ii) if the transferee is an insurance company and the Certificates have been the subject of an ERISA-Qualifying Underwriting, a representation that the purchaser is an insurance company which is purchasing such Certificates with funds contained in an “insurance company general account” (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 (“PTCE 95-60”)) and that the purchase and holding of such Certificates are covered under Sections I and III of PTCE 95-60, or (iii) in the case of a Certificate presented for registration in the name of an employee benefit plan or arrangement subject to ERISA, or a plan or arrangement subject to Section 4975 of the Code (or comparable provisions of any subsequent enactments), or a trustee of any such plan or arrangement or any other person acting on behalf of any such plan or arrangement or using such plan’s or arrangement’s assets, an Opinion of Counsel satisfactory to the Trustee and addressed to the Trustee and the Servicer, which Opinion of Counsel shall not be an expense of the Trustee, the Servicer or the Trust Fund, to the effect that the purchase and holding of such Certificate will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code and will not subject the Trustee or the Servicer to any obligation in addition to those expressly undertaken in this Agreement or to any liability.  If no written representation or Opinion of Counsel as described above is delivered to the Trustee, the representation in (i) or (ii) above, as appropriate, shall be deemed to have been made to the Trustee by the Transferee’s acceptance of this Certificate and by a beneficial owner’s acceptance of its interest in such Certificate.  Notwithstanding anything else to the contrary herein, any purported transfer of a Certificate of this Class to or on behalf of an employee benefit plan or arrangement subject to ERISA or to the Code without the Opinion of Counsel satisfactory to the Trustee as described above shall be void and of no effect.

F-2-3

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

F-2-4

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:  _______, ____

DEUTSCHE BANK NATIONAL TRUST COMPANY, as Trustee By ______________________

Countersigned:

By ___________________________
Authorized Signatory of
DEUTSCHE BANK NATIONAL TRUST
COMPANY, as Trustee

F-2-5

EXHIBIT G-1

FORM OF INITIAL CERTIFICATION OF TRUSTEE

[date]

[Depositor]

[Servicer]

[Certificate Insurer]

[Seller]

_____________________

_____________________

Re:
Pooling and Servicing Agreement among IndyMac MBS, Inc., as
Depositor, IndyMac Bank, F.S.B., as Seller and Servicer,
and Deutsche Bank National Trust Company, as Trustee and Supplemental
Interest Trustee, IndyMac IMSC Mortgage Loan Trust 200 -   ,
Mortgage Pass-Through Certificates, Series 200  -

Gentlemen:

In accordance with Section 2.02 of the above-captioned Pooling and Servicing Agreement (the “Pooling and Servicing Agreement”), the undersigned, as Trustee, hereby certifies that, as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan listed in the attached schedule), it has received:

(i)  the original Mortgage Note, endorsed as provided in the following form:  “Pay to the order of ________, without recourse”; and

(ii)  an executed assignment of the Mortgage (which may be included in a blanket assignment or assignments); provided, however, that it has received no assignment with respect to any Mortgage for which the Mortgaged Property is located in the Commonwealth of Puerto Rico.

Based on its review and examination and only as to the foregoing documents, such documents appear regular on their face and to such Mortgage Loan.

The Trustee has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the Pooling and Servicing Agreement.  The Trustee makes no representations as to:  (i) the validity, legality, sufficiency, enforceability or genuineness of any of the documents contained in each Mortgage File of any of the Mortgage Loans identified on the Mortgage Loan Schedule, or (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan.

Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement.

G-1-1

DEUTSCHE BANK NATIONAL TRUST COMPANY, as Trustee By:__________________________________________ Name: Title:

EXHIBIT G-2

[RESERVED]

G-2-1

EXHIBIT G-3

FORM OF DELAY DELIVERY CERTIFICATION

[date]

[Depositor]

[Certificate Insurer]

 [Servicer]

[Seller]

_____________________

_____________________

Re:
Pooling and Servicing Agreement among IndyMac MBS, Inc., as
Depositor, IndyMac Bank, F.S.B., as Seller and Servicer,
and Deutsche Bank National Trust Company, as Trustee and Supplemental
Interest Trustee, IndyMac IMSC Mortgage Loan Trust 200 -   ,
Mortgage Pass-Through Certificates, Series 200  -

Gentlemen:

Reference is made to the Initial Certification of Trustee relating to the above-referenced series, with the schedule of exceptions attached thereto (the “Schedule A”), delivered by the undersigned, as Trustee, on the Closing Date in accordance with Section 2.02 of the above-captioned Pooling and Servicing Agreement (the “Pooling and Servicing Agreement”).  The undersigned hereby certifies that, as to each Mortgage Loan that is a Delay Delivery Mortgage Loan listed on Schedule A attached hereto (other than any Mortgage Loan paid in full or listed on Schedule B attached hereto) it has received:

(i)
the original Mortgage Note, endorsed by the Seller or the originator of such Mortgage Loan, without recourse in the following form:  “Pay to the order of _______________ without recourse”, with all intervening endorsements that show a complete chain of endorsement from the originator to the Seller, or, if the original Mortgage Note has been lost or destroyed and not replaced, an original lost note affidavit from the Seller, stating that the original Mortgage Note was lost or destroyed, together with a copy of the Mortgage Note;

(ii)	the original recorded Mortgage;

(iii)
an executed assignment of the Mortgage to “Deutsche Bank National Trust Company, as trustee under the Pooling and Servicing Agreement dated as of June 1, 2007, without recourse” (each such assignment, when duly and validly completed, to be in recordable form and sufficient to effect the assignment of and transfer to the assignee thereof, under the Mortgage to which such assignment relates);

(iv)	the original recorded assignment or assignments of the Mortgage together with all interim recorded assignments of such Mortgage;

G-3-1

(v)
the original or copies of each assumption, modification, written assurance or substitution agreement, if any, with evidence of recording thereon if recordation thereof is permissible under applicable law; and

(vi)
the original or duplicate original lender’s title policy and all riders, if any, thereto or, in the event such original title policy has not been received from the insurer, any one of an original title binder, an original preliminary title report or an original title commitment, or a copy thereof certified by the title company, with the original policy of title insurance to be delivered within one year of the Closing Date.

In the event that in connection with any Mortgage Loan for which the Seller cannot deliver the original recorded Mortgage or all interim recorded assignments of the Mortgage satisfying the requirements of clause (ii), (iii) or (iv), as applicable, the Trustee has received, in lieu thereof, a true and complete copy of such Mortgage and/or such assignment or assignments of the Mortgage, as applicable, each certified by the Seller, the applicable title company, escrow agent or attorney, or the originator of such Mortgage Loan, as the case may be, to be a true and complete copy of the original Mortgage or assignment of Mortgage submitted for recording.

Based on its review and examination and only as to the foregoing documents, (i) such documents appear regular on their face and related to such Mortgage Loan, and (ii) the information set forth in items (i), (iv), (vi) and (xv) (solely as of origination, not as of the Cut-off Date) of the definition of the “Mortgage Loan Schedule” in Section 1.01 of the Pooling and Servicing Agreement accurately reflects information set forth in the Mortgage File.

The Trustee has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the above-referenced Pooling and Servicing Agreement.  The Trustee makes no representations as to:  (i) the validity, legality, sufficiency, enforceability or genuineness of any of the documents contained in each Mortgage File of any of the Mortgage Loans identified on the [Mortgage Loan Schedule][Loan Number and Borrower Identification Mortgage Loan Schedule] or (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan.

Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement.

DEUTSCHE BANK NATIONAL TRUST COMPANY, as Trustee By:__________________________________________ Name: Title:

G-3-2

EXHIBIT G-4

[RESERVED]

G-4-1

EXHIBIT H-1

FORM OF FINAL CERTIFICATION OF TRUSTEE

[date]

[Depositor]

[Certificate Insurer]

[Servicer]

[Seller]

_____________________

_____________________

Re:
Pooling and Servicing Agreement among IndyMac MBS, Inc., as
Depositor, IndyMac Bank, F.S.B., as Seller and Servicer,
and Deutsche Bank National Trust Company, as Trustee and Supplemental
Interest Trustee, IndyMac IMSC Mortgage Loan Trust 200 -   ,
Mortgage Pass-Through Certificates, Series 200  -

Gentlemen:

In accordance with Section 2.02 of the above-captioned Pooling and Servicing Agreement (the “Pooling and Servicing Agreement”), the undersigned, as Trustee, hereby certifies that as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed on the attached Document Exception Report) it has received:

(i)           The original Mortgage Note, endorsed in the form provided in Section 2.01(c) of the Pooling and Servicing Agreement, with all intervening endorsements showing a complete chain of endorsement from the originator to the Seller.

(ii)           The original recorded Mortgage.

(iii)           An executed assignment of the Mortgage in the form provided in Section 2.01(c) of the Pooling and Servicing Agreement; provided, however, that it has received no assignment with respect to any Mortgage for which the Mortgaged Property is located in the Commonwealth of Puerto Rico, or, if the Depositor has certified or the Trustee otherwise knows that the Mortgage has not been returned from the applicable recording office, a copy of the assignment of the Mortgage (excluding information to be provided by the recording office).

(iv)           The original or duplicate original recorded assignment or assignments of the Mortgage showing a complete chain of assignment from the originator to the Seller.

(v)           The original or duplicate original lender’s title policy and all riders thereto or, any one of an original title binder, an original preliminary title report or an original title commitment, or a copy thereof certified by the title company.

Based on its review and examination and only as to the foregoing documents, (a) such documents appear regular on their face and related to such Mortgage Loan, and (b) the information set forth in items (i), (ii), (iii), (iv), (vi) and (xi) of the definition of the “Mortgage Loan Schedule” in Section 1.01 of the Pooling and Servicing Agreement accurately reflects information set forth in the Mortgage File.

H-1-1

The Trustee has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the Pooling and Servicing Agreement.  The Trustee makes no representations as to:  (i) the validity, legality, sufficiency, enforceability or genuineness of any of the documents contained in each Mortgage File of any of the Mortgage Loans identified on the Mortgage Loan Schedule, or (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan.  Notwithstanding anything herein to the contrary, the Trustee has made no determination and makes no representations as to whether (i) any endorsement is sufficient to transfer all right, title and interest of the party so endorsing, as noteholder or assignee thereof, in and to that Mortgage Note or (ii) any assignment is in recordable form or sufficient to effect the assignment of and transfer to the assignee thereof, under the Mortgage to which the assignment relates.

Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement.

DEUTSCHE BANK NATIONAL TRUST COMPANY, as Trustee By:__________________________________________ Name: Title:

H-1-2

EXHIBIT H-2

[RESERVED]

H-2-1

EXHIBIT I

TRANSFER AFFIDAVIT

IndyMac MBS, Inc.
Mortgage Pass-Through Certificates
Series 200_-_

STATE OF CALIFORNIA	)
: ss.:
COUNTY OF _____________	)

The undersigned, being first duly sworn, deposes and says as follows:

1.           The undersigned is an officer of                    , the proposed Transferee of an Ownership Interest in a Class A-R Certificate (the “Certificate”) issued pursuant to the Pooling and Servicing Agreement, (the “Agreement”), relating to the above-referenced Series, by and among IndyMac MBS, Inc., as depositor (the “Depositor”), IndyMac Bank, F.S.B., as seller and Servicer and Deutsche Bank National Trust Company, as Trustee.  Capitalized terms used, but not defined herein or in Exhibit 1 hereto, shall have the meanings ascribed to such terms in the Agreement.  The Transferee has authorized the undersigned to make this affidavit on behalf of the Transferee.

2.           The Transferee is, as of the date hereof, and will be, as of the date of the Transfer, a Permitted Transferee.  The Transferee is acquiring its Ownership Interest in the Certificate for its own account.

3.           The Transferee has been advised of, and understands that (i) a tax will be imposed on Transfers of the Certificate to Persons that are not Permitted Transferees; (ii) such tax will be imposed on the transferor, or, if such Transfer is through an agent (which includes a broker, nominee or middleman) for a Person that is not a Permitted Transferee, on the agent; and (iii) the Person otherwise liable for the tax shall be relieved of liability for the tax if the subsequent Transferee furnished to such Person an affidavit that such subsequent Transferee is a Permitted Transferee and, at the time of Transfer, such Person does not have actual knowledge that the affidavit is false.

4.           The Transferee has been advised of, and understands that a tax will be imposed on a “pass-through entity” holding the Certificate if at any time during the taxable year of the pass-through entity a Person that is not a Permitted Transferee is the record holder of an interest in such entity.  The Transferee understands that such tax will not be imposed for any period with respect to which the record holder furnishes to the pass-through entity an affidavit that such record holder is a Permitted Transferee and the pass-through entity does not have actual knowledge that such affidavit is false.  (For this purpose, a “pass-through entity” includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives and, except as may be provided in Treasury Regulations, persons holding interests in pass-through entities as a nominee for another Person.)

5.           The Transferee has reviewed the provisions of Section 5.02(c) of the Agreement (attached hereto as Exhibit 2 and incorporated herein by reference) and understands the legal consequences of the acquisition of an Ownership Interest in the Certificate including, without limitation, the restrictions on subsequent Transfers and the provisions regarding voiding the Transfer and mandatory sales.  The Transferee expressly agrees to be bound by and to abide by the provisions of Section 5.02(c) of the Agreement and the restrictions noted on the face of the Certificate.  The Transferee understands and agrees that any breach of any of the representations included herein shall render the Transfer to the Transferee contemplated hereby null and void.

6.           The Transferee agrees to require a Transfer Affidavit from any Person to whom the Transferee attempts to Transfer its Ownership Interest in the Certificate, and in connection with any Transfer by a Person for whom the Transferee is acting as nominee, trustee or agent, and the Transferee will not Transfer its Ownership Interest or cause any Ownership Interest to be Transferred to any Person that the Transferee knows is not a Permitted Transferee.  In connection with any such Transfer by the Transferee, the Transferee agrees to deliver to the Trustee a certificate substantially in the form set forth as Exhibit J to the Agreement (a “Transferor Certificate”) to the effect that such Transferee has no actual knowledge that the Person to which the Transfer is to be made is not a Permitted Transferee.

7.           The Transferee does not have the intention to impede the assessment or collection of any tax legally required to be paid with respect to the Certificate.

8.           The Transferee’s taxpayer identification number is            .

9.           The Transferee has provided to the Trustee a correct, complete and duly executed tax certification form (i.e., U.S. Internal Revenue Service Form W-9, W-8BEN, W-8IMY, W-8EXP or W-8ECI, as applicable (or any successor form thereto), together with appropriate attachments) as a condition to such transfer and agrees to update such tax certification form (i) upon expiration of any such tax certification form, (ii) as required under then applicable U.S. Treasury regulations and (iii) promptly upon learning that any tax certification form previously provided has become obsolete or incorrect

10.           The Transferee is a U.S. Person as defined in Code Section 7701(a)(30).

11.           The Transferee is aware that the Certificate may be a “noneconomic residual interest” within the meaning of proposed Treasury regulations promulgated pursuant to the Code and that the transferor of a noneconomic residual interest will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer was to impede the assessment or collection of tax.

12.           The Transferee is not a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of a U.S. taxpayer.

13.           The Transferee will not transfer the Certificates, directly or indirectly, to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the Transferee or another U.S. taxpayer.

14.           The Transferee will not cause income from the Certificates to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the Transferee or another U.S. taxpayer.

15.           Either:

(a) (i) At the time of the transfer, and at the close of each of the Transferee's two fiscal years preceding the Transferee's fiscal year of transfer, the Transferee's gross assets for financial reporting purposes exceed $100 million and its net assets for financial reporting purposes exceed $10 million. For purposes of the preceding sentence, the gross assets and net assets of a Transferee do not include any obligation of any Related Person, as defined below, or any other asset if a principal purpose for holding or acquiring the other asset is to permit the Transferee to satisfy the conditions of this paragraph 15(a); (ii) The Transferee is an Eligible Corporation, as defined below, and hereby agrees that any subsequent transfer of the interest will be to another Eligible Corporation in a transaction that satisfies this Transfer Affidavit, including this paragraph 15(a); and (iii) The Transferee has not given the Transferor any reason to know that the Transferee will not honor the restrictions on subsequent transfers of the residual interest or that the Transferee cannot or will not pay any taxes associated with the residual interest; or

(b)(i) The Transferee is a United States Person; (ii) The present value of the anticipated tax liabilities associated with holding the residual interest does not exceed the sum of:  (A) The present value of any consideration given to the Transferee to acquire the interest; (B) The present value of the expected future distributions on the interest; and (C) The present value of the anticipated tax savings associated with holding the interest as any REMIC generates losses; and (iii) For purposes of calculating the aforementioned present values:  (A) The transferee has assumed that it pays tax at a rate equal to the highest rate of tax specified in Code Section 11(b)(1) (unless the Transferee has been subject to the alternative minimum tax under Code Section 55 in the preceding two years and will compute its taxable income in the current taxable year using the alternative minimum tax rate, in which case the Transferee can assume that it pays tax at the rate specified in Code Section 55(b)(1)(B) provided the Transferee states in this Transfer Affidavit that it is using such alternate rate and that has been subject to the alternative minimum tax under Code Section 55 in the preceding two years and will compute its taxable income in the current taxable year using the alternative minimum tax rate):and (B) The Transferee uses a discount rate equal to the Federal short-term rate prescribed by section 1274(d) for the month of the transfer and the compounding period used by the Transferee.

The term “Eligible Corporation” means any domestic C corporation (as defined in section 1361(a)(2) of the Code) other than a corporation which is exempt from, or is not subject to, tax under section 11 of the Code, an entity described in section 851(a) or 856(a) of the Code, a REMIC; or an organization to which part I, subchapter T, chapter 1, subtitle A of the Code applies.  The Term “Related Person” means any person that bears a relationship to the Transferee enumerated in section 267(b) or 707(b)(1) of the Code, using "20 percent" instead of "50 percent" where it appears under the provisions; or is under common control (within the meaning of section 52(a) and (b) of the Code) with the Transferee.

16.           Either (i) the Transferee is not an employee benefit plan that is subject to ERISA or a plan that is subject to Section 4975 of the Code, and the Transferee is not acting on behalf of or with plan assets of such a plan; or (ii) the Transferee is an insurance company that is investing funds contained in an “insurance company general account” (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 (“PTCE 95-60”) and the purchase and holding of the Class A-R Certificate satisfy the requirements for exemptive relief under Sections I and III of PTCE 95-60.

*           *           *

IN WITNESS WHEREOF, the Transferee has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its duly authorized officer and its corporate seal to be hereunto affixed, duly attested, this      day of                  , 20 .

_____________________________________________ Print Name of Transferee By:__________________________________________ Name: Title:

 [Corporate Seal]

ATTEST:

[Assistant] Secretary

Personally appeared before me the above-named             , known or proved to me to be the same person who executed the foregoing instrument and to be the                      of the Transferee, and acknowledged that he executed the same as his free act and deed and the free act and deed of the Transferee.

Subscribed and sworn before me this      day of         , 20 .

_______________________________ NOTARY PUBLIC My Commission expires the ___ day of _______________, 20 .

EXHIBIT 1
to EXHIBIT I

Certain Definitions

“Ownership Interest”:  As to any Certificate, any ownership interest in such Certificate, including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial.

“Permitted Transferee”:  Any Person other than (i) the United States, any State or political subdivision thereof, or any agency or instrumentality of any of the foregoing, (ii) a foreign government, International Organization or any agency or instrumentality of either of the foregoing, (iii) an organization (except certain farmers’ cooperatives described in Code Section 521) that is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by Code Section 511 on unrelated business taxable income) on any excess inclusions (as defined in Code Section 860E(c)(1)) with respect to any Restricted Certificate, (iv) a rural electric and telephone cooperatives described in Code Section 1381(a)(2)(c), (v) an “electing large partnership” as defined in Code Section 775 of (vi) a Person that is not a U.S. Person, and (vii) any other Person so designated by the Depositor based upon an Opinion of Counsel that the Transfer of an Ownership Interest in a Residual Certificate to such Person may cause any REMIC to fail to qualify as a REMIC at any time that certain Certificates are Outstanding.  The terms “United States,” “State” and “International Organization” shall have the meanings set forth in Code Section 7701 or successor provisions.  A corporation will not be treated as an instrumentality of the United States or of any State or political subdivision thereof if all of its activities are subject to tax, and, with the exception of the FHLMC, a majority of its board of directors is not selected by such governmental unit.

“Person”:  Any individual, corporation, partnership, joint venture, limited liability company, bank, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

“Transfer”:  Any direct or indirect transfer or sale of any Ownership Interest in a Certificate, including the acquisition of a Certificate by the Depositor.

“Transferee”:  Any Person who is acquiring by Transfer any Ownership Interest in a Certificate.

EXHIBIT 2
to EXHIBIT I

Section 5.02(c) of the Agreement

(c)           Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

(i)           Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee.

(ii)           No Ownership Interest in a Residual Certificate may be registered on the Closing Date or thereafter transferred, and the Trustee shall not register the Transfer of any Residual Certificate unless, in addition to the certificates required to be delivered to the Trustee under subparagraph (b) above, the Trustee shall have been furnished with an affidavit (a “Transfer Affidavit”) of the initial owner or the proposed transferee in the form attached hereto as Exhibit I.

(iii)           Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall agree (A) to obtain a Transfer Affidavit from any other Person to whom such Person attempts to Transfer its Ownership Interest in a Residual Certificate, (B) to obtain a Transfer Affidavit from any Person for whom such Person is acting as nominee, trustee or agent in connection with any Transfer of a Residual Certificate and (C) not to Transfer its Ownership Interest in a Residual Certificate or to cause the Transfer of an Ownership Interest in a Residual Certificate to any other Person if it has actual knowledge that such Person is not a Permitted Transferee.

(iv)           Any attempted or purported Transfer of any Ownership Interest in a Residual Certificate in violation of the provisions of this Section 5.02(c) shall be absolutely null and void and shall vest no rights in the purported Transferee.  If any purported transferee shall become a Holder of a Residual Certificate in violation of the provisions of this Section 5.02(c), then the last preceding Permitted Transferee shall be restored to all rights as Holder thereof retroactive to the date of registration of Transfer of such Residual Certificate.  The Trustee shall be under no liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by Section 5.02(b) and this Section 5.02(c) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the Transfer was registered after receipt of the Transfer Affidavit, Transferor Certificate and either the Rule 144A Letter or the Investment Letter.  The Trustee shall be entitled but not obligated to recover from any Holder of a Residual Certificate that was in fact not a Permitted Transferee at the time it became a Holder or, at such subsequent time as it became other than a Permitted Transferee, all payments made on such Residual Certificate at and after either such time.  Any such payments so recovered by the Trustee shall be paid and delivered by the Trustee to the last preceding Permitted Transferee of such Certificate.

(v)           The Depositor shall use its best efforts to make available, upon receipt of written request from the Trustee, all information necessary to compute any tax imposed under Section 860E(e) of the Code as a result of a Transfer of an Ownership Interest in a Residual Certificate to any Holder who is not a Permitted Transferee.

EXHIBIT J

FORM OF TRANSFEROR CERTIFICATE

__________, 200__

IndyMac MBS, Inc.
155 North Lake Avenue, 7th Floor
Pasadena, CA  91101
Attention:  Secondary Marketing, Transaction Management

DB Services Tennessee
648 Grassmere Park Road
Nashville, TN 37211
Attention:  Transfer Unit, Series 200 –

Re:	IndyMac MBS, Inc. IndyMac IMSC Mortgage Loan Trust 2007-HOA1 Mortgage Pass-Through Certificates, Series 200 -, Class

Ladies and Gentlemen:

In connection with our disposition of the above Certificates we certify that (a) we understand that the Certificates have not been registered under the Securities Act of 1933, as amended (the “Act”), and are being disposed by us in a transaction that is exempt from the registration requirements of the Act, (b) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, in a manner that would be deemed, or taken any other action which would result in, a violation of Section 5 of the Act and (c) to the extent we are disposing of a Class A-R Certificate, we have no knowledge the Transferee is not a Permitted Transferee.

Very truly yours, ______________________________ Print Name of Transferor By: ___________________________ Authorized Officer

J-1

EXHIBIT K

FORM OF INVESTMENT LETTER (NON-RULE 144A)

__________, 200__

IndyMac MBS, Inc.
155 North Lake Avenue, 7th Floor
Pasadena, CA  91101
Attention:  Secondary Marketing, Transaction Management

DB Services Tennessee
648 Grassmere Park Road
Nashville, TN 37211
Attention:  Transfer Unit, Series 200 -

Re:	IndyMac MBS, Inc. IndyMac IMSC Mortgage Loan Trust 2007-HOA1 Mortgage Pass-Through Certificates, Series 200 -, Class

Ladies and Gentlemen:

In connection with our acquisition of the above Certificates we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the “Act”), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we are an “accredited investor,” as defined in Regulation D under the Act, and have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Certificates, (c) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (d) either (i) we are not an employee benefit plan that is subject to the Employee Retirement Income Security Act of 1974, as amended, or a plan or arrangement that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended, nor are we acting on behalf of any such plan or arrangement or using the assets of any such plan or arrangement to effect such acquisition or (ii) if the Certificates have been the subject of an ERISA-Qualifying Underwriting, we are purchasing the Certificates with funds contained in an “insurance company general account” (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 (“PTCE 95-60”)) and the purchase and holding of such Certificates are covered under Sections I and III of PTCE 95-60, (e) we are acquiring the Certificates for investment for our own account and not with a view to any distribution of such Certificates (but without prejudice to our right at all times to sell or otherwise dispose of the Certificates in accordance with clause (g) below), (f) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, or taken any other action which would result in a violation of Section 5 of the Act, (g) we will not sell, transfer or otherwise dispose of any Certificates unless (1) such sale, transfer or other disposition is made pursuant to an effective registration statement under the Act or is exempt from such registration requirements, and if requested, we will at our expense provide an opinion of counsel satisfactory to the addressees of this Certificate that such sale, transfer or other disposition may be made pursuant to an exemption from the Act, (2) the purchaser or transferee of such Certificate has executed and delivered to you a certificate to substantially the same effect as this certificate, and (3) the purchaser or transferee has otherwise complied with any conditions for transfer set forth in the Pooling and Servicing Agreement and (h) if we are a corporation purchasing the Certificates in the State of California, we have a net worth of at least $14,000,000 according to our most recent audited financial statements.

K-1

Very truly yours, ______________________________ Print Name of Transferee By: ___________________________ Authorized Officer

K-2

EXHIBIT L

FORM OF RULE 144A LETTER

____________, 200__

IndyMac MBS, Inc.
155 North Lake Avenue, 7th Floor
Pasadena, CA  91101
Attention:  Secondary Marketing, Transaction Management

DB Services Tennessee
648 Grassmere Park Road
Nashville, TN 37211
Attention:  Transfer Unit, Series 200 -

Re:	IndyMac MBS, Inc. IndyMac IMSC Mortgage Loan Trust 2007-HOA1 Mortgage Pass-Through Certificates, Series 200 -, Class

Ladies and Gentlemen:

In connection with our acquisition of the above Certificates we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the “Act”), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Certificates, (c) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (d) either (i) we are not an employee benefit plan that is subject to the Employee Retirement Income Security Act of 1974, as amended, or a plan or arrangement that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended, nor are we acting on behalf of any such plan or arrangement or using the assets of any such plan or arrangement to effect such acquisition, or (ii) if the Certificates have been the subject of an ERISA-Qualifying Underwriting, we are purchasing the Certificates with funds contained in an “insurance company general account” (as defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 (“PTCE 95-60”)) and our purchase and holding of the Certificates satisfy the requirements for exemptive relief under Sections I and III of PTCE 95-60, (e) we have not, nor has anyone acting on our behalf offered, transferred, pledged, sold or otherwise disposed of the Certificates, any interest in the Certificates or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Certificates, any interest in the Certificates or any other similar security from, or otherwise approached or negotiated with respect to the Certificates, any interest in the Certificates or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Certificates under the Act or that would render the disposition of the Certificates a violation of Section 5 of the Act or require registration pursuant thereto, nor will act, nor has authorized or will authorize any person to act, in such manner with respect to the Certificates, (f) we are a “qualified institutional buyer” as that term is defined in Rule 144A under the Act (“Rule 144A”) and have completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2, (g) we are aware that the sale to us is being made in reliance on Rule 144A, (h) we are acquiring the Certificates for our own account or for resale pursuant to Rule 144A and further, understand that such Certificates may be resold, pledged or transferred only (A) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (B) pursuant to another exemption from registration under the Act and (i) if we are a corporation purchasing the Certificates in the State of California, we have a net worth of at least $14,000,000 according to our most recent audited financial statements.

Very truly yours, ______________________________ Print Name of Transferee By: ___________________________ Authorized Officer

ANNEX 1 TO EXHIBIT L

QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

[For Transferees Other Than Registered Investment Companies]

The undersigned (the “Buyer”) hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

1.           As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the Buyer.

2.           In connection with purchases by the Buyer, the Buyer is a “qualified institutional buyer” as that term is defined in Rule 144A under the Securities Act of 1933, as amended (“Rule 144A”) because (i) the Buyer owned and/or invested on a discretionary basis $            1 in securities (except for the excluded securities referred to below) as of the end of the Buyer’s most recent fiscal year (such amount being calculated in accordance with Rule 144A and (ii) the Buyer satisfies the criteria in the category marked below.

___           Corporation, etc.  The Buyer is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended.

___           Bank.  The Buyer (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

___           Savings and Loan.  The Buyer (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

___           Broker-dealer.  The Buyer is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934.

___           Insurance Company.  The Buyer is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, territory or the District of Columbia.

[1]
Buyer must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Buyer is a dealer, and, in that case, Buyer must own and/or invest on a discretionary basis at least $10,000,000 in securities.

___           State or Local Plan.  The Buyer is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

___           ERISA Plan.  The Buyer is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

___           Investment Advisor.  The Buyer is an investment advisor registered under the Investment Advisors Act of 1940.

___           Small Business Investment Company.  Buyer is a small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

___           Business Development Company.  Buyer is a business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940.

3.           The term “securities” as used herein does not include (i) securities of issuers that are affiliated with the Buyer, (ii) securities that are part of an unsold allotment to or subscription by the Buyer, if the Buyer is a dealer, (iii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iv) bank deposit notes and certificates of deposit, (v) loan participations, (vi) repurchase agreements, (vii) securities owned but subject to a repurchase agreement and (viii) currency, interest rate and commodity swaps.

4.           For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, the Buyer used the cost of such securities to the Buyer and did not include any of the securities referred to in the preceding paragraph, except (i) where the Buyer reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published.  If clause (ii) in the preceding sentence applies, the securities may be valued at market.  Further, in determining such aggregate amount, the Buyer may have included securities owned by subsidiaries of the Buyer, but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Buyer’s direction.  However, such securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

5.           The Buyer acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.

6.           Until the date of purchase of the Rule 144A Securities, the Buyer will notify each of the parties to which this certification is made of any changes in the information and conclusions herein.  Until such notice is given, the Buyer’s purchase of the Certificates will constitute a reaffirmation of this certification as of the date of such purchase.  In addition, if the Buyer is a bank or savings and loan is provided above, the Buyer agrees that it will furnish to such parties updated annual financial statements promptly after they become available.

_______________________________________ Print Name of Buyer By:____________________________________ Name: Title: _______________________________________ Date:

ANNEX 2 TO EXHIBIT L

QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

[For Transferees That are Registered Investment Companies]

The undersigned (the “Buyer”) hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

1.           As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the Buyer or, if the Buyer is a “qualified institutional buyer” as that term is defined in Rule 144A under the Securities Act of 1933, as amended (“Rule 144A”) because Buyer is part of a Family of Investment Companies (as defined below), is such an officer of the Adviser.

2.           In connection with purchases by Buyer, the Buyer is a “qualified institutional buyer” as defined in SEC Rule 144A because (i) the Buyer is an investment company registered under the Investment Company Act of 1940, as amended and (ii) as marked below, the Buyer alone, or the Buyer’s Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Buyer’s most recent fiscal year.  For purposes of determining the amount of securities owned by the Buyer or the Buyer’s Family of Investment Companies, the cost of such securities was used, except (i) where the Buyer or the Buyer’s Family of Investment Companies reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published.  If clause (ii) in the preceding sentence applies, the securities may be valued at market.

___           The Buyer owned $             in securities (other than the excluded securities referred to below) as of the end of the Buyer’s most recent fiscal year (such amount being calculated in accordance with Rule 144A).

___           The Buyer is part of a Family of Investment Companies which owned in the aggregate $          in securities (other than the excluded securities referred to below) as of the end of the Buyer’s most recent fiscal year (such amount being calculated in accordance with Rule 144A).

3.           The term “Family of Investment Companies” as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

4.           The term “securities” as used herein does not include (i) securities of issuers that are affiliated with the Buyer or are part of the Buyer’s Family of Investment Companies, (ii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

5.           The Buyer is familiar with Rule 144A and understands that the parties listed in the Rule 144A Transferee Certificate to which this certification relates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer will be in reliance on Rule 144A.  In addition, the Buyer will only purchase for the Buyer’s own account.

6.           Until the date of purchase of the Certificates, the undersigned will notify the parties listed in the Rule 144A Transferee Certificate to which this certification relates of any changes in the information and conclusions herein.  Until such notice is given, the Buyer’s purchase of the Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

_______________________________________ Print Name of Buyer By:____________________________________ Name: Title: _______________________________________ Date:

EXHIBIT M

REQUEST FOR RELEASE
(for Trustee)

IndyMac MBS, Inc.
Mortgage Pass-Through Certificates
Series 200_-_

Loan Information

Name of Mortgagor:

Servicer Loan No.:

Trustee

Name:

Address:

Trustee Mortgage File No.:

The undersigned Servicer hereby acknowledges that it has received from Deutsche Bank National Trust Company, as Trustee for the Holders of Mortgage Pass-Through Certificates, of the above-referenced Series, the documents referred to below (the “Documents”).  All capitalized terms not otherwise defined in this Request for Release shall have the meanings given them in the Pooling and Servicing Agreement (the “Pooling and Servicing Agreement”) relating to the above-referenced Series among the Trustee, IndyMac Bank, F.S.B., as Seller and Servicer and IndyMac MBS, Inc., as Depositor.

( )	Mortgage Note dated , 20 , in the original principal sum of $ , made by . payable to, or endorsed to the order of, the Trustee.

( )	Mortgage recorded on as instrument no. in the County Recorder’s Office of the County of , State of in book/reel/docket of official records at page/image .

( )	Deed of Trust recorded on as instrument no. in the County Recorder’s Office of the County of , State of in book/reel/docket of official records at page/image .

( )
Assignment of Mortgage or Deed of Trust to the Trustee, recorded on                  as instrument no.              in the County Recorder’s Office of the County of          , State of                  in book/reel/docket                of official records at page/image               .

( )	Other documents, including any amendments, assignments or other assumptions of the Mortgage Note or Mortgage.

M-1

The undersigned Servicer hereby acknowledges and agrees as follows:

(1)           The Servicer shall hold and retain possession of the Documents in trust for the benefit of the Trustee, solely for the purposes provided in the Agreement.

(2)           The Servicer shall not cause or knowingly permit the Documents to become subject to, or encumbered by, any claim, liens, security interest, charges, writs of attachment or other impositions nor shall the Servicer assert or seek to assert any claims or rights of setoff to or against the Documents or any proceeds thereof.

(3)           The Servicer shall return each and every Document previously requested from the Mortgage File to the Trustee when the need therefor no longer exists, unless the Mortgage Loan relating to the Documents has been liquidated and the proceeds thereof have been remitted to the Certificate Account and except as expressly provided in the Agreement.

(4)           The Documents and any proceeds thereof, including any proceeds of proceeds, coming into the possession or control of the Servicer shall at all times be earmarked for the account of the Trustee, and the Servicer shall keep the Documents and any proceeds separate and distinct from all other property in the Servicer’s possession, custody or control.

INDYMAC BANK, F.S.B. By: _________________ Name: Title:

Date:              , 20

M-2

EXHIBIT N

REQUEST FOR RELEASE OF DOCUMENTS

To:	Deutsche Bank National Trust Company

Attn:	Mortgage Custody Services

Re:
The Pooling and Servicing Agreement dated June 1, 2007 among IndyMac
Bank, F.S.B. as Servicer, Inc, IndyMac MBS, Inc. and Deutsche
Bank National Trust Company, as Trustee and Supplemental Interest Trustee

Ladies and Gentlemen:

In connection with the administration of the Mortgage Loans held by you as Trustee for IndyMac MBS, Inc., we request the release of the Mortgage Loan File for the Mortgage Loan(s) described below, for the reason indicated.

FT Account #:                                Pool #:

Mortgagor’s Name, Address and Zip Code:

Mortgage Loan Number:

Reason for Requesting Documents (check one)

_______1.	Mortgage Loan paid in full (IndyMac hereby certifies that all amounts have been received.)

_______2.	Mortgage Loan Liquidated (IndyMac hereby certifies that all proceeds of foreclosure, insurance, or other liquidation have been finally received.)

_______3.	Mortgage Loan in Foreclosure.

_______4.	Other (explain): ____________________________________

If item 1 or 2 above is checked, and if all or part of the Mortgage File was previously released to us, please release to us our previous receipt on file with you, as well as an additional documents in your possession relating to the above-specified Mortgage Loan.  If item 3 or 4 is checked, upon return of all of the above documents to you as Trustee, please acknowledge your receipt by signing in the space indicated below, and returning this form.

N-1

INDYMAC BANK, F.S.B.
888 East Walnut Street
Pasadena, California  91101-7211

By:________________________
Name:______________________
Title:____________________
Date:______________________

TRUSTEE CONSENT TO RELEASE AND
ACKNOWLEDGEMENT OF RECEIPT

By:________________________
Name:______________________
Title:____________________
Date:______________________

N-2

EXHIBIT O-1

FORM OF CERTIFICATION TO BE PROVIDED BY THE DEPOSITOR WITH FORM 10-K

Re:	IndyMac MBS, Inc. IndyMac IMSC Mortgage Loan Trust 200_- , Series 200_- __

I, [identify the certifying individual], certify that:

1.           I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of IndyMac IMSC Mortgage Loan Trust 200 -   , Series 200 -    (the “Exchange Act periodic reports”);

2.           Based on my knowledge, the Exchange Act periodic reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.           Based on my knowledge, the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4.           Based on my knowledge and the servicer compliance statement required in this report under Item 1123 of Regulation AB and except as disclosed in the Exchange Act periodic reports, the servicer has fulfilled its obligations under the servicing agreement in all material respects; and

5.           All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report.  Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties: Deutsche Bank National Trust Company.

Date: __________________

[Signature] [Title]

O-1-1

EXHIBIT O-2

TRUSTEE’S OFFICER’S CERTIFICATE

I, ____________________, a duly elected and acting officer of Deutsche Bank National Trust Company (the “Trustee”) hereby certify as follows:

Reference is hereby made to the Pooling and Servicing Agreement dated as of June 1, 2007 (the “Pooling Agreement”) by and among IndyMac Bank, F.S.B., as seller and servicer, IndyMac MBS, Inc., as depositor and Deutsche Bank National Trust Company, as trustee, pursuant to which was created the IndyMac IMSC Mortgage Loan Trust 200 -   , Series 200 -    (the “Trust”). Capitalized terms used herein but not defined shall have the meanings assigned to them in the Pooling Agreement.

1.           I am an authorized officer of the Trustee and I have reviewed this annual report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of IndyMac IMSC Mortgage Loan Trust 200 -   , Series 200 -    (the “Exchange Act Periodic Reports”);

2.           For purposes of this certificate, “Relevant Information” means the information in the report on assessment of the Trustee’s compliance with the servicing criteria set forth in Item 1122(d) of Reg AB (the “Servicing Assessment”), the registered public accounting firm’s attestation provided in accordance with Rules 13a-18 and 15d-18 under the Exchange Act and Section 1122(b) of Reg AB ( the “Attestation Report”) applicable to the Trustee and the Monthly Statements (excluding information provided, or based on information provided, by the Servicer or any servicer) and those items in Exhibit S attached to the Pooling and Servicing Agreement which indicate the 4.03 statement or the Trustee as the responsible party during the Relevant Year. Based on my knowledge, the Relevant Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report; and

3.           Based on my knowledge, the distribution information required to be provided by the Trustee under the Pooling and Servicing Agreement is included in the Monthly Statements.

4.           I am responsible for reviewing the activities performed by the Trustee, as servicer under the Pooling Agreement during the Relevant Year. Based upon the review required by the Pooling Agreement and except as disclosed in the Servicing Assessment or Attestation Report, to the best of my knowledge, the Trustee has fulfilled its obligations under the Pooling Agreement throughout the Relevant Year. Relevant Year shall mean 200__.

DATED as of _____________, 200____.

By: _____________________________ Name: Title:

O-2-1

Exhibit P
[On File with the Trustee]

P-1

EXHIBIT Q

FORM 10-D, FORM 8-K AND FORM 10-K
REPORTING RESPONSIBILITY

As to each item described below, the entity indicated as the Responsible Party shall be primarily responsible for reporting the information to the Trustee pursuant to Section 11.04.  If the Trustee is indicated below as to any item, then the Trustee is primarily responsible for obtaining that information.

Under Item 1 of Form 10-D: a) items marked “4.06 statement” are required to be included in the periodic Distribution Date statement under Section 4.06, provided by the Trustee based on information received from the Servicer; and b) items marked “Form 10-D report” are required to be in the Form 10-D report but not the 4.06 statement, provided by the party indicated.  Information under all other Items of Form 10-D is to be included in the Form 10-D report.

Form	Item	Description	Responsible Party
10-D	Must be filed within 15 days of the distribution date for the mortgage-backed securities.
	1	Distribution and Pool Performance Information
Item 1121(a) – Distribution and Pool Performance Information
		(1) Any applicable record dates, accrual dates, determination dates for calculating distributions and actual distribution dates for the distribution period.	4.06 statement
		(2) Cash flows received and the sources thereof for distributions, fees and expenses.	4.06 statement
		(3) Calculated amounts and distribution of the flow of funds for the period itemized by type and priority of payment, including:	4.06 statement
		(i) Fees or expenses accrued and paid, with an identification of the general purpose of such fees and the party receiving such fees or expenses.	4.06 statement
(ii) Payments accrued or paid with respect to enhancement or other support identified in Item 1114 of Regulation AB (such as insurance premiums or other enhancement maintenance fees), with an identification of the general purpose of such payments and the party receiving such payments.
4.06 statement
		(iii) Principal, interest and other distributions accrued and paid on the mortgage-backed securities by type and by class or series and any principal or interest shortfalls or carryovers.	4.06 statement
		(iv) The amount of excess cash flow or excess spread and the disposition of excess cash flow.	4.06 statement
		(4) Beginning and ending principal balances of the mortgage-backed securities.	4.06 statement
		(5) Interest rates applicable to the pool assets and the mortgage-backed securities, as applicable.	4.06 statement
		(6) Beginning and ending balances of transaction accounts, such as reserve accounts, and material account activity during the period.	4.06 statement
(7) Any amounts drawn on any credit enhancement or other support identified in Item 1114 of Regulation AB, as applicable, and the amount of coverage remaining under any such enhancement, if known and applicable.
4.06 statement
(8) Number and amount of pool assets at the beginning and ending of each period, and updated pool composition information, such as weighted average coupon, weighted average life, weighted average remaining term, pool factors and prepayment amounts.
4.06 statement Updated pool composition information fields to be as specified by Depositor from time to time
		(9) Delinquency and loss information for the period. In addition, describe any material changes to the information specified in Item 1100(b)(5) of Regulation AB regarding the pool assets.	4.06 statement Form 10-D report: Servicer
(10) Information on the amount, terms and general purpose of any advances made or reimbursed during the period, including the general use of funds advanced and the general source of funds for reimbursements.
4.06 statement
		(11) Any material modifications, extensions or waivers to pool asset terms, fees, penalties or payments during the distribution period or that have cumulatively become material over time.	Form 10-D report: Servicer
		(12) Material breaches of pool asset representations or warranties or transaction covenants.	Form 10-D report: Trustee (based on actual knowledge to the extent not notified by the Servicer or the Depositor)and Depositor (to the extent of actual knowledge)
		(13) Information on ratio, coverage or other tests used for determining any early amortization, liquidation or other performance trigger and whether the trigger was met.	4.06 statement
(14) Information regarding any new issuance of mortgage-backed securities backed by the same asset pool,

[information regarding] any pool asset changes (other than in connection with a pool asset converting into cash in accordance with its terms), such as additions or removals in connection with a pre-funding or revolving period and pool asset substitutions and repurchases (and purchase rates, if applicable), and cash flows available for future purchases, such as the balances of any pre-funding or revolving accounts, if applicable.

Disclose any material changes in the solicitation, credit-granting, underwriting, origination, acquisition or pool selection criteria or procedures, as applicable, used to originate, acquire or select the new pool assets.
Form 10-D report: Depositor Form 10-D report: Servicer Form 10-D report: Servicer
		Item 1121(b) – Pre-Funding or Revolving Period Information Updated pool information as required under Item 1121(b).	N/A
	2	Legal Proceedings
Item 1117 – Legal proceedings pending against the following entities, or their respective property, that is material to Certificateholders, including proceedings known to be contemplated by governmental authorities:

Sponsor (Seller)

Depositor

Trustee

Issuing entity

Servicer, affiliated Servicer, other Servicer servicing 20% or more of pool assets at time of report, other material servicers

Originator of 20% or more of pool assets as of the Cut-off Date

Custodian
Seller Depositor Trustee Depositor Servicer Seller Trustee
	3	Sales of Securities and Use of Proceeds
Information from Item 2(a) of Part II of Form 10-Q:

With respect to any sale of securities by the sponsor, depositor or issuing entity, that are backed by the same asset pool or are otherwise issued by the issuing entity, whether or not registered, provide the sales and use of proceeds information in Item 701 of Regulation S-K.  Pricing information can be omitted if securities were not registered.
Depositor
	4	Defaults Upon Senior Securities
		Information from Item 3 of Part II of Form 10-Q: Report the occurrence of any Event of Default (after expiration of any grace period and provision of any required notice)	Trustee
	5	Submission of Matters to a Vote of Security Holders
		Information from Item 4 of Part II of Form 10-Q	Party submitting the matter to Holders for vote
	6	Significant Obligors of Pool Assets
		Item 1112(b) –Significant Obligor Financial Information*	N/A
*This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Item.
	7	Significant Enhancement Provider Information
		Item 1114(b)(2) – Credit Enhancement Provider Financial Information* Determining applicable disclosure threshold Obtaining required financial information or effecting incorporation by reference	Depositor
Item 1115(b) – Derivative Counterparty Financial Information*

Determining current maximum probable exposure

Determining current significance percentage

Obtaining required financial information or effecting incorporation by reference
Depositor
*This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Items.
	8	Other Information
		Disclose any information required to be reported on Form 8-K during the period covered by the Form 10-D but not reported	The Responsible Party for the applicable Form 8-K item as indicated below
	9	Exhibits
		Distribution report	Trustee
		Exhibits required by Item 601 of Regulation S-K, such as material agreements	Depositor
8-K	Must be filed within four business days of an event reportable on Form 8-K.
	1.01	Entry into a Material Definitive Agreement
Disclosure is required regarding entry into or amendment of any definitive agreement that is material to the securitization, even if depositor is not a party.

Examples: servicing agreement, custodial agreement.

Note: disclosure not required as to definitive agreements that are fully disclosed in the prospectus
Servicer; or any of the following that is a party to the agreement if Servicer is not: Trustee, Sponsor, Depositor
	1.02	Termination of a Material Definitive Agreement
Disclosure is required regarding termination of  any definitive agreement that is material to the securitization (other than expiration in accordance with its terms), even if depositor is not a party.

Examples: servicing agreement, custodial agreement.

Servicer; or any of the following that is a party to the agreement if Servicer is not: Trustee, Sponsor, Depositor
	1.03	Bankruptcy or Receivership
Disclosure is required regarding the bankruptcy or receivership, if known to the Depositor, with respect to any of the following:

Sponsor (Seller), Depositor, Servicer, affiliated Servicer, other Servicer servicing 20% or more of pool assets at time of report, other material servicers, Trustee, significant obligor, credit enhancer (10% or more), derivatives counterparty
Depositor
	2.04	Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement
Includes an early amortization, performance trigger or other event, including event of default, that would materially alter the payment priority/distribution of cash flows/amortization schedule.

Disclosure will be made of events other than waterfall triggers which are disclosed in the 4.06 statement
Servicer/Trustee (to the extent of actual knowledge)
	3.03	Material Modification to Rights of Security Holders
		Disclosure is required of any material modification to documents defining the rights of Certificateholders, including the Pooling and Servicing Agreement	Trustee
	5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
		Disclosure is required of any amendment “to the governing documents of the issuing entity”	Depositor
	5.06	Change in Shell Company Status
		[Not applicable to ABS issuers]	Depositor
	6.01	ABS Informational and Computational Material
		[Not included in reports to be filed under Section 11.03]	Depositor
	6.02	Change of Servicer or Trustee
Requires disclosure of any removal, replacement, substitution or addition of any servicer, affiliated servicer, other servicer servicing 10% or more of pool assets at time of report, other material servicers, certificate administrator or trustee.  Reg AB disclosure about any new servicer or trustee is also required.
Trustee or Servicer
	6.03	Change in Credit Enhancement or Other External Support
Covers termination of any enhancement in manner other than by its terms, the addition of an enhancement, or a material change in the enhancement provided.  Applies to external credit enhancements as well as derivatives.  Reg AB disclosure about any new enhancement provider is also required.
Depositor or Trustee
	6.04	Failure to Make a Required Distribution	Trustee
	6.05	Securities Act Updating Disclosure
If any material pool characteristic differs by 5% or more at the time of issuance of the securities from the description in the final prospectus, provide updated Reg AB disclosure about the actual asset pool.
Depositor
		If there are any new servicers or originators required to be disclosed under Regulation AB as a result of the foregoing, provide the information called for in Items 1108 and 1110 respectively.	Depositor
	7.01	Regulation FD Disclosure	Depositor
	8.01	Other Events
		Any event, with respect to which information is not otherwise called for in Form 8-K, that the registrant deems of importance to security holders.	Depositor
	9.01	Financial Statements and Exhibits	The Responsible Party applicable to reportable event
10-K	Must be filed within 90 days of the fiscal year end for the registrant.
	9B	Other Information
		Disclose any information required to be reported on Form 8-K during the fourth quarter covered by the Form 10-K but not reported	The Responsible Party for the applicable Form 8-K item as indicated above
	15	Exhibits and Financial Statement Schedules
		Item 1112(b) –Significant Obligor Financial Information	Servicer
		Item 1114(b)(2) – Credit Enhancement Provider Financial Information Determining applicable disclosure threshold Obtaining required financial information or effecting incorporation by reference	Depositor
Item 1115(b) – Derivative Counterparty Financial Information

Determining current maximum probable exposure

Determining current significance percentage

Obtaining required financial information or effecting incorporation by reference
Depositor
Item 1117 – Legal proceedings pending against the following entities, or their respective property, that is material to Certificateholders, including proceedings known to be contemplated by governmental authorities:

Sponsor (Seller)

Depositor

Trustee

Issuing entity

Servicer, affiliated Servicer, other Servicer servicing 20% or more of pool assets at time of report, other material servicers

Originator of 20% or more of pool assets as of the Cut-off Date
Seller Depositor Trustee Depositor Servicer Servicer
Item 1119 – Affiliations and relationships between the following entities, or their respective affiliates, that are material to Certificateholders:

Sponsor (Seller)

Depositor

Trustee

Servicer, affiliated Servicer, other Servicer servicing 20% or more of pool assets at time of report, other material servicers

Originator

Credit Enhancer/Support Provider

Significant Obligor
Seller Depositor Trustee (only as to affiliations between the Trustee and such other parties listed) Servicer Depositor Depositor Servicer
		Item 1122 – Assessment of Compliance with Servicing Criteria	Each Party participating in the servicing function
		Item 1123 – Servicer Compliance Statement	Servicer

Q-1

EXHIBIT R

FORM OF PERFORMANCE CERTIFICATION
(Trustee)

Re:
The Pooling and Servicing Agreement dated as of June 1, 2007 (the “Pooling and Servicing Agreement”) among IndyMac MBS, Inc., as Depositor, IndyMac Bank, F.S.B., as Seller and Servicer, and the undersigned, as Trustee (the “Trustee”)

I, ________________________________, the _______________________ of the Trustee, certify to the Depositor and the Servicer, and their officers, with the knowledge and intent that they will rely upon this certification, that:

I have reviewed the report on assessment of the Trustee’s compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB (the “Servicing Criteria”), provided in accordance with Rules 13a-18 and 15d-18 under Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Item 1122 of Regulation AB (the “Servicing Assessment”), the registered public accounting firm’s attestation report provided in accordance with Rules 13a-18 and 15d-18 under the Exchange Act and Section 1122(b) of Regulation AB (the “Attestation Report”), all reports on Form 10-D containing statements to certificateholders filed in respect of the period included in the year covered by the annual report of the Trust Fund (collectively, the “Distribution Date Statements”);

(a)
Assuming the accuracy and completeness of the information delivered to the Trustee by the Servicer as provided in the Pooling and Servicing Agreement and subject to paragraph (iv) below, to its knowledge the distribution information determined by the Trustee and set forth in the Distribution Date Statements contained in all Form 10-D’s included in the year covered by the annual report of such Trust on Form 10-K for the calendar year 200[  ], is complete and does not contain any material misstatement of fact as of the last day of the period covered by such annual report;

(b)
Based solely on the information delivered to the Trustee by the Servicer as provided in the Pooling and Servicing Agreement, the distribution information required under the Pooling and Servicing Agreement to be contained in the Trust Fund’s Distribution Date Statements, is included in such Distribution Date Statements;

(c)
The Trustee is not certifying as to the accuracy, completeness or correctness of the information which it received from the Servicer and did not independently verify or confirm the accuracy, completeness or correctness of the information provided by the Servicer;

(d)
I am responsible for reviewing the activities performed by the Trustee as a person “performing a servicing function” under the Pooling and Servicing Agreement, and based on my knowledge and the compliance review conducted in preparing the Servicing Assessment and except as disclosed in the Servicing Assessment or the Attestation Report, the Trustee has fulfilled its obligations under the Pooling and Servicing Agreement; and

R-1

(e)
The Servicing Assessment and Attestation Report required to be provided by the Trustee and by Subcontractor, if any, pursuant to the Pooling and Servicing Agreement, have been provided to the Servicer and the Depositor.  Any material instances of noncompliance described in such reports have been disclosed to the Servicer and the Depositor.  Any material instance of noncompliance with the Servicing Criteria has been disclosed in such reports.

Date:_________________________ By: ________________________________ Name: Title:

R-2

EXHIBIT S

FORM OF SERVICING CRITERIA TO BE ADDRESSED IN
ASSESSMENT OF COMPLIANCE STATEMENT

Where there are multiple checks for criteria the attesting party will identify in their management assertion that they are attesting only to the portion of the distribution chain they are responsible for in the related transaction agreements.

Reg AB Reference	Servicing Criteria	Servicer	Trustee	Notes
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	X	X
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	X	X
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the Pool Assets are maintained.			NA
1122(d)(1)(iv)
A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.
X

Reg AB Reference	Servicing Criteria	Primary Servicer	Trustee	Notes
1122(d)(2)(i)
Payments on pool assets are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.
		X	X
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	X	X
1122(d)(2)(iii)
Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.
X
1122(d)(2)(iv)
The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of over collateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.
		X	X
1122(d)(2)(v)
Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.
		X	X
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	X
1122(d)(2)(vii)
Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.
		X	X

Reg AB Reference	Servicing Criteria	Servicer	Trustee	Notes
1122(d)(3)(i)
Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of Pool Assets serviced by the Servicer.
		X	X
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	X	X
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.	X	X
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	X	X

EXHIBIT T

[FORM OF] LIST OF ITEM 1119 PARTIES

ASSET BACKED CERTIFICATES
Series 200_-__

[Date]

Party	Contact Information

T-1

EXHIBIT U

[FORM OF] SARBANES-OXLEY CERTIFICATION
(Replacement of Servicer)

Re:	IndyMac IMSC Mortgage Loan Trust 2007-HOA1

The undersigned Servicer hereby certifies to the Depositor and its officers, directors and Affiliates (collectively, the “Certification Parties”) as follows, with the knowledge and intent that the Certification Parties will rely on this Certification in connection with the certification concerning the Trust Fund to be signed by an officer of the Depositor and submitted to the Securities and Exchange Commission pursuant to the Sarbanes-Oxley Act of 2002:

1.           I have reviewed the servicer compliance statement of the Servicer provided in accordance with Item 1123 of Regulation AB (the “Compliance Statement”), the report on assessment of the Servicer’s compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB (the “Servicing Criteria”), provided in accordance with Rules 13a-18 and 15d-18 under Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Item 1122 of Regulation AB (the “Servicing Assessment”), the registered public accounting firm’s attestation report provided in accordance with Rules 13a-18 and 15d-18 under the Exchange Act and Section 1122(b) of Regulation AB (the “Attestation Report”), and all servicing reports, officer’s certificates and other information relating to the servicing of the Mortgage Loans by the Servicer during 200[ ] that were delivered by the Servicer to the Trustee pursuant to the Agreement (collectively, the “Servicing Information”);

2.           Based on my knowledge, the Servicing Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Servicing Information;

3.           Based on my knowledge, all of the Servicing Information required to be provided by the Servicer under the Agreement has been provided to the Depositor or the Trustee, as applicable;

4.           I am responsible for reviewing the activities performed by the Servicer as servicer under the Servicing Agreement (the “Pooling and Servicing Agreement”) relating to the above-referenced Series, among IndyMac MBS, Inc., as Depositor, IndyMac Bank, F.S.B., as Seller and Servicer, and Deutsche Bank National Trust Company, as Trustee and based on my knowledge and the compliance review conducted in preparing the Compliance Statement and except as disclosed in the Compliance Statement, the Pooling and Servicing Assessment or the Attestation Report, the Servicer has fulfilled its obligations under the Agreement in all material respects; and

5.           The Compliance Statement required to be delivered by the Servicer pursuant to the Pooling and Servicing Agreement, and the Servicing Assessment and Attestation Report required to be provided by the Servicer and by any Reporting Subcontractor pursuant to the Agreement, have been provided to the Depositor.  Any material instances of noncompliance described in such reports have been disclosed to the Depositor.  Any material instance of noncompliance with the Servicing Criteria has been disclosed in such reports.

U-1

[SERVICER] By:________________________________ Name: Title: Date: _________________________

U-2

EXHIBIT V

FORM OF POLICY

V-1